Exhibit 4.1

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

by and among

HANDY & HARMAN GROUP LTD.
HANDY & HARMAN
OMG, INC.
CAMDEL METALS CORPORATION
CANFIELD METAL COATING CORPORATION
CONTINENTAL INDUSTRIES, INC.
INDIANA TUBE CORPORATION
LUCAS-MILHAUPT, INC.
MICRO-TUBE FABRICATORS, INC.
MARYLAND SPECIALTY WIRE, INC.
HANDY & HARMAN TUBE COMPANY, INC.
HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION
SUMCO INC.
OMG ROOFING, INC.
OMNI TECHNOLOGIES CORPORATION OF DANVILLE
BAIRNCO CORPORATION
ARLON, INC.
ARLON VISCOR LTD.
ARLON SIGNTECH, LTD.
KASCO CORPORATION
SOUTHERN SAW ACQUISITION CORPORATION,
as Borrowers

and certain Subsidiaries of HANDY & HARMAN GROUP LTD.,
as Guarantors

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent

and

THE LENDERS FROM TIME TO TIME PARTY HERETO,
as Lenders

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Sole Lead Arranger and Sole Lead Bookrunner

Dated: October 15, 2010

TABLE OF CONTENTS

Page

SECTION 1.	DEFINITIONS	3
SECTION 2.	CREDIT FACILITIES	43
2.1	Loans.	43
2.2	Letter of Credit Accommodations.	44
2.3	Term Loans	48
2.4	Mandatory Prepayments.	51
2.5	Commitments.	55
2.6	Joint and Several Liability.	55
SECTION 3.	INTEREST AND FEES	56
3.1	Interest.	56
3.2	Fees.	58
3.3	Changes in Laws and Increased Costs of Loans.	58
SECTION 4.	CONDITIONS PRECEDENT	60
4.1	Conditions Precedent to Initial Loans and Letter of Credit Accommodations.	60
4.2	Conditions Precedent to All Loans and Letter of Credit Accommodations.	63
SECTION 5.	GRANT AND PERFECTION OF SECURITY INTEREST	64
5.1	Grant of Security Interest.	64
5.2	Perfection of Security Interests.	65
SECTION 6.	COLLECTION AND ADMINISTRATION	69
6.1	Borrowers’ Loan Accounts.	69
6.2	Statements.	69
6.3	Collection of Accounts.	70
6.4	Payments; Withholding Taxes	71
6.5	Authorization to Make Loans.	73
6.6	Use of Proceeds.	74
6.7	Appointment of Administrative Borrower as Agent for Requesting Loans and Receipts of Loans and Statements.	74
6.8	Pro Rata Treatment.	75
6.9	Sharing of Payments, Etc.	75
6.10	Settlement Procedures.	76
6.11	Obligations Several; Independent Nature of Lenders’ Rights	78
6.12	Bank Products	78
SECTION 7.	COLLATERAL REPORTING AND COVENANTS	79
7.1	Collateral Reporting.	79
7.2	Accounts Covenants.	81
7.3	Inventory Covenants.	82
7.4	Equipment and Real Property Covenants.	83
7.5	Power of Attorney.	83
7.6	Right to Cure.	84

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7.7	Access to Premises.	85
SECTION 8.	REPRESENTATIONS AND WARRANTIES	85
8.1	Existence, Power and Authority.	85
8.2	Name; State of Organization; Chief Executive Office; Collateral Locations.	86
8.3	Financial Statements; No Material Adverse Change.	86
8.4	Priority of Liens; Title to Properties.	86
8.5	Tax Returns.	87
8.6	Litigation.	87
8.7	Compliance with Other Agreements and Applicable Laws.	87
8.8	Environmental Compliance.	87
8.9	Employee Benefits.	88
8.10	Bank Accounts.	89
8.11	Intellectual Property.	89
8.12	Subsidiaries; Affiliates; Capitalization; Solvency.	90
8.13	Labor Disputes.	91
8.14	Restrictions on Subsidiaries.	91
8.15	Material Contracts.	91
8.16	Payable Practices.	91
8.17	Interrelated Businesses.	91
8.18	Accuracy and Completeness of Information.	92
8.19	Survival of Warranties; Cumulative.	92
SECTION 9.	AFFIRMATIVE AND NEGATIVE COVENANTS	92
9.1	Maintenance of Existence	92
9.2	New Collateral Locations.	93
9.3	Compliance with Laws, Regulations, Etc.	93
9.4	Payment of Taxes and Claims.	94
9.5	Insurance.	94
9.6	Financial Statements and Other Information.	95
9.7	Sale of Assets, Consolidation, Merger, Dissolution, Etc.	97
9.8	Encumbrances.	100
9.9	Indebtedness.	103
9.10	Loans, Investments, Etc.	110
9.11	Dividends and Redemptions.	114
9.12	Transactions with Affiliates.	114
9.13	Compliance with ERISA.	116
9.14	End of Fiscal Years; Fiscal Quarters.	116
9.15	Change in Business.	116
9.16	Limitation of Restrictions Affecting Subsidiaries.	116
9.17	Financial Covenants.	117
9.18	Additional Guaranties and Collateral Security	118
9.19	License Agreements.	118
9.20	After Acquired Real Property.	119
9.21	Applications under Insolvency Statutes.	120

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9.22	Canadian Anti-Money Laundering & Anti-Terrorism Compliance	120
9.23	Costs and Expenses.	120
9.24	Deposit Accounts	121
9.25	Further Assurances.	121
SECTION 10.	EVENTS OF DEFAULT AND REMEDIES	121
10.1	Events of Default.	121
10.2	Remedies.	124
SECTION 11.	JURY TRIAL WAIVER; OTHER WAIVERS	128
11.1	Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.	128
11.2	Waiver of Notices.	129
11.3	Amendments and Waivers	130
11.4	Waiver of Counterclaims.	132
11.5	Indemnification.	132
11.6	Currency Indemnity.	132
11.7	Immunity	133
SECTION 12.	THE AGENT	133
12.1	Appointment, Powers and Immunities.	133
12.2	Reliance by Agent.	134
12.3	Events of Default.	134
12.4	Wells Fargo in its Individual Capacity.	134
12.5	Indemnification.	135
12.6	Non Reliance on Agent and Other Lenders.	135
12.7	Failure to Act.	135
12.8	Additional Loans.	136
12.9	Concerning the Collateral and the Related Financing Agreements.	136
12.10	Field Audit, Examination Reports and other Information; Disclaimer by Lenders.	136
12.11	Collateral Matters.	137
12.12	Agency for Perfection.	139
12.13	Successor Agent.	139
12.14	Credit Bid.	139
12.15	Quebec Security Documents.	140
SECTION 13.	TERM OF AGREEMENT; MISCELLANEOUS	141
13.1	Term.	141
13.2	Interpretative Provisions.	142
13.3	Notices.	143
13.4	Partial Invalidity.	144
13.5	Confidentiality.	144
13.6	Successors.	146
13.7	Assignments; Participations.	146
13.8	Entire Agreement.	148
13.9	Counterparts, Etc.	148
13.10	Acknowledgment and Restatement	148

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INDEX
TO
EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment and Acceptance Agreement

Exhibit B	Information Certificate

Exhibit C	Form of Compliance Certificate

Schedule 1	Commitments

Schedule 1.44	Eligible Consigned Precious Metals Inventory Locations

Schedule 1.61	Exempt Subsidiaries

Schedule 1.68	Existing Letters of Credit

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Amended and Restated Loan and Security Agreement, dated October 15, 2010 (this “Agreement”), is entered into by and among Handy & Harman Group Ltd., a Delaware corporation (“Parent”), Handy & Harman, a New York corporation (“Handy”), OMG, Inc., a Delaware corporation, formerly known as Olympic Manufacturing Group, Inc. (“OMG”), Camdel Metals Corporation, a Delaware corporation (“Camdel”), Canfield Metal Coating Corporation, a Delaware corporation (“Canfield”), Continental Industries, Inc., an Oklahoma corporation (“Continental”), Indiana Tube Corporation, a Delaware corporation (“Indiana Tube”), Lucas-Milhaupt, Inc., a Wisconsin corporation (“Lucas”), Micro-Tube Fabricators, Inc., a Delaware corporation (“Micro-Tube”), Maryland Specialty Wire, Inc., a Delaware corporation (“Maryland Wire”), Handy & Harman Tube Company, Inc., a Delaware corporation (“H&H Tube”), Handy & Harman Electronic Materials Corporation, a Florida corporation (“H&H Electronic”), Sumco Inc., an Indiana corporation (“Sumco”), OMG Roofing, Inc., a Delaware corporation (“OMG Roofing”), OMNI Technologies Corporation of Danville, a New Hampshire corporation (“OMNI”), Bairnco Corporation, a Delaware corporation (“Bairnco”), Arlon, Inc., a Delaware corporation (“Arlon”), Arlon Viscor Ltd., a Texas limited partnership (“Arlon Viscor”), Arlon Signtech, Ltd., a Texas limited partnership (“Arlon Signtech”), Kasco Corporation, a Delaware corporation (“Kasco”), Southern Saw Acquisition Corporation, a Delaware corporation (“Southern” and together with Parent, Handy, OMG, Camdel, Canfield, Continental, Indiana Tube, Lucas,  Micro-Tube, Maryland Wire, H&H Tube, H&H Electronic, Sumco, OMG Roofing, Bairnco, Arlon, Arlon Viscor, Arlon Signtech and Kasco, each individually, a “Borrower” and collectively, “Borrowers”), Handy & Harman of Canada, Limited, an Ontario corporation (“H&H Canada”), Handy & Harman International, Ltd., a Delaware corporation (“H&H International”), ele Corporation, a California corporation (“ele”), Alloy Ring Service, Inc., a Delaware corporation (“Alloy”), Daniel Radiator Corporation, a Texas corporation (“Daniel”), H&H Productions, Inc., a Delaware corporation (“H&H Productions”), Handy & Harman Automotive Group, Inc., a Delaware corporation (“H&H Auto”), Handy & Harman Peru, Inc., a Delaware corporation (“H&H Peru”), KJ-VMI Realty, Inc., a Delaware corporation (“KVR”), Pal-Rath Realty, Inc., a Delaware corporation (“Pal-Rath”), Platina Laboratories, Inc., a Delaware corporation (“Platina”), Sheffield Street Corporation, a Connecticut corporation (“Sheffield”), SWM, Inc., a Delaware corporation (“SWM”), Willing B Wire Corporation, a Delaware corporation (“Willing”), The 7 Orne Street Nominee Trust, a Massachusetts nominee trust (“Orne Street Trust”), The 28 Grant Street Nominee Trust, a Massachusetts nominee trust (“28 Grant Street Trust”), 20 Grant Street Nominee Trust, a Massachusetts nominee trust (“20 Grant Street Trust”), Arlon Partners, Inc., a Delaware corporation (“Arlon Partners”), Arlon MED International LLC, a Delaware limited liability company (“Arlon MED”), Arlon Adhesives & Films, Inc., a Texas corporation (“Arlon Adhesives”), Kasco Mexico LLC, a Delaware limited liability company (“Kasco Mexico”), Atlantic Service Company, Limited, an Ontario corporation (“Atlantic”), Indiana Tube Solutions de Mexico S. de R.L. de CV, a Mexican corporation (“Indiana Tube Mexico”), Kasco Ensambly S.A. de C.V., a Mexican corporation (“Kasco Ensambly” and together with H&H Canada, H&H International, ele, Alloy, Daniel, H&H Productions, H&H Auto, H&H Peru, KVR, Pal-Rath, Platina, Sheffield, SWM, Willing, Orne Street Trust, 28 Grant Street Trust, 20 Grant Street Trust, Arlon Partners, Arlon MED, Arlon Adhesives, Kasco Mexico, Atlantic and Indiana Tube Mexico, each a “Guarantor” and collectively, “Guarantors”), Wells Fargo Bank, National Association (“Wells Fargo”), a national banking association that is successor by merger to Wachovia Bank, National Association, a national banking association that is successor by merger to Congress Financial Corporation, in its capacity as agent acting for the financial institutions party hereto as lenders (in such capacity, together with its successors and assigns, “Agent”), and the financial institutions party hereto as lenders (collectively, “Lenders”).

W I T N E S S E T H:

WHEREAS, certain Borrowers (“Existing Borrowers”), certain Guarantors (“Existing Guarantors”), Agent and certain Lenders have entered into certain financing arrangements pursuant to which Agent and such Lenders have made loans and advances and provided other financial accommodations to such Borrowers as set forth in the Loan and Security Agreement, dated March 31, 2004, by and among Agent, certain Lenders, such Borrowers and such Guarantors, as amended by Consent and Amendment No. 1 to Loan and Security Agreement, dated as of August 31, 2004, Amendment No. 2 to Loan and Security Agreement, dated as of October 29, 2004, Amendment No. 3 to Loan and Security Agreement, dated as of December 29, 2004, Amendment No. 4 to Loan and Security Agreement, dated as of May 20, 2005, Amendment No. 5 to Loan and Security Agreement, dated as of September 8, 2005, Amendment No. 6 and Waiver to Loan and Security Agreement, dated as of December 29, 2005, Consent and Amendment No. 7 to Loan and Security Agreement, dated as of January 24, 2006, Consent and Amendment No. 8 to Loan and Security Agreement, dated as of March 31, 2006, Amendment No. 9 to Loan and Security Agreement, dated as of July 18, 2006, Amendment No. 10 to Loan and Security Agreement, dated as of October 30, 2006, Amendment No. 11 and Waiver to Loan and Security Agreement, dated as of December 28, 2006, Amendment No. 12 and Consent to Loan and Security Agreement, dated as of December 28, 2006, Amendment No. 13 and Waiver to Loan and Security Agreement, dated as of March 29, 2007, Amendment No. 14 to Loan and Security Agreement, dated as of July 20, 2007, Amendment No. 15 to Loan and Security Agreement, dated as of September 10, 1007, Amendment No. 16 to Loan and Security Agreement, dated as of November 5, 2007, Amendment No. 17 to Loan and Security Agreement, dated as of January 11, 2008, Amendment No. 18 to Loan and Security Agreement, dated as of February 14, 2008, Amendment No. 19 to Loan and Security Agreement, dated as of February 14, 2008, Amendment No. 20 to Loan and Security Agreement, dated as of September 26, 2008, Amendment No. 21 to Loan and Security Agreement, dated as of October 29, 2008, Amendment No. 22 to Loan and Security Agreement, dated as of March 12, 2009, Amendment No. 23 to Loan and Security Agreement, dated as of May 8, 2009, and Amendment No. 24 to Loan and Security Agreement, dated as of July 31, 2009 (as so amended, the “Existing Handy Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Existing Handy Loan Agreement, as heretofore amended, modified, supplemented, extended, renewed, restated or replaced, collectively referred to herein as the “Existing Handy Financing Agreements”);

WHEREAS, Borrowers, Guarantors, Agent and Lenders have agreed to amend and restate the Existing Handy Loan Agreement, to add certain Subsidiaries of Parent as Borrowers hereunder, to add certain other Subsidiaries of Parent as Guarantors hereunder, and to continue the financing arrangements with Borrowers and Guarantors pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrowers; and

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WHEREAS, each Lender is willing to agree (severally and not jointly) to make such loans and advances and provide such financial accommodations to Borrowers on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth herein and Agent is willing to act as agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Existing Handy Loan Agreement shall be and hereby is amended and restated as follows:

SECTION  1.  DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

1.1           “Accounts” shall mean, as to each Borrower and Guarantor, all present and future rights of such Borrower and Guarantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

1.2           “Acquisition” shall mean the acquisition of all of the Capital Stock of any Person or all or substantially all of the assets of any Person.

1.3           “Adjusted Eurodollar Rate” shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the greater of (a) the Eurodollar Rate, which shall be calculated based upon an Interest Period of three (3) months and shall be determined on a daily basis, and (b) the rate per annum (rounded upwards, if necessary, to the next one-thousandth (1/1000) of one (1%) percent) determined by dividing (i) the Eurodollar Rate for such Interest Period by (ii) a percentage equal to: (A) one (1) minus (B) the Reserve Percentage.  For purposes hereof, “Reserve Percentage” shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans.  The Adjusted Eurodollar Rate described in clause (b)(ii) above shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

1.4           “Administrative Borrower” shall mean Handy & Harman Group Ltd., a Delaware corporation, in its capacity as Administrative Borrower on behalf of itself and the other Borrowers pursuant to Section 6.7 hereof and it successors and assigns in such capacity.

1.5           “Affiliate” shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds ten (10%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds ten (10%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds ten (10%) percent or more of the equity interests and (c) any director or executive officer of such Person.  For the purposes of this definition, the term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

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1.6           “Agent” shall mean Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association, successor by merger to Congress Financial Corporation, in its capacity as agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.

1.7           “Agent Payment Account” shall mean account no. 5000000030305 of Agent at Wells Fargo Bank, National Association, or such other account of Agent as Agent may from time to time designate to Administrative Borrower as the Agent Payment Account for purposes of this Agreement and the other Financing Agreements.

1.8           “Applicable Margin” shall mean, at any time, as to the Interest Rate for Prime Rate Loans and the Interest Rate for Eurodollar Rate Loans, the applicable percentage (on a per annum basis) set forth below if the Quarterly Average Excess Availability for the immediately preceding fiscal quarter is at or within the amounts indicated for such percentage:

Tier	Quarterly Average Excess Availability	Applicable Prime Rate Margin		Applicable Eurodollar Rate Margin
		Revolving Loans	Term Loans	Revolving Loans	Term Loans
I	$25,000,000 or more	0.50%	1.00%	2.50%	3.00%
II	Equal to or greater than $15,000,000 but less than $25,000,000	0.75%	1.25%	2.75%	3.25%
III	Less than $15,000,000	1.00%	1.50%	3.00%	3.50%

provided, that, (i) the Applicable Margin shall be calculated and established once each fiscal quarter (commencing with the fiscal quarter commencing on or about January 1, 2011) and shall remain in effect until adjusted for the next fiscal quarter, (ii) each adjustment of the Applicable Margin shall be effective as of the first day of each fiscal quarter based on the Quarterly Average Excess Availability for the immediately preceding fiscal quarter, and (iii) the Applicable Margin through the fiscal quarter ending on or about December 31, 2010 shall be the amount set forth in Tier II above.  In the event that at any time after the end of a fiscal quarter the Quarterly Average Excess Availability for such fiscal quarter used for the determination of the Applicable Margin is different than the actual amount of the Quarterly Average Excess Availability for such fiscal quarter as a result of the inaccuracy of information provided by or on behalf of Borrowers to Agent for the calculation of Quarterly Average Excess Availability, the Applicable Margin for such prior fiscal quarter shall be adjusted to the applicable percentage based on such actual Quarterly Average Excess Availability and any difference in the amount of interest for the applicable period as a result of such recalculation shall be, in the case of additional interest to be paid, promptly paid to Agent, or in the case of excess interest paid, reimbursed to Borrowers.  The foregoing shall not be construed to limit the rights of Agent and Lenders with respect to the amount of interest payable after a Default or Event of Default whether based on such recalculated percentage or otherwise.

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1.9            “Approved Fund” shall mean with respect to any Lender that is a fund or similar investment vehicle that makes or invests in commercial loans, any other fund or similar investment vehicle that invests in commercial loans which is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

1.10           “Arlon Term Note” shall mean the Term Promissory Note, dated of even date herewith, by Arlon in favor of Agent in the original principal amount of $4,131,480.39, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.11           “Arlon Viscor/Signtech Term Note” shall mean the Term Promissory Note, dated of even date herewith, by Arlon Viscor and Arlon Signtech in favor of Agent in the original principal amount of $415,224.46, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.12           “Assignment and Acceptance” shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender’s interest hereunder in accordance with the provisions of Section 13.7 hereof.

1.13            “Bank Product Provider” shall mean any Lender, Affiliate of Lender or other financial institution (in each case as to any such Lender, Affiliate or other financial institution to the extent approved by Agent) that provides any Bank Products to Borrowers or Guarantors.

1.14            “Bank Product Reserve” shall mean, as of any date of determination, the lesser of (a) $10,000,000 and (b) the amount of reserves that Agent has established (based upon the reasonable determination of Bank Product Providers of the credit exposure of Borrowers and Guarantors in respect of Hedge Agreements) in respect of Hedge Agreements then provided or outstanding.

1.15            “Bank Products” shall mean any one or more of the following types or services or facilities provided to a Borrower or Guarantor by a Bank Product Provider: (a) credit cards, debit cards, stored value cards and purchase cards (including so called “procurement cards” or “P-cards”), (b) cash management or related services, including (i) the automated clearinghouse transfer of funds for the account of a Borrower or Guarantor pursuant to agreement or overdraft for any accounts of Borrowers or Guarantors maintained at Agent or any Bank Product Provider that are subject to the control of Agent pursuant to any Deposit Account Control Agreement to which Agent or such Bank Product Provider is a party, as applicable, (ii) controlled disbursement services and (iii) credit card processing services and (c) Hedge Agreements if and to the extent permitted hereunder.  Any of the foregoing shall only be included in the definition of  the term “Bank Products” to the extent that the Bank Product Provider has been approved by Agent.

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1.16           “Bankruptcy Code” shall mean the United States Bankruptcy Code, being Title 11 of the United States Code as enacted in 1978, as the same has heretofore been or may hereafter be amended, recodified, modified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.17           “Blocked Accounts” shall have the meaning set forth in Section 6.3 hereof.

1.18           “Borrowers” shall mean, collectively, the following (together with their respective successors and assigns): (a) Handy & Harman Group Ltd., a Delaware corporation, (b) Handy & Harman, a New York corporation, (c) OMG, Inc., a Delaware corporation, formerly known as Olympic Manufacturing Group, Inc., (d) Camdel Metals Corporation, a Delaware corporation, (e) Canfield Metal Coating Corporation, a Delaware corporation, (f) Continental Industries, Inc., an Oklahoma corporation, (g) Indiana Tube Corporation, a Delaware corporation, (h) Lucas-Milhaupt, Inc., a Wisconsin corporation, (i) Micro-Tube Fabricators, Inc., a Delaware corporation, (j) Maryland Specialty Wire, Inc., a Delaware corporation, (k) Handy & Harman Tube Company, Inc., a Delaware corporation, (l) Handy & Harman Electronic Materials Corporation, a Florida corporation, (m) Sumco Inc., an Indiana corporation, (n) OMG Roofing, Inc., a Delaware corporation, (o) OMNI Technologies Corporation of Danville, a New Hampshire corporation, (p) Bairnco Corporation, a Delaware corporation, (q) Arlon, Inc., a Delaware corporation, (r) Arlon Viscor Ltd., a Texas limited partnership, (s) Arlon Signtech, Ltd., a Texas limited partnership, (t) Kasco Corporation, a Delaware corporation, and (u) Southern Saw Acquisition Corporation, a Delaware corporation; each sometimes being referred to herein individually as a “Borrower”.

1.19           “Borrowing Base” shall mean, at any time, the amount equal to:

(a) the lesser of:

(i) the sum of:

(A)  eighty-five (85%) percent of the Eligible Accounts, plus

(B)  the lesser of:

(1)  the Inventory Loan Limit, and

(2)  the sum of:

(aa) the lesser of (x) sixty-five (65%) percent multiplied by the Value of the Eligible Inventory (other than Precious Metals Inventory) of the Non-Precious Metals Borrowing Base Parties or (y) eighty-five (85%) percent of the Net Recovery Percentage multiplied by the Value of such Eligible Inventory of the Non-Precious Metals Borrowing Base Parties, plus

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(bb) the lesser of (x) the sum of (I) sixty-five (65%) percent multiplied by the Value of the Eligible Inventory (other than Precious Metals Inventory) of the Precious Metals Borrowing Base Parties and (II) eighty (80%) percent multiplied by the Value of the Eligible Inventory consisting of Precious Metals Inventory and Eligible Consigned Precious Metals Inventory of Handy and the Precious Metals Borrowing Base Parties or (y) eighty-five (85%) percent of the Net Recovery Percentage multiplied by the Value of such Eligible Inventory and Eligible Consigned Precious Metals Inventory of Handy and the Precious Metals Borrowing Base Parties, plus

(cc) the lesser of (x) thirty-five (35%) percent multiplied by the Value of the Eligible Kasco Inventory or (y) eighty-five (85%) percent of the Net Recovery Percentage multiplied by the Value of such Eligible Kasco Inventory, or (z) $750,000, or

(ii) the Revolving Loan Limit, minus

(b) Reserves.

For purposes only of applying the Inventory sublimits above, Agent may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory or Eligible Consigned Precious Metals Inventory as Revolving Loans to the extent Agent is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory or Eligible Consigned Precious Metals Inventory being purchased with such Letter of Credit Accommodations.  In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of each sublimit, the outstanding Revolving Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.  The amounts of Eligible Inventory and Eligible Consigned Precious Metals Inventory of any Borrower shall, at Agent’s option, be determined based on the lesser of the amount of Inventory set forth in the general ledger of such Borrower or the perpetual inventory record maintained by such Borrower.

1.20           “Borrowing Base Certificate” shall mean a certificate in form and substance satisfactory to Agent which is duly completed (including all schedules thereto) and executed by the chief financial officer of Administrative Borrower and delivered to Agent.

1.21           “Borrowing Base Parties” shall mean Borrowers, H&H Canada and Atlantic; each sometimes individually referred to herein as a “Borrowing Base Party”.

1.22           “Business Day” shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of North Carolina, and a day on which Agent is open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

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1.23            “Canadian Anti-Money Laundering & Anti-Terrorism Legislation” means Part II.1 of the Criminal Code, R.S.C., 1985 c. C-46, The Proceeds of Crime (Money Laundering) and Terrorist Financing Act, S.C. 2000 c. 17 or any other similar Canadian legislation now in effect or in effect in the future, together with all rules, regulations and interpretations thereunder or related thereto, including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations al-Quaida and Taliban Regulations promulgated under the United Nations Act, R.S.C. 1985, c.U-2.

1.24            “Canadian Cash Equivalents” means: (i) marketable direct obligations issued by, or unconditionally guaranteed by, the government of Canada or the government of the United States or any agency or instrumentality of either of them, and backed by the full faith and credit of Canada or the United States, as the case may be, in each case maturing within three months from the date of acquisition; (ii) term deposits, certificates of deposit or overnight bank deposits having maturities of three months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of Canada or the United States or any state or province thereof having combined capital and surplus of not less than $300,000,000; and (iii) commercial paper of an issuer rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s or at least R-1 (High) or the equivalent thereof by DBRS, and in each case maturing within three months from the date of acquisition.

1.25           “Canadian Pension Plan” shall mean any plan, program or arrangement that is a pension plan for the purposes of any applicable pension benefits legislation or any tax laws of Canada or a Province thereof, whether or not registered under any such laws, which is maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Borrower or Guarantor in respect of any Person’s employment in Canada with such Borrower or Guarantor, it being understood that “Canadian Pension Plan” does not include the Canada Pension Plan administered by the Federal government of Canada or the Quebec Pension Plan administered by the Province of Quebec.

1.26           “Capital Expenditures” shall mean all expenditures for any fixed or capital assets (including, but not limited to, tooling) or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one (1) year, including, but not limited to, the direct or indirect acquisition of such assets by way of offset items or otherwise and shall include the principal amount of Capitalized Lease payments; provided, that, any such expenditures made with the proceeds of insurance in accordance with Section 2.4(a) hereof shall not constitute “Capital Expenditures” for the purposes of Section 9.17(c) hereof.

1.27           “Capital Leases” shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

1.28           “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

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1.29           “Cash Equivalents” shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers’ acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $1,000,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of any Borrower or Guarantor) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody’s Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $1,000,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

1.30           “Change of Control” shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Borrower or Guarantor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than as permitted in Section 9.7 hereof; (b) the liquidation or dissolution of any Borrower or Guarantor or the adoption of a plan by the stockholders of any Borrower or Guarantor relating to the dissolution or liquidation of such Borrower or Guarantor, other than as permitted in Section 9.7 hereof; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than WHX or any Borrower or Guarantor, of beneficial ownership, directly or indirectly, of a majority of the voting power of the total outstanding Voting Stock of any Borrower or Guarantor or the Board of Directors of any Borrower or Guarantor; (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of any Borrower or Guarantor (together with any new directors who have been appointed by WHX or any Borrower or Guarantor, or whose nomination for election by the stockholders of such Borrower or Guarantor, as the case may be, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of any Borrower or Guarantor then still in office; (e) the failure of Steel Partners II, L.P. and/or its Affiliates to own directly or indirectly twenty-five (25%) percent of the voting power of the total outstanding Voting Stock of WHX and during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of WHX (together with any new directors who have been appointed by Steel Partners II, L.P. and/or its Affiliates, or whose nomination for election by the stockholders of WHX was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of WHX then still in office; (f) the failure of WHX to own directly or indirectly one hundred (100%) percent of the voting power of the total outstanding Voting Stock of Parent; or (g) the failure of Parent to own directly or indirectly one hundred (100%) percent of the voting power of the total outstanding Voting Stock of any other Borrower or Guarantor.

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1.31           “Code” shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.32           “Collateral” shall have the meaning set forth in Section 5 hereof.

1.33           “Collateral Access Agreement” shall mean an agreement in writing, in form and substance satisfactory to Agent, from any lessor of premises to any Borrower or Guarantor, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, in favor of Agent with respect to the Collateral at such premises or otherwise in the custody, control or possession of such lessor, consignee or other person.

1.34            “Commitment” shall mean, at any time, as to each Lender, the principal amount opposite such Lender’s name set forth on Schedule 1 hereto or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as the “Commitments”.

1.35           “Commodity Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under commodity swaps, commodity futures contracts, options on commodity futures contracts, commodity options, and other agreements or arrangements designed to protect such Person against fluctuations in commodity values.

1.36           “Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary or non-recurring gains or any non-cash losses) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any Person that is not a wholly owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly owned Subsidiary of such Person; (b) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a wholly owned Subsidiary of such Person or is merged into or consolidated with such Person or any of its wholly owned Subsidiaries or the date that Person’s assets are acquired by such Person or by any of its wholly owned Subsidiaries shall be excluded; and (c) the net income (if positive) of any wholly owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly owned Subsidiary to such Person or to any other wholly owned Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly owned Subsidiary shall be excluded.  For the purposes of this definition, net income excludes any gain and any non cash loss (but not any cash loss) together with any related Provision for Taxes for such gain and non cash loss (but not any cash loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person, any net income or loss realized as a result of changes in accounting principles or the application thereof to such Person and any pension income or expense of such Person.

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1.37           “Credit Facility” shall mean the Loans and Letter of Credit Accommodations provided to or for the benefit of Borrowers pursuant to Sections 2.1, 2.2 and 2.3 hereof.

1.38           “Default” shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

1.39           “Defaulting Lender” shall have the meaning set forth in Section 6.10 hereof.

1.40           “Deposit Account Control Agreement” shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent, the Borrower or Guarantor with a deposit account at any bank and the bank at which such deposit account is at any time maintained which provides that such bank will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent by such Borrower or Guarantor and has such other terms and conditions as Agent may require.

1.41           “EBITDA” shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person for such period, plus (b) depreciation and amortization for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, plus (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (d) the Provision for Taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (e) non cash accruals for such period for environmental liabilities (to the extent that (1) such accruals were deducted in the computation of Consolidated Net Income of such Person for such period and (2) the aggregate amount of all such accruals previously added back pursuant to this clause (e) following the date hereof and which remain accruals do not exceed $10,000,000), minus (f) cash expenses incurred during such period in connection with environmental liabilities to the extent accruals relating to such environmental liabilities were added back pursuant to clause (e) of this definition, plus (g) losses realized during such period in connection with the inventory hedging program of such Person (to the extent that such losses were deducted in the computation of Consolidated Net Income of such Person for such period), minus (h) gains realized during such period in connection with the inventory hedging program of such Person (to the extent that such gains were added in the computation of Consolidated Net Income of such Person for such period), plus (i) for any Permitted Acquisition, any purchase accounting adjustments and restructuring charges as permitted by Agent, plus (j) fees and costs related to this Agreement, the Term B Loan Agreement and the Subordinated Note Documents, including, but not limited to, bank fees, legal fees and appraisal fees to the extent not otherwise counted, plus (k) acquisition costs related to Permitted Acquisitions and such other acquisitions as may be permitted hereunder from time to time as permitted by Agent and the Required Lenders.

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1.42           “Eligible Accounts” shall mean Accounts created by a Borrowing Base Party which are and continue to be acceptable to Agent in good faith based on the criteria set forth below.  In general, Accounts shall be Eligible Accounts if:

(a) such Accounts arise from the actual and bona fide sale and delivery of goods by such Borrowing Base Party or rendition of services by such Borrowing Base Party in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

(b) such Accounts are not unpaid more than ninety (90) days after the date of the original invoice for them of more than sixty (60) days after the original due date for them;

(c) such Accounts comply with the terms and conditions contained in Section 7.2(b) of this Agreement;

(d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

(e) either (i) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (provided, that, at any time promptly upon Agent's request, such Borrowing Base Party shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Agent to perfect the security interests of Agent in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Agent may request to enable Agent as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, (ii) at Agent's option, if the chief executive office and principal place of business of the account debtor with respect to any such Account is located other than in the United States of America or Canada (a “Foreign Account”), then if either: (A) the account debtor has delivered to such Borrowing Base Party an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent and payable only in the United States of America and in U.S. dollars, sufficient to cover such Foreign Account, in form and substance satisfactory to Agent and if required by Agent, the original of such letter of credit has been delivered to Agent or Agent’s agent and the issuer thereof, and such Borrowing Base Party has complied with the terms of Section 5.2(f) hereof with respect to the assignment of the proceeds of such letter of credit to Agent or naming Agent as transferee beneficiary thereunder, as Agent may specify, (B) such Foreign Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent, or (C) such Foreign Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine); provided, that, a Foreign Account shall not be deemed ineligible solely for failure to comply with the requirements of this clause (e)(ii) so long as the aggregate amount of all such Foreign Accounts does not exceed at any time the lesser of (x) $4,000,000 and (y) the amount equal to fifty (50%) percent of all Foreign Accounts;

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(f) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon such Borrowing Base Party’s satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

(g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and is not owed or does not claim to be owed any amounts that may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by such Borrowing Base Party to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

(h) there are no facts, events or occurrences which, to the knowledge of Agent or any Borrowing Base Party, would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

(i) such Accounts are subject to the first priority, valid and perfected security interest of Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Agent between the holder of such security interest or lien and Agent;

(j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of any Borrower or Guarantor;

(k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, Canada, any State, Province, political subdivision, department, agency or instrumentality thereof, unless, (i) if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Agent’s request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Agent or (ii) if the account debtor is Her Majesty in right of Canada or any Provincial or local Governmental Authority, or any Ministry thereof, such Borrowing Base Party has assigned its rights to payment of such Account to Agent pursuant to, and in accordance with the Financial Administration Act, R.S.C. 185, C.F.-11, as amended, or any similar applicable provincial or local law regulation or requirement if applicable, has been coupled with in a manner satisfactory to Agent.

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(l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which could be reasonably expected to result in any material adverse change in any such account debtor’s financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);

(m)  the aggregate amount of such Accounts owing by a single account debtor of the Borrowing Base Parties does not constitute more than fifteen (15%) percent (or such greater amount as Agent shall agree) of the aggregate amount of all otherwise Eligible Accounts of the Borrowing Base Parties (but the portion of the Accounts not in excess of the applicable percentages may be deemed Eligible Accounts);

(n) such Accounts are not owed by an account debtor who has Accounts unpaid more than ninety (90) days after the original invoice date for them of more than sixty (60) days after the original due date for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

(o) the account debtor is not located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Borrowing Base Party to seek judicial enforcement in such State of payment of such Account, unless such Borrowing Base Party has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

(p) such Accounts are owed by account debtors whose total indebtedness to such Borrowing Base Party does not exceed the credit limit with respect to such account debtors as determined by such Borrowing Base Party from time to time, to the extent such credit limit as to any account debtor is established consistent with the current practices of such Borrowing Base Party as of the date hereof and such credit limit is acceptable to Agent (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts);

(q) such Accounts are not Accounts (including amounts due in respect of upfront or annual fees) due in respect of Thermount fabric; and

(r) such Accounts are owed by account debtors deemed creditworthy at all times by Agent in good faith.

The criteria for Eligible Accounts set forth above may only be changed and any new criteria for Eligible Accounts may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrowing Base Party prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Agent.  Any Accounts that are not Eligible Accounts shall nevertheless be part of the Collateral.

1.43           “Eligible Arlon Materials” shall mean Inventory of Arlon located at 2811 Harbor Boulevard, Santa Ana, California consisting of coated rolls of vinyl which is finished Inventory ready for sale upon cutting such Inventory to the specific size requested by the customer of Arlon.

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1.44           “Eligible Consigned Precious Metals Inventory” shall mean Precious Metals Inventory owned by the Precious Metals Consignor which is on consignment to Handy pursuant to the Precious Metals Consignment Agreement and with respect to which the Precious Metals Consignor has not requested the return thereof from Handy, in each case which is acceptable to Agent in good faith; provided, that, no Precious Metals Inventory shall be Eligible Consigned Precious Metals Inventory until all of the Eligible Consignment Conditions have been satisfied as determined by Agent in good faith (it being understood and agreed that the Eligible Consignment Conditions have not been satisfied as of the date of this Agreement).  In general, Eligible Consigned Precious Metals Inventory shall not include (a) Eligible Inventory; (b) Precious Metals Inventory located at Premises other than those locations owned and operated by a Borrower which are listed on Schedule 1.44 hereto; (c) Precious Metals Inventory subject to a security interest or lien in favor of any Person, other than Agent (subject to the security interest or lien of the Precious Metals Consignor); or  (d) Precious Metals Inventory that is not subject to the first priority, valid and perfected security interest of Agent (subject to the security interest or lien of the Precious Metals Consignor).  The criteria for Eligible Consigned Precious Metals Inventory set forth above may only be changed and any new criteria for Eligible Inventory may only be established by Agent in good faith based on either:  (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrowing Base Party prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Precious Metals Inventory in the good faith determination of Agent.  Any Precious Metals Inventory that is not Eligible Consigned Precious Metals Inventory shall nevertheless be part of the Collateral.

1.45           “Eligible Consignment Conditions” shall mean (a) the receipt by Agent all of the Precious Metals Consignment Documents, which shall be in form and substance satisfactory to Agent, duly authorized, executed and delivered by the parties thereto, (b) the receipt by Agent of the Precious Metals Creditor Agreement, which shall be in form and substance satisfactory to Agent, duly authorized, executed and delivered by the parties thereto, (c) any Indebtedness arising from or evidenced by the Precious Metals Consignment Documents shall be permitted by Section 9.9(j) hereof, (d) Agent shall have issued (or cause to be issued) a Precious Metals Consignor Letter of Credit Accommodation and (e) the receipt by Agent of such other agreements, instruments and documents related to the foregoing as Agent shall require in good faith.

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1.46           “Eligible Inventory” shall mean, as to each Borrowing Base Party, Inventory of such Borrowing Base Party consisting of finished goods held for resale in the ordinary course of the business of such Borrowing Base Party, raw materials for such finished goods and work-in-process for such finished goods (in each case, excluding Eligible Consigned Precious Metals Inventory), in each case that are acceptable to Agent based on the criteria set forth below.  In general, Eligible Inventory shall not include (a) components which are not part of finished goods; (b) spare parts for equipment; (c) packaging and shipping materials; (d) supplies used or consumed in such Borrowing Base Party’s business; (e) Inventory at premises other than those owned or leased and controlled by any Borrowing Base Party, provided, that, (i) as to Inventory of a Borrowing Base Party at locations which are leased by a Borrower or Guarantor, such Inventory shall only be Eligible Inventory if (A) the aggregate book value of the Inventory at such location is equal to or greater than $100,000 and (B) Agent shall have received, in form and substance satisfactory to Agent, a Collateral Access Agreement duly authorized, executed and delivered by the owner and lessor of such premises, except, that, if Agent shall not have received a Collateral Access Agreement from the owner and lessor of such premises (or Agent shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Agent), Agent may, at its option, establish such Reserves in respect of rent, charges and other amounts at any time due or to become due to the owner and lessor thereof as Agent shall determine in good faith, and (ii) as to Inventory of a Borrowing Base Party at locations owned and operated by a warehouse, processor or other third person, such Inventory shall only be Eligible Inventory if (A) the aggregate book value of the Inventory at such location is equal to or greater than $100,000 and (B) Agent shall have received, in form and substance satisfactory to Agent, a Collateral Access Agreement duly authorized, executed and delivered by such third person, except, that, if Agent shall not have received a Collateral Access Agreement from such third person (or Agent shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Agent), Agent may, at its option, establish such Reserves in respect of charges and other amounts at any time due or to become due to such third person as Agent shall determine in good faith, provided, further, that, in addition, if required by Agent, in order for such Inventory at locations owned and operated by a third person to be Eligible Inventory, Agent shall have received: (x) UCC financing statements or, to the extent applicable, PPSA financing statements, between the owner and operator, as consignee or bailee and such Borrowing Base Party, as consignor or bailor, in form and substance satisfactory to Agent, which are duly assigned to Agent and (y) a written notice to any lender to the owner and operator of the first priority security interest in such Inventory of Agent; (f) Inventory subject to a security interest or lien in favor of any Person other than Agent except those permitted in this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Agent between the holder of such security interest or lien and Agent; (g) bill and hold goods;   (h) unserviceable, obsolete or slow moving Inventory; (i) Inventory that is not subject to the first priority, valid and perfected security interest of Agent; (j) returned, damaged and/or defective Inventory; (k) Inventory purchased or sold on consignment; (l) Inventory which may become subject to the claims of a supplier pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada), R.S.C. 1985, c. B-3, as amended, or any applicable provincial laws granting revendication or similar rights to unpaid suppliers to the extent of such claims; and (m) Inventory located outside the United States of America (in the case of Borrowers) or outside of Canada (in the case of H&H Canada or Atlantic).  The criteria for Eligible Inventory set forth above may only be changed and any new criteria for Eligible Inventory may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrowing Base Party prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Agent.  Any Inventory that is not Eligible Inventory shall nevertheless be part of the Collateral.

1.47           “Eligible Kasco Inventory” means Inventory of Kasco and its Subsidiaries to which each of the following is applicable (a) such Inventory does not qualify as Eligible Inventory solely because it is located on vehicles owned or leased by Kasco or its Subsidiaries in the normal course of its business within the United States, and (b) Agent has a perfected first priority security interest in such Inventory.

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1.48           “Eligible Transferee” shall mean (a) any Lender; (b) the parent company of any Lender and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company; (c) any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and in each case is approved by Agent; and (d) any other commercial bank, financial institution or “accredited investor” (as defined in Regulation D under the Securities Act of 1933) approved by Agent, provided, that, (i) neither any Borrower nor any Guarantor or any Affiliate of any Borrower or Guarantor shall qualify as an Eligible Transferee and (ii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of any Borrower or Guarantor shall qualify as an Eligible Transferee, except as Agent may otherwise specifically agree.

1.49           “Environmental Laws” shall mean all foreign, Federal, State, Provincial and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower or Guarantor and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b)  relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.  The term “Environmental Laws” includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Safe Drinking Water Act of 1974, the Canadian Environmental Assessment Act, the Canadian Environmental Protection Act, the Environmental Assessment Act (Ontario) and the Environmental Protection Act (Ontario), (ii) applicable state or provincial counterparts to such laws and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

1.50           “Equipment” shall mean, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

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1.51           “ERISA” shall mean the Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

1.52           “ERISA Affiliate” shall mean any person required to be aggregated with any Borrower, any Guarantor or any of its or their respective Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

1.53           “ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a “prohibited transaction” with respect to which any Borrower, Guarantor or any of its or their respective Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which any Borrower, Guarantor or any of its or their respective Subsidiaries could otherwise be liable; (f) a complete or partial withdrawal by any Borrower, Guarantor or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower, Guarantor or any ERISA Affiliate in excess of $500,000 and (j) any other event or condition with respect to a Plan including any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of any Borrower in excess of $500,000.

1.54           “Eurodollar Rate” shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or any successor or substitute page) as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, that, if more than one rate is specified on Reuters Screen LIBOR01 Page for such comparable period, the applicable rate shall be the arithmetic mean of all such rates.  If, for any reason, such rate is not available, the term “Eurodollar Rate” shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/1000 of 1%) appearing on Telerate Successor Page 3750 as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Successor Page 3750, the applicable rate for such comparable period shall be the arithmetic mean of all such rates and in each case subject to the reserve percentage prescribed by Governmental Authorities.

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1.55           “Eurodollar Rate Loans” shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

1.56           “Event of Default” shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

1.57           “Excess Availability” shall mean the amount, as determined by Agent, calculated at any date, equal to: (a) the lesser of (i) the Borrowing Base (after giving effect to any Reserves other than any Reserves in respect of Letter of Credit Accommodations) and (ii) the Revolving Loan Limit, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations (but not including for this purpose the then outstanding aggregate principal amount of the Term Loans or any outstanding Letter of Credit Accommodations), plus (ii) the amount of all Reserves then established in respect of Letter of Credit Accommodations, plus (iii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrowing Base Parties which are outstanding more than sixty (60) days past due as of such time (other than trade payables or other obligations being contested or disputed by Borrowing Base Parties in good faith), plus (iv) without duplication, the amount of checks issued by Borrowing Base Parties to pay trade payables and other obligations which are more than sixty (60) days past due as of such time (other than trade payables or other obligations being contested or disputed by Borrowing Base Parties in good faith), but not yet sent.

1.58           “Exchange Act” shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

1.59           “Exchange Rate” shall mean the prevailing spot rate of exchange of Reference Bank (or, if such rate is not available from Reference Bank, such other bank as Agent may reasonably select) for the purpose of conversion of one currency to another, at or around 11:00 a.m. New York City time, on the date on which any such conversion of currency is to be made under this Agreement.

1.60           “Excluded Taxes” shall mean, with respect to Agent or any Lender, any income, branch profits or franchise taxes imposed on or measured by its net income (other than any such Tax imposed solely as a result of a Borrower’s activities in a jurisdiction).

1.61           “Exempt Subsidiaries” shall mean those Subsidiaries of Parent listed on Schedule 1.61 hereto or as otherwise designated as such in writing by Agent and the Required Lenders after the date hereof; each sometimes being referred to herein individually as an “Exempt Subsidiary”.

1.62           “Existing Bairnco Credit Agreement” shall mean the Credit Agreement, dated July 17, 2007, by and among Wells Fargo Capital Finance, Inc., formerly known as Wells Fargo Foothill, Inc. (“WFCF”), in its capacity as administrative agent (in such capacity, “Existing Bairnco Agent”), the financial institutions party thereto as lenders (collectively, “Existing Bairnco Lenders”), certain Borrowers and certain Guarantors, as amended by Amendment No. 1 to Credit Agreement, dated as of February 14, 2008, Amendment No. 2 to Credit Agreement and Consent, dated as of June 30, 2008, Amendment No. 3 to Credit Agreement and Consent, dated as of October 29, 2008, Amendment No. 4 to Credit Agreement, dated as of March 12, 2009, and Amendment No. 5 to Credit Agreement and Consent, dated as of August 18, 2009.

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1.63           “Existing Camdel Term Note” shall mean the Second Amended and Restated Term Promissory Note, dated as of May 8, 2009, by Camdel in favor of Agent in the original principal amount of $1,620,704.

1.64           “Existing Canfield Term Note” shall mean the Second Amended and Restated Term Promissory Note, dated as of May 8, 2009, by Canfield in favor of Agent in the original principal amount of $1,346,385.

1.65           “Existing Continental Term Note” shall mean the Second Amended and Restated Term Promissory Note, dated as of May 8, 2009, by Continental in favor of Agent in the original principal amount of $1,907,232.

1.66           “Existing Handy Term Note” shall mean the Term Promissory Note, dated as of May 8, 2009, by Handy in favor of Agent in the original principal amount of $1,265,429.

1.67           “Existing Indiana Tube Term Note” shall mean the Second Amended and Restated Term Promissory Note, dated as of May 8, 2009, by Indiana Tube in favor of Agent in the original principal amount of $2,257,800.

1.68           “Existing Letters of Credit” shall mean, collectively, the letters of credit outstanding as of the date hereof which have been issued for the account of a Borrower or Guarantor under the Existing Handy Loan Agreement which are listed on Schedule 1.68 hereto, as the same now exist or may hereafter be amended, supplemented, extended, renewed or otherwise modified.

1.69           “Existing Lucas Term Note” shall mean the Second Amended and Restated Term Promissory Note, dated as of May 8, 2009, by Lucas in favor of Agent in the original principal amount of $1,830,269.

1.70           “Existing Micro-Tube Term Note” shall mean the Term Promissory Note, dated as of May 8, 2009, by Micro-Tube in favor of Agent in the original principal amount of $336,831.

1.71           “Existing OMG Term Note” shall mean the Second Amended and Restated Term Promissory Note, dated as of May 8, 2009, by OMG in favor of Agent in the original principal amount of $2,856,291.

1.72           “Existing Term Loans” shall have the meaning set forth in Section 2.3(a) hereof.

1.73           “Extraordinary Receipts” means any cash received by a Borrower or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds from the sale of Inventory), including, without limitation, (i) proceeds of insurance, (ii) condemnation awards (and payments in lieu thereof), (iii) indemnity payments, (iv)  foreign, United States, state or local tax refunds, (v) pension plan reversions and (vi) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action.

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1.74           “Extruder Equipment” shall mean the extruder press frame and related Equipment of H&H Canada maintained at its facility located in Rexdale, Ontario, Canada.

1.75           “Fairfield Property” shall mean the Real Property of Handy located in Fairfield, Connecticut.

1.76           “Federal Funds Rate” shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Agent from three (3) Federal Funds brokers of recognized standing selected by it.

1.77           “Fee Letter” shall mean the amended and restated letter agreement, dated of even date herewith, by and among Borrowers and Agent, setting forth certain fees payable by Borrowers to Agent for the benefit of itself and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.78           “Financing Agreements” shall mean, collectively, this Agreement and all notes, guarantees, security agreements, mortgages, deposit account control agreements, investment property control agreements, intercreditor agreements and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Obligor in connection with this Agreement; provided, that, in no event shall the term Financing Agreements be deemed to include any Hedge Agreement.

1.79           “Fixed Charge Coverage Ratio: shall mean, as to any applicable period, with respect to Parent and its Subsidiaries (other than the Specified Subsidiaries), the ratio of (a) EBITDA of Parent and its Subsidiaries (other than the Specified Subsidiaries), on a consolidated basis, for such period, minus all Capital Expenditures of Parent and its Subsidiaries (other than the Specified Subsidiaries), on a consolidated basis, during such period, to (b) Fixed Charges of Parent and its Subsidiaries (other than the Specified Subsidiaries), on a consolidated basis, for such period.

1.80           “Fixed Charges” shall mean, as to any Person and its Subsidiaries (other than the Specified Subsidiaries) with respect to any period, the sum of, without duplication, (a) all cash Interest Expense, provided that any annual fees paid to the Term B Loan Lenders or Term B Loan Agent will be considered to be a cash Interest Expense when such amounts are recognized as an expense in the income statement of any Borrower or Guarantor, (b) all regularly scheduled (as determined at the beginning of the respective period) principal payments of Indebtedness for borrowed money (including, without limitation, all regularly scheduled payments of principal in respect of the Term Loans and the Term B Loan) and Indebtedness with respect to Capitalized Leases (and without duplicating amounts in item (a) of this definition, the interest component with respect to Indebtedness under Capitalized Leases), but excluding all payments in kind or non-cash payments of interest on account of Indebtedness under the WHX Subordinated Note Documents, (c) all cash income taxes (including, without limitation, payments made pursuant to Section 9.12(b)(iii) hereof), (d) cash dividends, repurchases or redemptions paid by such Person and its Subsidiaries (other than to such Person or such Person’s Subsidiaries) in respect of Capital Stock, (e) management fees paid in cash (in each case as to such Person and its Subsidiaries), and (f) all cash payments for pension expenses paid by such Person and its Subsidiaries during such period to the extent such payments are not deducted from the determination of Consolidated Net Income, including but not limited to payments for pension expenses to WHX.

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1.81           “GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 9.17 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Agent prior to the date hereof.

1.82           “Governmental Authority” shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.83           “Guarantors” shall mean, collectively, the following (together with their respective successors and assigns): (a) Handy & Harman of Canada, Limited, an Ontario corporation, (b) Handy & Harman International, Ltd., a Delaware corporation, (c) ele Corporation, a California corporation, (d) Alloy Ring Service, Inc., a Delaware corporation, (e) Daniel Radiator Corporation, a Texas corporation, (f) H&H Productions, Inc., a Delaware corporation, (g) Handy & Harman Automotive Group, Inc., a Delaware corporation, (h) Handy & Harman Peru, Inc., a Delaware corporation, (i) KJ-VMI Realty, Inc., a Delaware corporation, (j) Pal-Rath Realty, Inc., a Delaware corporation, (k) Platina Laboratories, Inc., a Delaware corporation, (l) Sheffield Street Corporation, a Connecticut corporation, (m) SWM, Inc., a Delaware corporation, (n) Willing B Wire Corporation, a Delaware corporation, (o) The 7 Orne Street Nominee Trust, a Massachusetts nominee trust, (p) The 28 Grant Street Nominee Trust, a Massachusetts nominee trust, (q) 20 Grant Street Nominee Trust, a Massachusetts nominee trust, (r) Arlon Partners, Inc., a Delaware corporation, (s) Arlon MED International LLC, a Delaware limited liability company, (t) Arlon Adhesives & Films, Inc., a Texas corporation, (u) Kasco Mexico LLC, a Delaware limited liability company, (v) Atlantic Service Company, Limited, an Ontario corporation, (w) Indiana Tube Solutions de Mexico S. de R.L. de CV, a Mexican corporation, (x) Kasco Ensambly S.A. de C.V., a Mexican corporation, and (y) any other Person that at any time after the date hereof becomes party to a guarantee in favor of Agent or any Lender or otherwise liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (other than Borrowers); each sometimes being referred to herein individually as a “Guarantor”.

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1.84           “Hazardous Materials” shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, friable asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

1.85            “Hedge Agreement” shall mean an agreement between any Borrower or Guarantor and Agent or any Bank Product Provider that is a swap agreement as such term is defined in 11 U.S.C. Section 101, and including any rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement rate, floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing or a master agreement for any the foregoing together with all supplements thereto) for the purpose of protecting against or managing exposure to fluctuations in interest or exchange rates, currency valuations or commodity prices; sometimes being collectively referred to herein as “Hedge Agreements”.

1.86           “Indebtedness” shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, drafts or similar documents or instruments issued for such Person’s account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values; (i) all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments; and (j) the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

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1.87           “Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

1.88            “Indiana Tube Denmark” shall mean Indiana Tube Danmark A/S, a Danish corporation, and its successors and assigns.

1.89           “Information Certificate” shall mean the Information Certificate of Borrowers and Guarantors constituting Exhibit B hereto containing material information with respect to Borrowers and Guarantors, their respective businesses and assets provided by or on behalf of Borrowers and Guarantors to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

1.90           “Intellectual Property” shall mean, as to each Borrower and Guarantor, such Borrower’s and Guarantor’s now owned and hereafter arising or acquired:  patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

1.91           “Intercompany Subordination Agreement” shall mean the Amended and Restated Intercompany Subordination Agreement, dated of even date herewith, by and among Agent, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.92           “Interest Expense” shall mean, for any period, as to any Person, as determined in accordance with GAAP, the total interest expense of such Person, whether paid or accrued during such period (including the interest component of Capitalized Leases for such period), including, without limitation, discounts in connection with the sale of any Accounts, but excluding interest paid in property other than cash and any other interest expense not payable in cash.

1.93           “Interest Period” shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), three (3) or six (6) months duration as any Borrower (or Administrative Borrower on behalf of such Borrower) may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, such Borrower (or Administrative Borrower on behalf of such Borrower) may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

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1.94           “Interest Rate” shall mean,

(a) Subject to clause (b) of this definition below:

(i) as to Revolving Loans which are Prime Rate Loans, a rate equal to the Applicable Margin on a per annum basis in excess of the Prime Rate,

(ii) as to Revolving Loans which are Eurodollar Rate Loans, a rate equal to the Applicable Margin on a per annum basis in excess of the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by a Borrower, or by Administrative Borrower on behalf of such Borrower, as in effect three (3) Business Days after the date of receipt by Agent of the request of or on behalf of such Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to any Borrower or Guarantor).

(iii)  as to Term Loans which are Prime Rate Loans, a rate equal to the Applicable Margin on a per annum basis in excess of the Prime Rate, and

(iv)  as to Term Loans which are Eurodollar Rate Loans, a rate equal to the Applicable Margin on a per annum basis in excess of the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by a Borrower, or by Administrative Borrower on behalf of such Borrower, as in effect three (3) Business Days after the date of receipt by Agent of the request of or on behalf of such Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to any Borrower or Guarantor).

(b) Notwithstanding anything to the contrary contained herein, the Applicable Margin otherwise used to calculate the Interest Rate in accordance with clause (a) above shall be the highest percentage set forth in the definition of the term Applicable Margin for each category of such Loans (without regard to the amount of Quarterly Average Excess Availability) plus two (2%) percent per annum, at Agent’s option, without notice (i) either (A) for the period on and after the effective date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds or (B) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Agent in its reasonable discretion and (ii) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrowers under Section 2 hereof (whether or not such excess(es) arise or are made with or without Agent’s or any Lender’s knowledge or consent and whether made before or after an Event of Default).

1.95           “Inventory” shall mean, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Borrower or Guarantor as lessor; (b) are held by such Borrower for sale or lease or to be furnished under a contract of service; (c) are furnished by such Borrower or Guarantor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

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1.96           “Inventory Loan Limit” shall mean, at any time, the amount equal to $35,000,000.

1.97           “Investment Property Control Agreement” shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent, any Borrower or Guarantor (as the case may be) and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Borrower or Guarantor acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Agent, that it will comply with entitlement orders originated by Agent with respect to such investment property, or other instructions of Agent, and has such other terms and conditions as Agent may require.

1.98           “Issuing Bank” shall mean Wells Fargo or any other Lender that is approved by Agent that shall issue Letter of Credit Accommodations for the account of a Borrower and have agreed in a manner satisfactory to Agent to be subject to the terms hereof as an Issuing Bank.

1.99           “Judgment Currency” shall have the meaning set forth in Section 11.6 hereof.

1.100         “Kasco Term Note” shall mean the Term Promissory Note, dated of even date herewith, by Kasco in favor of Agent in the original principal amount of $715,010.87, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.101         “Lenders” shall mean, collectively, the financial institutions with Commitments or which hold Revolving Loans and Term Loans and other persons made a party to this Agreement as a Lender in accordance with Section 13.7 hereof, and their respective successors and assigns; sometimes being referred to herein individually as a “Lender”.

1.102         “Letter of Credit Accommodations” shall mean, collectively, (a) the letters of credit, merchandise purchase or other guaranties which are from time to time either (i) issued or opened by Agent or any Lender for the account of any Borrower or Obligor or (ii) with respect to which Agent or Lenders have agreed to indemnify the Issuing Bank or guaranteed to the Issuing Bank the performance by any Borrower or Obligor of its obligations to such Issuing Bank and (b) the Existing Letters of Credit; sometimes being referred to herein individually as “Letter of Credit Accommodation”.

1.103         “Letter of Credit Limit” shall mean, at any time, the amount equal to $15,000,000.

1.104         “License Agreements” shall have the meaning set forth in Section 8.11 hereof.

1.105         “Lien” shall mean any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), hypothec, charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

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1.106           “Loan Limit” shall mean, as to each Borrower, at any time, the amount equal to the Maximum Credit minus the then outstanding principal amount of the Loans and the Letter of Credit Accommodations provided to the other Borrowers.

1.107           “Loans” shall mean, collectively, the Revolving Loans and the Term Loans; each sometimes referred to individually as a “Loan”.

1.108           “Lucas China” shall mean Lucas-Milhaupt Brazing Materials (Suzhou) Co., Ltd., a Chinese corporation that is a Subsidiary of Lucas, and its successors and assigns.

1.109           “Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition, business, operations or condition (financial or otherwise) of Borrowers (taken as a whole); (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent upon the Collateral; (d) the Collateral or its value; (e) the ability of Borrowers to repay the Obligations or perform their obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (f) the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Agent and Lenders under this Agreement or any of the other Financing Agreements.

1.110           “Material Contract” shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of any Borrower or Guarantor involving monetary liability of or to any Person in an amount in excess of $1,000,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which any Borrower or Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

1.111           “Maximum Credit” shall mean the amount of $110,000,000.

1.112           “Mortgages” shall mean, individually and collectively, each of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced):

(a) the Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated March 31, 2004, by Camdel in favor of Agent with respect to the Real Property and related assets of Camdel located in Camden, Delaware, as modified by Modification No. 1  to Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of July 18, 2006, Modification No. 2  to Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of December 28, 2006, and Modification No. 3  to Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of March 29, 2007;

(b) the Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated March 31, 2004, by Indiana Tube in favor of Agent with respect to the Real Property and related assets of Indiana Tube located in Evansville, Indiana, as modified by Modification No. 1  to Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of July 18, 2006, Modification No. 2  to Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of December 28, 2006, Modification No. 3  to Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of March 29, 2007, Modification No. 4  to Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of February 14, 2008, Modification No. 5  to Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of March 12, 2009, and Modification No. 6  to Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated of even date herewith;

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(c) the Open-End Mortgage Deed, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated March 31, 2004, by Handy in favor of Agent with respect to the Real Property and related assets of Handy located in Fairfield Connecticut, as modified by Modification No. 1  to Open-End Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of July 18, 2006, Modification No. 2  to Open-End Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of December 28, 2006, Modification No. 3  to Open-End Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of March 29, 2007, Modification No. 4  to Open-End Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of February 14, 2008, Modification No. 5  to Open-End Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of March 12, 2009, Modification No. 6  to Open-End Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of March 12, 2009, and Modification No. 7  to Open-End Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated of even date herewith;

(d) the Open-End Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated March 31, 2004, by Canfield in favor of Agent with respect to the Real Property and related assets of Canfield located in Canfield, Ohio, as modified by Modification No. 1  to Open-End Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of July 18, 2006, Modification No. 2  to Open-End Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of December 28, 2006, and Modification No. 3  to Open-End Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of March 29, 2007;

(e) the Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated March 31, 2004, by Lucas in favor of Agent with respect to the Real Property and related assets of Lucas located in Cudahy, Wisconsin, as modified by Modification No. 1  to Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of July 18, 2006, Modification No. 2  to Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of December 28, 2006, and Modification No. 3  to Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of March 29, 2007;

(f) the Open End Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated March 31, 2004, by Daniel in favor of Agent with respect to the Real Property and related assets of Daniel located in Cleveland, Ohio, as modified by Modification No. 1  to Open-End Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of July 18, 2006, Modification No. 2  to Open-End Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of December 28, 2006, Modification No. 3  to Open-End Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of March 29, 2007, and Modification No. 4  to Open-End Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated of even date herewith;

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(g) the Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated March 31, 2004, by H&H Electronic in favor of Agent with respect to the Real Property and related assets of H&H Electronic located at 72 Elm Street, North Attleboro, Massachusetts, as modified by Modification No. 1  to Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of July 18, 2006, Modification No. 2  to Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of December 28, 2006, and Modification No. 3  to Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of March 29, 2007;

(h) the Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated of even date herewith, by Continental in favor of Agent with respect to the Real Property and related assets of Continental located in Tulsa, Oklahoma and Broken Arrow, Oklahoma, as modified by Modification No. 1  to Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of May 8, 2009, and Modification No. 2  to Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated of even date herewith;

(i) the Charge, dated March 31, 2004, by H&H Canada in favor of Agent with respect to the Real Property and related assets of H&H Canada located in Rexdale, Ontario, Canada, as amended by the First Mortgage Amending Agreement, dated June 19, 2009, and the Second Mortgage Amending Agreement, dated of even date herewith;

(j) the Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of May 8, 2009, by Orne Street Trust in favor of Agent with respect to the Real Property and related assets of Orne Street Trust located at 7 Orne Street, North Attleboro, Massachusetts, as modified by Modification No. 1 to Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated of even date herewith;

(k) the Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of May 8, 2009, by 28 Grant Street Trust in favor of Agent with respect to the Real Property and related assets of 28 Grant Street Trust located at 28 Grant Street, North Attleboro, Massachusetts, as modified by Modification No. 1 to Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated of even date herewith;

(l)  the Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated of even date herewith, by Arlon in favor of Agent with respect to the Real Property and related assets of Arlon located at 9433 Hyssop Drive, Rancho Cucamonga, California;

(m) the Mortgage, Assignment of Rents and Leases and Security Agreement, dated of even date herewith, by Arlon in favor of Agent with respect to the Real Property and related assets of Arlon located at 1100 Governor Lea Road, Bear, Delaware;

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(n) the Deed to Secure Debt, Assignment of Rents and Leases and Security Agreement, dated of even date herewith, by Southern in favor of Agent with respect to the Real Property and related assets of Southern located at 1594 Evans Drive, SW, Atlanta, Georgia; and

(o) the Deed of Trust, Assignment of Rents and Leases and Security Agreement, dated of even date herewith, by Kasco in favor of Agent with respect to the Real Property and related assets of Kasco located at 1569-71 Tower Grove and 1548 South Vandeventer Avenue, St. Louis, Missouri.

1.113           “Multiemployer Plan” shall mean a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower, Guarantor or any ERISA Affiliate.

1.114           “Net Cash Proceeds” shall mean, with respect to any sale, lease, transfer or other disposition of any asset or the sale or issuance of any Indebtedness by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, accountant’s fees, investment banking fees, finder’s fees, other similar fees and commissions and reasonable out-of-pocket expenses, (b) the amount of taxes reasonably estimated by such Person to be actually and reasonably attributable to such transaction, and (c) the amount of any Indebtedness secured by a security interest, lien or other encumbrance (other than a security interest, lien or other encumbrance created under any Financing Agreements) on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any Affiliate of any Borrower and, in each case, are properly attributable to such transaction or to the asset that is the subject thereof.

1.115           “Net Recovery Percentage” shall mean the fraction, expressed as a percentage,  (a) the numerator of which is the amount equal to the amount of the recovery in respect of the Inventory at such time on a “net orderly liquidation value” basis as set forth in the most recent acceptable appraisal of Inventory received by Agent in accordance with Section 7.3, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the applicable original cost or derived cost of the aggregate amount of the Inventory subject to such appraisal.

1.116           “Non-Precious Metals Borrowing Base Parties” shall mean, collectively, the Borrowing Base Parties other than the Precious Metals Borrowing Base Parties; sometimes each individually referred to herein as a “Non-Precious Metals Borrowing Base Party”.

1.117            “North Attleboro - Elm Street Property” shall mean the Real Property of Handy located at 72 Elm Street, North Attleboro, Massachusetts.

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1.118           “Obligations” shall mean (a) any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers to Agent or any Lender and/or any of their Affiliates or any Issuing Bank, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to such Borrower under the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured and (b) for purposes only of Section 5.1 hereof and subject to the priority in right of payment set forth in Section 6.4 hereof, all obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers or Guarantors to Agent or any Bank Product Provider arising under or pursuant to any Bank Products, whether now existing or hereafter arising, provided, that, (i) as to any such obligations, liabilities and indebtedness arising under or pursuant to a Hedge Agreement, the same shall only be included within the Obligations if, upon Agent’s request, Agent shall have entered into an agreement, in form and substance satisfactory to Agent, with the Bank Product Provider that is a counterparty to such Hedge Agreement, as acknowledged and agreed to by Borrowers and Guarantors, providing for the delivery to Agent by such counterparty of information with respect to the amount of such obligations and providing for the other rights of Agent and such Bank Product Provider in connection with such arrangements, (ii) as to any such obligations, liabilities and indebtedness arising under or pursuant to a Bank Product (other than a Hedge Agreement if Agent has requested the agreement referred to in clause (i) above), the same shall only be included within the Obligations if the Bank Product Provider with respect thereto (other than Wells Fargo and its Affiliates) shall have delivered written notice to Agent that (A) such Bank Product Provider has entered into a transaction to provide Bank Products to a Borrower or Guarantor and (B) the obligations arising pursuant to such Bank Products provided to such Borrower or Guarantor constitute Obligations entitled to the benefits of the security interest of Agent granted hereunder, and Agent shall have accepted such notice in writing, and (iii) in no event shall any Bank Product Provider acting in such capacity to whom such obligations, liabilities or indebtedness are owing be deemed a Lender for purposes hereof to the extent of and as to such obligations, liabilities or indebtedness other than for purposes of Section 5.1 hereof and other than for purposes of Sections 12.1, 12.2, 12.3(b), 12.6, 12.7. 12.9, 12.12, and 13.6 hereof and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest or lien of Agent.

1.119           “Obligor” shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (including, without limitation, Guarantors), other than Borrowers.

1.120           “OMG Mortgage Lender” shall mean TD Bank, N.A. and its successors and assigns.

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1.121           “OMG Mortgagee Access Agreement” shall mean the Access Agreement, dated January 24, 2006, between Agent and OMG Mortgage Lender, as the same now exists or may hereafter be amended, modified, supplemented, renewed, restated or replaced.

1.122           “OMG Mortgage Debt” shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by OMG to OMG Mortgage Lender, including principal, interest, charges, fees, premiums, indemnities, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the OMG Mortgage Loan Documents.

1.123           “OMG Mortgage Loan Documents” shall mean the Loan and Security Agreement, dated January 24, 2006, by and between OMG and OMG Mortgage Lender, as heretofore amended, and all of the other agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of OMG Mortgage Lender in connection therewith or related thereto, as the same now exists or may hereafter be amended, modified, supplemented, renewed, restated or replaced.

1.124           “Parent” shall mean Handy & Harman Group Ltd., a Delaware corporation, and its successors and assigns.

1.125           “Participant” shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Loans and Letter of Credit Accommodations in conformity with the provisions of Section 13.7 of this Agreement governing participations.

1.126           “Permitted Acquisition” shall mean any Acquisition by a Borrower or any Subsidiary of a Borrower to the extent that each of the following conditions shall have been satisfied:

(a) the Borrowers shall have furnished to the Agent at least 10 Business Days prior to the consummation of such Acquisition (i) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of the Agent, such other information and documents that the Agent may request, including, without limitation, executed counterparts of the respective agreements, instruments or other documents pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, instruments or other documents and all other material ancillary agreements, instruments or other documents to be executed or delivered in connection therewith, (ii) pro forma financial statements of Parent and its Subsidiaries after the consummation of such Acquisition, which shall be in form and substance satisfactory to Agent, (iii) a certificate of the chief financial officer of Parent, demonstrating on a pro forma basis compliance with all covenants set forth in Section 9.17 hereof as if the consummation of such Acquisition occurred on the first day of the test period for each of the covenants set forth in Section 9.17, which shall be in form and substance satisfactory to Agent, and (iv) copies of such other agreements, instruments or other documents as the Agent shall reasonably request;

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(b) the agreements, instruments and other documents referred to in paragraph (a) above shall provide that (i) neither the Borrowers nor any of their Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness of the Seller or Sellers, or other obligation of the Seller or Sellers (except for obligations incurred in the ordinary course of business in operating the property so acquired and necessary and desirable to the continued operation of such property and except for Indebtedness that the Agent otherwise expressly consents to in writing after its review of the terms of the proposed Acquisition), and (ii) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for Liens permitted under Section 9.8 hereof (and if any such property is subject to any Lien not permitted by this clause (ii) then concurrently with such Acquisition such Lien shall be released);

(c) the Subsidiary to be acquired or formed as a result of such Acquisition shall be engaged in the same general lines of business as the Borrowers and such Subsidiary will be a direct wholly-owned Subsidiary of a Borrower;

(d) such Acquisition shall be effected in such a manner so that the acquired Capital Stock or assets are owned either by a Borrower or a Subsidiary of a Borrower and, if effected by merger, consolidation or amalgamation involving a Borrower, such Borrower shall be the continuing or surviving Person;

(e) any such Subsidiary (and its equityholders) shall execute and deliver the agreements, instruments and other documents required by Agent pursuant to Section 9.18 hereof to grant Agent a valid and perfected Lien on the assets and Capital Stock of such Subsidiary, which Lien shall be prior to all other Liens;

(f) the maximum aggregate amount of cash consideration paid by the Borrowers for all such Acquisitions effected after the date hereof shall not exceed $10,000,000;

(g) no Default or Event of Default shall have occurred and be continuing immediately before or after giving effect to such Acquisition;

(h) Excess Availability shall be not less than $15,000,000 immediately after giving effect to such Acquisition; and

(i) in no event shall any Accounts or Inventory acquired pursuant to an Acquisition be deemed to be Eligible Accounts or Eligible Inventory until Agent shall have conducted due diligence with respect thereto that is satisfactory to Agent and then only to the extent that the criteria for Eligible Accounts and Eligible Inventory are satisfied with respect thereto.

1.127           “Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.128           “Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower or Guarantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

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1.129           “PPSA” shall mean the Personal Property Security Act (Ontario), the Civil Code of Quebec or any other applicable  Canadian Federal or Provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time.  References to sections of the PPSA shall be construed to also refer to any successor sections.

1.130           “Precious Metals Borrowing Base Parties” shall mean, collectively, Lucas, H&H Canada and such other Borrowers or Guarantors as Administrative Borrower and Agent shall agree upon in writing from time to time hereafter; sometimes each individually referred to herein as a “Precious Metals Borrowing Base Party”.

1.131           “Precious Metals Consignment Agreement” shall mean the agreement by and between Handy and the Precious Metals Consignor which provides for the consignment of Precious Metals Inventory from Precious Metals Consignor to Handy, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced.

1.132           “Precious Metals Consignment Documents” shall mean, collectively, the following (as the same may be amended, modified, supplemented, extended, renewed, restated or replaced):  (a) the Precious Metals Consignment Agreement; and (b) all other agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of the Precious Metals Consignor in connection therewith or related thereto; sometimes being referred to herein individually as a “Precious Metals Consignor Document”.

1.133           “Precious Metals Consignor” shall mean any precious metals consignor reasonably acceptable to Agent, together with its successors and assigns.

1.134           “Precious Metals Consignor Letter of Credit Accommodation” shall mean any Letter of Credit Accommodations issued for the benefit of the Precious Metals Consignor, as the same may be amended, supplemented, modified, extended, renewed, restated or replaced.

1.135           “Precious Metals Creditor Agreement” shall mean an intercreditor agreement, in form and substance reasonably acceptable to Agent, by and between Agent and the Precious Metals Consignor, as acknowledged and agreed to by Handy, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced.

1.136           “Precious Metals Inventory” shall mean Inventory of the Borrowing Base Parties consisting of gold, silver, palladium or platinum.

1.137           “Prime Rate” shall mean, on any date, the rate from time to time publicly announced by Wells Fargo Bank, National Association, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

1.138    “Prime Rate Loans” shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

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1.139           “Priority Payables” shall mean, as to any Borrower or Guarantor at any time, (a) the full amount of the liabilities of such Borrower or Guarantor at such time which (i) have a trust imposed to provide for payment or a security interest, pledge, lien or charge ranking or capable of ranking senior to or pari passu with security interests, liens or charges securing the Obligations under Federal, Provincial, State, county, district, municipal, or local law in Canada or (ii) have a right imposed to provide for payment ranking or capable of ranking senior to or pari passu with the Obligations under local or national law, regulation or directive, including, but not limited to, claims for unremitted and/or accelerated rents, taxes (including claims for debts due to Inland Revenue or Customs and Excise), wages, withholding taxes, VAT and other amounts payable to an insolvency administrator, employee withholdings or deductions and vacation pay, workers’ compensation obligations, government royalties or pension fund obligations in each case to the extent such trust, or security interest, lien or charge has been or may be imposed and (b) the amount equal to the percentage applicable to Inventory in the calculation of the Borrowing Base multiplied by the aggregate Value of the Eligible Inventory which Agent, in good faith, considers is or may be subject to retention of title by a supplier or a right of a supplier to recover possession thereof, where such supplier’s right has priority over the security interests, liens or charges securing the Obligations, including, without limitation, Eligible Inventory subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or any applicable laws granting revendication or similar rights to unpaid suppliers or any similar laws of Canada or any other applicable jurisdiction (provided, that, to the extent such Inventory has been identified and has been excluded from Eligible Inventory, the amount owing to the supplier shall not be considered a Priority Payable).

1.140           “Pro Rata Share” shall mean the fraction (expressed as a percentage) the numerator of which is such Lender’s Commitment and the denominator of which is the aggregate amount of all of the Commitments, as adjusted from time to time in accordance with the provisions of Section 13.7 hereof; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender’s Revolving Loans and Term Loans and its interest in the Letter of Credit Accommodations and the denominator shall be the aggregate amount of all unpaid Revolving Loans, Term Loans and Letter of Credit Accommodation.

1.141            “Protechno France” shall mean Lucas Milhaupt Riberac, a French corporation, formerly known as Protechno, S.A., and its successors and assigns.

1.142           “Provision for Taxes” shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

1.143           “Purchase Price” shall have the meaning assigned to such term in the Precious Metals Creditor Agreement.

1.144           “Quarterly Average Excess Availability” shall mean, at any time, the daily average Excess Availability for the immediately preceding fiscal quarter as calculated by Agent.

1.145           “Real Property” shall mean all now owned and hereafter acquired real property of each Borrower and Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgages.

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1.146           “Receivables” shall mean all of the following now owned or hereafter arising or acquired property of each Borrower and Guarantor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of such Borrower or Guarantor; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Borrower or Guarantor or otherwise in favor of or delivered to any Borrower or Guarantor in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to any Borrower or Guarantor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by any Borrower or Guarantor or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of any Borrower or Guarantor) or otherwise associated with any Accounts, Inventory or general intangibles of any Borrower or Guarantor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Borrower or Guarantor in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Borrower or Guarantor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any Borrower or Guarantor is a beneficiary).

1.147           “Records” shall mean, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Borrower or Guarantor with respect to the foregoing maintained with or by any other person).

1.148           “Reference Bank” shall mean Wells Fargo Bank, National Association, or such other bank as Agent may from time to time designate.

1.149           “Refinancing Indebtedness” shall have the meaning set forth in Section 9.9(h) hereof.

1.150           “Register” shall have the meaning set forth in Section 13.7 hereof.

1.151           “Required Lenders” shall mean, at any time, those Lenders whose Pro Rata Shares aggregate more than fifty (50%) percent of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom more than fifty (50%) percent of the then outstanding Obligations are owing; provided, that, at any time there are two (2) or more Lenders, Required Lenders must include at least two (2) Lenders.

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1.152           “Reserves” shall mean as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to any Borrower under the lending formula(s) provided for herein:  (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations, its value or the amount that might be received by Agent from the sale or other disposition or realization upon such Collateral, or (ii) the assets, business or condition (financial or otherwise) of any Borrower or Obligor or (iii) the security interests and other rights of Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Agent’s good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or Obligor to Agent is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or (d) in respect of any state of facts which Agent determines in good faith constitutes a Default or an Event of Default or (e) to reflect the amounts of Priority Payables or (f) to reflect Agent’s good faith estimate of the amount necessary to reflect changes in applicable currency exchange rates or currency exchange markets or (g) to reflect the mandatory prepayments of the Revolving Loans to the extent provided in Section 2.4 hereof or (h) to reflect the Bank Product Reserve.  Without limiting the generality of the foregoing, Reserves may, at Agent’s option, be established to reflect: (1) dilution with respect to the Accounts (based on the ratio of the aggregate amount of non-cash reductions in Accounts for any period to the aggregate dollar amount of the sales of such Borrower for such period) as calculated by Agent for any period is or is reasonably anticipated to be greater than five (5%) percent; or (2) to reflect that the orderly liquidation value of the Equipment or fair market value of any of the Real Property as set forth in the most recent acceptable appraisals received by Agent with respect thereto has declined so that the then outstanding principal amount of the Term Loans is greater than such percentage with respect to such appraised values as Agent used in establishing the original principal amount of the Term Loans multiplied by such appraised values; (3) or returns, discounts, claims, credits and allowances of any nature that are not paid pursuant to the reduction of Accounts; or (4) sales, excise or similar taxes included in the amount of any Accounts reported to Agent; or (5) a change in the turnover, age or mix of the categories of Inventory that adversely affects the aggregate value of all Inventory; or (6) amounts due or to become due to owners and lessors of premises where any Collateral is located, other than for those locations where Agent has received a Collateral Access Agreement that Agent has accepted in writing, or any access fees, occupancy charges or similar amounts payable or to be payable by Agent pursuant to the OMG Mortgagee Access Agreement.  The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in good faith.

1.153           “Restated Camdel Term Note” shall mean the Third Amended and Restated Term Promissory Note, dated of even date herewith, by Camdel in favor of Agent in the original principal amount of $2,337,386.61, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.154           “Restated Canfield Term Note” shall mean the Third Amended and Restated Term Promissory Note, dated of even date herewith, by Canfield in favor of Agent in the original principal amount of $1,575,352.11, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

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1.155           “Restated Continental Term Note” shall mean the Third Amended and Restated Term Promissory Note, dated of even date herewith, by Continental in favor of Agent in the original principal amount of $2,310,813.44, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.156           “Restated Handy Term Note” shall mean the Amended and Restated Term Promissory Note, dated of even date herewith, by Handy in favor of Agent in the original principal amount of $1,992,912.33, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.157           “Restated Indiana Tube Term Note” shall mean the Third Amended and Restated Term Promissory Note, dated of even date herewith, by Indiana Tube in favor of Agent in the original principal amount of $2,141,140.54, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.158           “Restated Lucas Term Note” shall mean the Third Amended and Restated Term Promissory Note, dated of even date herewith, by Lucas in favor of Agent in the original principal amount of $1,124,508.75, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.159           “Restated Micro-Tube Term Note” shall mean the Amended and Restated Term Promissory Note, dated of even date herewith, by Micro-Tube in favor of Agent in the original principal amount of $474,948.58, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.160           “Restated OMG Term Note” shall mean the Third Amended and Restated Term Promissory Note, dated of even date herewith, by OMG in favor of Agent in the original principal amount of $3,298,514.16, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.161           “Revolving Loan Limit” shall mean, (a) for so long as the Term B Loan is outstanding, the amount equal to the lesser of (i) $90,000,000 or (ii) $110,000,000, less the outstanding aggregate principal amount of the Term Loans, and (b) from and after the date that the Term B Loan has been repaid in full, the amount equal to $110,000,000, less the outstanding aggregate principal amount of the Term Loans.

1.162            “Revolving Loans” shall mean the loans now or hereafter made by or on behalf of any Lender or by Agent for the account of any Lender on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

1.163           “Secured Parties” shall mean, collectively, (a) Agent, (b) Lenders, (c) Bank Product Providers, and (d) each Issuing Bank.

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1.164           “Seller” shall mean any Person that sells Capital Stock or other property or assets to a Borrower or a Subsidiary of a Borrower in a Permitted Acquisition.

1.165           “Senior Leverage Ratio” shall mean, as of any date, the ratio of (a) the sum of (i) the aggregate amount of the Obligations (including without limitation the amount of all contingent liabilities in respect of undrawn Letter of Credit Accommodations and other letters of credit) outstanding on such date, plus (ii) the aggregate amount of the OMG Mortgage Debt outstanding on such date, plus (iii) the aggregate amount of the Term B Loan Debt outstanding on such date, to (b) EBITDA of Parent and its Subsidiaries (other than the Specified Subsidiaries), on a consolidated basis, for the period of twelve (12) consecutive fiscal months ended on such date.

1.166           “Solvent” shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

1.167           “Southern Term Note” shall mean the Term Promissory Note, dated of even date herewith, by Southern in favor of Agent in the original principal amount of $482,707.76, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.168           “Special Agent Advances” shall have the meaning set forth in Section 12.11 hereof.

1.169            “Specified Subsidiaries” shall mean, collectively, (a) Maryland Wire, (b) H&H Tube, (c) H&H Electronic, (d) Hardy & Harman Ele (Asia) SdN Bhd., a Malaysian corporation, (e) Indiana Tube Denmark, (f) Sumco, and (g) any Exempt Subsidiary (effective upon the consummation of either (x) the sale of all of the Capital Stock of an Exempt Subsidiary as permitted by Section 9.7(b)(ix) hereof or (y) the sale or other disposition of all or substantially all of the assets and properties of an Exempt Subsidiary as permitted by Section 9.7(b)(ix) hereof and the cessation of operations of such Exempt Subsidiary).

1.170           “Subordinated Note Documents” shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Subordinated Note Indenture, (b) the Subordinated Notes, (c) the Security Agreement, dated of even date herewith, by and among Borrowers, Guarantors and Subordinated Note Trustee, (d) the Exchange Agreement, dated of even date herewith, among Borrowers, Guarantors, Steel Partners II Liquidating Series Trust - Series A and Steel Partners II Liquidating Series Trust - Series E, and (e) all of the other agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of Subordinated Note Trustee and/or Subordinated Noteholders in connection therewith or related thereto; sometimes being referred to herein individually as a “Subordinated Note Document”.

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1.171           “Subordinated Noteholder Indebtedness” shall mean all Indebtedness owing by Borrowers and Guarantors to Subordinated Noteholders and Subordinated Note Trustee permitted under Section 9.9(g) hereof, including principal, interest, charges, fees, premiums, indemnities, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Subordinated Note Documents.

1.172           “Subordinated Note Indenture” shall mean the Indenture, dated of even date herewith, among Parent, as issuer, the other Borrowers and Guarantors, as guarantors, and Subordinated Note Trustee, as trustee and collateral agent, with respect to the Subordinated Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including any agreements with respect to Refinancing Indebtedness.

1.173           “Subordinated Noteholder Intercreditor Agreement” shall mean the Intercreditor and Subordination Agreement, dated of even date herewith, by and among Agent, Term B Loan Agent and Subordinated Note Trustee, as acknowledged and agreed by Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.174           “Subordinated Noteholders” shall mean, collectively, Steel Partners II Liquidating Series Trust - Series A, a statutory trust formed under the laws of the State of Delaware, in its individual capacity, Steel Partners II Liquidating Series Trust - Series E, a statutory trust formed under the laws of the State of Delaware, in its individual capacity, and all of the other holders of the Subordinated Notes from time to time, together with their respective successors and assigns; each sometimes being referred to herein individually as a “Subordinated Noteholder”.

1.175           “Subordinated Notes” shall mean the 10% Subordinated Secured Notes Due 2017, dated of even date herewith

1.176           “Subordinated Note Trustee” shall mean Wells Fargo Bank, National Association, a national banking association, in its capacity as trustee and collateral agent acting for and on behalf of the Subordinated Noteholders, and its successors and assigns (including any replacement or successor trustee or collateral agent).

1.177           “Subsidiary” or “subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

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1.178           “Taxes” shall mean any and all present or future taxes, levies, imposts, deductions and other governmental charges or withholdings, and all interest, penalties and other liabilities with respect thereto, imposed by any jurisdiction (or any political subdivision thereof).

1.179           “Termination Date” shall have the meaning set forth in Section 13.1 hereof.

1.180           “Term B Loan” shall mean the term loan(s) made by or on behalf of Term B Loan Lenders to Borrowers as provided for in the Term B Loan Agreement.

1.181           “Term B Loan Agent” shall mean Ableco, L.L.C., a Delaware limited liability company, in its capacity as administrative agent acting for and on behalf of the Term B Loan Lenders pursuant to the Term B Loan Agreement, and its successors and assigns.

1.182           “Term B Loan Agreement” shall mean the Loan and Security Agreement, dated of even date herewith, by and among Term B Loan Agent, Term B Loan Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, renewed, restated or replaced in a manner not prohibited by the Term B Loan Intercreditor Agreement.

1.183           “Term B Loan Debt” shall mean all Indebtedness owing by Borrowers and Guarantors to Term B Term Loan Agent and Term B Term Lenders, including principal, interest, charges, fees, premiums, indemnities, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Term B Loan Financing Agreements.

1.184           “Term B Loan Financing Agreements” shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced or replaced): (a) the Term B Loan Agreement, and (b) all other agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor to, with or in favor of Term B Loan Agent or any Term B Loan Lender in connection therewith or related thereto.

1.185           “Term B Loan Intercreditor Agreement” shall mean the Intercreditor Agreement, dated of even date herewith, by and between Agent and Term B Loan Agent, as acknowledged and agreed by Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.186            “Term B Loan Lenders” shall mean, collectively, the financial institutions that are parties to the Term B Loan Agreement as lenders from time to time, and their respective successors and assigns; sometimes being referred to herein individually as a “Term B Loan Lender”.

1.187           “Term Loans” shall mean the term loans made by Lenders to certain Borrowers on the date hereof in the aggregate original principal amount of $21,000,000 as more particularly described in Section 2.3(c) hereof; each sometimes being referred to herein individually as a “Term Loan”.

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1.188           “Term Notes” shall mean, collectively, the following (as the same now exists, or may hereafter be amended, modified, supplemented, extended, reviewed, restated or replaced): (a) the Arlon Term Note, (b) the Arlon Viscor/Signtech Term Note, (c) the Kasco Term Note, (d) the Southern Term Note, (e) the Restated Camdel Term Note, (f) the Restated Canfield Term Note, (g) the Restated Continental Term Note, (h) the Restated Handy Term Note, (i) the Restated Indiana Tube Term Note, (j) the Restated Lucas Term Note, (k) the Restated Micro-Tube Term Note, and (l) the Restated OMG Term Note; each sometimes individually referred to herein as a “Term Note”.

1.189           “TTM EBITDA” shall mean, as to any Person, on any date of determination, EBITDA for such Person and its Subsidiaries for the period of twelve (12) consecutive fiscal months ended on the last day of the month immediately preceding such date.

1.190           “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine).

1.191           “US Dollar Equivalent” shall mean at any time (a) as to any amount denominated in US Dollars, the amount thereof at such time, and (b) as to any amount denominated in any other currency, the equivalent amount in US Dollars calculated by Agent in good faith at such time using the Exchange Rate in effect on the Business Day of determination.

1.192           “US Dollars”, “US$” and “$” shall each mean lawful currency of the United States of America.

1.193           “Value” shall mean, as determined by Agent in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in first-out basis in accordance with GAAP or (b) market value, provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include:  (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower or (B)  write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Agent prior to the date hereof.

1.194           “VAT” shall mean Value Added Tax imposed in Canada or any other jurisdiction and any equivalent tax applicable in any jurisdiction (including Goods and Services Tax, Harmonized Sales Tax and Quebec Sales Tax).

1.195           “Voting Stock” shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

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1.196           “Weighted Average Life to Maturity” shall mean when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the product obtained by multiplying (i) the amount of each then outstanding installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment.

1.197           “Wells Fargo” shall mean Wells Fargo Bank, National Association, a national banking association, in its individual capacity, and its successors and assigns.

1.198           “WHX” shall mean WHX Corporation, a Delaware corporation.

1.199           “WHX Plan” shall mean the WHX Pension Plan, a defined benefit plan that is covered by Title IV of ERISA.

1.200            “WHX Subordinated Note Documents” shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Secured Subordinated Note, dated August 19, 2009, by Bairnco in favor of WHX in respect of the Indebtedness permitted under Section 9.9(k) hereof, (b) the Subordinated Loan and Security Agreement, dated as of August 19, 2009, between Bairnco and WHX, (c) the Guarantee and Security Agreement, dated as of August 19, 2009, among Bairnco, certain of its Subsidiaries and WHX, and (d) all other agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of WHX in connection therewith or related thereto.

1.201           “WHX Intercreditor Agreement” shall mean the Intercreditor and Subordination Agreement, dated of even date herewith, among Agent, Term B Loan Agent and WHX, as acknowledged and agreed to by Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

SECTION  2. CREDIT FACILITIES

2.1 Loans.

(a) Subject to and upon the terms and conditions contained herein, each Lender severally (and not jointly) agrees to make its Pro Rata Share of Revolving Loans to each Borrower from time to time in amounts requested by such Borrower (or Administrative Borrower on behalf of such Borrower) up to the amount outstanding at any time equal to the lesser of: (i) the Borrowing Base at such time or (ii) the Revolving Loan Limit at such time.

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(b) Except in Agent’s discretion, with the consent of all Lenders, or as otherwise provided herein, (i) the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit, (ii) the aggregate principal amount of the Revolving Loans and Letter of Credit Accommodations outstanding at any time shall not exceed the lesser of the Borrowing Base or the Revolving Loan Limit, (iii) the aggregate principal amount of the Loans and Letter of Credit Accommodations outstanding at any time to a Borrower shall not exceed the Loan Limit of such Borrower, (iv) the aggregate principal amount of the Revolving Loans and Letter of Credit Accommodations outstanding at any time based on Eligible Inventory consisting of Precious Metals Inventory and/or Eligible Consigned Precious Metals Inventory shall not exceed $17,500,000, (v) the aggregate principal amount of the Revolving Loans and Letter of Credit Accommodations outstanding at any time based on Eligible Inventory and/or Eligible Consigned Precious Metals Inventory shall not exceed the Inventory Loan Limit; (vi) the aggregate principal amount of the Revolving Loans and Letter of Credit Accommodations outstanding at any time based on Eligible Inventory consisting of Thermount fiber shall not exceed $500,000; and (vii) the aggregate principal amount of the Revolving Loans and Letter of Credit Accommodations outstanding at any time based on Eligible Arlon Materials shall not exceed $2,500,000.

(c) In the event that the aggregate outstanding principal amount of the Revolving Loans and Letter of Credit Accommodations exceeds the Borrowing Base or the Revolving Loan Limit, or the aggregate principal amount of Revolving Loans and Letter of Credit Accommodations based on Eligible Inventory and/or Eligible Consigned Precious Metals Inventory exceeds the sublimit set forth above, or the aggregate amount of the outstanding Letter of Credit Accommodations exceed the Letter of Credit Sublimit, or the aggregate amount of the Loans and Letter of Credit Accommodations exceed the Maximum Credit, such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in such circumstances or on any future occasions and Borrowers shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent the entire amount of any such excess(es) for which payment is demanded.

2.2 Letter of Credit Accommodations.

(a) Subject to and upon the terms and conditions contained herein, at the request of a Borrower (or Administrative Borrower on behalf of such Borrower), Agent agrees, for the ratable risk of each Lender according to its Pro Rata Share, to provide or arrange for Letter of Credit Accommodations for the account of such Borrower containing terms and conditions acceptable to Agent and the Issuing Bank thereof.  Any payments made by or on behalf of Agent or any Lender to any Issuing Bank thereof and/or related parties in connection with the Letter of Credit Accommodations provided to or for the benefit of a Borrower shall constitute additional Revolving Loans to such Borrower pursuant to this Section 2 (or Special Agent Advances as the case may be).

(b) In addition to any charges, fees or expenses charged by Issuing Bank in connection with the Letter of Credit Accommodations, Borrowers shall pay to Agent, for the benefit of Lenders, a letter of credit fee at a rate equal to two (2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Agent may, and upon the written direction of Required Lenders shall, require Borrowers to pay to Agent for the benefit of Lenders such letter of credit fee, at a rate equal four (4%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of termination hereof until Agent and Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent.  Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination of this Agreement.  In addition to the letter of credit fees provided above, Borrowers shall pay to Issuing Bank for its own account (without sharing with Lenders) the letter of credit fronting and negotiation fees agreed to by Borrowers and Issuing Bank from time to time and the customary charges from time to time of Issuing Bank with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, any Letters of Credit Accommodations.

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(c) The Borrower requesting such Letter of Credit Accommodation (or Administrative Borrower on behalf of such Borrower) shall give Agent two (2) Business Days’ prior written notice of such Borrower’s request for the issuance of a Letter of Credit Accommodation.  Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day and in no event shall be a date less than ten (10) days prior to the end of the then current term of this Agreement) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation.  The Borrower requesting the Letter of Credit Accommodation (or Administrative Borrower on behalf of such Borrower) shall attach to such notice the proposed terms of the Letter of Credit Accommodation.

(d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Agent:  (i) the Borrower requesting such Letter of Credit Accommodation (or Administrative Borrower on behalf of such Borrower) shall have delivered to the applicable Issuing Bank of such Letter of Credit Accommodation at such times and in such manner as such Issuing Bank may require, an application, in form and substance satisfactory to such Issuing Bank and Agent, for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Agent and such Issuing Bank, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the applicable Issuing Bank of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation; and (iii) the Excess Availability, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation (other than a Precious Metals Consignor Letter of Credit Accommodation) is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to the applicable Issuing Bank, the sum of (1) the percentage equal to one hundred (100%) percent minus the then applicable percentage with respect to Eligible Inventory or Eligible Consigned Precious Metals Inventory set forth in the definition of the term Borrowing Base multiplied by the Value of such Eligible Inventory or Eligible Consigned Precious Metals Inventory, as the case may be, plus (2) freight, taxes, duty and other amounts which Agent estimates must be paid in connection with such Inventory upon arrival and for delivery to a Borrowing Base Party’s location for Eligible Inventory or Eligible Consigned Precious Metals Inventory within the United States of America (in the case of a Borrower) or Canada (in the case of H&H Canada or Atlantic) and (B) if the proposed Letter of Credit Accommodation is for any other purpose or the documents of title are not consigned to the applicable Issuing Bank in connection with a Letter of Credit Accommodation for the purpose of purchasing Inventory or if the proposed Letter of Credit Accommodation is a Precious Metals Consignor Letter of Credit Accommodation, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Agent with respect thereto.  Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.2(d)(iii)(A) or Section 2.2(d)(iii)(B).

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(e) Except in Agent's discretion, with the consent of all Lenders, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Agent or any Lender in connection therewith shall not at any time exceed the Letter of Credit Limit.

(f) Borrowers and Guarantors shall indemnify and hold Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any Issuing Bank or correspondent with respect to any Letter of Credit Accommodation, except for such losses, claims, damages, liabilities, costs or expenses that are a direct result of the gross negligence or willful misconduct of Agent or any Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction.  Each Borrower and Guarantor assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower’s agent.  Each Borrower and Guarantor assumes all risks for, and agrees to pay, all foreign, Federal, State, Provincial and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder.  Each Borrower and Guarantor hereby releases and holds Agent and Lenders harmless from and against any acts, waivers, errors, delays or omissions, whether caused by any Borrower, Guarantor, by any Issuing Bank or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for the gross negligence or willful misconduct of Agent or any Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction.  The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination of this Agreement.

(g) In connection with Inventory purchased pursuant to Letter of Credit Accommodations, Borrowers and Guarantors shall, at Agent’s request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver them to Agent and/or subject to Agent’s order, and if they shall come into such Borrower’s or Guarantor’s possession, to deliver them, upon Agent’s request, to Agent in their original form.  Borrowers and Guarantors shall also, at Agent’s request, designate Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

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(h) Each Borrower and Guarantor hereby irrevocably authorizes and directs any Issuing Bank of a Letter of Credit Accommodation to name such Borrower or Guarantor as the account party therein and to deliver to Agent all instruments, documents and other writings and property received by any Issuing Bank pursuant to the Letter of Credit Accommodations and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor.  Nothing contained herein shall be deemed or construed to grant any Borrower or Guarantor any right or authority to pledge the credit of Agent or any Lender in any manner.  Agent and Lenders shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an Issuing Bank other than Agent or any Lender unless Agent has duly executed and delivered to such Issuing Bank the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation.  Borrowers and Guarantors shall be bound by any reasonable interpretation made in good faith by Agent, or any Issuing Bank or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of any Borrower or Guarantor.

(i) So long as no Event of Default exists or has occurred and is continuing, a Borrower may (i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptance or rejection of any documents or goods, (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (iv) with Agent’s consent, grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral.

(j) At any time an Event of Default exists or has occurred and is continuing, Agent shall have the right and authority to, and Borrowers shall not, without the prior written consent of Agent, (i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptance or rejection of any documents or goods, (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, (iv) grant any extensions of the maturity of, time of payments for, or time of presentation of, any drafts, acceptances, or documents, and (v) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral.  Agent may take such actions either in its own name or in any Borrower’s name.

(k) Any rights, remedies, duties or obligations granted or undertaken by any Borrower or Guarantor to any Issuing Bank or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any Issuing Bank or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower or Guarantor to Agent for the ratable benefit of Lenders.  Any duties or obligations undertaken by Agent to any Issuing Bank or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Agent in favor of any Issuing Bank or correspondent to the extent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers and Guarantors to Agent for the ratable benefit of Lenders and to apply in all respects to Borrowers and Guarantors.

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(l) Immediately upon the issuance or amendment of any Letter of Credit Accommodation, each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Pro Rata Share of the liability with respect to such Letter of Credit Accommodation (including, without limitation, all Obligations with respect thereto).

(m) Each Borrower is irrevocably and unconditionally obligated, without presentment, demand or protest, to pay to Agent any amounts paid by an Issuing Bank of a Letter of Credit Accommodation with respect to such Letter of Credit Accommodation (whether through the borrowing of Loans in accordance with Section 2.2(a) or otherwise).  In the event that any Borrower fails to pay Agent on the date of any payment under a Letter of Credit Accommodation in an amount equal to the amount of such payment, Agent (to the extent it has actual notice thereof) shall promptly notify each Lender of the unreimbursed amount of such payment and each Lender agrees, upon one (1) Business Day’s notice, to fund to Agent the purchase of its participation in such Letter of Credit Accommodation in an amount equal to its Pro Rata Share of the unpaid amount.  The obligation of each Lender to deliver to Agent an amount equal to its respective participation pursuant to the foregoing sentence is absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuance of any Event of Default, the failure to satisfy any other condition set forth in Section 4 or any other event or circumstance.  If such amount is not made available by a Lender when due, Agent shall be entitled to recover such amount on demand from such Lender with interest thereon, for each day from the date such amount was due until the date such amount is paid to Agent at the interest rate then payable by any Borrower in respect of Loans that are Prime Rate Loans as set forth in Section 3.1(a) hereof.

2.3 Term Loans.

(a) Prior to the date hereof, Lenders made term loans to (i) Camdel in the original principal amount of $1,620,704 (the “Existing Camdel Term Loan”), (ii) Canfield in the original principal amount of $1,346,385 (the “Existing Canfield Term Loan”), (iii) Continental in the original principal amount of $1,907,232 (the “Existing Continental Term Loan”), (iv) Handy in the original principal amount of $1,265,429 (the “Existing Handy Term Loan”), (v) Indiana Tube in the original principal amount of $2,257,800 (the “Existing Indiana Tube Term Loan”), (vi) Lucas in the original principal amount of $1,830,269 (the “Existing Lucas Term Loan”), (vii) Micro-Tube in the original principal amount of $336,831 (the “Existing Micro-Tube Term Loan”), and (viii) OMG in the original principal amount of $2,856,291 (the “Existing OMG Term Loan” and, together with the Existing Camdel Term Loan, the Existing Canfield Term Loan, the Existing Continental Term Loan, the Existing Handy Term Loan, the Existing Indiana Tube Term Loan, the Existing Lucas Term Loan and the Existing Micro-Tube Term Loan, collectively, the “Existing Term Loans”); and

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(b) Borrowers and Guarantors hereby acknowledge, confirm and agree that, as of the date hereof and immediately before giving effect hereto:

(i) Camdel is indebted to Lenders for the Obligations evidenced by the Existing Camdel Term Note in the principal amount of $815,684.36 (the “Existing Camdel Term Loan Balance”), plus accrued interest and fees thereon;

(ii)   Canfield is indebted to Lenders for the Obligations evidenced by the Existing Canfield Term Note in the principal amount of $677,622.26 (the “Existing Canfield Term Loan Balance”), plus accrued interest and fees thereon;

(iii)   Continental is indebted to Lenders for the Obligations evidenced by the Existing Continental Term Note in the principal amount of $959,891.02 (the “Existing Continental Term Loan Balance”), plus accrued interest and fees thereon;

(iv) Handy is indebted to Lenders for the Obligations evidenced by the Existing Handy Term Note in the principal amount of $636,878.12, plus accrued interest and fees thereon;

(v)  Indiana Tube is indebted to Lenders for the Obligations evidenced by the Existing Indiana Tube Term Note in the principal amount of $1,136,328.43 (the “Existing Indiana Tube Term Loan Balance”), plus accrued interest and fees thereon;

(vi) Lucas is indebted to Lenders for the Obligations evidenced by the Existing Lucas Term Note in the principal amount of $952,942.15 (the “Existing Lucas Term Loan Balance”), plus accrued interest and fees thereon;

(vii)  Micro-Tube is indebted to Lenders for the Obligations evidenced by the Existing Micro-Tube Term Note in the principal amount of $169,523.71 (the “Existing Micro-Tube Term Loan Balance”), plus accrued interest and fees thereon; and

(viii)  OMG is indebted to Lenders for the Obligations evidenced by the Existing OMG Term Note in the principal amount of $1,398,264.70 (the “Existing OMG Term Loan Balance”), plus accrued interest and fees thereon.

(c) On the date hereof, subject to the terms and conditions contained herein and in the other Financing Agreements, each Lender severally (and not jointly) agrees to make:

(i) a term loan to Arlon in the original principal amount equal to such Lender’s Pro Rata Share of $4,131,480.39 (the “Arlon Term Loan”) and evidenced by and be due and payable pursuant to the terms of the Arlon Term Note;

(ii) a term loan to Arlon Viscor and Arlon Signtech in the original principal amount equal to such Lender’s Pro Rata Share of $415,224.46 (the “Arlon Viscor/Signtech Term Loan”) and evidenced by and be due and payable pursuant to the terms of the Arlon Viscor/Signtech Term Note;

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(iii) a term loan to Kasco in the original principal amount equal to such Lender’s Pro Rata Share of $715,010.87 (the “Kasco Term Loan”) and evidenced by and be due and payable pursuant to the terms of the Kasco Term Note;

(iv) a term loan to Southern in the original principal amount equal to such Lender’s Pro Rata Share of $482,707.76 (the “Southern Term Loan”) and evidenced by and be due and payable pursuant to the terms of the Southern Term Note;

(v) an additional term loan to Camdel in the original principal amount equal to such Lender’s Pro Rata Share of $1,521,702.25 which, together with the Existing Camdel Term Loan Balance, shall be consolidated (as so consolidated, the “Camdel Term Loan”) and evidenced by and be due and payable pursuant to the terms of the Restated Camdel Term Note, which shall supersede, replace, amend and restate the Existing Camdel Term Note;

(vi) an additional term loan to Canfield in the original principal amount equal to such Lender’s Pro Rata Share of $897,729.85 which, together with the Existing Canfield Term Loan Balance, shall be consolidated (as so consolidated, the “Canfield Term Loan”) and evidenced by and be due and payable pursuant to the terms of the Restated Canfield Term Note, which shall supersede, replace, amend and restate the Existing Canfield Term Note;

(vii) an additional term loan to Continental in the original principal amount equal to such Lender’s Pro Rata Share of $1,350,922.42 which, together with the Existing Continental Term Loan Balance, shall be consolidated (as so consolidated, the “Continental Term Loan”) and evidenced by and be due and payable pursuant to the terms of the Restated Continental Term Note, which shall supersede, replace, amend and restate the Existing Continental Term Note;

(viii) an additional term loan to Handy in the original principal amount equal to such Lender’s Pro Rata Share of $1,356,034.21 which, together with the Existing Handy Term Loan Balance, shall be consolidated (as so consolidated, the “Handy Term Loan”) and evidenced by and be due and payable pursuant to the terms of the Restated Handy Term Note, which shall supersede, replace, amend and restate the Existing Handy Term Note;

(ix) an additional term loan to Indiana Tube in the original principal amount equal to such Lender’s Pro Rata Share of $1,004,812.11 which, together with the Existing Indiana Tube Term Loan Balance, shall be consolidated (as so consolidated, the “Indiana Tube Term Loan”) and evidenced by and be due and payable pursuant to the terms of the Restated Indiana Tube Term Note, which shall supersede, replace, amend and restate the Existing Indiana Tube Term Note;

(x) an additional term loan to Lucas in the original principal amount equal to such Lender’s Pro Rata Share of $171,566.60 which, together with the Existing Lucas Term Loan Balance, shall be consolidated (as so consolidated, the “Lucas Term Loan”) and evidenced by and be due and payable pursuant to the terms of the Restated Lucas Term Note, which shall supersede, replace, amend and restate the Existing Lucas Term Note;

(xi) an additional term loan to Micro-Tube in the original principal amount equal to such Lender’s Pro Rata Share of $305,424.87 which, together with the Existing Micro-Tube Term Loan Balance, shall be consolidated (as so consolidated, the “Micro-Tube Term Loan”) and evidenced by and be due and payable pursuant to the terms of the Restated Micro-Tube Term Note, which shall supersede, replace, amend and restate the Existing Micro-Tube Term Note; and

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(xii) an additional term loan to OMG in the original principal amount equal to such Lender’s Pro Rata Share of $1,900,249.46 which, together with the Existing OMG Term Loan Balance, shall be consolidated (as so consolidated, the “OMG Term Loan” and together with the Arlon Term Loan, the Arlon Viscor/Signtech Term Loan, the Kasco Term Loan, the Southern Term Loan, the Camdel Term Loan, the Canfield Term Loan, the Continental Term Loan, the Handy Term Loan, the Indiana Tube Term Loan, the Lucas Term Loan and the Micro-Tube Term Loan, collectively, the “Term Loans” and each a “Term Loan”) and evidenced by and be due and payable pursuant to the terms of the Restated OMG Term Note, which shall supersede, replace, amend and restate the Existing OMG Term Note.

(d) The Term Loans: (i) shall be evidenced by the Term Notes, (ii) shall be repaid, together with interest and other amounts due in respect thereof, in accordance with this Agreement, the Term Notes and the other Financing Agreements, and (iii) shall be secured by the Collateral.  The principal amount of each of the Term Loans shall be repaid in sixty (60) equal consecutive monthly installments (or earlier as provided herein), in the amount set forth in each applicable Term Note, commencing on November 1, 2010 and on the first day of each month thereafter; provided, that, the entire unpaid principal amount of each of the Term Loans, together with all accrued and unpaid interest thereon and all other Obligations related thereto, shall be due and payable on the earlier of the effective date of the termination or non-renewal of the Financing Agreements or the acceleration of the Obligations in respect of the Term Loans.

(e) Except for the making of the Term Loans as set forth in this Section 2.3, Borrowers shall have no right to request, and Lenders shall have no obligation to make, any additional loans or advances to Borrowers under this Section 2.3.  Any principal amount of the Term Loans which is repaid or prepaid may not be reborrowed.

2.4 Mandatory Prepayments.  Notwithstanding the provisions of Section 6.4 hereof, and subject to the terms of Section 7.b. of the Term B Loan Intercreditor Agreement:

(a) Upon the receipt by any Borrower or any of its Subsidiaries of any Extraordinary Receipts in excess of $250,000 in the aggregate in any fiscal year:

(i)  if such Extraordinary Receipts are the proceeds of any Canadian Pension Plan, then Borrowers shall immediately prepay the Obligations and the Term B Loan Debt in an amount equal to fifty (50%) percent of such Extraordinary Receipts (net of any reasonable expenses incurred in collecting such Extraordinary Receipts) as follows: first, to the outstanding principal amount of the Term Loans until paid in full, and second, at Borrowers’ option, to either (A) the outstanding principal amount of the Term B Loan, or (B) the outstanding principal amount of the Revolving Loans so long as (in the case of this clause (B) only) Agent establishes and maintains a permanent Reserve in an amount equal to the amount of such proceeds that are so applied by the prepayment of the Revolving Loans;

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(ii)  if such Extraordinary Receipts are the proceeds of Inventory or Accounts, then Borrowers shall immediately prepay the Obligations and the Term B Loan Debt in an amount equal to one hundred (100%) percent of such Extraordinary Receipts (net of any reasonable expenses incurred in collecting such Extraordinary Receipts) as follows: first, to the outstanding principal amount of the Revolving Loans until paid in full, second, to the outstanding principal amount of the Term Loans until paid in full, and third, to the outstanding principal amount of the Term B Loan until paid in full; and

(iii)  if such Extraordinary Receipts are the proceeds of any Collateral (other than Inventory or Accounts or the proceeds of any Canadian Pension Plan), then Borrowers shall immediately prepay the Obligations and the Term B Loan Debt in an amount equal to one hundred (100%) percent of such Extraordinary Receipts (net of any reasonable expenses incurred in collecting such Extraordinary Receipts) as follows: first, to the outstanding principal amount of the Term Loans until paid in full, and second, at Borrowers’ option, to either (A) the outstanding principal amount of the Term B Loan, or (B) the outstanding principal amount of the Revolving Loans so long as (in the case of this clause (B) only) Agent establishes and maintains a permanent Reserve in an amount equal to the amount of such Extraordinary Receipts that are so applied to the prepayment of the Revolving Loans;

provided, however, that (A) so long as no Default or Event of Default has occurred and is continuing, on the date any Borrower or any of its Subsidiaries receives Extraordinary Receipts consisting of insurance proceeds from one or more policies covering, or proceeds from any judgment, settlement, condemnation or other cause of action in respect of, the loss, damage, taking or theft of any property or assets, such Extraordinary Receipts may, at the option of the Borrowers, be applied to repair, refurbish or replace such property or assets or acquire replacement property or assets for the property or assets so lost, damaged or stolen or other property or assets used or useful in the business of any Borrower for the property or assets so disposed, provided, that (w) Agent has a first priority Lien on such replacement (or repaired or restored) property or assets, (y) (I) such insurance proceeds are delivered to Agent to hold in escrow until required to be used in accordance with this Agreement or (II) Agent establishes a Reserve in the amount of such insurance proceeds until such time as such proceeds are applied to repair, refurbish or replace such property or assets or acquire replacement property or assets for the property or assets so lost, damaged or stolen or other property or assets used or useful in the business of any Borrower for the property or assets so disposed, (y) Borrowers deliver to Agent within 10 days after the date of receipt of such Extraordinary Receipts a certificate stating that such Extraordinary Receipts shall be used to repair or refurbish such property or assets or to acquire such replacement property or assets for the property or assets so lost, damaged or stolen or such other property or assets used or useful in the business of any Borrower within one (1) year after the date of receipt of such Extraordinary Receipts (which certificate shall set forth an estimate of the Extraordinary Receipts to be so expended), and (z) if such Extraordinary Receipts are the proceeds of Real Property and aggregate $1,000,000 or more, Borrowers shall obtain the prior written consent of Agent, and if all or any portion of such Extraordinary Receipts described in this clause (A) are not so used within one (1) year after the date of receipt of such Extraordinary Receipts, such unused Extraordinary Receipts shall be applied to prepay the Obligations and the Term B Loan Debt in accordance with this Section 2.4(a), (B) pending any such reinvestment described in clause (A) above, the Extraordinary Receipts shall be applied as a prepayment of Revolving Loans.  Any Extraordinary Receipts applied to repair, refurbish or replace Collateral pursuant to and in accordance with this Section 2.4(a) shall not be deemed Capital Expenditures for purposes of this Agreement.

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(b)  Upon the issuance or sale by any Borrower or any of its Subsidiaries of Capital Stock of such Borrower or Subsidiary as permitted in Sections 9.7(b)(iii) and (iv) hereof, or the issuance or incurrence by any Borrower or any of its Subsidiaries of any Indebtedness of the type described in Section 9.9(e) hereof, Borrowers shall immediately prepay the Obligations and the Term B Loan Debt in an amount equal to one hundred (100%) percent of the Net Cash Proceeds received by such Borrower or Subsidiary in connection therewith as follows: first, to the outstanding principal amount of the Term Loans until paid in full, and second, at Borrowers’ option, to either (A) the outstanding principal amount of the Term B Loan, or (B) the outstanding principal amount of the Revolving Loans so long as (in the case of this clause (B) only) Agent establishes and maintains a permanent Reserve in an amount equal to the amount of such Net Cash Proceeds that are so applied to the prepayment of the Revolving Loans.  The provisions of this subsection (b) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

(c) (i) Upon the sale or other disposition of any Collateral by any Borrower or any of its Subsidiaries as permitted in Sections 9.7(b)(ii), (vi), (vii) or (x) hereof, or the sale or other disposition of any Collateral by any Borrower or any of its Subsidiaries not otherwise permitted by the terms of this Agreement but consented to by the Required Lenders, Borrowers shall immediately prepay the Obligations and the Term B Loan Debt in an amount equal to one hundred (100%) percent of the Net Cash Proceeds received by such Borrower or such Subsidiary in connection with such sale or other disposition as follows:

(A) if such sale or other disposition includes Inventory or Accounts, then the portion of the Net Cash Proceeds attributable to such Inventory or Accounts shall be applied, first, to the outstanding principal amount of the Revolving Loans until paid in full, second, to the outstanding principal amount of the Term Loans until paid in full, and third, to the outstanding principal amount of the Term B Loan until paid in full; and

(B)  if such sale or other disposition includes any Collateral (other than Inventory or Accounts), then the portion of the Net Cash Proceeds attributable to such other Collateral shall be applied, first, to the outstanding principal amount of the Term Loans until paid in full, and second, at Borrowers’ option, to either (x) the outstanding principal amount of the Term B Loan, or (y) the outstanding principal amount of the Revolving Loans so long as (in the case of this clause (y) only) Agent establishes and maintains a permanent Reserve in an amount equal to the amount of such Net Cash Proceeds that are so applied to the prepayment of the Revolving Loans.

(ii)  Upon the sale or other disposition of the Capital Stock, assets or properties of an Exempt Subsidiary as permitted in Section 9.7(b)(ix) hereof, Borrowers shall immediately prepay the Obligations and the Term B Loan Debt in an amount equal to the lesser of (x) one hundred (100%) percent of the Net Cash Proceeds received by the applicable Borrower, Guarantor or Subsidiary in connection with such sale or other disposition or (y) the amount equal to four (4) times TTM EBITDA of such Exempt Subsidiary for the period of twelve (12) consecutive fiscal months ended on the last day of the month immediately preceding the date of such sale or other disposition for which Agent has received financial statements of Parent and its Subsidiaries as follows:

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(A) if such sale or other disposition includes Inventory or Accounts, then the portion of the Net Cash Proceeds from such sale or other disposition attributable to such Inventory or Accounts shall be applied, first, to the outstanding principal amount of the Revolving Loans until paid in full, second, to the outstanding principal amount of the Term Loans until paid in full, and third, to the outstanding principal amount of the Term B Loan until paid in full; and

(B)  if such sale or other disposition includes any Collateral (other than Inventory or Accounts), then the portion of the Net Cash Proceeds attributable to such other Collateral shall be applied, first, to the outstanding principal amount of the Term Loans until paid in full, and second, at Borrowers’ option, to either (x) the outstanding principal amount of the Term B Loan, or (y) the outstanding principal amount of the Revolving Loans so long as (in the case of this clause (y) only) Agent establishes and maintains a permanent Reserve in an amount equal to the amount of such Net Cash Proceeds that are so applied to the prepayment of the Revolving Loans.

(iii)  Upon the sale or other disposition of the Capital Stock of Indiana Tube Denmark as permitted in Section 9.7(b)(v) hereof, Borrowers shall immediately prepay the Obligations and the Term B Loan Debt in an amount equal to fifty (50%) percent of the Net Cash Proceeds received by H&H International in connection with such sale or other disposition as follows:

(A) if such sale or other disposition includes Inventory or Accounts, then the portion of the Net Cash Proceeds from such sale or other disposition attributable to such Inventory or Accounts shall be applied, first, to the outstanding principal amount of the Revolving Loans until paid in full, second, to the outstanding principal amount of the Term Loans until paid in full, and third, to the outstanding principal amount of the Term B Loan until paid in full; and

(B)  if such sale or other disposition includes any Collateral (other than Inventory or Accounts), then the portion of the Net Cash Proceeds attributable to such other Collateral shall be applied, first, to the outstanding principal amount of the Term Loans until paid in full, and second, at Borrowers’ option, to either (x) the outstanding principal amount of the Term B Loan, or (y) the outstanding principal amount of the Revolving Loans so long as (in the case of this clause (y) only) Agent establishes and maintains a permanent Reserve in an amount equal to the amount of such Net Cash Proceeds that are so applied to the prepayment of the Revolving Loans.

(iv)  The provisions of this subsection (c) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

(d) All prepayments of the Term Loans under this Section 2.4 shall be applied against the remaining installments (if any) of principal due on the Term Loans in the inverse order of maturity.  Notwithstanding anything to the contrary in this Section 2.4, all prepayments of principal under this Section 2.4 shall be made together with accrued and unpaid interest thereon to the date of such prepayment.

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2.5 Commitments.  The aggregate amount of each Lender’s Pro Rata Share of the Loans and Letter of Credit Accommodations shall not exceed the amount of such Lender’s Commitment, as the same may from time to time be amended in accordance with the provisions hereof.

2.6 Joint and Several Liability.  Each Borrower shall be jointly and severally liable for all amounts due to Agent and Lenders under this Agreement and the other Financing Agreements, regardless of which Borrower actually receives the Loans or Letter of Credit Accommodations hereunder or the amount of such Loans received or the manner in which Agent or any Lender accounts for such Loans, Letter of Credit Accommodations or other extensions of credit on its books and records.  All references herein or in any of the other Financing Agreements to any of the obligations of Borrowers to make any payment hereunder or thereunder shall constitute joint and several obligations of Borrowers.  The Obligations with respect to Loans made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, with respect to Loans made to the other Borrower, shall be separate and distinct obligations, but all such other Obligations shall be primary obligations of all Borrowers.  The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other Borrower shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrower, (b) the absence of any attempt to collect the Obligations from the other Borrower, any Obligor or any other security therefor, or the absence of any other action to enforce the same, (c) the waiver, consent, extension, forbearance or granting of any indulgence by Agent or any Lender with respect to any provisions of any instrument evidencing the Obligations of the other Borrower, or any part thereof, or any other agreement now or hereafter executed by the other Borrower and delivered to Agent or any Lender, (d) the failure by Agent or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of the other Borrower, (e) the election of Agent and Lenders in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) the disallowance of all or any portion of the claim(s) of Agent or any Lender for the repayment of the Obligations of the other Borrower under Section 502 of the Bankruptcy Code, or (g) any other circumstances which might constitute a legal or equitable discharge or defense of an Obligor or of the other Borrower.  With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other Borrower hereunder, each Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Agent or any Lender now has or may hereafter have against any Borrower or Obligor and any benefit of, and any right to participate in, any security or collateral given to Agent or any Lender.  At any time an Event of Default exists or has occurred and is continuing, Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrower or any other Person, or against any security or collateral for the Obligations.  Each Borrower consents and agrees that Agent and Lenders shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations.

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SECTION  3. INTEREST AND FEES

3.1 Interest.

(a) Borrowers shall pay to Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Loans at the Interest Rate.  All interest accruing hereunder on and after the date of any Event of Default or termination hereof shall be payable on demand.

(b) Each Borrower (or Administrative Borrower on behalf of such Borrower) may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period.  Such request from a Borrower (or Administrative Borrower on behalf of such Borrower) shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans.  Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from a Borrower (or Administrative Borrower on behalf of such Borrower), such Eurodollar Rate Loans shall be made or Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement, such Borrower (or Administrative Borrower on behalf of such Borrower) shall have complied with such customary procedures as are established by Agent and specified by Agent to Administrative Borrower from time to time for requests by Borrowers for Eurodollar Rate Loans, (iii) no more than four (4) Interest Periods may be in effect at any one time, (iv) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (v) the maximum amount of the Eurodollar Rate Loans in the aggregate at any time requested by Borrowers shall not exceed the amount equal to (A) eighty (80%) percent of the lowest aggregate principal amount of the Term Loans which it is anticipated will be outstanding as of the last day of the applicable Interest Period plus (B) eighty (80%) percent of the lowest principal amount of the Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Agent in good faith (but with no obligation of Agent or Lenders to make such Loans), and  (vi) Agent and each Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Agent and such Lender and can be readily determined as of the date of the request for such Eurodollar Rate Loan by such Borrower.  Any request by or on behalf of a Borrower for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable.  Notwithstanding anything to the contrary contained herein, Agent and Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent and Lenders had purchased such deposits to fund the Eurodollar Rate Loans.

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(c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof.  Any Eurodollar Rate Loans shall, at Agent’s option, upon notice by Agent to Administrative Borrower, be subsequently converted to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed.  Borrowers shall pay to Agent, for the benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of any Borrower) any amounts required to compensate any Lender or Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

(d) Interest shall be payable by Borrowers to Agent, for the account of Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed.  The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs.  In no event shall charges constituting interest payable by Borrowers to Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

(e) For purposes of disclosure under the Interest Act (Canada), where interest is calculated pursuant thereto at a rate based upon a year of 360, 365 or 366 days, as the case may be (the “First Rate”), the rate or percentage of interest on a yearly basis is equivalent to such First Rate multiplied by the actual number of days in the year divided by 360, 365 or 366, as the case may be.

(f) Notwithstanding the provisions of this Section 3 or any other provision of this Agreement in no event shall the aggregate “interest” (as that term is defined in Section 347 of the Criminal Code (Canada)) with respect to any Loans by or on behalf of any Lender result in the receipt by such Lender of interest with respect of the Obligations at a “criminal rate” (as such term is construed under the Criminal Code (Canada)).  The effective annual rate of interest for such purpose shall be determined in accordance with generally accepted actuarial practices and principles over the term of the applicable Loan by or on behalf of any Lender, and in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent will be conclusive for the purposes of such determination.

(g) A certificate of an authorized signing officer of Agent as to each rate of interest payable hereunder from time to time absent manifest error shall be conclusive evidence of such rate.

(h) For greater certainty, unless otherwise specified in this Agreement or any of the other Financing Agreements, as applicable, whenever any amount is payable under this Agreement or any of the other Financing Agreements by Borrowers as interest or as a fee which requires the calculation of an amount using a percentage per annum, each party to this Agreement acknowledges and agrees that such amount shall be calculated as of the date payment is due without application of the “deemed reinvestment principle” or the “effective yield method.” As an example, when interest is calculated and payable monthly the rate of interest payable per month is one twelfth (1/12) of the stated rate of interest per annum.

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3.2 Fees.

(a) Borrowers shall pay to Agent, for the account of Lenders, monthly an unused line fee at a rate equal to one half of one (.50%) percent per annum calculated upon the amount by which the Revolving Loan Limit exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

(b) Borrowers agree to pay to Agent the other fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein.

3.3 Changes in Laws and Increased Costs of Loans.

(a) If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Lender or any banking or financial institution from whom any Lender borrows funds or obtains credit (a “Funding Bank”), or (ii) a Funding Bank or any Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank, any Lender or Issuing Bank determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank, Lender or Issuing Bank complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any Lender’s or Issuing Bank’s capital as a consequence of its obligations hereunder to a level below that which such Lender or Issuing Bank could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank’s, Lender’s or Issuing Bank’s policies with respect to capital adequacy) by an amount deemed by such Lender or Issuing Bank to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to any Lender or Issuing Bank of funding or maintaining the Loans, the Letter of Credit Accommodations or its Commitment, then Borrowers and Guarantors shall from time to time upon demand by Agent pay to Agent additional amounts sufficient to indemnify Lenders and Issuing Banks against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified).  A certificate as to the amount of such increased cost shall be submitted to Administrative Borrower by Agent and shall be conclusive, absent manifest error.

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(b) If prior to the first day of any Interest Period, (i) Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrowers and Guarantors) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, (ii) Agent has received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lenders of making or maintaining Eurodollar Rate Loans during such Interest Period, or (iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Agent shall give telecopy or telephonic notice thereof to Administrative Borrower as soon as practicable thereafter, and will also give prompt written notice to Administrative Borrower when such conditions no longer exist.  If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans.  Until such notice has been withdrawn by Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall any Borrower (or Administrative Borrower on behalf of any Borrower) have the right to convert Prime Rate Loans to Eurodollar Rate Loans.

(c) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Agent or any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (i) Agent or such Lender shall promptly give written notice of such circumstances to Administrative Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Rate Loans, such Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (iii) such Lender’s Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.  If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers and Guarantors shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.

(d) Borrowers and Guarantors shall indemnify Agent and each Lender and to hold Agent and each Lender harmless from any loss or expense which Agent or such Lender may sustain or incur as a consequence of (i) default by Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after such Borrower (or Administrative Borrower on behalf of such Borrower) has given a notice requesting the same in accordance with the provisions of this Loan Agreement, (ii) default by any Borrower in making any prepayment of a Eurodollar Rate Loan after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, and (iii) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto.  With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (B) the amount of interest (as determined by such Agent or such Lender) which would have accrued to Agent or such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market.  This covenant shall survive the termination or non-renewal of this Loan Agreement and the payment of the Obligations.

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SECTION  4. CONDITIONS PRECEDENT

4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Agent and Lenders making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

(a) all requisite corporate, limited liability company, limited partnership and trust action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate, limited liability company, limited partnership and trust action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate officers or Governmental Authority (and including a copy of the certificate of incorporation or certificate of formation of each Borrower and Guarantor certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate, limited liability company, limited partnership or trust name of such Borrower or Guarantor as is set forth herein and such document as shall set forth the organizational identification number of each Borrower or Guarantor, if one is issued in its jurisdiction of incorporation or formation);

(b) no material adverse change shall have occurred in the assets, business or financial condition (financial or otherwise) of Borrowers since the date of Agent’s latest field examination (not including for this purpose the field review referred to in clause (d) below) and no change or event shall have occurred which would impair the ability of any Borrower or Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent or any Lender to enforce the Obligations or realize upon the Collateral;

(c) Agent shall have completed a field review of the Records and such other information with respect to the Collateral as Agent may require to determine the amount of Loans available to Borrowers (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date of closing and test counts of the Inventory in a manner satisfactory to Agent, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the Collateral), the results of which in each case shall be satisfactory to Agent, not more than three (3) Business Days prior to the date hereof;

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(d) Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments, estoppels and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements;

(e) the Excess Availability as determined by Agent, as of the date hereof, shall be not less than $15,000,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

(f) Agent shall have received, in form and substance satisfactory to Agent, the Term B Loan Intercreditor Agreement, duly authorized, executed and delivered by Term B Loan Agent and acknowledged and agreed to by Borrowers and Guarantors;

(g) Agent shall have received, in form and substance satisfactory to Agent, the Subordinated Noteholder Intercreditor Agreement, duly authorized, executed and delivered by Term B Loan Agent and Subordinated Note Trustee and acknowledged and agreed to by Borrowers and Guarantors;

(h) Agent shall have received, in form and substance satisfactory to Agent, the WHX Intercreditor Agreement, duly authorized, executed and delivered by Term B Loan Agent and WHX and acknowledged and agreed to by Borrowers and Guarantors;

(i) Agent shall have received, in form and substance satisfactory to Agent, the Intercompany Subordination Agreement, duly authorized, executed and delivered by Borrowers and Guarantors;

(j) Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent has a valid perfected first priority security interest in all of the Collateral, subject (as to priority) to the liens expressly permitted under Sections 9.8(b) through (g) hereof;

(k) Agent shall have received and reviewed lien and judgment search results for the jurisdiction of organization of each Borrower and Guarantor, the jurisdiction of the chief executive office of each Borrower and Guarantor and all jurisdictions in which Borrowers and Guarantors own Real Property and in the case of any Borrower or Guarantor that owns personal property in Canada, the Province in which such personal property is located, which search results shall be in form and substance satisfactory to Agent;

(l)   Agent shall have received, in form and substance satisfactory to Agent, a valid and effective proforma endorsement to the title insurance policy for each parcel of Real Property for which a mortgagee title insurance policy has been issued to Agent or a Borrower or Guarantor;

(m) Agent shall have received appraisals of the Real Property owned by the Borrowers to which Term Loans are made in form, scope and methodology satisfactory to Agent, the results of which shall be satisfactory to Agent;

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(n) Agent shall have received, in form and substance satisfactory to Agent, a certificate, dated of even date herewith, of the chief financial officer of Parent, stating that immediately after giving effect to the transactions contemplated to occur under the Financing Agreements, the Term B Loan Financing Agreements, the Subordinated Note Documents and the WHX Subordinated Note Documents on the date hereof, each Borrower, H&H Canada and Atlantic (on a stand-alone basis) is Solvent;

(o)  Agent shall have received, in form and substance satisfactory to Agent, (i) true, correct and complete copies of the Term B Term Loan Financing Agreements as duly authorized, executed and delivered by the parties thereto, and (ii) evidence that the transactions contemplated under the Term B Term Loan Agreement have been consummated prior to or contemporaneously with the execution of this Agreement;

(p) Agent shall have received, in form and substance satisfactory to Agent, (i) true, correct and complete copies of the Subordinated Note Documents as duly authorized, executed and delivered by the parties thereto, and (ii) evidence that the transactions contemplated under the Subordinated Note Documents have been consummated prior to or contemporaneously with the execution of this Agreement;

(q) [Intentionally Deleted];

(r) Agent shall have received, in form and substance satisfactory to Agent, (i) true, correct and complete copies of the WHX Subordinated Note Documents as duly authorized, executed and delivered by the parties thereto, and (ii) evidence that the transactions contemplated under the WHX Subordinated Note Documents have been consummated prior to or contemporaneously with the execution of this Agreement;

(s) Agent shall have received originals of the shares of the stock certificates representing all of the issued and outstanding shares of the Capital Stock of each Borrower and Guarantor (other than Parent) and owned by any Borrower or Guarantor, in each case together with stock powers duly executed in blank with respect thereto;

(t) Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent as additional insured or loss payee, as applicable;

(u) Agent shall have received a Borrowing Base Certificate setting forth the Revolving Loans available to Borrowers, on or about the date hereof, as completed in a manner satisfactory to Agent and duly authorized, executed and delivered on behalf of Borrowers;

(v) Agent shall have received, in form and substance satisfactory to Agent, such opinion letters of United States and Canadian counsel to Borrowers and Guarantors with respect to the Financing Agreements and such other matters as Agent may request;

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(w) Agent shall have received, in form and substance satisfactory to Agent, all releases, terminations and such other documents as Agent may request to evidence and effectuate the termination by Existing Bairnco Agent and Existing Bairnco Lenders of the financing arrangements among Existing Bairnco Agent, Existing Bairnco Lenders, Bairnco and its Subsidiaries and the termination and release by Existing Bairnco Agent and Existing Bairnco Lenders of any interest in and to any assets and properties of Bairnco and its Subsidiaries, duly authorized, executed and delivered by Existing Bairnco Agent and Existing Bairnco Lenders, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by any of them or their predecessors, as secured party, and Bairnco and its Subsidiaries, as debtor; and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by Bairnco or any of its Subsidiaries in favor of Existing Bairnco Agent, in form acceptable for recording with the appropriate Governmental Authority;

(x) Agent shall have received, in form and substance satisfactory to Agent, all releases, terminations and such other documents as Agent may request to evidence and effectuate the termination by Ableco Finance LLC of the financing arrangements among Ableco Finance LLC, the other lenders party thereto, Bairnco and its Subsidiaries and the termination and release by Ableco Finance LLC and such other lenders of any interest in and to any assets and properties of Bairnco and its Subsidiaries, duly authorized, executed and delivered by Ableco Finance LLC and such other lenders, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by any of them or their predecessors, as secured party, and Bairnco and its Subsidiaries, as debtor; and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by Bairnco or any of its Subsidiaries in favor of Ableco Finance LLC, in form acceptable for recording with the appropriate Governmental Authority; and

(y) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent, in form and substance satisfactory to Agent.

4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations.  Each of the following is an additional condition precedent to the Loans and/or providing Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

(a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

(b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or has a reasonable likelihood of having a Material Adverse Effect; and

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(c) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION  5. GRANT AND PERFECTION OF SECURITY INTEREST

5.1 Grant of Security Interest.  To secure payment and performance of all Obligations, each Borrower and each Guarantor (other than Kasco Ensambly and Indiana Tube Mexico) hereby grants to Agent, for itself and the benefit of the other Secured Parties, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the benefit of the other Secured Parties, as security, and each Existing Borrower and Existing Guarantor hereby confirms, reaffirms and restates the prior grant thereof to Agent, for itself and the benefit of the other Secured Parties pursuant to the Existing Handy Loan Agreement, all personal and real property and fixtures, and interests in property and fixtures, of each Borrower and each Guarantor (other than Kasco Ensambly and Indiana Tube Mexico), whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Lender, collectively, the “Collateral”), including:

(a) all Accounts;

(b) all general intangibles, including, without limitation, all Intellectual Property;

(c) all goods, including, without limitation, Inventory and Equipment;

(d) all Real Property and fixtures;

(e) all chattel paper, including, without limitation, all tangible and electronic chattel paper;

(f) all instruments, including, without limitation, all promissory notes;

(g) all documents;

(h) all deposit accounts;

(i) all letters of credit, banker’s acceptances and similar instruments and including all letter-of-credit rights;

(j) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

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(k) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of any Borrower or any Guarantor (other than Kasco Ensambly and Indiana Tube Mexico) now or hereafter held or received by or in transit to Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of any Borrower or any Guarantor (other than Kasco Ensambly and Indiana Tube Mexico), whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(l) all commercial tort claims, including, without limitation, those identified in the Information Certificate;

(m)  to the extent not otherwise described above, all Receivables;

(n) all Records; and

(o) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

Notwithstanding anything to the contrary contained in this Section 5.1 above, (a) the types of Collateral described above shall not include (i) consumer goods (as defined in the Ontario PPSA) and (ii) the last day of the term of any lease agreement to which H&H Canada or Atlantic is a party, but upon enforcement by Agent of remedies hereunder, Agent shall stand possessed of such last day in trust to assign the same to any Person acquiring the term of the lease agreement therefore and (b) the grant of a security interest in the Collateral of H&H Canada, Atlantic, Kasco Ensambly and Indiana Tube Mexico in favor of Agent under the laws of Canada or Mexico, as applicable, is further evidenced by other Financing Agreements and subject to the terms of such other Financing Agreements.

5.2 Perfection of Security Interests.

(a) Each Borrower and Guarantor irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and such Borrower or Guarantor as debtor, as Agent may require, and including any other information with respect to such Borrower or Guarantor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code or under the PPSA of such jurisdiction as Agent may determine, together with any amendments, financing change statements and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof.  Each Borrower and Guarantor hereby ratifies and approves all financing statements naming Agent or its designee as secured party and such Borrower or Guarantor, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any).  Each Borrower and Guarantor hereby authorizes Agent to adopt on behalf of such Borrower and Guarantor any symbol required for authenticating any electronic filing.  In the event that the description of the collateral in any financing statement naming Agent or its designee as the secured party and any Borrower or Guarantor as debtor includes assets and properties of such Borrower or Guarantor that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Borrower or Guarantor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral.  In no event shall any Borrower or Guarantor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and such Borrower or Guarantor as debtor, without the prior written consent of Agent.

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(b) Each Borrower and Guarantor does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate.  In the event that any Borrower or Guarantor shall be entitled to or shall receive any chattel paper or instrument after the date hereof, Borrowers and Guarantors shall promptly notify Agent thereof in writing.  Promptly upon the receipt thereof by or on behalf of any Borrower or Guarantor (including by any agent or representative), such Borrower or Guarantor shall deliver, or cause to be delivered to Agent, all tangible chattel paper and instruments that such Borrower or Guarantor has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree.  At Agent’s option, each Borrower and Guarantor shall, or Agent may at any time on behalf of any Borrower or Guarantor, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Agent with the following legend referring to chattel paper or instruments as applicable: “This [chattel paper][instrument] is subject to the security interest of Wells Fargo Bank, National Association and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party.”

(c) In the event that any Borrower or Guarantor shall at any time hold or acquire an interest in any electronic chattel paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Borrower or Guarantor shall promptly notify Agent thereof in writing.  Promptly upon Agent’s request, such Borrower or Guarantor shall take, or cause to be taken, such actions as Agent may request to give Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

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(d) Each Borrower and Guarantor does not have any deposit accounts as of the date hereof, except as set forth in the Information Certificate.  Borrowers and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied:  (i) Agent shall have received not less than five (5) Business Days prior written notice of the intention of any Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Borrower or Guarantor is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Agent, and (iii) on or before the opening of such deposit account, such Borrower or Guarantor shall as Agent may specify either (A) deliver to Agent a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Borrower or Guarantor and the bank at which such deposit account is opened and maintained or (B) arrange for Agent to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Agent. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower’s or Guarantor’s salaried employees.

(e) No Borrower or Guarantor owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate.

(i) In the event that any Borrower or Guarantor shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, such Borrower or Guarantor shall promptly endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify.  If any securities, now or hereafter acquired by any Borrower or Guarantor are uncertificated and are issued to such Borrower or Guarantor or its nominee directly by the issuer thereof, such Borrower or Guarantor shall immediately notify Agent thereof and shall as Agent may specify, either (A) cause the issuer to agree to comply with instructions from Agent as to such securities, without further consent of any Borrower or Guarantor or such nominee, or (B) arrange for Agent to become the registered owner of the securities.

(ii) Borrowers and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied:   (A) Agent shall have received not less than five (5) Business Days prior written notice of the intention of such Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower or Guarantor is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Agent, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Borrower or Guarantor shall as Agent may specify either (i) execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Borrower or Guarantor and such securities intermediary or commodity intermediary or (ii) arrange for Agent to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Agent.

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(f) Borrowers and Guarantors are not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker’s acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificate.  In the event that any Borrower or Guarantor shall be entitled to or shall receive any right to payment under any letter of credit, banker’s acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, such Borrower or Guarantor shall promptly notify Agent thereof in writing.  Such Borrower or Guarantor shall immediately, as Agent may specify, either (i) deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker’s acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent by such Borrower or Guarantor and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct or (ii) cause Agent to become, at Borrowers’ expense, the transferee beneficiary of the letter of credit, banker’s acceptance or similar instrument (as the case may be).

(g) Borrowers and Guarantors do not have any commercial tort claims against third parties as of the date hereof, except as set forth in the Information Certificate.  In the event that any Borrower or Guarantor shall at any time after the date hereof have any commercial tort claims, such Borrower or Guarantor shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Borrower or Guarantor to Agent of a security interest in such commercial tort claim (and the proceeds thereof).  In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower or Guarantor to Agent shall be deemed to constitute such grant to Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein.  Without limiting the authorization of Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by such Borrower or Guarantor of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and such Borrower or Guarantor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Borrower and Guarantor shall promptly upon Agent’s request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may require in connection with such commercial tort claim.

(h) Borrowers and Guarantors do not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificate and except for goods located in Canada (in the case of H&H Canada and Atlantic), Mexico (in the case of Indiana Tube Mexico and Kasco Ensambly) or the United States (in the case of all other Borrowers and Guarantors) in transit to a location of a Borrower or Guarantor permitted herein in the ordinary course of business of such Borrower or Guarantor in the possession of the carrier transporting such goods.  In the event that any goods, documents of title or other Collateral having an aggregate book value equal to or greater than $25,000 are at any time after the date hereof in the custody, control or possession of any person not referred to in the Information Certificate or any carrier not referred to in the Information Certificate, Borrowers and Guarantors shall promptly notify Agent thereof in writing.  With respect to goods, documents of title or other Collateral having an aggregate book value equal to or greater than $100,000, promptly upon Agent’s request, Borrowers and Guarantors shall deliver to Agent a Collateral Access Agreement duly authorized, executed and delivered by the third party in the custody, control or possession of such goods, documents of title or other Collateral and the Borrower or Guarantor that is the owner of such goods, documents of title or other Collateral.

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(i) Borrowers and Guarantors shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority (subject to the liens expressly permitted under Sections 9.8(b) through (g) hereof) of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, the PPSA or other applicable law, to the extent, if any, that any Borrower’s or Guarantor’s signature thereon is required therefor, (ii) causing Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States or Canada as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or the PPSA or by other law, as applicable in any relevant jurisdiction.

SECTION  6. COLLECTION AND ADMINISTRATION

6.1 Borrowers’ Loan Accounts.  Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of any Borrower or Guarantor and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest.  All entries in the loan account(s) shall be made in accordance with Agent’s customary practices as in effect from time to time.

6.2 Statements.  Agent shall render to Administrative Borrower each month a statement setting forth the balance in the Borrowers’ loan account(s) maintained by Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses.  Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and Guarantors and conclusively binding upon Borrowers and Guarantors as an account stated except to the extent that Agent receives a written notice from Administrative Borrower of any specific exceptions of Administrative Borrower thereto within thirty (30) days after the date such statement has been received by Administrative Borrower.  Until such time as Agent shall have rendered to Administrative Borrower a written statement as provided above, the balance in any Borrower’s loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrowers and Guarantors.

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6.3 Collection of Accounts.

(a) Borrowing Base Parties shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, “Blocked Accounts”), as Agent may specify, with such banks as are acceptable to Agent into which Borrowing Base Parties shall promptly deposit and direct their respective account debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner.  Borrowing Base Parties shall deliver, or cause to be delivered to Agent a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof or at any time and from time to time Agent may become the bank’s customer with respect to any of the Blocked Accounts and promptly upon Agent’s request, Borrowing Base Parties shall execute and deliver such agreements and documents as Agent may require in connection therewith. Each  Borrower and Guarantor agrees that all payments made to such Blocked Accounts or other funds received and collected by Agent or any Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations.  With respect to the disbursement accounts of Borrowing Base Parties (but not the Blocked Accounts or any collection accounts), Agent will only instruct the depository banks at which such disbursement accounts are maintained to transfer funds deposited into the disbursement accounts to the Agent Payment Account at any time that an Event of Default shall exist or have occurred and be continuing.

(b) For purposes of calculating the amount of the Loans available to each Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Agent Payment Account provided such payments and notice thereof are received in accordance with Agent’s usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower’s loan account on such day, and if not, then on the next Business Day.  For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations on the same Business Day as the date of receipt of immediately available funds by Agent in the Agent Payment Account provided such payments or other funds and notice thereof are received in accordance with Agent’s usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower’s loan account on such day, and if not, then on the next Business Day.  In the event that at any time or from time to time there are no Revolving Loans outstanding, Agent shall be entitled to an administrative fee in an amount calculated based on the Interest Rate for Revolving Loans that are Prime Rate Loans (on a per annum basis) multiplied by the amount of the funds received in the Blocked Account for such day as calculated by Agent in accordance with its customary practice. The economic benefit of the timing in the application of payments (and the administrative charge with respect thereto, if applicable) shall be for the sole benefit of Agent.

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(c) Each Borrower and Guarantor and their respective shareholders, directors, employees, agents, Subsidiaries or other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent.  In no event shall the same be commingled with any Borrower’s or Guarantor’s own funds.  Borrowers agree to reimburse Agent on demand for any amounts owed or paid to any bank or other financial institution at which a Blocked Account or any other deposit account or investment account is established or any other bank, financial institution or other person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent’s payments to or indemnification of such bank, financial institution or other person.  The obligations of Borrowers to reimburse Agent for such amounts pursuant to this Section 6.3 shall survive the termination of this Agreement.

6.4 Payments; Withholding Taxes

(a) All Obligations shall be payable to the Agent Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time.  Subject to the other terms and conditions contained herein, Agent shall apply payments received or collected from any Borrower or Guarantor or for the account of any Borrower or Guarantor (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay in full any fees, indemnities or expense reimbursements then due to Agent, Lenders and Issuing Banks from any Borrower or Guarantor; second, to pay in full interest due in respect of any Loans (and including any Special Agent Advances); third, to pay or prepay in full principal due in respect of Special Agent Advances; fourth, to pay in full principal due in respect of the Term Loans; fifth, ratably, to pay or prepay in full principal due in respect of the Revolving Loans and Obligations then due or arising under or pursuant to any Bank Products of a Borrower or Guarantor with a Bank Product Provider (but as to Obligations arising under or pursuant to such Bank Products, only up to the amount of any then effective Bank Product Reserve); and sixth, to pay or prepay in full any other Obligations (including any Obligations arising under or pursuant to any Bank Products on a pro rata basis), whether or not then due, in such order and manner as Agent determines.  Notwithstanding anything to the contrary contained in this Agreement, (i) unless so directed by Administrative Borrower, or unless a Default or Event of Default shall exist or have occurred and be continuing, Agent shall not apply any payments which it receives to any Eurodollar Rate Loans, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans or (B) in the event that there are no outstanding Prime Rate Loans and (ii) to the extent any Borrower uses any proceeds of the Loans or Letter of Credit Accommodations to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Loans and Letter of Credit Accommodations that were not used for such purposes and second to the Obligations arising from Loans and Letter of Credit Accommodations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights in or the use of such Collateral.

(b) At Agent’s option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of any Borrower maintained by Agent.

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(c)   Any and all payments by any Borrower or Guarantor hereunder or under any other Financing Agreement shall be made free and clear of and without deduction for any and all present or future Taxes, excluding Taxes imposed on the net income of Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity, a “Transferee”)) by the jurisdiction in which such Person is organized or has its principal lending office.  If any Borrower or Guarantor shall be required to deduct any Taxes from or in respect of any sum payable hereunder to Agent or any Lender (or any Transferee), (i) the sum payable shall be increased by the amount (an "Additional Amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.4) Agent or such Lender (or such Transferee) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or Guarantor shall make such deductions, and (iii) such Borrower or Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(d)  In addition, each Borrower and Guarantor agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Financing Agreement (“Other Taxes”).  Each Borrower and Guarantor shall deliver to Agent and each Lender official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

(e) Borrowers and Guarantors hereby jointly and severally indemnify and agree to hold Agent and each Lender harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 6.4) paid by such Person, whether or not such Taxes or Other Taxes were correctly or legally asserted.  Such indemnification shall be paid within ten (10) days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Taxes or Other Taxes.

(f)  Each Lender (or Transferee) that is organized under the laws of a jurisdiction outside the United States (a “Non-U.S. Lender”) agrees that it shall, no later than the date hereof (or, in the case of a Lender which becomes a party hereto after the date hereof, promptly after the date upon which such Lender becomes a party hereto) deliver to Agent one properly completed and duly executed copy of either U.S. Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY or any subsequent versions thereof or successors thereto, in each case claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax and payments of interest hereunder.  In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code, such Non-U.S. Lender hereby represents to Agent, Borrowers and Guarantors that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Parent and is not a controlled foreign corporation related to the Parent (within the meaning of Section 864(d)(4) of the Code), and such Non-U.S. Lender agrees that it shall promptly notify Agent in the event any such representation is no longer accurate.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participant, on or before the date such participant becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”).  In addition, such Non-U.S. Lender shall deliver such forms within twenty (20) days after receipt of a written request therefor from Agent or the Lender granting a participation, as applicable.  Notwithstanding any other provision of this Section, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section that such Non-U.S. Lender is not legally able to deliver.

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(g) Borrowers and Guarantors shall not be required to indemnify any Non-U.S. Lender, or pay any Additional Amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to this Section 6.4 to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participant, on the date such participant became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to the Loans; provided, however, that this clause (g) shall not apply to the extent the indemnity payment or Additional Amounts any Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (g)) do not exceed the indemnity payment or Additional Amounts that the Person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation, or (ii) the obligation to pay such Additional Amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of clause (f) above.

(h) Agent or any Lender (or Transferee) claiming any indemnity payment or Additional Amounts payable pursuant to this Section 6.4 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by Administrative Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or Additional Amount that may thereafter accrue, would not require Agent or such Lender (or Transferee) to disclose any information Agent or such Lender (or Transferee) deems confidential and would not, in the sole determination of Agent or such Lender, be otherwise disadvantageous to Agent or such Lender (or Transferee).

(i) If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender or Issuing Bank is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender.  Borrowers and Guarantors shall be liable to pay to Agent, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned.  This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds.  This Section 6.4 shall survive the payment of the Obligations and the termination of this Agreement.

6.5 Authorization to Make Loans.  Agent and Lenders are authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Administrative Borrower or any Borrower or other authorized person or, at the discretion of Agent, if such Loans are necessary to satisfy any Obligations.  All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan.  Requests received after 1:00 p.m. New York time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day.  All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, any Borrower or Guarantor when deposited to the credit of any Borrower or Guarantor or otherwise disbursed or established in accordance with the instructions of any Borrower or Guarantor or in accordance with the terms and conditions of this Agreement.

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6.6 Use of Proceeds.  Borrowers shall use the initial proceeds of the Loans provided by Agent to Borrowers hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Agent on the date hereof, including (i) the payment of $31,343,489.20 to Term B Loan Lenders (as defined in the Existing Handy Loan Agreement), and (ii) the payment of $5,999,849.90 to Steel Partners II Liquidating Series Trust - Series E and Steel Partners II Liquidating Series Trust - Series A, and (b) the payment of the costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements; provided, that, none of the proceeds of the Loans provided by Agent to Borrowers hereunder may be used to repay the obligations, liabilities or indebtedness of Bairnco or any of its Subsidiaries to Existing Bairnco Agent or Existing Bairnco Lenders under the Existing Bairnco Credit Agreement or as cash collateral in respect of letters of credit issued under the Existing Bairnco Credit Agreement that are outstanding on the date hereof.  All other Loans made or Letter of Credit Accommodations provided to or for the benefit of any Borrower pursuant to the provisions hereof shall be used by such Borrower only for general operating, working capital and other proper corporate purposes of such Borrower not otherwise prohibited by the terms hereof.  None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

6.7 Appointment of Administrative Borrower as Agent for Requesting Loans and Receipts of Loans and Statements.

(a) Each Borrower hereby irrevocably appoints and constitutes Administrative Borrower as its agent to request and receive Loans and Letter of Credit Accommodations pursuant to this Agreement and the other Financing Agreements from Agent or any Lender in the name or on behalf of such Borrower.  Agent and Lenders may disburse the Loans to such bank account of Administrative Borrower or a Borrower or otherwise make such Loans to a Borrower and provide such Letter of Credit Accommodations to a Borrower as Administrative Borrower may designate or direct, without notice to any other Borrower or Obligor.  Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

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(b) Administrative Borrower hereby accepts the appointment by Borrowers to act as the agent of Borrowers pursuant to this Section 6.7. Administrative Borrower shall ensure that the disbursement of any Loans to each Borrower requested by or paid to or for the account of Administrative Borrower, or the issuance of any Letter of Credit Accommodations for a Borrower hereunder, shall be paid to or for the account of such Borrower.

(c) Each Borrower and other Guarantor hereby irrevocably appoints and constitutes Administrative Borrower as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

(d) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower or any Guarantor by Administrative Borrower shall be deemed for all purposes to have been made by such Borrower or Guarantor, as the case may be, and shall be binding upon and enforceable against such Borrower or Guarantor to the same extent as if made directly by such Borrower of Guarantor.

(e) No purported termination of the appointment of Administrative Borrower as agent as aforesaid shall be effective, except after ten (10) days’ prior written notice to Agent.

6.8 Pro Rata Treatment.  Except to the extent otherwise provided in this Agreement:  (a) the making and conversion of Loans shall be made among the Lenders based on their respective Pro Rata Shares as to the Loans and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

6.9 Sharing of Payments, Etc.

(a) Each Borrower and Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of such Borrower or Guarantor at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to such Borrower or Guarantor), in which case it shall promptly notify Administrative Borrower and Agent thereof; provided, that, such Lender’s failure to give such notice shall not affect the validity thereof.

(b) If any Lender (including Agent) shall obtain from any Borrower or Guarantor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker’s lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by any Borrower or Guarantor to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders.  To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

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(c) Each Borrower and Guarantor agrees that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

(d) Nothing contained herein shall require any Lender to exercise any right of setoff, banker’s lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Borrower or Guarantor.  If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

6.10 Settlement Procedures.

(a) In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent may, at its option, subject to the terms of this Section, make available, on behalf of Lenders, the full amount of the Loans requested or charged to any Borrower’s loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without requirement of prior notice to Lenders of the proposed Loans.

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(b) With respect to all Loans made by Agent on behalf of Lenders as provided in this Section, the amount of each Lender’s Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m. New York time on the Business Day immediately preceding the date of each settlement computation; provided, that, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week.  Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a “Settlement Period”).  If the summary statement is sent by Agent and received by a Lender prior to 12:00 p.m. New York time, then such Lender shall make the settlement transfer described in this Section by no later than 3:00 p.m. New York time on the same Business Day and if received by a Lender after 12:00 p.m. New York time, then such Lender shall make the settlement transfer by not later than 3:00 p.m. New York time on the next Business Day following the date of receipt.  If, as of the end of any Settlement Period, the amount of a Lender’s Pro Rata Share of the outstanding Loans is more than such Lender’s Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase.  Alternatively, if the amount of a Lender’s Pro Rata Share of the outstanding Loans in any Settlement Period is less than the amount of such Lender’s Pro Rata Share of the outstanding Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease.  The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent.  Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans and Letter of Credit Accommodations.  Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender.  Because the Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and the Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrowers or actually settled with the applicable Lender as described in this Section.

(c) To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by a Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to this Section.  In lieu of weekly or more frequent settlements, Agent may, at its option, at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Agent’s disbursement of such Loan to Borrower.  In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares.  No Lender shall be responsible for any default by any other Lender in the other Lender’s obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender’s obligation to make a Loan hereunder.

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(d) If Agent is not funding a particular Loan to a Borrower (or Administrative Borrower for the benefit of such Borrower) pursuant to Sections 6.10(a) and 6.10(b) above on any day, but is requiring each Lender to provide Agent with immediately available funds on the date of such Loan as provided in Section 6.10(c) above, Agent may assume that each Lender will make available to Agent such Lender’s Pro Rata Share of the Loan requested or otherwise made on such day and Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of such Borrower on such day.  If Agent makes such corresponding amount available to a Borrower and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent’s demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans.  During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent to or for the benefit of any Borrower shall, for all purposes hereof, be a Loan made by Agent for its own account.  Upon any such failure by a Lender to pay Agent, Agent shall promptly thereafter notify Administrative Borrower of such failure and Borrowers shall pay such corresponding amount to Agent for its own account within five (5) Business Days of Administrative Borrower’s receipt of such notice.  A Lender who fails to pay Agent its Pro Rata Share of any Loans made available by the Agent on such Lender’s behalf, or any Lender who fails to pay any other amount owing by it to Agent, is a “Defaulting Lender”.  Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees).  Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent.  Agent may hold and, in its discretion, relend to a Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender.  For purposes of voting or consenting to matters with respect to this Agreement and the other Financing Agreements and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero (0).  This Section shall remain effective with respect to a Defaulting Lender until such default is cured.  The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower or Obligor of their duties and obligations hereunder.

(e) Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.

6.11 Obligations Several; Independent Nature of Lenders’ Rights.  The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder.  Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 12.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

6.12 Bank Products.  Borrowers and Guarantors, or any of their Subsidiaries, may (but no such Person is required to) request that the Bank Product Providers provide or arrange for such Person to obtain Bank Products from Bank Product Providers, and each Bank Product Provider may, in its sole discretion, provide or arrange for such Person to obtain the requested Bank Products.  Borrowers and Guarantors or any of their Subsidiaries that obtains Bank Products shall indemnify and hold Agent, each Lender and their respective Affiliates harmless from any and all obligations now or hereafter owing to any other Person by any Bank Product Provider in connection with any Bank Products other than for gross negligence or willful misconduct on the part of any such indemnified Person.  This Section 6.12 shall survive the payment of the Obligations and the termination of this Agreement.  Borrower and its Subsidiaries acknowledge and agree that the obtaining of Bank Products from Bank Product Providers (a) is in the sole discretion of such Bank Product Provider, and (b) is subject to all rules and regulations of such Bank Product Provider.

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SECTION  7. COLLATERAL REPORTING AND COVENANTS

7.1 Collateral Reporting.

(a) Borrowing Base Parties shall provide Agent with the following documents in a form satisfactory to Agent as determined by Agent in good faith:

(i) on each Business Day, schedules of sales made, credits issued and cash received; provided, that, Borrowing Base Parties shall not be required to comply with the terms of this clause (i) unless an Event of Default shall have occurred or Excess Availability was less than $15,000,000 for three (3) consecutive days;

(ii)  on a weekly basis or more frequently as Agent may request in good faith, (A) Precious Metals Inventory reports (broken down by Precious Metals Inventory that is owned and Precious Metals Inventory that is on consignment) by location, type and category (and including the amounts of such Inventory and the value thereof at any leased location and at premises of warehouses, processors or third parties), (B) a Borrowing Base Certificate setting forth the calculation of the Borrowing Base as to Accounts and Precious Metals Inventory as of the last Business Day of the immediately preceding week, duly completed and executed by the chief financial officer of Administrative Borrower, together with all schedules required pursuant to the terms of the Borrowing Base Certificate duly completed (including a schedule of all Accounts of each Borrowing Base Party created, collections received and credit memos issued on a daily basis), and (C) an Account roll-forward with supporting details supplied from sales journals, collection journals, credit registers and any other records;

(iii)   as soon as possible after the end of each month (but in any event within fifteen (15) Business Days after the end thereof), on a monthly basis, or more frequently as Agent may request if an Event of Default shall have occurred or if Excess Availability was less than $15,000,000 for three (3) consecutive days, (A) a Borrowing Base Certificate setting forth the calculation of the Borrowing Base as to Inventory (other than Precious Metals Inventory) as of the last Business Day of the immediately preceding month, duly completed and executed by the chief financial officer of Administrative Borrower, together with all schedules required pursuant to the terms of the Borrowing Base Certificate duly completed (including a schedule of all Accounts of each Borrowing Base Party created, collections received and credit memos issued on a daily basis), (B) perpetual inventory reports, (C) inventory reports (excluding Precious Metals Inventory) by location, type and category (and including the amounts of such Inventory and the value thereof at any leased locations and at premises of warehouses, processors or other third parties), which shall also break down such reports between the inventory of H&H Tube, Camdel, Micro-Tube, the Strandflex division of Maryland Wire and all other inventory of Maryland Wire, (D) a detailed calculation of Inventory categories that are not eligible for the Borrowing Base; (E) agings of accounts receivable (together with a reconciliation to the previous month’s aging and general ledger), (F) a detailed calculation of those Accounts that are not eligible for the Borrowing Base, (G) agings of accounts payable (and including information indicating the amounts owing to owners and lessors of leased premises, warehouses, processors and other third parties from time to time in possession of any Collateral), (H) a report of all inventory consigned to any Borrowing Base Party or otherwise owned by a third party which is in the possession or control of a Borrowing Base Party, (I) a description of all arrangements relating to Commodity Hedging Obligations (including all liabilities and potential liabilities owing to securities and commodities intermediaries) entered into during the immediately preceding month and the cash, Cash Equivalents and Canadian Cash Equivalents and other assets of Borrowers and Guarantors held by such intermediaries, brokers and dealers, (J) a detailed reporting of Borrowers’ and their Subsidiaries intercompany activity, (K) a detailed report regarding Borrowers’ and their Subsidiaries’ cash, Cash Equivalents and Canadian Cash Equivalents, (L) a monthly Account roll-forward, in a format acceptable to Agent in its discretion, tied to the beginning and ending account receivable balances of Borrowers’ general ledgers, and (M) a detailed report of all slow moving and obsolete Inventory;

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(iv)  upon Agent’s request in good faith, (A) copies of customer statements, purchase orders, sales invoices, credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by any Borrower or Guarantor, (D) a list of Borrowers’ and their Subsidiaries’ customers, with addresses and contact information, (E) notice of all claims, offsets, or disputes asserted by Account Debtors with respect to Borrowers’ and their Subsidiaries’ Accounts, (F) copies of invoices together with corresponding shipping and delivery documents, and credit memos together with corresponding supporting documentation, with respect to invoices and credit memos in excess of an amount determined in the sole discretion of Agent, from time to time,  (G) a report regarding Borrowers’ and their Subsidiaries’ accrued, but unpaid, taxes including, without limitation, property taxes, real estate taxes, ad valorem taxes, income taxes, payroll taxes and withholding taxes (Canadian or otherwise), (H) a detailed report by customer of all deferred revenue, together with a reconciliation of such deferred revenue to Parent’s general ledger accounts and monthly financial statements, (I) a detailed reporting of any deemed dividend tax liability, and (J) a reconciliation of Accounts, trade accounts payable, and Inventory of Borrowers’ general ledger accounts to their monthly financial statements including any book reserves related to each category; and

(v)  such other reports as to the Collateral as Agent shall in good faith request from time to time.

(b) If any Borrower’s or Guarantor’s records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower and Guarantor hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent’s instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

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(c) All of the documents, reports and schedules provided by or on behalf of any Borrower or Guarantor to Agent hereunder for Receivables payable in any currency other than US Dollars and Inventory located outside the United States of America shall set forth the US Dollar Equivalent for the amount of the Receivables and Value of the Inventory included in any such documents, reports or schedules.  For purposes hereof, Agent may, at its option, provide to Administrative Borrower, at least five (5) Business Day prior to the date any such documents, reports or schedules are required to be provided by Borrowers or Guarantors to Agent hereunder, the Exchange Rates required to set forth the US Dollar Equivalent in such documents, reports and schedules and in the event Agent does not do so, Borrowers shall use such rates of exchange with respect to the applicable currencies as Borrowers and Guarantors use for such purpose in the ordinary course of business consistent with current practices as of the date hereof and shall identify such rates of exchange in any such documents, reports and schedules.

(d) Nothing contained in any Borrowing Base Certificate shall be deemed to limit, impair or otherwise affect the rights of Agent or any Lender contained herein and in the event of any conflict or inconsistency between the calculation of a Borrowing Base as set forth in any Borrowing Base Certificate and as determined by Agent in good faith, the good faith determination of Agent shall govern and be conclusive and binding upon Borrowers and Guarantors, absent manifest error.  Without limiting the foregoing, Borrowing Base Parties shall furnish to Agent any information which Agent may reasonably request regarding the determination and calculation of any of the amounts set forth in any Borrowing Base Certificate.

(e) Borrowers agree to use their commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth in Section 7.1(a) hereof.

7.2 Accounts Covenants.

(a) Borrowers shall notify Agent promptly of: (i) any material delay in any Borrower’s performance of any of its material obligations to any material account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any material account debtor, or any material disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to any Borrower or Guarantor relating to the financial condition of any material account debtor and (iii) any event or circumstance which, to the best of any Borrower’s or Guarantor’s knowledge, would cause Agent to consider any then existing Accounts as no longer constituting Eligible Accounts.  No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Agent’s consent, except in the ordinary course of a Borrower’s or Guarantor’s business in accordance with practices and policies previously disclosed in writing to Agent and except as set forth in the schedules delivered to Agent pursuant to Section 7.1(a) above.  So long as no Event of Default exists or has occurred and is continuing, Borrowers and Guarantors may settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor.  At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

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(b) With respect to each Account: (i) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Agent pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of each Borrower’s business in accordance with practices and policies previously disclosed to Agent, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State, Provincial or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

(c) Agent shall have the right at any time or times, in Agent’s name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

7.3 Inventory Covenants.  With respect to the Inventory: (a) each Borrower and Guarantor shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower’s or Guarantor’s cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrowers and Guarantors (other than Sumco and H&H Electronic) shall conduct a physical count of their Inventory at least once each year, and H&H Electronic shall conduct a physical count of its Inventory at least once each month, but (in any case) at any time or times as Agent may request on or after an Event of Default, and promptly following such physical inventory shall supply Agent with a report in the form and with such specificity as may be satisfactory to Agent concerning such physical count; (c) Borrowers and Guarantors shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of its business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to such Borrower or Guarantor which is in transit to the locations set forth or permitted herein; (d) upon Agent’s request, Borrowers shall, at their expense, no more than two (2) times in any twelve (12) month period, but at any time or times as Agent may request on or after an Event of Default, deliver or cause to be delivered to Agent written appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely; (e) upon Agent’s request, Borrowers shall, at their expense, no more than two (2) times in any twelve (12) month period, but at any time or times as Agent may request on or after an Event of Default, deliver or cause to be delivered to Agent a written assayer’s report as to the Precious Metals Inventory in form, scope and methodology acceptable to Agent and by an assayer acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely; (f) Borrowers and Guarantors shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (g) none of the Inventory or other Collateral constitutes farm products or the proceeds thereof; (h) each Borrower and Guarantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (i) Borrowers and Guarantors shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate any Borrower or Guarantor to repurchase such Inventory; (j) Borrowers and Guarantors shall keep the Inventory in good and marketable condition; and  (k) Borrowers and Guarantors shall not, without prior written notice to Agent or the specific identification of such Inventory in a report with respect thereto provided by Administrative Borrower to Agent pursuant to Section 7.1(a) hereof, acquire or accept any Inventory on consignment or approval.

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7.4 Equipment and Real Property Covenants. With respect to the Equipment and Real Property: (a) upon Agent’s request, Borrowers and Guarantors shall, at their expense, no more than two (2) times in any twelve (12) month period, but at any time or times as Agent may request on or after an Event of Default, deliver or cause to be delivered to Agent written appraisals as to the Equipment and/or the Real Property in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and upon which Agent is expressly permitted to rely; (b) Borrowers and Guarantors shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrowers and Guarantors shall use the Equipment and Real Property with reasonable care and caution and in accordance with applicable standards of any insurance and in conformity in all material respects with all applicable laws; (d) the Equipment is and shall be used in the business of Borrowers and Guarantors and not for personal, family, household or farming use; (e) Borrowers and Guarantors shall not remove any Equipment from the locations set forth or permitted herein, except for the sale or other disposition of Equipment in accordance with the terms of this Agreement and except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of its business or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of such Borrower or Guarantor in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrowers and Guarantors shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) each Borrower and Guarantor assumes all responsibility and liability arising from the use of the Equipment and Real Property, except that no Borrower or Guarantor shall be liable for losses or claims directly resulting from acts of Agent or any Lender with respect to a parcel of Real Property while Agent or such Lender is the owner or operator of such parcel of Real Property.

7.5 Power of Attorney.  Each Borrower and Guarantor hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as such Borrower’s and Guarantor’s true and lawful attorney-in-fact, and authorizes Agent, in such Borrower’s, Guarantor’s or Agent’s name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of such Borrower’s or Guarantor’s rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign such Borrower’s or Guarantor’s name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to such Borrower or Guarantor and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Agent’s determination, to fulfill such Borrower’s or Guarantor’s obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Agent or any Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse such Borrower’s or Guarantor’s name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Agent and any Lender and deposit the same in Agent’s account for application to the Obligations, (iv) endorse such Borrower’s or Guarantor’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (v) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs, Canadian Customs or foreign export control authorities in such Borrower’s or Guarantor’s name, Agent’s name or the name of Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Borrower’s or Guarantor’s name for such purpose, and to complete in such Borrower’s or Guarantor’s or Agent’s name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, and (vi) sign such Borrower’s or Guarantor’s name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof.  Each Borrower and Guarantor hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent’s or any Lender’s own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

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7.6 Right to Cure.  Agent may, at its option, upon notice to Administrative Borrower, (a) cure any default by any Borrower or Guarantor under any material agreement with a third party that affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent or any Lender therein or the ability of any Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Borrower or Guarantor, (c) discharge delinquent taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Agent’s judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto.  Agent may add any amounts so expended to the Obligations and charge any Borrower’s account therefor, such amounts to be repayable by Borrowers on demand.  Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower or Guarantor.  Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

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7.7 Access to Premises.  From time to time as requested by Agent, at the cost and expense of Borrowers, (a) Agent or its designee shall have complete access to all of each Borrower’s and Guarantor’s premises during normal business hours and after notice to Administrative Borrower, or at any time and without notice to Administrative Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower’s and Guarantor’s books and records, including the Records, and (b) each Borrower and Guarantor (or Administrative Borrower on behalf of each Borrower and Guarantor) shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request, and Agent or any Lender or Agent’s designee may, after reasonable notice to Administrative Borrower (unless an Event of Default exists), use during normal business hours such of any Borrower’s and Guarantor’s personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral.

SECTION  8. REPRESENTATIONS AND WARRANTIES

Each Borrower and Guarantor hereby represents and warrants to Agent, Lenders and Issuing Banks the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

8.1 Existence, Power and Authority.  Each Borrower and Guarantor is a corporation, limited liability company, limited partnership or trust duly organized and in good standing under the laws of its jurisdiction of incorporation or formation and is duly qualified as a foreign corporation, limited liability company, limited partnership or trust and in good standing in all states, provinces or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.  The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within each Borrower’s and Guarantor’s corporate, limited liability company, limited partnership or trust powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate of incorporation, certificate of formation, by-laws, operating agreement, limited partnership agreement, trust agreement or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower or Guarantor, except for liens in favor of Agent, Term B Loan Agent and Subordinated Note Trustee.  This Agreement and the other Financing Agreements to which any Borrower or Guarantor is a party constitute legal, valid and binding obligations of such Borrower and Guarantor enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

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8.2 Name; State of Organization; Chief Executive Office; Collateral Locations.

(a) The exact legal name of each Borrower and Guarantor as of the date hereof is as set forth on the signature page of this Agreement and in the Information Certificate.  No Borrower or Guarantor has, during the five years prior to the date of this Agreement, been known by or used any other corporate or fictitious name or been a party to any merger, consolidation or amalgamation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, in each case except as set forth in the Information Certificate.

(b) Each Borrower and Guarantor is an organization of the type and organized in the jurisdiction set forth in the Information Certificate.  The Information Certificate accurately sets forth the organizational identification number of each Borrower and Guarantor or accurately states that such Borrower or Guarantor has none and accurately sets forth the federal employer identification number of each Borrower and Guarantor.

(c) As of the date hereof, the chief executive office and mailing address of each Borrower and Guarantor and each Borrower’s and Guarantor’s Records concerning Accounts are located only at the address identified as such in Schedule 8.2 to the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.2 to the Information Certificate, subject to the rights of any Borrower or Guarantor to establish new locations in accordance with Section 9.2 below.  The Information Certificate correctly identifies any of such locations which are not owned by a Borrower or Guarantor and sets forth the owners and/or operators thereof.

8.3 Financial Statements; No Material Adverse Change.  All financial statements relating to any Borrower or Guarantor which have been or may hereafter be delivered by any Borrower or Guarantor (or Administrative Borrower on behalf of any Borrower or Guarantor) to Agent and Lenders have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of such Borrower and Guarantor as at the dates and for the periods set forth therein.  Except as disclosed in any interim financial statements furnished by Borrowers and Guarantors to Agent prior to the date of this Agreement, there has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent audited financial statements of any Borrower or Guarantor furnished by any Borrower or Guarantor to Agent prior to the date of this Agreement.

8.4 Priority of Liens; Title to Properties.  The security interests and liens granted to Agent under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 to the Information Certificate and the other liens permitted under Section 9.8 hereof.  Each Borrower and Guarantor has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent and such others as are specifically listed on Schedule 8.4 to the Information Certificate or permitted under Section 9.8 hereof.

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8.5 Tax Returns.  Each Borrower and Guarantor has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it.  All information in such tax returns, reports and declarations is complete and accurate in all material respects.  Each Borrower and Guarantor has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books.  Adequate provision has been made for the payment of all accrued and unpaid Federal, State, Provincial, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

8.6 Litigation.  Except as set forth on Schedule 8.6 to the Information Certificate, (a) there is no investigation by any Governmental Authority pending, or to the best of any Borrower’s or Guarantor’s knowledge threatened, against or affecting any Borrower or Guarantor, its or their assets or business and (b) there is no action, suit, proceeding or claim by any Person pending, or to the best of any Borrower’s or Guarantor’s knowledge threatened, against any Borrower or Guarantor or its or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, in each case, which if adversely determined against such Borrower or Guarantor has or could reasonably be expected to have a Material Adverse Effect.

8.7 Compliance with Other Agreements and Applicable Laws.

(a) Borrowers and Guarantors are not in default in any material respect under, or in violation in any material respect of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound.  Borrowers and Guarantors are in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to their respective businesses, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and all Environmental Laws.

(b) Borrowers and Guarantors have obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the “Permits”).  All of the Permits are valid and subsisting and in full force and effect.  There are no actions, claims or proceedings pending or to the best of any Borrower’s or Guarantor’s knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

8.8 Environmental Compliance.

(a) Except as set forth on Schedule 8.8 to the Information Certificate, Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any respect any applicable Environmental Law or Permit, except where such violation has not had and could not be reasonably expected to have a Material Adverse Effect, and the operations of Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor complies in all respects with all Environmental Laws and all Permits, except where the failure to so comply has not had and could not be reasonably expected to have a Material Adverse Effect.

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(b) Except as set forth on Schedule 8.8 to the Information Certificate, there has been no investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of any Borrower’s or Guarantor’s knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or Guarantor and any Subsidiary of any Borrower or Guarantor or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter in each case which has had or could be reasonably expected to have a Material Adverse Effect.

(c) Except as set forth on Schedule 8.8 to the Information Certificate, Borrowers, Guarantors and their Subsidiaries have no liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials which liability has had or could be reasonably expected to have a Material Adverse Effect.

(d) Borrowers, Guarantors and their Subsidiaries have all Permits required to be obtained or filed in connection with the operations of Borrowers and Guarantors under any Environmental Law and all of such licenses, certificates, approvals or similar authorizations and other Permits are valid and in full force and effect.

8.9 Employee Benefits.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law.  Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of any Borrower’s or Guarantor’s knowledge, nothing has occurred which would cause the loss of such qualification.  Each Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending, or to the best of any Borrower’s or Guarantor’s knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan.  To the best knowledge of any Borrower or Guarantor, there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

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(c) (i)  No ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Plan’s assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the Code) are not less than such Plan’s liabilities under Section 4001(a)(16) of ERISA; (iii) each Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) each Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) each Borrower and Guarantor, and their ERISA Affiliates, have not engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA.

(d) With respect to any Canadian Pension Plan, to the best of the knowledge of each Borrower and Guarantor, (i) the Canadian Pension Plans are duly registered under all applicable Federal and Provincial pension benefits legislation, (ii) all statutory obligations of any Borrower or Guarantor required to be performed in connection with the Canadian Pension Plans or the funding agreements therefor have been performed in a timely fashion and there are no outstanding disputes concerning the assets held pursuant to any such funding agreement, (iii) all contributions or premiums required to be made by any Borrower or Guarantor to the Canadian Pension Plans have been made in a timely fashion in accordance with the terms of the Canadian Pension Plans and applicable laws and regulations, (iv) all employee contributions to the Canadian Pension Plans required to be made by way of authorized payroll deduction have been properly withheld by any Borrower or Guarantor and fully paid into the Canadian Pension Plans in a timely fashion, (v) all reports and disclosures relating to the Canadian Pension Plans required by any applicable laws or regulations have been filed or distributed in a timely fashion, (vi) there have been no improper withdrawals, or applications of, the assets of any of the Pension Plans, (vii) no amount is owing by any of the Canadian Pension Plans under the Income Tax Act (Canada) or any provincial taxation statute, (viii) the Canadian Pension Plans are fully funded in accordance with applicable law both on an ongoing basis and on a solvency basis (using actuarial assumptions and methods which are consistent with the valuations last filed with the applicable governmental authorities and which are consistent with generally accepted actuarial principles), and (ix) none of the Canadian Pension Plans is the subject of an investigation, proceeding, action or claim and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such proceeding, action or claim.

8.10 Bank Accounts.  As of the date hereof, all of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower or Guarantor maintained at any bank or other financial institution are set forth on Schedule 8.10 to the Information Certificate, subject to the right of each Borrower and Guarantor to establish new accounts in accordance with Section 5.2 hereof.

8.11 Intellectual Property.  Each Borrower and Guarantor owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted.  As of the date hereof, Borrowers and Guarantors do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office, the Canadian Intellectual Property Office or any similar office or agency in the United States or Canada, any State or Province thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 to the Information Certificate and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 to the Information Certificate.  No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights.  To the best of any Borrower’s and Guarantor’s knowledge, (a) no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Borrower or Guarantor infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and (b) no claim or litigation is pending or threatened against or affecting any Borrower or Guarantor contesting its right to sell or use any such Intellectual Property.  Schedule 8.11 to the Information Certificate sets forth all of the agreements or other arrangements of each Borrower and Guarantor pursuant to which such Borrower or Guarantor has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of such Borrower or Guarantor as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by any Borrower or Guarantor after the date hereof, collectively, the “License Agreements” and individually, a “License Agreement”).  No trademark, servicemark, copyright or other Intellectual Property at any time used by any Borrower or Guarantor which is owned by another person, or owned by such Borrower or Guarantor subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Agent, is affixed to any Eligible Inventory, except (i) to the extent permitted under the term of the license agreements listed on Schedule 8.11 to the Information Certificate and (ii) to the extent the sale of Inventory to which such Intellectual Property is affixed is permitted to be sold by such Borrower or Guarantor under applicable law (including the United States Copyright Act of 1976).

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8.12 Subsidiaries; Affiliates; Capitalization; Solvency.

(a) As of the date hereof, each Borrower and Guarantor does not have any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership except as set forth in Schedule 8.12 to the Information Certificate.

(b) As of the date hereof, each Borrower and Guarantor is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on Schedule 8.12 to the Information Certificate as being owned by such Borrower or Guarantor and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of it Capital Stock or securities convertible into or exchangeable for such shares.

(c) The issued and outstanding shares of Capital Stock of each Borrower and Guarantor are directly and beneficially owned and held by the persons indicated in the Information Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Agent prior to the date hereof.

(d) Each Borrower and Guarantor is Solvent and will continue to be Solvent after the creation of the Obligations and the obligations of such Borrower and Guarantor under the Term B Loan Financing Agreements, and the Subordinated Note Documents, the security interests of Agent, Term B Loan Agent, and Subordinated Note Trustee and the other transaction contemplated hereunder and under the Term B Loan Financing Agreements, and the Subordinated Note Documents.

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8.13 Labor Disputes.

(a) Set forth on Schedule 8.13 to the Information Certificate is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to each Borrower and Guarantor and any union, labor organization or other bargaining agent in respect of the employees of any Borrower or Guarantor on the date hereof.

(b) Except as set forth on Schedule 8.13 to the Information Certificate, there is (i) no significant unfair labor practice complaint pending against any Borrower or Guarantor or, to the best of any Borrower’s or Guarantor’s knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Borrower or Guarantor or, to best of any Borrower’s or Guarantor’s knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against any Borrower or Guarantor or, to the best of any Borrower’s or Guarantor’s knowledge, threatened against any Borrower or Guarantor.

8.14 Restrictions on Subsidiaries.  Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of any Borrower or Guarantor permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on any Borrower or Guarantor or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between any Borrower or Guarantor and any of its or their Subsidiaries or (ii) between any Subsidiaries of any Borrower or Guarantor or (b) the ability of any Borrower or Guarantor or any of its or their Subsidiaries to incur Indebtedness or grant security interests to Agent or any Lender in the Collateral.

8.15 Material Contracts.  Schedule 8.15 to the Information Certificate sets forth all Material Contracts to which any Borrower or Guarantor is a party or is bound as of the date hereof.  Borrowers and Guarantors have delivered true, correct and complete copies of such Material Contracts to Agent on or before the date hereof.  Borrowers and Guarantors are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

8.16 Payable Practices.  Each Borrower and Guarantor have not made any material change in the historical accounts payable practices from those in effect immediately prior to the date hereof.

8.17 Interrelated Businesses.  Borrowers make up a related organization of various entities constituting a single economic and business enterprise so that Borrowers share an identity of interests such that any benefit received by any one of them benefits the others.  Borrowers render services to or for the benefit of the other Borrowers, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Borrowers (including inter alia, the payment by Borrowers of creditors of the other Borrowers and guarantees by Borrowers of indebtedness of the other Borrowers and provide administrative, marketing, payroll and management services to or for the benefit of the other Borrowers).  Borrowers have the same chief executive office, centralized accounting and legal services, certain common officers and directors and generally do not provide consolidating financial statements to creditors.

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8.18 Accuracy and Completeness of Information.  All information furnished by or on behalf of any Borrower or Guarantor in writing to Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading.  No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Affect, which has not been fully and accurately disclosed to Agent in writing prior to the date hereof.

8.19 Survival of Warranties; Cumulative.  All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender.  The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower or Guarantor shall now or hereafter give, or cause to be given, to Agent or any Lender.

SECTION  9. AFFIRMATIVE AND NEGATIVE COVENANTS

9.1 Maintenance of Existence.

(a) Each Borrower and Guarantor shall at all times preserve, renew and keep in full force and effect its corporate, limited liability company, limited partnership or trust existence and rights and franchises with respect thereto and maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits necessary to carry on in all material respects the business as presently or proposed to be conducted, except as to any Guarantor other than Parent as permitted in Section 9.7 hereto.

(b) No Borrower or Guarantor shall change its name unless each of the following conditions is satisfied: (i) Agent shall have received not less than ten (10) days prior written notice from Administrative Borrower of such proposed change in its name, which notice shall accurately set forth the new name; and (ii) Agent shall have received a copy of the amendment to the certificate of incorporation or certificate of formation (or other organizational documents) of such Borrower or Guarantor providing for the name change certified by the Secretary of State (or similar official) of the jurisdiction of incorporation or organization of such Borrower or Guarantor as soon as it is available.

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(c) No Borrower or Guarantor shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Agent shall have received not less than ten (10) days’ prior written notice from Administrative Borrower of such proposed change, which notice shall set forth such information with respect thereto as Agent may require and Agent shall have received such agreements as Agent may reasonably require in connection therewith.  No Borrower or Guarantor shall change its type of organization, jurisdiction of organization or other legal structure.

9.2 New Collateral Locations.  Each Borrower and Guarantor may only open any new location within Canada (in the case of H&H Canada and Atlantic), within Mexico (in the case of Kasco Ensambly and Indiana Tube Mexico) or within the continental United States (in the case of all other Borrowers and Guarantors) provided such Borrower or Guarantor (a) gives Agent thirty (30) days prior written notice of the intended opening of any such new location (or such shorter period as Agent may agree) and (b) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location.

9.3 Compliance with Laws, Regulations, Etc.

(a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe in all material respects all requirements of any foreign, Federal, State or local Governmental Authority.

(b) Borrowers and Guarantors shall give written notice to Agent promptly upon any Borrower’s or Guarantor’s receipt of any written notice of, or any Borrower’s or Guarantor’s otherwise obtaining knowledge of, (i) the occurrence of any event involving the material release, spill or discharge, threatened or actual, of any Hazardous Material in violation of Environmental Laws or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by any Borrower or Guarantor or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material other than in the ordinary course of business and other than as permitted under any applicable Environmental Law. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations relating to any Real Property shall be furnished, or caused to be furnished, by such Borrower or Guarantor to Agent promptly upon such Borrower’s or Guarantor’s receipt thereof.  Each Borrower and Guarantor shall take prompt action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to Agent on such response.

(c) Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is material non-compliance, or any condition which requires any action by or on behalf of any Borrower or Guarantor in order to avoid any material non-compliance, with any Environmental Law, Borrowers shall, at Agent’s request and Borrowers’ expense: (i) cause an independent environmental engineer reasonably acceptable to Agent to conduct such tests of the site where material non-compliance or alleged material non-compliance with such Environmental Laws has occurred as to such material non-compliance and prepare and deliver to Agent a report as to such material non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such material non-compliance, or such Borrower’s or Guarantor’s response thereto or the estimated costs thereof, shall change in any material respect.

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(d) Each Borrower and Guarantor shall indemnify and hold harmless Agent and Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower or Guarantor and the preparation and implementation of any closure, remedial or other required plans; provided, that, Borrowers and Guarantors shall not be required to indemnify for any such losses, claims, damages, liabilities, costs or expenses directly resulting from acts of Agent or any Lender with respect to a parcel of Real Property while Agent or such Lender is the owner or operator of such parcel of Real Property.  All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

9.4 Payment of Taxes and Claims.  Each Borrower and Guarantor shall, and shall cause any Subsidiary to, duly pay and discharge when due all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books.  Each Borrower and Guarantor shall be liable for any tax or penalties imposed on Agent or any Lender as a result of the financing arrangements provided for herein and each Borrower and Guarantor agrees to indemnify and hold Agent harmless with respect to the foregoing, and to repay to Agent, for the benefit of Lenders, on demand the amount thereof, and until paid by such Borrower or Guarantor such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require any Borrower or Guarantor to pay any income or franchise taxes attributable to the income of Lenders from any amounts charged or paid hereunder to Lenders. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

9.5 Insurance.  Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated.  Said policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer.  Borrowers and Guarantors shall furnish certificates, policies or endorsements to Agent as Agent shall reasonably require as proof of such insurance, and, if any Borrower or Guarantor fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrowers.  All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for each Borrower and Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance.  Borrowers and Guarantors shall cause Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers and Guarantors shall obtain non-contributory lender’s loss payable endorsements to all insurance policies in form and substance satisfactory to Agent.  Such lender’s loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent as its interests may appear and further specify that Agent and Lenders shall be paid regardless of any act or omission by any Borrower, Guarantor or any of its or their Affiliates. Without limiting any other rights of Agent or Lenders, any insurance proceeds received by Agent at any time may be applied to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine.  Upon application of such proceeds to the Revolving Loans, Revolving Loans may be available subject and pursuant to the terms hereof to be used for the costs of repair or replacement of the Collateral lost or damages resulting in the payment of such insurance proceeds.

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9.6 Financial Statements and Other Information.

(a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, keep proper books and records in which true and accurate entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower, Guarantor and its Subsidiaries in accordance with GAAP.  Borrowers and Guarantors shall promptly furnish to Agent and Lenders all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of Borrowers and Guarantors, and Borrower shall notify the auditors and accountants of Borrowers and Guarantors that Agent is authorized to obtain such information directly from them.  Without limiting the foregoing, Borrowers and Guarantors shall furnish or cause to be furnished to Agent, the following:

(i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements of Parent and its Subsidiaries (including balance sheets, statements of income and loss), statements of cash flow, and statements of shareholders’ equity) and monthly unaudited consolidating financial statements of Parent and its Subsidiaries (including balance sheets and statements of income and loss), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer of Parent, subject to normal year-end adjustments and the absence of footnotes and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, along with a schedule in a form satisfactory to Agent of the calculations used in determining, as of the end of such month, whether Borrowers and Guarantors are in compliance with the covenants set forth in Section 9.17 hereof for such month;

(ii) within forty-five (45) days after the end of each fiscal quarter, quarterly unaudited consolidated financial statements of Parent and its Subsidiaries (including balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders’ equity) and quarterly unaudited consolidating financial statements (including balance sheets and statements of income and loss), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal quarter, certified to be correct by the chief financial officer of Parent, subject to normal year-end adjustments and the absence of footnotes;

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(iii)   within one hundred twenty (120) days after the end of each fiscal year, annual unaudited consolidated financial statements of Parent and its Subsidiaries (including balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity), and annual unaudited consolidating financial statements of Parent and its Subsidiaries (including balance sheets and statements of income and loss), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and for such fiscal year, certified to be correct by the chief financial officer of Parent, subject to normal year-end adjustments and the absence of footnotes; and

(iv)  within one hundred fifty (150) days after the end of each fiscal year, audited consolidated financial statements of WHX and its Subsidiaries (including balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity) and the accompanying notes thereto and unaudited consolidating financial statements of WHX and its Subsidiaries (including balance sheets and statements of income and loss), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of WHX and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by WHX and acceptable to Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of WHX and its Subsidiaries as of the end of and for the fiscal year then ended.

(b) Borrowers and Guarantors shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Collateral having a value of more than $500,000 or which if adversely determined would result in any material adverse change in any Borrower’s or Guarantor’s business, properties, assets, goodwill or condition, financial or otherwise, (ii) any Material Contract being terminated or amended or any new Material Contract entered into (in which event Borrowers and Guarantors shall provide Agent with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $500,000 shall have been entered against any Borrower or Guarantor any of its or their properties or assets, (iv) any notification of a material violation of laws or regulations received by any Borrower or Guarantor, (v) any ERISA Event, and (vi) the occurrence of any Default or Event of Default.

(c) Borrowers and Guarantors shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all reports which any Borrower or Guarantor sends to its stockholders generally and copies of all reports and registration statements which any Borrower or Guarantor files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

(d) Borrowers and Guarantors shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers and Guarantors, as Agent may, from time to time, reasonably request.  Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers and Guarantors to any court or other Governmental Authority or to any Lender or Participant or prospective Lender or Participant or any Affiliate of any Lender or Participant. Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrowers’ expense, copies of the financial statements of any Borrower and Guarantor and any reports or management letters prepared by such accountants or auditors on behalf of any Borrower or Guarantor and to disclose to Agent and Lenders such information as they may have regarding the business of any Borrower and Guarantor.  Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one (1) year after the same are delivered to Agent or such Lender, except as otherwise designated by Administrative Borrower to Agent or such Lender in writing.

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9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc.  Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly,

(a) merge into or with or consolidate or amalgamate with any other Person or permit any other Person to merge into or with or consolidate or amalgamate with it except that any Subsidiary of Parent may merge with and into or consolidate or amalgamate with any other Subsidiary of Parent, provided, that, each of the following conditions is satisfied as determined by Agent in good faith:  (i) Agent shall have received not less than ten (10) Business Days’ prior written notice of the intention of such Subsidiaries to so merge, consolidate or amalgamate, which notice shall set forth in reasonable detail satisfactory to Agent, the persons that are merging, consolidating or amalgamating, which person will be the surviving entity, the locations of the assets of the persons that are merging, consolidating or amalgamating, and the material agreements and documents relating to such merger, consolidation or amalgamation, (ii) Agent shall have received such other information with respect to such merger, consolidation or amalgamation as Agent may reasonably request, (iii) as of the effective date of the merger, consolidation or amalgamation and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (iv) Agent shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger, consolidation or amalgamation, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (v) the surviving corporation shall expressly confirm, ratify and assume the Obligations and the Financing Agreements to which it is a party in writing, in form and substance satisfactory to Agent, and Borrowers and Guarantors shall execute and deliver such other agreements, documents and instruments as Agent may request in connection therewith, (vi) in any merger, consolidation or amalgamation involving a Borrower, the surviving entity of such merger, consolidation or amalgamation shall be a Borrower and (vii) in no event shall any Accounts or Inventory acquired by a Borrower pursuant to a merger, consolidation or amalgamation be deemed to be Eligible Accounts or Eligible Inventory until Agent shall have conducted due diligence with respect thereto that is satisfactory to Agent and then only to the extent that the criteria for Eligible Accounts and Eligible Inventory are satisfied with respect thereto;

(b) sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for

(i) sales of Inventory in the ordinary course of business,

(ii)  the sale or other disposition of Equipment (including worn-out or obsolete Equipment or Equipment no longer used or useful in the business of any Borrower or Guarantor) and obsolete Inventory which does not consist of Eligible Inventory or Eligible Consigned Precious Metals Inventory, so long as (A) such sales or other dispositions do not involve Equipment and Inventory having an aggregate fair market value in excess of $1,000,000 for all such Equipment and Inventory disposed of in any fiscal year of Borrowers or as Agent may otherwise agree, and (B) the Net Cash Proceeds payable or deliverable to Borrowers or Guarantors in respect of any such sale or other disposition shall be promptly remitted to Agent in immediately available funds and applied to the Obligations and the Term B Loan Debt in accordance with Section 2.4(c)(i) hereof;

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(iii)   the issuance and sale by any Borrower or Guarantor of Capital Stock of such Borrower or Guarantor after the date hereof; provided, that, (A) Agent shall have received not less than ten (10) Business Days’ prior written notice of such issuance and sale by such Borrower or Guarantor, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the Net Cash Proceeds which it is anticipated will be received by such Borrower or Guarantor from such sale, (B) such Borrower or Guarantor shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, except as otherwise permitted in Section 9.11 hereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of any Borrower to request or receive Loans or Letter of Credit Accommodations or the right of any Borrower and Guarantor to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrowers and Guarantors with Agent and Lenders or are more restrictive or burdensome to any Borrower or Guarantor than the terms of any Capital Stock in effect on the date hereof, (D) except as Agent may otherwise agree in writing, all of the Net Cash Proceeds of the sale and issuance of such Capital Stock shall be paid in accordance with the terms of Sections 2.4 and 6.4 hereof and (E) as of the date of such issuance and sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred,

(iv)  the issuance of Capital Stock of any Borrower or Guarantor consisting of common stock pursuant to an employee stock option or grant or similar equity plan or 401(k) plans of such Borrower or Guarantor for the benefit of its employees, directors and consultants, provided, that, in no event shall such Borrower or Guarantor be required to issue, or shall such Borrower or Guarantor issue, Capital Stock pursuant to such stock plans or 401(k) plans which would result in a Change of Control or other Event of Default,

(v)  the sale or other disposition by H&H International to WHX of all of the issued and outstanding shares of Capital Stock in Indiana Tube Denmark; provided, that, (A) as of the date of such sale or other disposition and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing and (B) the Net Cash Proceeds (if any) from such sale or other disposition shall promptly be remitted to Agent in immediately available funds for application to the Obligations in the order and manner set forth in Section 2.4(c)(iii) hereof,

(vi)   the sale or other disposition of the Fairfield Property and the North Attleboro - Elm Street Property; provided, that, (A) as of the date of such sale or other disposition and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, (B) such sale or other disposition shall be on commercially reasonable terms in a bona fide arm’s length transaction with a Person that is not an Affiliate of a Borrower, except as otherwise permitted under Section 9.12(a) hereof, (C) Administrative Borrower shall furnish Agent with prior written notice of such sale or other disposition (together with such information relating thereto as Agent shall reasonably request), and (D) the Net Cash Proceeds payable or deliverable to Borrowers or Guarantors in respect of any such sale or other disposition shall be promptly remitted to Agent in immediately available funds and applied to the Obligations and the Term B Loan Debt in accordance with Section 2.4(c)(i) hereof;

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(vii) the sale or other disposition of any Real Property of any Borrower or Guarantor other than the Fairfield Property and the North Attleboro - Elm Street Property, provided, that, as to any such sale or other disposition, each of the following conditions is satisfied as determined by Agent in good faith: (A) Administrative Borrower shall furnish Agent with prior written notice of such sale or other disposition (together with such information relating thereto as Agent shall reasonably request), (B) such sale or other disposition shall be on terms and conditions satisfactory to and approved in writing by Agent and the Required Lenders; (C) the Net Cash Proceeds payable or deliverable to Borrowers and Guarantors in respect of any such sale or other disposition shall be promptly remitted to Agent in immediately available funds and applied to the Obligations and the Term B Loan Debt in accordance with Section 2.4(c)(i) hereof, and (D) as of the date of any such sale or other disposition and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;

(viii) the transfer by any Borrower or Guarantor of any Equipment (other than the Extruder Equipment) to a Subsidiary of Parent organized outside of the United States, Canada or Mexico; provided, that, the aggregate amount of the fair market value of such Equipment does not exceed $500,000, and the transfer by any Borrower or Guarantor of the Extruder Equipment to a Subsidiary of Parent organized outside of the United States, Canada or Mexico;

(ix) the sale of the Capital Stock of an Exempt Subsidiary by the applicable Borrower or Guarantor or the sale or other disposition of all or substantially all of the assets and properties of an Exempt Subsidiary; provided, that, as to any such sale or other disposition, each of the following conditions is satisfied as determined by Agent in good faith: (A) as of the date of any such sale or other disposition and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing; (B) such sale or other disposition shall be on commercially reasonable terms in a bona fide arm’s length transaction with a Person that is not an Affiliate of a Borrower, (C) the applicable Borrowers or Guarantors shall have received cash consideration in respect of such sale or other disposition in an amount of not less than five (5) times TTM EBITDA of the applicable Exempt Subsidiary for the period of twelve (12) consecutive fiscal months ended on the last day of the month immediately preceding the date of such sale or other disposition, (D) Administrative Borrower shall furnish Agent with prior written notice of such sale or other disposition (together with such information relating thereto as Agent shall reasonably request), (E) Administrative Borrower shall furnish Agent with projections, in form and substance satisfactory to Agent, that Parent and its Subsidiaries (other than the Specified Subsidiaries), on a consolidated basis, are projected to be in compliance with the financial covenants in Section 9.17 hereof for the twelve (12) month period ended one year after the proposed date of consummation of such sale or other disposition, and (F) the Net Cash Proceeds payable or deliverable to Borrowers and Guarantors in respect of any such sale or other disposition shall be promptly remitted to Agent in immediately available funds and applied to the Obligations and the Term B Loan Debt in accordance with Section 2.4(c)(ii) hereof, and

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(x) the sale or other disposition of Precious Metals Inventory by any Borrower or Guarantor to Steel Partners II, L.P. or its affiliates, provided, that, as to any such sale or other disposition, each of the following conditions is satisfied as determined by Agent in good faith: (A) Administrative Borrower shall furnish Agent with prior written notice of such sale or other disposition (together with such information relating thereto as Agent shall reasonably request), (B) such sale or other disposition shall be on terms and conditions satisfactory to and approved in writing by Agent and the Required Lenders; (C) the Net Cash Proceeds payable or deliverable to Borrowers and Guarantors in respect of any such sale or other disposition shall be promptly remitted to Agent in immediately available funds and applied to the Obligations and the Term B Loan Debt in accordance with Section 2.4(c)(i) hereof, and (D) as of the date of any such sale or other disposition and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;

(c) wind up, liquidate or dissolve, except that Sumco, any Guarantor, or any Subsidiary of a Borrower or Guarantor that is not itself a Borrower may wind up, liquidate and dissolve, provided, that, each of the following conditions is satisfied: (i) the winding up, liquidation and dissolution of Sumco, such Guarantor or other Subsidiary shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other agreement or instrument to which any Borrower or Guarantor or such other Subsidiary is a party or may be bound, (ii) such winding up, liquidation or dissolution shall be done in accordance with the requirements of all applicable laws and regulations, (iii) effective upon such winding up, liquidation or dissolution, all of the assets and properties of such Guarantor or other Subsidiary shall be duly and validly transferred and assigned to a Borrower or Guarantor, free and clear of any liens, restrictions or encumbrances other than the security interest and liens of Agent (and Agent shall have received such evidence thereof as Agent may require) and Agent shall have received such deeds, assignments or other agreements as Agent may request to evidence and confirm the transfer of such assets; provided, that, Sumco shall not be required to comply with this clause (iii), (iv) Agent shall have received all documents and agreements that any Borrower or Guarantor or such other Subsidiary has filed with any Governmental Authority or as are otherwise required to effectuate such winding up, liquidation or dissolution, (v) no Borrower or Guarantor shall assume any Indebtedness, obligations or liabilities as a result of such winding up, liquidation or dissolution, or otherwise become liable in respect of any obligations or liabilities of the entity that is winding up, liquidating or dissolving, unless such Indebtedness is otherwise expressly permitted hereunder, (vi) Agent shall have received not less than ten (10) Business Days prior written notice of the intention of Sumco, such Guarantor or such other Subsidiary to wind up, liquidate or dissolve, and (vii) as of the date of such winding up, liquidation or dissolution and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing; or

(d) agree to do any of the foregoing.

9.8 Encumbrances.  Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, hypothec, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to any such assets or properties, except:

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(a) the security interests and liens of Agent for itself and the benefit of the other Secured Parties;

(b) liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, or Guarantor or Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books;

(c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower’s, Guarantor’s or Subsidiary’s business to the extent: (i) such liens secure Indebtedness which is not overdue or obligations under applicable Canadian law which are not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

(d) zoning restrictions (including, without limitation, airport zoning regulations relating to the Real Property of H&H Canada in Rexdale, Ontario), easements (including unregistered easements), licenses, agreements with municipalities, covenants and other restrictions affecting the use of Real Property (including, in the case of the Real Property of H&H Canada located in Rexdale, Ontario, (i) any rights of expropriation, access of use, or other rights conferred by any statute of Canada or the Province of Ontario and (ii) the reservations contained in the original grant from Canada) which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of such Borrower, Guarantor or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property (or, in the case of leasehold interests, the value of such Borrower’s, Guarantor’s or such Subsidiary’s interest in the Real Property) which may be subject thereto;

(e) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof; so long as (i) such security interest or mortgage attaches only to the Equipment or Real Property purchased or acquired and the proceeds thereof, and (ii) such security interest or mortgage only secures the Indebtedness that was incurred to acquire the Equipment or Real Property purchased or acquired;

(f) pledges and deposits of cash by any Borrower or Guarantor after the date hereof in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits consistent with the current practices of such Borrower or Guarantor as of the date hereof;

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(g) pledges and deposits of cash by any Borrower or Guarantor after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of such Borrower or Guarantor as of the date hereof; provided, that, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Agent;

(h) liens arising from (i) operating leases and the precautionary UCC or PPSA, as applicable, financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by any Borrower or Guarantor located on the premises of such Borrower or Guarantor (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of such Borrower or Guarantor and the precautionary UCC or PPSA, as applicable, financing statement filings in respect thereof;

(i) judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that, (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such liens is in effect and (iv) Agent may establish a Reserve with respect thereto;

(j) the security interests in and liens upon the Collateral in favor of Term B Loan Agent to secure the Term B Loan Debt, provided, that, such security interests in and liens are and shall at all times be subject and subordinate to the security interests and liens therein of Agent pursuant to the terms of the Term B Loan Intercreditor Agreement;

(k) the security interests in and liens upon the Collateral in favor of Subordinated Note Trustee to secure the Subordinated Noteholder Indebtedness, provided, that, such security interests in and liens are and shall at all times be subject and subordinate to the security interests and liens therein of Agent pursuant to the terms of the Subordinated Noteholder Intercreditor Agreement;

(l) the security interests in and liens upon the Collateral in favor of WHX to secure the Indebtedness of Borrowers and Guarantors to WHX permitted under Section 9.9(k) hereof, provided, that, such security interests in and liens are and shall at all times be subject and subordinate to the security interests and liens therein of Agent pursuant to the terms of the WHX Intercreditor Agreement;

(m)  the security interests in liens upon the Collateral in favor of the holder of any Refinancing Indebtedness (or the agent or trustee on behalf of the holder or  holders of the Refinancing Indebtedness) to secure such Refinancing Indebtedness; provided, that, the security interests and liens upon the Collateral in favor of such Person are and shall at all times be subject and subordinate to the security interests and liens therein of Agent pursuant to the terms of an intercreditor agreement in form and substance satisfactory to Agent;

(n)  the security interests in and liens upon Precious Metals Inventory owned by the Precious Metals Consignor and consigned by the Precious Metals Consignor to Handy, to secure the Indebtedness permitted under Section 9.9(j) hereof; provided, that, such security interests and liens are subject to the terms of the Precious Metals Creditor Agreement;

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(o) liens of a single commodities intermediary securing Indebtedness of Handy permitted under Section 9.9(l) hereof; provided, that, (i) such liens do not at any time encumber any assets other than assets held in the commodities account established in accordance with Section 9.9(l) hereof and (ii) Agent shall have received, in form and substance reasonably satisfactory to Agent, an Investment Property Control Agreement with respect to such commodities account, duly authorized, executed and delivered by Handy and such commodities intermediary;

(p) the security interests and liens in favor of OMG Mortgage Lender on the Real Property, fixtures and related assets of OMG located at 95-97 and 153 Bowles Road, Agawam, Massachusetts securing the Indebtedness permitted under Section 9.9(m) hereof;

(q) the security interests and liens in favor of any lender to any Subsidiary of Parent organized outside of the United States, Canada and Mexico on the assets and properties of such Subsidiary (other than any Capital Stock of a Borrower or Guarantor) securing the Indebtedness permitted under Section 9.9(n) hereof; and

(r) the security interests and liens not otherwise expressly permitted under this Section 9.8 and set forth on Schedule 8.4 to the Information Certificate;

9.9 Indebtedness.  Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except:

(a) the Obligations;

(b) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property not to exceed $6,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of such Borrower, Guarantor or Subsidiary other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be;

(c) guarantees by any Borrower or Guarantor of the Obligations of the other Borrowers or Guarantors in favor of Agent for the benefit of the other Secured Parties;

(d) the Indebtedness of any Borrower or Guarantor to any other Borrower or Guarantor arising after the date hereof pursuant to loans by any Borrower or Guarantor permitted under Section 9.10(g) hereof;

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(e) unsecured Indebtedness of any Borrower or Guarantor arising after the date hereof to any third person (but not to any other Borrower or Guarantor), provided, that, each of the following conditions is satisfied as determined by Agent: (i) such Indebtedness shall be on terms and conditions acceptable to Agent and shall be subject and subordinate in right of payment to the right of the Secured Parties to receive the prior indefeasible payment and satisfaction in full payment of all of the Obligations pursuant to the terms of an intercreditor agreement between Agent and such third party, in form and substance satisfactory to Agent, (ii) Agent shall have received not less than ten (10) days prior written notice of the intention of such Borrower or Guarantor to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may request with respect thereto, (iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) except as Agent may otherwise agree in writing, all of the proceeds of the loans or other accommodations giving rise to such Indebtedness shall be paid to Agent for application to the Obligations in such order and manner as Agent may determine or at Agent’s option, to be held as cash collateral for the Obligations, (v) in no event shall the aggregate principal amount of such Indebtedness incurred during the term of this Agreement exceed $5,000,000, (vi)  as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (vii) such Borrower and Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, such Borrower or Guarantor may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, and (viii) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

(f) the Term B Loan Debt, provided, that each of the following conditions is satisfied as determined by Agent:

(i) the aggregate principal amount of such Indebtedness shall not exceed $35,000,000, less the aggregate amount of all repayments, repurchases or redemptions thereof, whether optional or mandatory;

(ii)  Agent shall have received true, correct and complete copies of all of the Term B Loan Documents, as duly authorized, executed and delivered by the parties thereto;

(iii)  Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change the terms of the Term B Loan Debt or any of the Term B Loan Financing Agreements, except, that, Borrowers and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof in a manner which is not prohibited by the Term B Loan Intercreditor Agreement; and

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(iv)   Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with the Term B Loan Debt either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

(g) the Indebtedness of Borrowers and Guarantors to Subordinated Noteholders and Subordinated Note Trustee evidenced by or arising under the Subordinated Note Documents (as in effect on the date hereof), provided, that:

(i) the aggregate principal amount of such Indebtedness shall not exceed $72,925,500 (exclusive of non-cash capitalized interest or fees in respect of such Indebtedness which is added to the principal amount thereof pursuant to the Subordinated Note Documents (as in effect on the date hereof)), less the aggregate amount of all repayments, repurchases or redemptions thereof, whether optional or mandatory,

(ii) Agent shall have received true, correct and complete copies of all of the Subordinated Note Documents, as duly authorized, executed and delivered by the parties thereto,

(iii)   such Indebtedness shall be subject to and subordinate in right of payment to the right of the Secured Parties to receive the prior indefeasible payment and satisfaction in full of all of the Obligations pursuant to the terms of the Subordinated Noteholder Intercreditor Agreement;

(iv)  Borrowers and Guarantors shall not, directly or indirectly, make, or be required to make, any payments in respect of such Indebtedness, except, as permitted by the Subordinated Noteholder Intercreditor Agreement;

(v) Borrowers and Guarantors shall not, directly or indirectly: (A) amend, modify, alter or change any of the terms of such Indebtedness or any of the Subordinated Note Documents (as in effect on the date hereof), except, that, Borrowers and Guarantors may, after prior written notice to Agent, amend, modify, alter of change the terms thereof in a manner which is expressly permitted by Section 15 of the Subordinated Noteholder Intercreditor Agreement, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except as permitted in clause (iv) above, and

(vi)  Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

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(h) Indebtedness of Borrowers and Guarantors arising after the date hereof issued in exchange for, or the proceeds of which are used to refinance, replace or substitute for, Indebtedness permitted under Sections 9.9(f), (g), (k) or (m) hereof (the “Refinancing Indebtedness”); provided, that, as to any such Refinancing Indebtedness, each of the following conditions is satisfied: (i) Agent shall have received not less than ten (10) Business Days’ prior written notice of the intention to incur such Indebtedness, which notice shall set forth in detail reasonably satisfactory to Agent, the amount of such Indebtedness, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Agent may request, (ii) promptly upon Agent’s request, Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly executed and delivered by the parties thereto, (iii) with respect to the case of Indebtedness permitted under Sections 9.9(f), (g) or (k) hereof, the holder or holders of the Refinancing Indebtedness (or the agent on behalf of such holder or holders) shall execute and deliver an agreement identical to the Term B Loan Intercreditor Agreement, the Subordinated Noteholder Intercreditor Agreement or the WHX Subordination Agreement, as applicable (subject to changing names of parties, documents and addresses, as appropriate); (iv) Borrowers and Guarantors may only make mandatory prepayments of principal and payments of interest, fees, expenses and indemnities, if any, in respect of such Indebtedness as permitted in Sections 9.9(f), (g), (k) or (m) hereof, as applicable, (v) Borrowers and Guarantors shall not, directly or indirectly, (A) redeem, retire, defease, purchase or otherwise acquire such Refinancing Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose except as permitted in Sections 9.9(f), (g), (k) and (m) hereof, as applicable (other than with Refinancing Indebtedness to the extent permitted herein and to the extent permitted with respect to the Indebtedness so exchanged, refinanced, replaced or substituted for), (vi) Borrowers and Guarantors shall furnish to Agent all notices of default or demands for payment in connection with such Indebtedness either by such Borrower or Guarantor or on its behalf promptly after the receipt thereof, and all such notices or demands sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

(i) in addition to the Indebtedness permitted under Section 9.9(n) hereof, Indebtedness of Borrowers and Guarantors under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate exchange agreements or similar contractual arrangements intended to protect such Person against fluctuations in interest rates and currency swap agreements, forward currency purchase agreements or similar contractual arrangements intended to protect such Person against fluctuations in currency exchange rates and commodity swap agreements or similar contractual arrangements intended to protect such Person against fluctuations in precious metal prices; provided, that, (i) such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than $250,000,000 and are not for speculative purposes and (ii) such Indebtedness shall be unsecured (other than the Indebtedness permitted under Section 9.9(n) hereof);

(j) Indebtedness of Handy to the Precious Metals Consignor evidenced by or arising under the Precious Metals Consignment Agreement and the other Precious Metals Consignment Documents, provided, that:

(i) Agent shall have received true, correct and complete copies of all of the Precious Metals Consignment Documents as duly authorized, executed and delivered by the parties thereto, which shall be in form and substance satisfactory to Agent,

(ii) the outstanding amount of such Indebtedness shall not exceed $15,000,000, plus fees thereon at the rate provided in the Precious Metals Consignment Documents (as in effect on the date hereof),

(iii)  such Indebtedness shall be subject to the terms of the Precious Metals Creditor Agreement and shall not be secured by any assets of any Borrower or Guarantor, except for Precious Metals Inventory consigned to Handy by the Precious Metals Consignor for which the Precious Metals Consignor has not been paid;

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(iv)  Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change in any material respect any of the terms of such Indebtedness or any of the Precious Metals Consignment Documents, except, that, Borrowers and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or to release any liens on or security interests in any assets or properties of Borrowers, and

(v) Borrowers and Guarantors shall furnish to Agent all notices of default or demands for payment in connection with such Indebtedness either received by such Borrower or Guarantor or on its behalf promptly after the receipt thereof, and all such notices or demands sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

(k) Indebtedness of Borrowers and Guarantors to WHX evidenced by or arising under the WHX Subordinated Note Documents, provided, that:

(i) Agent shall have received true, correct and complete copies of the WHX Subordinated Note Documents and all other documents, instruments and agreements related thereto, as duly authorized, executed and delivered by the parties thereto, which shall be in form and substance satisfactory to Agent;

(ii)  the outstanding amount of such Indebtedness shall not exceed $3,000,000, plus interest thereon at the rate provided in the WHX Subordinated Note Documents (as in effect on the date hereof),

(iii)  such Indebtedness shall be subject and subordinate in right of payment to the right of the Secured Parties to receive the prior indefeasible payment and satisfaction in full of all Obligations pursuant to the WHX Subordination Agreement,

(iv)  Borrowers and Guarantors shall not, directly or indirectly, make, or be required to make, any payments in respect of such Indebtedness, except, that, Borrowers and Guarantors may make regularly scheduled non-cash capitalized interest payments in respect of such Indebtedness in accordance with the terms of the WHX Subordinated Note Documents in the form of additional indebtedness having substantially the same terms,

(v) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change in any material respect any of the terms of such Indebtedness or any of the WHX Subordinated Note Documents, except, that, Handy may, after prior written notice to Agent, amend, modify, alter of change the terms thereof in a manner that is expressly permitted by Section 15 of the WHX Subordination Agreement, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and

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(vi)  Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by such Borrower or Guarantor or on its behalf promptly after the receipt thereof, and all notices or demands sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

(l)  Indebtedness of Handy to a single commodities intermediary and its affiliates in respect of Commodity Hedging Obligations (including, without limitation, any commodities account maintained with a broker-dealer) which do not increase the amount of such Indebtedness or other obligations of Handy outstanding other than as a result of fluctuations in commodity prices or by reason of  fees and expenses payable in connection therewith, provided, that, each of the following conditions is satisfied as determined by Agent: (i) such Indebtedness shall be on terms and conditions reasonably acceptable to Agent, (ii) such Commodity Hedging Obligations shall be incurred (and such commodities account shall be established and utilized) by Handy in the ordinary course of business and consistent with past practice, (iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) Agent shall have received, in form and substance reasonably satisfactory to Agent, an Investment Property Control Agreement with respect to such commodities account, duly authorized, executed and delivered by Handy and such commodities intermediary, (v) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (vi) Handy shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, Handy may, after prior written notice to Agent, amend, modify, alter or change the terms thereof in a manner which is not adverse to the interests of Agent, any Lender, any Borrower or any Guarantor in any material respect, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness or set aside or otherwise deposit or invest any sums for such purpose, and (vii) Handy shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Handy or on its behalf promptly after the receipt thereof, or sent by Handy or on its behalf concurrently with the sending thereof, as the case may be;

(m)   the OMG Mortgage Debt; provided, that, each of the following conditions is satisfied as determined by Agent:

(i) the aggregate principal amount of such Indebtedness shall not exceed $7,328,000, less the aggregate amount of all repayments, repurchases or redemptions thereof, whether optional or mandatory;

(ii) Agent shall have received, in form and substance satisfactory to Agent, the OMG Mortgagee Access Agreement, duly authorized, executed and delivered by OMG Mortgage Lender;

(iii)  Borrowers and Guarantors shall not (A) make any voluntary prepayments in respect of the OMG Mortgage Debt or (B) directly or indirectly redeem, retire, defease, purchase or otherwise acquire the OMG Mortgage Debt, or set aside or deposit or invest any sums for such purpose;

(iv)  Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness;

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(v)  Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, Borrowers and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose; and

(vi) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

(n) Indebtedness incurred by any Subsidiaries of Parent organized outside of the United States, Canada and Mexico, provided, that,

(i) the aggregate principal amount of such Indebtedness shall not exceed $10,000,000 outstanding at any time;

(ii)  such Indebtedness may be supported by one or more issued and outstanding Letters of Credit (for the avoidance of doubt, the term Indebtedness as used herein shall not include any contingent obligations arising under undrawn Letters of Credit that provide credit support for the Indebtedness permitted under this clause (n));

(iii)  no Borrower or Guarantor shall guarantee or otherwise be liable in respect of any of such Indebtedness;

(iv)  Agent shall have received not less than five (5) days prior written notice of the intention of any such Subsidiary to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may request with respect thereto;

(v)  promptly following Agent’s request, Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness;

(vi)  as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred;

(vii)  no Borrower or Guarantor shall, directly or indirectly, redeem, retire, defease, purchase or otherwise acquire such Indebtedness or set aside or otherwise deposit or invest any sums for such purpose;

(viii)  Administrative Borrower shall furnish to Agent all notices or demands in connection with such Indebtedness either received by such Subsidiary or any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by such Subsidiary or any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be; and

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(ix)  the occurrence of a default with respect to such Indebtedness shall not result in, or permit any holder of any Indebtedness of any Borrower or Guarantor to declare, a default on Indebtedness of such Borrower or Guarantor or cause the payment of Indebtedness of such Borrower or Guarantor to be accelerated or payable prior to its stated maturity;

(o) Indebtedness of any Borrower or Guarantor entered into in the ordinary course of business pursuant to a Hedge Agreement; provided, that, (i) such arrangements are with a Bank Product Provider, (ii) such arrangements are not for speculative purposes, and (iii) such Indebtedness shall be unsecured, except to the extent such Indebtedness constitutes part of the Obligations arising under or pursuant to Hedge Agreements with a Bank Product Provider that are secured under the terms hereof; and

(p) the Indebtedness not otherwise expressly permitted under this Section 9.9 and set forth on Schedule 9.9 to the Information Certificate; provided, that, (i) Borrowers and Guarantors may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto (as in effect on the date hereof) except, that, Borrowers and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (except for regularly scheduled sinking fund payments required by the agreements governing such Indebtedness as in effect on the date hereof), and (iii) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be.

9.10 Loans, Investments, Etc.  Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

(a) the endorsement of instruments for collection or deposit in the ordinary course of business;

(b) investments in cash, Cash Equivalents or Canadian Cash Equivalents, provided, that, (i) no Loans are then outstanding and (ii) the terms and conditions of Section 5.2 hereof shall have been satisfied with respect to the deposit account, investment account or other account in which such cash, Cash Equivalents or Canadian Cash Equivalents are held;

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(c) the existing equity investments and loans of each Borrower and Guarantor as of the date hereof in and to its Subsidiaries, provided, that, no Borrower or Guarantor shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries;

(d) loans and advances by any Borrower or Guarantor to employees of such Borrower or Guarantor not to exceed the principal amount of $100,000 in the aggregate at any time outstanding for: (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for such Borrower or Guarantor and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

(e) stock or obligations issued to any Borrower or Guarantor by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Borrower or Guarantor in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Agent, upon Agent’s request, together with such stock power, assignment or endorsement by such Borrower or Guarantor as Agent may request;

(f) obligations of account debtors to any Borrower or Guarantor arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to such Borrower or Guarantor; provided, that, promptly upon the receipt of the original of any such promissory note by such Borrower or Guarantor, such promissory note shall be endorsed to the order of Agent by such Borrower or Guarantor and promptly delivered to Agent as so endorsed;

(g) loans by a Borrower or Guarantor to another Borrower or Guarantor after the date hereof, provided, that,

(i) as to all of such loans, (A) within thirty (30) days after the end of each fiscal month, Borrowers shall provide to Agent a report in form and substance satisfactory to Agent of the outstanding amount of such loans as of the last day of the immediately preceding month and indicating any loans made and payments received during the immediately preceding month, (B) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to Agent upon its request to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Agent may require, (C) as of the date of any such loan and after giving effect thereto, the Borrower or Guarantor making such loan shall be Solvent, and (D) as of the date of any such loan and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

(ii) as to loans by a Guarantor to a Borrower, (A) the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of the Secured Parties to receive the prior final payment and satisfaction in full of all of the Obligations pursuant to the terms of the Intercompany Subordination Agreement, and (B) such Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness prior to the end of the then current term of this Agreement;

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(iii)  as to loans by a Borrower to a Guarantor, as of the date of any such loan and after giving effect thereto, (A) no Event of Default shall exist or have occurred and be continuing, and (B) the aggregate outstanding amount of all loans by Borrowers to Guarantors from and after the date hereof shall not exceed $1,000,000 at any time; and

(h) the loans and advances set forth on Schedule 9.10 to the Information Certificate; provided, that, as to such loans and advances, Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto and Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such loans and advances either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

(i) Permitted Acquisitions;

(j) an unsecured loan made by Handy to WHX prior to the date hereof in the amount of $13,100,000, the proceeds of which were used by WHX solely to make a contribution to the WHX Plan, and other unsecured loans made by any Borrower to WHX on or after the date hereof, the proceeds of which other loans shall be used by WHX solely to make contributions to the WHX Plan, provided, that, (i) the amount of any such other loan shall not exceed the amount required to be contributed to the WHX Plan as of the date such other loan is made, (ii) within thirty (30) days after the end of each fiscal month, Handy shall provide to Agent a report in form and substance satisfactory to Agent of the outstanding amount of all of such loans as of the last day of the immediately preceding month and indicating any payments received during the immediately preceding month, (iii) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument unless the single original of such note or other instrument shall be promptly delivered to Agent to hold as part of the Collateral, with such endorsements and/or assignments by WHX as Agent may require, (iv) as of the date any such other loan is made and after giving effect thereto, the Borrower making such loan shall be Solvent, (v) as of the date of any such other loan made and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (vi) the average Excess Availability for the thirty (30) consecutive days immediately preceding the date any such other loan is made shall not have been less than $20,000,000, and (vii) on the date of any such other loan is made and after giving effect thereto, Excess Availability shall not be less than $15,000,000;

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(k) unsecured loans by any Borrower to WHX after the date hereof for purposes other than those described in Section 9.10(j) hereof, provided, that, (i) such Borrower shall not make any such loans to WHX in an amount in excess of the principal amount of $3,500,000 in any fiscal year, (ii) the aggregate outstanding principal amount of such loans shall not exceed $3,500,000 at any time, (iii) within thirty (30) days after the end of each fiscal month, Administrative Borrower shall provide to Agent a report in form and substance satisfactory to Agent of the outstanding amount of such loans as of the last day of the immediately preceding month and indicating any payments received during the immediately preceding month, (iv) the Indebtedness arising pursuant to such loans shall not be evidenced by a promissory note or other instrument unless the single original of such note or other instrument shall be promptly delivered to Agent to hold as part of the Collateral, with such endorsement and/or assignment by such Borrower as Agent may require, (v) as of the date of such loans and after giving effect thereto, such Borrower shall be Solvent, (vi) as of the date of such loans and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (vii) the average Excess Availability for the thirty (30) consecutive days immediately preceding the date of such loans shall not have been less than $18,500,000, (viii) on the date of such loans and after giving effect thereto, Excess Availability shall not be less than $15,000,000, and (viii) such loans shall be repaid in full on or before the Termination Date;

(l) the equity investments of Borrowers and Guarantors in Lucas China existing on the date hereof in the amount not to exceed the sum of $915,000, provided, that, no Borrower or Guarantor shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of Lucas China;

(m)  the equity investments of Borrowers and Guarantors in Subsidiaries located in China in an amount necessary to repay the Indebtedness of such Subsidiaries (which shall in no event exceed $7,000,000); provided, that, (i) such equity investments are made from the proceeds of the Revolving Loans, (ii) the amount of the Indebtedness repaid from the proceeds of such equity investments is re-borrowed by such Subsidiaries located in China within seven (7) days after such equity investments are made, (iii) upon the incurrence of such new Indebtedness, the proceeds of such Indebtedness shall be used to repay such equity investments, and such proceeds shall be applied to repay the Revolving Loans borrowed to make such equity investments, (iv) on the date any such investment is made and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and (v) on the date any such investment is made and after giving effect thereto, Excess Availability shall not be less than $15,000,000;

(n) any Borrower or Guarantor may make an investment in any other Borrower or any Guarantor; provided, that, with respect to any investment in any Borrower or Guarantor organized under the laws of Mexico: (i) the aggregate amount of all such investments shall not exceed $1,000,000 during any fiscal year, (ii) the aggregate amount of all such investments outstanding at any time shall not exceed $2,000,000, (iii) on the date any such investment is made and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and (iv) on the date any such investment is made and after giving effect thereto, Excess Availability shall not be less than $15,000,000;

(o) investments in one or more Subsidiaries of Parent organized outside of the United States, Mexico and Canada that is not a Borrower or Guarantor in the aggregate amount of $1,000,000; provided, that, (i) on the date any such investment is made and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and (ii) on the date any such investment is made and after giving effect thereto, Excess Availability shall not be less than $15,000,000; and

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(p) the repayment by any Borrower or Guarantor of intercompany loans made to such Borrower or Guarantor by Protechno France; provided, that, (i) the aggregate amount of such repayments shall not exceed $600,000, (ii) on the date any such repayment is made and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and (iii) on the date any such repayment is made and after giving effect thereto, Excess Availability shall not be less than $15,000,000.

9.11 Dividends and Redemptions.  Each Borrower and Guarantor shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of any Capital Stock of such Borrower or Guarantor now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that:

(a) any Borrower or Guarantor may declare and pay such dividends or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock for consideration in the form of shares of common stock (so long as after giving effect thereto no Change of Control or other Default or Event of Default shall exist or occur);

(b) Borrowers and Guarantors may pay dividends to the extent permitted in Section 9.12 below;

(c) any Subsidiary of a Borrower or Guarantor may pay dividends to a Borrower; and

(d) Borrowers and Guarantors may repurchase Capital Stock consisting of common stock held by employees pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of such plan, provided, that, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) such repurchase shall be paid with funds legally available therefor, (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor or its or their property are bound, and (iv) the aggregate amount of all payments for such repurchases in any calendar year shall not exceed $250,000.

9.12 Transactions with Affiliates.  Each Borrower and Guarantor shall not, directly or indirectly:

(a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate of such Borrower or Guarantor, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower’s or Guarantor’s business (as the case may be) and upon fair and reasonable terms no less favorable to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arm’s length transaction with an unaffiliated person, except that (i) H&H International may sell or otherwise dispose of all of the issued and outstanding shares of Capital Stock in Indiana Tube Denmark to WHX in accordance with the terms of Section 9.7(b)(v) hereof, and (ii) Borrowers and Guarantors may engage in sale and leaseback transactions with Steel Partners II, L.P. or its Affiliates with respect to the Real Property or Precious Metals Inventory owned by the applicable Borrower or Guarantor so long as (A) the conditions set forth in Sections 9.7(b)(vi), 9.7(b)(vii) and 9.7(b)(x) hereof, as applicable, have been satisfied with respect to any such transaction, and (B) any such transaction shall be upon fair and reasonable terms no less favorable to the applicable Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arm’s length transaction with an unaffiliated person; or

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(b) make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of such Borrower or Guarantor, except:

(i) reasonable compensation to officers, employees and directors for services rendered to such Borrower or Guarantor in the ordinary course of business,

(ii)  payments by any such Borrower or Guarantor to Parent for actual and necessary reasonable out-of-pocket legal and accounting, insurance, marketing, payroll and similar types of services paid for by Parent on behalf of such Borrower or Guarantor, in the ordinary course of their respective businesses or as the same may be directly attributable to such Borrower or Guarantor and for the payment of taxes by or on behalf of Parent,

(iii)  payments by Parent to WHX for the payment of taxes by WHX that are attributable to the Parent and its Subsidiaries, provided, that, (A) the aggregate amount of all such payments in any fiscal year shall not exceed the amount of taxes that Parent would have been obligated to pay during such fiscal year if Parent was a stand-alone tax payer (on behalf of itself and its consolidated Subsidiaries), (B) as of the date of any such payment and after giving effect thereto, no Event of Default shall have occurred and be continuing, (C) as of the date of any such payment and after giving effect thereto, the Excess Availability shall not be less than $10,000,000, and (D) Agent shall have received a certificate from Parent (together with supporting calculations in reasonable detail), in form and substance satisfactory to Agent, which demonstrates that Parent and its Subsidiaries would have been in pro forma compliance with the covenants set forth in Section 9.17 for the most recently ended test periods thereunder, computed as if such payment was paid on the first day of any such test periods,

(iv)  the payment on the date hereof by any Borrower or Guarantor to Steel Partners II Liquidating Series Trust - Series E and Steel Partners II Liquidating Series Trust - Series A in respect of a prepayment of certain outstanding Indebtedness in an amount not to exceed $5,000,000 in the aggregate, and

(v)  payments by any such Borrower or Guarantor to Parent or any Affiliate of Parent for management or other services made in the ordinary course of and pursuant to the reasonable requirements of such Borrower’s or Guarantor’s business (as the case may be), which services would be required by such Borrower or Guarantor to operate such Borrower or Guarantor’s business whether or not such services were provided by an Affiliate of Parent, and upon fair and reasonable terms no less favorable to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arm’s length transaction with an unaffiliated person.

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9.13 Compliance with ERISA.

(a) Each Borrower and Guarantor shall, and shall cause each of its ERISA Affiliates, to: (i) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (ii) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (iii) not terminate any of such Plans so as to incur any material liability to the Pension Benefit Guaranty Corporation; (iv) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject such Borrower, Guarantor or such ERISA Affiliate to a material tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (v) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (vi) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (vii) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any material liability to the Pension Benefit Guaranty Corporation.

(b) Each Borrower and Guarantor shall (i) cause the Canadian Pension Plans to be administered in accordance with the requirements of the applicable pension plan texts, funding agreements, the Income Tax Act (Canada) and applicable provincial pension benefits legislation, (ii) not terminate, or cause to be terminated, any Canadian Pension Plan, if such plan would have a solvency deficiency on termination, (iii) shall promptly provide Agent with any documentation relating to the Canadian Pension Plans as Agent may reasonably request, and (iv) shall notify Agent within thirty (30) days of (A) a material increase in the liabilities of any Canadian Pension Plan, (B) the establishment of a new registered pension plan or (C) the commencement of payments of contributions to any Canadian Pension Plan to which any Borrower or Guarantor had not previously been paying or contributing.

9.14 End of Fiscal Years; Fiscal Quarters.  Each Borrower and Guarantor shall, for financial reporting purposes, cause its, and each of its Subsidiaries’ (a) fiscal years to end on December 31 of each year and (b) fiscal quarters to end on or about March 31, June 30, September 30 and December 31 of each year.

9.15 Change in Business.  Each Borrower and Guarantor shall not engage in any business other than the business of such Borrower or Guarantor on the date hereof and any business reasonably related, ancillary or complimentary to the business in which such Borrower or Guarantor is engaged on the date hereof.

9.16 Limitation of Restrictions Affecting Subsidiaries.  Each Borrower and Guarantor shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of such Borrower or Guarantor to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; (b) make loans or advances to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (c) transfer any of its properties or assets to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement or the Term B Loan Agreement (as in effect on the date hereof), (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of such Borrower or Guarantor prior to the date on which such Subsidiary was acquired by such Borrower or such Guarantor and outstanding on such acquisition date, and (vi) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

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9.17 Financial Covenants.

(a) EBITDA.  At all times that Excess Availability is less than $25,000,000, Parent and its Subsidiaries shall not permit EBITDA of Parent and its Subsidiaries (other than the Specified Subsidiaries), on a consolidated basis, for the most recently ended period of twelve (12) consecutive fiscal months for which Agent has received financial statements of Parent and its Subsidiaries, to be less than $40,000,000.

(b) Fixed Charge Coverage Ratio.  At all times that Excess Availability is less than $25,000,000, Parent and its Subsidiaries shall not permit the Fixed Charge Coverage Ratio for Parent and its Subsidiaries (other than the Specified Subsidiaries), on a consolidated basis, for the most recently ended period of twelve (12) consecutive fiscal months for which Agent has received financial statements of Parent and its Subsidiaries, to be less than 1.0 to 1.0.

(c) Maximum Capital Expenditures.  Parent and its Subsidiaries (other than the Specified Subsidiaries), on a consolidated basis, shall not, directly or indirectly, make or commit to make (whether through purchase, capital lease or otherwise) Capital Expenditures for each period set forth below in excess of the amount set forth below opposite such period:

Four (4) Quarter Period Ending:	Maximum Capital Expenditures
September 30, 2010	$20,000,000
December 31, 2010	$21,000,000
March 31, 2011	$22,000,000
June 30, 2011 and the last day of each fiscal quarter of Parent thereafter	$23,000,000

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9.18 Additional Guaranties and Collateral Security.  Each Borrower shall cause:

(a) each Subsidiary of any Borrower not in existence on the date hereof, to execute and deliver to Agent promptly and in any event within three (3) days after the formation, acquisition or change in status thereof (i) a guaranty guaranteeing the Obligations, (ii) a security agreement, (iii) if such Subsidiary has any Subsidiaries, a pledge agreement together with (x) certificates evidencing all of the Capital Stock of any Person owned by such Subsidiary, (y) undated stock powers executed in blank with signature guaranteed, and (z) such opinion of counsel and such approving certificate of such Subsidiary as Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, (iv) one or more Mortgages creating on the Real Property of such Subsidiary a perfected, first priority lien on such Real Property, a title insurance policy covering such Real Property, a current ALTA survey thereof and a surveyor’s certificate, each in form and substance reasonably satisfactory to Agent, together with such other agreements, instruments and documents as the Agent may reasonably require, and (v) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Agent in order to create, perfect, establish the first priority of or otherwise protect any lien purported to be covered by any such security agreement, pledge agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Financing Agreements and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and

(b) each owner of the Capital Stock of any such Subsidiary to execute and deliver promptly and in any event within three (3) days after the formation or acquisition of such Subsidiary a pledge agreement, together with (i) certificates evidencing all of the Capital Stock of such Subsidiary, (ii) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (iii) such opinion of counsel and such approving certificate of such Subsidiary as Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and (iv) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by Agent.

9.19 License Agreements.

(a) Each Borrower and Guarantor shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to which it is a party to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that, subject to Section 9.19(b) below, such Borrower or Guarantor may cancel, surrender or release any material License Agreement in the ordinary course of the business of such Borrower or Guarantor; provided, that, such Borrower or Guarantor (as the case may be) shall give Agent not less than thirty (30) days prior written notice of its intention to so cancel, surrender and release any such material License Agreement, (iv) give Agent prompt written notice of any material License Agreement entered into by such Borrower or Guarantor after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request, (v) give Agent prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Agent (promptly upon the receipt thereof by such Borrower or Guarantor in the case of a notice to such Borrower or Guarantor and concurrently with the sending thereof in the case of a notice from such Borrower or Guarantor) a copy of each notice of default and every other notice and other communication received or delivered by such Borrower or Guarantor in connection with any material License Agreement which relates to the right of such Borrower or Guarantor to continue to use the property subject to such License Agreement, and (vi) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may reasonably require from time to time concerning the observance, performance and compliance by such Borrower or Guarantor or the other party or parties thereto with the material terms, covenants or provisions of any material License Agreement.

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(b) Each Borrower and Guarantor will either exercise any option to renew or extend the term of each material License Agreement to which it is a party in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Agent or give Agent prior written notice that such Borrower or Guarantor does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than sixty (60) days prior to the date of any such non-renewal or expiration.  In the event of the failure of such Borrower or Guarantor to extend or renew any material License Agreement to which it is a party, Agent shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Agent or in the name and behalf of such Borrower or Guarantor, as Agent shall determine at any time that an Event of Default shall exist or have occurred and be continuing.  Agent may, but shall not be required to, perform any or all of such obligations of such Borrower or Guarantor under any of the License Agreements, including, but not limited to, the payment of any or all sums due from such Borrower or Guarantor thereunder.  Any sums so paid by Agent shall constitute part of the Obligations.

(c) No Borrower or Guarantor shall assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or lien upon, encumber, grant an exclusive or non-exclusive license relating to any Intellectual Property, or otherwise dispose of any Intellectual Property, in each case without the prior written consent of Agent, except that any Borrower or Guarantor may, after written notice to Agent, grant a non-exclusive license relating to any Intellectual Property to another Borrower or Guarantor in the ordinary course of business.

9.20 After Acquired Real Property.  If any Borrower or Guarantor hereafter acquires any Real Property, fixtures or any other property that is of the kind or nature described in the Mortgages and such Real Property, fixtures or other property is adjacent to, contiguous with or necessary or related to or used in connection with any Real Property then subject to a Mortgage, or if such Real Property is not adjacent to, contiguous with or related to or used in connection with such Real Property, then if such Real Property, fixtures or other property at any location (or series of adjacent, contiguous or related locations, and regardless of the number of parcels) has a fair market value in an amount equal to or greater than $425,000 (or if a Default or Event of Default exists, then regardless of the fair market value of such assets), without limiting any other rights of Agent or any Lender, or duties or obligations of any Borrower or Guarantor, promptly upon Agent’s request, such Borrower or Guarantor shall execute and deliver to Agent a mortgage, deed of trust or deed to secure debt, as Agent may determine, in form and substance substantially similar to the Mortgages and as to any provisions relating to specific state laws satisfactory to Agent and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Agent a first and only lien and mortgage on and security interest in such Real Property, fixtures or other property (except as such Borrower or Guarantor would otherwise be permitted to incur hereunder or under the Mortgages or as otherwise consented to in writing by Agent) and such other agreements, documents and instruments as Agent may require in connection therewith.

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9.21 Applications under Insolvency Statutes.  Each Borrower and Guarantor agrees that it shall not file any plan of arrangement under the Companies’ Creditors Arrangement Act (Canada) or make any proposal under the Bankruptcy and Insolvency Act (Canada) which provides for, or would permit directly or indirectly, Agent or any Lender to be classified with any other creditor as an “affected” creditor for purposes of such plan or proposal or otherwise.

9.22 Canadian Anti-Money Laundering & Anti-Terrorism Compliance.  Agent and Lenders may be subject to Canadian Anti-Money Laundering & Anti-Terrorism Legislation and “know your customer” rules and regulations, and they hereby notify Borrowers and Guarantors that in order to comply with such legislation, rules and regulations, Borrowers and Guarantors may be, among other things, required to obtain, verify and record information pertaining to Borrowers and Guarantors, which information may relate to, among other things, the names, addresses, corporate directors, corporate registration numbers, corporate tax numbers, corporate shareholders and banking transactions of Borrowers and Guarantors.  Borrowers and Guarantors hereby agree to take such actions and to provide, upon request, such information and access to information regarding Borrowers and Guarantors that is required to enable Agent and Lenders to comply with such Canadian Anti-Money Laundering & Anti-Terrorism Legislation and “know your customer” rules and regulations.

9.23 Costs and Expenses.  Borrowers and Guarantors shall pay to Agent within five (5) Business Days following Agent’s demand all reasonable and documented costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, syndication, administration, collection, liquidation, enforcement and defense of the Obligations, Agent’s rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code or PPSA financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, title insurance premiums, surveys, assessments, engineering reports and inspections, appraisal and assayer fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent’s customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any Issuing Bank in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and such Borrower’s or Guarantor’s operations, plus a per diem charge at Agent’s then standard rate for Agent’s examiners in the field and office (which rate as of the date hereof is $1,000 per person per day); provided, that, so long as no Event of Default shall exist or shall have occurred and be continuing and Excess Availability is equal to or greater than $15,000,000, Borrowers and Guarantors shall not be required to reimburse Agent for such costs and expenses for more than two (2) field examinations in any twelve (12) month period; (g) any VAT incurred by Agent or any Lender and (h) the fees and disbursements of counsel (including legal assistants) to Agent in connection with any of the foregoing.

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9.24 Deposit Accounts.  Borrowers and Guarantors shall deliver to Agent, by no later than December 31, 2010, (a) evidence reasonably satisfactory to Agent, that all of the deposit accounts of Borrowers and Guarantors are maintained with Wells Fargo or another Lender, except (i) a restricted account of OMG maintained with OMG Mortgage Lender with a balance not to exceed $1,000,000 at any time or (ii) as Agent may otherwise agree, and (b) Deposit Account Control Agreements, in form and substance satisfactory to Agent, by and among Agent, each applicable Borrower and Guarantor, and each bank where all deposit accounts (excluding deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments and excluding such other accounts as Agent may agree) are maintained, in each case, duly authorized, executed and delivered by each such bank and each such Borrower or Guarantor, as the case may be (or Agent shall be such bank’s customer with respect to such deposit accounts as Agent may specify).

9.25 Further Assurances.  At the request of Agent at any time and from time to time, Borrowers and Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements.  Agent may at any time and from time to time request a certificate from an officer of any Borrower or Guarantor representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied.  In the event of such request by Agent, Agent and Lenders may, at Agent’s option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Agent has received such certificate and, in addition, Agent has determined that such conditions are satisfied.

SECTION  10. EVENTS OF DEFAULT AND REMEDIES

10.1 Events of Default.  The occurrence or existence of any one or more of the following events are referred to herein individually as an “Event of Default”, and collectively as “Events of Default”:

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(a) (i) any Borrower fails to pay any of the Obligations when due or (ii) any Borrower or Obligor fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.13, 9.14, 9.15, and 9.16 of this Agreement and such failure shall continue for ten (10) days; provided, that, such ten (10) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by any Borrower or Obligor of any such covenant or (iii) any Borrower or Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

(b) any representation, warranty or statement of fact made by any Borrower or Guarantor to Agent in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

(c) any Obligor revokes or terminates or purports to revoke or terminate or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent or any Lender;

(d) any judgment for the payment of money is rendered against any Borrower or Obligor in excess of $1,000,000 in any one case or in excess of $1,000,000 in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or Obligor or any of the Collateral having a value in excess of $1,000,000;

(e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or any Borrower or Obligor, which is a partnership, limited liability company, limited liability partnership, trust or a corporation, dissolves or suspends or discontinues doing business;

(f) any Borrower or Obligor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

(g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or a petition, case, application or proceeding under any bankruptcy or insolvency laws of Canada (including the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada)) or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or Obligor or all or any part of its properties and such petition, case, application or proceeding is not dismissed within thirty (30) days after the date of its filing or any Borrower or Obligor shall file any answer admitting or not contesting such petition, case, application or proceeding or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

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(h) (i) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or Obligor or for all or any part of its property or (ii) a petition, case, application or proceeding under any bankruptcy or insolvency laws of Canada (including the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada)), or any similar law now or hereafter in effect in any jurisdiction or under any insolvency, arrangement, reorganization, moratorium, administration, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed, taken or commenced after the date hereof by any Borrower or Obligor or for all or any part of its property, including, without limitation, if any Borrower or Obligor shall: (A) apply for, request or consent to the appointment of a receiver, administrative receiver, receiver and manager, examiner, judicial custodian, trustee, liquidator, official manager, administrator, controller or any other similar official of it or of all or a substantial part of its property and assets, (B) be generally unable, or admit in writing its inability, to pay its debts as they become due, (C) make a general assignment for the benefit of creditors, (D) file a voluntary petition or assignment in bankruptcy or a proposal seeking a reorganization, compromise, moratorium or arrangement with its creditors, (E) take advantage of any insolvency or other similar law pertaining to arrangements, moratoriums, compromises or reorganizations, or admit the material allegations of a petition or application filed in respect of it in any bankruptcy, reorganization or insolvency proceeding, or (F) take any corporate, limited liability company, limited partnership or trust action for the purpose of effecting any of the foregoing;

(i) any default in respect of the Term B Loan Debt, the Subordinated Noteholder Indebtedness or the Indebtedness under the WHX Subordinated Note Documents, which default continues for more than the applicable cure period, if any, with respect thereto, any default in respect of the OMG Mortgage Debt, which default continues for more than fifteen (15) days, any default in respect of any other Indebtedness of any Borrower or Obligor (other than Indebtedness owing to Agent and Lenders hereunder), in any case in an amount in excess of $1,000,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by any Borrower or Obligor under any Material Contract, which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto;

(j) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

(k) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of any Borrower in an aggregate amount in excess of $500,000;

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(l) any Change of Control;

(m) the indictment by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of any Borrower or Obligor of which any Borrower, Obligor or Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against such Borrower or Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of $500,000 or (ii) any other property of any Borrower or Guarantor which is necessary or material to the conduct of its business;

(n) there shall have occurred any event, circumstance or condition which has had a Material Adverse Effect;

(o) a requirement from the Minister of National Revenue for payment pursuant to Section 224 or any successor section of the Income Tax Act (Canada) or Section 317, or any successor section in respect of any Borrower or Obligor of the Excise Tax Act (Canada) or any comparable provision of similar legislation shall have been received by Agent or any Lender or any other Person in respect of any Borrower or Obligor or otherwise issued in respect of any Borrower or Obligor involving an amount in excess of the US Dollar Equivalent of $500,000; or

(p) there shall be an event of default under any of the other Financing Agreements.

10.2 Remedies.

(a) At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC, the PPSA and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law.  All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC, the PPSA or other applicable law, are cumulative, not exclusive and enforceable, in Agent’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Obligor of this Agreement or any of the other Financing Agreements.  Subject to Section 12 hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against any Borrower or Obligor to collect the Obligations without prior recourse to the Collateral.

(b) Without limiting the generality of the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, at its option and shall upon the direction of the Required Lenders, (i) upon notice to Administrative Borrower, accelerate the payment of all Obligations and demand immediate payment thereof to Agent for itself and the benefit of Lenders (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), and (ii) terminate the Commitments and this Agreement whereupon the obligation of each Lender to make any Loans and Issuing Bank to issue any Letter of Credit Accommodations shall immediately terminate (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), the Commitments and any other obligation of the Agent or a Lender or Issuing Banks hereunder shall automatically terminate).

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(c) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion (i) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (ii) require any Borrower or Obligor, at Borrowers’ expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iii) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (iv) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (v) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower or Obligor, which right or equity of redemption is hereby expressly waived and released by Borrowers and Obligors and/or (vi) terminate this Agreement.  If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent.  If notice of disposition of Collateral is required by law, ten (10) days prior notice by Agent to Administrative Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers and Obligors waive any other notice.  In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower and Obligor waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Agent’s request, Borrowers will either, as Agent shall specify, furnish cash collateral to the applicable Issuing Bank to be used to secure and fund Agent’s reimbursement obligations to such Issuing Bank in connection with any Letter of Credit Accommodations or furnish cash collateral to Agent for the Letter of Credit Accommodations.  Such cash collateral shall be in the amount equal to one hundred five (105%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations.

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(d) At any time or times that an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, enforce the rights of any Borrower or Obligor against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables.  Without limiting the generality of the foregoing, Agent may, in its discretion, at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all accounts debtors, secondary obligors and other obligors to make payment of Receivables directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders.  At any time that an Event of Default exists or has occurred and is continuing, at Agent’s request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and Borrowers and Obligors shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require.  In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Agent’s request, hold the returned Inventory in trust for Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent’s instructions, and not issue any credits, discounts or allowances with respect thereto without Agent’s prior written consent.

(e) To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Borrower and Guarantor acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as any Borrower or Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Borrower and Guarantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Borrower or Guarantor or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

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(f) For the purpose of enabling Agent to exercise the rights and remedies hereunder, each Borrower and Obligor hereby grants to Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable at any time an Event of Default shall exist or have occurred and for so long as the same is continuing) without payment of royalty or other compensation to any Borrower or Obligor, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by any Borrower or Obligor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(g) At any time an Event of Default exists or has occurred and is continuing, Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in accordance with the terms hereof, whether or not then due or may hold such proceeds as cash collateral for the Obligations.  Borrowers and Guarantors shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys’ fees and expenses.

(h) Without limiting the foregoing, upon the occurrence of a Default or an Event of Default, (i) Agent and Lenders may, at Agent’s option, and upon the occurrence of an Event of Default at the direction of the Required Lenders, Agent and Lenders shall, without notice, (A) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrowers and/or (B) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Agent, Lenders and Issuing Banks to Borrowers and (ii) Agent may, at its option, establish such Reserves as Agent determines, without limitation or restriction, notwithstanding anything to the contrary contained herein.

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(i) Without limiting the foregoing, at any time that an Event of Default shall exist or have occurred and be continuing, Agent may appoint or reappoint by instrument in writing, any person or persons, whether an officer or officers or any employee or employees of Agent or not, to be a receiver or receivers (hereinafter called a “Receiver”, which term when used herein shall include a receiver and manager) of any Collateral of any Borrower or Guarantor (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his/her stead.  Any such Receiver shall, so far as concerns responsibility for his/her acts, be deemed the agent of the applicable Borrower or Guarantor and not Agent, and Agent shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver, his/her servants, agents or employees.  Subject to the provisions of the instrument appointing him/her, any such Receiver shall have power to take possession of Collateral, to preserve Collateral or its value, to carry on or concur in carrying on all or any part of the business of the applicable Borrower or Guarantor and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral.   To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the Agent, enter upon, use and occupy all premises owned or occupied by the applicable Borrower or Guarantor wherein Collateral may be located, maintain Collateral upon such premises, borrow money on a secured or unsecured basis and use Collateral directly in carrying on the applicable Borrower’s or Guarantor’s business or as security for loans or advances to enable the Receiver to carry on the applicable Borrower’s or Guarantor’s business or otherwise, as such Receiver shall, in its discretion, determine.  Except as may be otherwise directed by Agent, all proceeds of Collateral received from time to time by such Receiver in carrying out his/her appointment shall be received in trust for and paid over to Agent.  Every such Receiver may, in the discretion of the Agent be vested with all or any of the rights and powers of the Agent.  Agent may, either directly or through its agents or nominees, exercise any or all powers and rights given to a Receiver by virtue of the foregoing provisions of this paragraph.

SECTION  11.  JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(b) Borrowers, Guarantors, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York, and, in addition, each of H&H Canada and Atlantic irrevocably consents and submits to the non-exclusive jurisdiction of the Ontario Superior Court of Justice, in each case, whichever Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Borrower or Guarantor or its or their property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or Guarantor or its or their property).

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(c) Each Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent’s option, by service upon any Borrower or Guarantor (or Administrative Borrower on behalf of such Borrower or Guarantor) in any other manner provided under the rules of any such courts.  Within thirty (30) days after such service, such Borrower or Guarantor shall appear in answer to such process, failing which such Borrower or Guarantor shall be deemed in default and judgment may be entered by Agent against such Borrower or Guarantor for the amount of the claim and other relief requested.

(d) BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ANY GUARANTOR, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Agent, Lenders and Issuing Banks shall not have any liability to any Borrower or Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower or Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent, such Lender or such Issuing Bank that the losses were the result of acts or omissions constituting gross negligence or willful misconduct.  In any such litigation, Agent, Lenders and Issuing Banks shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.  Each Borrower and Guarantor: (i) certifies that neither Agent, any Lender, any Issuing Bank nor any representative, agent or attorney acting for or on behalf of Agent or any Lender or Issuing Bank has represented, expressly or otherwise, that Agent, Lenders and Issuing Banks would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent, Lenders and Issuing Banks are relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

11.2 Waiver of Notices.  Each Borrower and Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein.  No notice to or demand on any Borrower or Guarantor which Agent or any Lender may elect to give shall entitle such Borrower or Guarantor to any other or further notice or demand in the same, similar or other circumstances.

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11.3 Amendments and Waivers.

(a) Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Agent and the Required Lenders or at Agent’s option, by Agent with the authorization of the Required Lenders, and as to amendments to any of the Financing Agreements (other than with respect to any provision of Section 12 hereof), by any Borrower; except, that, no such amendment, waiver, discharge or termination shall:

(i) reduce the interest rate or any fees or extend the time of payment of principal, interest or any fees or reduce the principal amount of any Loan or Letter of Credit Accommodations, in each case without the consent of each Lender directly affected thereby,

(ii)  increase the Commitment of any Lender over the amount thereof then in effect or provided hereunder, in each case without the consent of the Lender directly affected thereby,

(iii)  release any Collateral (except as expressly required hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 12.11(b) hereof), without the consent of Agent and all of Lenders,

(iv)  reduce any percentage specified in the definition of Required Lenders, without the consent of Agent and all of Lenders,

(v)  consent to the assignment or transfer by any Borrower or Guarantor of any of their rights and obligations under this Agreement, without the consent of Agent and all of Lenders,

(vi)  amend, modify or waive any terms of this Section 11.3 hereof, or alter the order or application set forth in Section 6.4(a) hereof, in each case without the consent of Agent and all of Lenders, or

(vii) increase the advance rates constituting part of the Borrowing Base or increase the sublimits with respect to Revolving Loans based on Eligible Inventory and/or Eligible Consigned Precious Metals Inventory or for Letter of Credit Accommodations, without the consent of Agent and all of Lenders.

(b) Agent, Lenders and Issuing Banks shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein.  Any such waiver shall be enforceable only to the extent specifically set forth therein.  A waiver by Agent or any Lender or Issuing Bank of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender or Issuing Bank would otherwise have on any future occasion, whether similar in kind or otherwise.

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(c) Notwithstanding anything to the contrary contained in Section 11.3(a) above, in connection with any amendment, waiver, discharge or termination, in the event that any Lender whose consent thereto is required shall fail to consent or fail to consent in a timely manner (such Lender being referred to herein as a “Non-Consenting Lender”), but the consent of any other Lenders to such amendment, waiver, discharge or termination that is required are obtained, if any, then Wells Fargo shall have the right, but not the obligation, at any time thereafter, and upon the exercise by Wells Fargo of such right, such Non-Consenting Lender shall have the obligation, to sell, assign and transfer to Wells Fargo or such Eligible Transferee as Wells Fargo may specify, the Commitment of such Non-Consenting Lender and all rights and interests of such Non-Consenting Lender pursuant thereto.  Wells Fargo shall provide the Non-Consenting Lender with prior written notice of its intent to exercise its right under this Section, which notice shall specify on date on which such purchase and sale shall occur.  Such purchase and sale shall be pursuant to the terms of an Assignment and Acceptance (whether or not executed by the Non-Consenting Lender), except that on the date of such purchase and sale, Wells Fargo, or such Eligible Transferee specified by Wells Fargo, shall pay to the Non-Consenting Lender (except as Wells Fargo and such Non-Consenting Lender may otherwise agree) the amount equal to: (i) the principal balance of the Loans held by the Non-Consenting Lender outstanding as of the close of business on the business day immediately preceding the effective date of such purchase and sale, plus (ii) amounts accrued and unpaid in respect of interest and fees payable to the Non-Consenting Lender to the effective date of the purchase (but in no event shall the Non-Consenting Lender be deemed entitled to any early termination fee), minus (iii) the amount of the closing fee received by the Non-Consenting Lender pursuant to the terms hereof or of any of the other Financing Agreements multiplied by the fraction, the numerator of which is the number of months remaining in the then current term of the Credit Facility and the denominator of which is the number of months in the then current term thereof.  Such purchase and sale shall be effective on the date of the payment of such amount to the Non-Consenting Lender and the Commitment of the Non-Consenting Lender shall terminate on such date.

(d) The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section and the exercise by Agent of any of its rights hereunder with respect to Reserves or Eligible Accounts or Eligible Inventory or Eligible Consigned Precious Metals Inventory shall not be deemed an amendment to the advance rates provided for in this Section 11.3.  The consent of Issuing Banks shall be required for any amendment, waiver or consent affecting the rights or duties of Issuing Banks hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section, provided, that, the consent of Issuing Banks shall not be required for any other amendments, waivers or consents.

(e) The consent of Agent and a Bank Product Provider that is providing Bank Products and has outstanding any such Bank Products at such time that are secured hereunder shall be required for any amendment to the priority of payment of Obligations arising under or pursuant to any Hedge Agreements of a Borrower or Guarantor or other Bank Products as set forth in Section 6.4(a) hereof.

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11.4 Waiver of Counterclaims.  Each Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

11.5 Indemnification.  Each Borrower and Guarantor shall, jointly and severally, indemnify and hold Agent, each Lender, each Issuing Bank, and its officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an “Indemnitee”), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including attorneys’ fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except that Borrowers and Guarantors shall not have any obligation under this Section 11.5 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or willful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of Borrowers or Guarantors as to any other Indemnitee).   To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers and Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section.  To the extent permitted by applicable law, no Borrower or Guarantor shall assert, and each Borrower and Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby.  All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

11.6 Currency Indemnity.  If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the other Financing Agreements, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement or under any of the other Financing Agreements in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the Exchange Rate at which Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency prevailing on the Business Day before the day on which judgment is given.  In the event that there is a change in the rate of Exchange Rate prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Agent of the amount due, Borrowers will, on the date of receipt by Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Agent is the amount then due under this Agreement or such other of the Financing Agreements in the Currency Due.  If the amount of the Currency Due which Agent is able to purchase is less than the amount of the Currency Due originally due to it, Borrowers shall indemnify and save Agent harmless from and against loss or damage arising as a result of such deficiency.  The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Financing Agreements, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the other Financing Agreements or under any judgment or order.

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11.7 Immunity.  To the extent that any Borrower or Guarantor or any of its Subsidiaries has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court or from set-off or from any legal process, action, suit or proceeding (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution of judgment or otherwise) with respect to itself or any of its property, each Borrower and Guarantor hereby irrevocably waives (on behalf of itself and its Subsidiaries) and agrees not to plead or claim such immunity in respect of its Obligations hereunder and under the other Financing Agreements to which it is a party to the extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 11.7 shall be to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

SECTION  12. THE AGENT

12.1 Appointment, Powers and Immunities.  Each Lender irrevocably designates, appoints and authorizes Wells Fargo to act as Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto.  Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or any Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.  Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

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12.2 Reliance by Agent.  Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent.  As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Agents and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

12.3 Events of Default.

(a) Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default or other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, unless and until Agent has received written notice from a Lender, or a Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a “Notice of Default or Failure of Condition”.  In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders.  Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders to the extent provided for herein; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders.  Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, unless and until otherwise directed by the Required Lenders, Agent may, but shall have no obligation to, continue to make Loans or cause to be issued Letter of Credit Accommodations for the ratable account and risk of Lenders from time to time if Agent believes making such Loans or issuing or causing to be issued such Letter of Credit Accommodations is in the best interests of Lenders.

(b) Except with the prior written consent of Agent, no Lender or Issuing Bank may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Accommodations or other Obligations, as against any Borrower or Obligor or any of the Collateral or other property of any Borrower or Obligor.

12.4 Wells Fargo in its Individual Capacity.  With respect to its Commitment and the Loans made and Letter of Credit Accommodations issued or caused to be issued by it (and any successor acting as Agent), so long as Wells Fargo shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include Wells Fargo in its individual capacity as Lender hereunder.  Wells Fargo (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrowers (and any of its Subsidiaries or Affiliates) as if it were not acting as Agent, and Wells Fargo and its Affiliates may accept fees and other consideration from any Borrower or Guarantor and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

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12.5 Indemnification.  Lenders agree to indemnify Agent and Issuing Banks (to the extent not reimbursed by Borrowers hereunder and without limiting any obligations of Borrowers hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction.  The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

12.6 Non-Reliance on Agent and Other Lenders.  Each Lender agrees that it has, independently and without reliance on Agent or other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrowers and Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements.  Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or Obligor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower or Obligor.  Agent will use reasonable efforts to provide Lenders with any information received by Agent from any Borrower or Obligor which is required to be provided to Lenders or deemed to be requested by Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from any Borrower or any Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent or deemed requested by Lenders hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Borrower or Obligor that may come into the possession of Agent.

12.7 Failure to Act.  Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

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12.8 Additional Loans.  Agent shall not make any Revolving Loans and Issuing Banks shall not provide any Letter of Credit Accommodations to any Borrower on behalf of Lenders intentionally and with actual knowledge that such Revolving Loans or Letter of Credit Accommodations would cause the aggregate amount of the total outstanding Revolving Loans and Letter of Credit Accommodations to such Borrower to exceed the Borrowing Base of such Borrower, without the prior consent of all Lenders, except, that, Agent may make such additional Revolving Loans or Issuing Banks may provide such additional Letter of Credit Accommodations on behalf of Lenders, intentionally and with actual knowledge that such Revolving Loans or Letter of Credit Accommodations will cause the total outstanding Revolving Loans and Letter of Credit Accommodations to such Borrower to exceed the Borrowing Base of such Borrower, as Agent may deem necessary or advisable in its discretion, provided, that:  (a) the total principal amount of the additional Revolving Loans or additional Letter of Credit Accommodations to any Borrower which Agent or Issuing Banks may make or provide after obtaining such actual knowledge that the aggregate principal amount of the Revolving Loans equal or exceed the Borrowing Bases of Borrowers, plus the amount of Special Agent Advances made pursuant to Section 12.11(a)(ii) hereof then outstanding, shall not exceed the aggregate amount equal to ten (10%) of the Maximum Credit and shall not cause the total principal amount of the Loans and Letter of Credit Accommodations to exceed the Maximum Credit and (b) no such additional Revolving Loan or Letter of Credit Accommodation shall be outstanding more than ninety (90) days after the date such additional Revolving Loan or Letter of Credit Accommodation is made or issued (as the case may be), except as the Required Lenders may otherwise agree.  Each Lender shall be obligated to pay Agent the amount of its Pro Rata Share of any such additional Revolving Loans or Letter of Credit Accommodations.

12.9 Concerning the Collateral and the Related Financing Agreements.  Each Lender authorizes and directs Agent to enter into this Agreement and the other Financing Agreements.  Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

12.10 Field Audit, Examination Reports and other Information; Disclaimer by Lenders.  By signing this Agreement, each Lender:

(a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report and report with respect to the Borrowing Base prepared or received by Agent (each field audit or examination report and report with respect to the Borrowing Base being referred to herein as a “Report” and collectively, “Reports”), appraisals with respect to the Collateral and financial statements with respect to Parent and its Subsidiaries received by Agent;

(b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, appraisal or financial statement or (ii) shall not be liable for any information contained in any Report, appraisal or financial statement;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding Borrowers and Guarantors and will rely significantly upon Borrowers’ and Guarantors’ books and records, as well as on representations of Borrowers’ and Guarantors’ personnel; and

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(d) agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 13.5 hereof, and not to distribute or use any Report in any other manner.

12.11 Collateral Matters.

(a) Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, make such disbursements and advances (“Special Agent Advances”) which Agent, in its sole discretion, (i) deems necessary or desirable either to preserve or protect the Collateral or any portion thereof or  (ii) to enhance the likelihood or maximize the amount of repayment by Borrowers and Guarantors of the Loans and other Obligations, provided, that, (A) the aggregate outstanding principal amount of the Special Agent Advances pursuant to this clause (ii), plus the then outstanding principal amount of the additional Loans and Letter of Credit Accommodations which Agent may make or provide as set forth in Section 12.8 hereof, shall not exceed the aggregate amount of ten (10%) percent of the Maximum Credit, and (B) the aggregate outstanding principal amount of the Special Agent Advances pursuant to this clause (ii) plus the aggregate outstanding principal amount of Loans and Letter of Credit Accommodations shall not exceed the Maximum Credit, or (iii) to pay any other amount chargeable to any Borrower or Guarantor pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of (A) costs, fees and expenses and (B) payments to Issuing Banks in respect of Letter of Credit Accommodations.  Special Agent Advances shall be repayable on demand and together with all interest thereon shall constitute Obligations secured by the Collateral.  Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder.  Interest on Special Agent Advances shall be payable at the Interest Rate then applicable to Prime Rate Loans and shall be payable on demand.  Without limitation of its obligations pursuant to Section 6.10 hereof, each Lender agrees that it shall make available to Agent, upon Agent’s demand, in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Special Agent Advance.  If such funds are not made available to Agent by such Lender, such Lender shall be deemed a Defaulting Lender and Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent’s demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans.

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(b) Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 13.1 below, or (ii) constituting property being sold or disposed of if Administrative Borrower or any Borrower or Guarantor certifies to Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which any Borrower or Guarantor did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any twelve (12) month period of less than $2,500,000, and to the extent Agent may release its security interest in and lien upon any such Collateral pursuant to the sale or other disposition thereof, such sale or other disposition shall be deemed consented to by Lenders, or (v) if required or permitted under the terms of any of the other Financing Agreements, including any intercreditor agreement, or (vi) approved, authorized or ratified in writing by all of Lenders.  Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders.  Upon request by Agent at any time, Lenders will promptly confirm in writing Agent’s authority to release particular types or items of Collateral pursuant to this Section.  In no event shall the consent or approval of any Issuing Bank be required to any release of Collateral.

(c) Without any manner limiting Agent’s authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section.  Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent upon any Collateral to the extent set forth above; provided, that,  (i) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and  (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of any Borrower or Guarantor in respect of) the Collateral retained by such Borrower or Guarantor.

(d) Agent shall have no obligation whatsoever to any Lender, Issuing Bank or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or Guarantor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letter of Credit Accommodations hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the other terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its discretion, given Agent’s own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender or Issuing Bank.

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(e) Without limiting the generality of the foregoing, each Lender (i) authorizes Agent to enter into the Term B Loan Intercreditor Agreement, the Subordinated Noteholder Intercreditor Agreement, the WHX Intercreditor Agreement, the Intercompany Subordination Agreement and the Precious Metals Creditor Agreement on behalf of such Lender and (ii) agrees that it will be bound (as a Lender and, if applicable, a Bank Product Provider) by the terms and conditions of the Term B Loan Intercreditor Agreement, the Subordinated Noteholder Intercreditor Agreement, the WHX Intercreditor Agreement, the Intercompany Subordination Agreement and the Precious Metals Creditor Agreement, whether or not such Lender executes any such agreement.

(f) If Agent is obligated to pay the Purchase Price to the Precious Metals Consignor in accordance with the terms of the Precious Metals Creditor Agreement, then Borrowers (automatically and without any further action) shall be deemed to have requested a Revolving Loan (which is a Prime Rate Loan) on the date of such payment in an amount equal to the Purchase Price and the proceeds of such Revolving Loan shall be applied to pay the Purchase Price.  The obligation of each Lender to deliver to Agent an amount equal to its Pro Rata Share of such Revolving Loan is absolute and unconditional notwithstanding the occurrence of any Event of Default, the failure to satisfy any other condition set forth in Section 4 or any other event of circumstance.

12.12 Agency for Perfection.  Each Lender and Issuing Bank hereby appoints Agent and each other Lender and Issuing Bank as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent and each Lender and Issuing Bank hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent as secured party.  Should any Lender or Issuing Bank obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver such Collateral to Agent or in accordance with Agent’s instructions.

12.13 Successor Agent. Agent may resign as Agent upon thirty (30) days’ notice to Lenders and Administrative Borrower.  If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders.  If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Administrative Borrower, a successor agent from among Lenders.  Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term “Agent” as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement.  If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

12.14 Credit Bid.  Lenders hereby irrevocably authorize Agent, with the consent of the Required Lenders, to submit a bid at a public or private sale in connection with the purchase of all or any portion of the Collateral, in which any of the Obligations may be used and applied as a credit on account of the purchase price (a “Credit Bid”) and purchase at any such sale (either directly or through one or more entities established for such purpose) all or any portion of the Collateral on behalf of and for the benefit of the Lenders (but not as agent for any individual Lender or Lenders, unless the Required Lenders shall otherwise agree in writing).  Each Lender agrees that, except with the written consent of Agent and the Required Lenders, it will not exercise any right that it might otherwise have to credit bid at any sales of all or any portion of the Collateral conducted under the provisions of the UCC or the Bankruptcy Code, foreclosure sales or other similar dispositions of Collateral.

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12.15 Quebec Security Documents.

(a) Without limiting the powers of Agent or any other Person acting as an agent or mandatary for Agent hereunder or under any other Financing Agreements, each Borrower and Guarantor hereby acknowledges that, for purposes of holding any hypothecs and security granted by such Borrower or Guarantor on property pursuant to the laws of the Province of Quebec to secure obligations of such Borrower or Guarantor under any debenture or bond issued by such Borrower or Guarantor, Agent shall be the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of the Civil Code of Quebec) for the Secured Parties, including without limitation, all present and future Lenders and any Affiliate of a Lender, and in particular for all present and future holders of any such debenture or bond.  The Secured Parties hereby: (i) irrevocably constitute, to the extent necessary, Agent as the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold hypothecs and security granted by a Borrower or Guarantor on property pursuant to the laws of the Province of Quebec to secure the obligations of such Borrower or Guarantor under any debenture or bond issued by such Borrower or Guarantor; and (ii) appoint and agree that Agent may act as the bondholder and mandatary (i.e. agent) with respect to any debenture or bond that may be issued by a Borrower or Guarantor and pledged in its favor from time to time.  The execution by Agent, acting as fondé de pouvoir and mandatary, prior to this Agreement, of any deeds of hypothec or other security documents is hereby ratified and confirmed.

(b) Notwithstanding the provisions of Section 32 of An Act Respecting the Special Powers of Legal Persons (Quebec), Agent may acquire and be the holder of any debenture or bond issued by a Borrower or Guarantor (i.e. the fondé de pouvoir may acquire and hold the first debenture or bond issued under any deed of hypothec by a Borrower or Guarantor).  Each Borrower and Guarantor hereby acknowledges that such debenture or bond constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.

(c) The constitution of Agent as fondé de pouvoir and as bondholder and mandatary with respect to any bond that may be issued and pledged from time to time to Agent for the benefit of the Secured Parties shall be deemed to have been ratified and confirmed by each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of an assignor’s rights and obligations under this Agreement by the execution of an assignment agreement, including an Assignment and Acceptance or other agreement pursuant to which it becomes such assignee or participant, and by each successor Agent by the execution of an Assignment and Acceptance or other agreement, or by the compliance with other formalities, as the case may be, pursuant to which it becomes a successor Agent under this Agreement.

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(d) Agent, acting as fondé de pouvoir, shall have the same rights, powers and immunities as Agent as stipulated herein, including under this Section 12.15, which shall apply mutatis mutandis.  Without limitation, the provisions of this Section 12.15 shall apply mutatis mutandis to the resignation and appointment of a successor Agent acting as fondé de pouvoir.

(e) Agent, acting as bondholder, shall have the same rights, powers and immunities as Agent as stipulated herein, including under this Section 12.15, which shall apply mutatis mutandis.  Without limitation, the provisions of this Section 12.15 shall apply mutatis mutandis to the resignation and appointment of a successor Agent acting as bondholder and mandatary.

SECTION  13. TERM OF AGREEMENT; MISCELLANEOUS

13.1 Term.

(a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on June 30, 2012 (the “Termination Date”), unless sooner terminated pursuant to the terms hereof.  In addition, Borrowers may terminate this Agreement at any time upon not less than ten (10) days prior written notice to Agent, and Agent may, at its option, and shall, at the direction of the Required Lenders, terminate this Agreement at any time that an Event of Default shall exist or shall have occurred and be continuing.  Upon the Termination Date or any other effective date of termination of the Financing Agreements, Borrowers shall pay to Agent all outstanding and unpaid Obligations and shall furnish cash collateral to Agent (or at Agent’s option, a letter of credit issued for the account of Borrowers and at Borrowers’ expense, in form and substance satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary) in such amounts as Agent determines are reasonably necessary to secure Agent, Lenders and Issuing Banks from loss, cost, damage or expense, including attorneys’ fees and expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final and indefeasible payment and any continuing obligations of Agent or any Lender pursuant to any Deposit Account Control Agreement and for any of the Obligations arising under or in connection with any Bank Products in such amounts as the Bank Product Provider providing such Bank Products may require (unless such Obligations arising under or in connection with any Bank Products are paid in full in cash and terminated in a manner satisfactory to such Bank Product Provider).  The amount of such cash collateral (or letter of credit, as Agent may determine) as to any Letter of Credit Accommodations shall be in the amount equal to one hundred five (105%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations.  Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Administrative Borrower for such purpose.  Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 12:00 noon, New York time.

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(b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Agent’s continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.  Accordingly, each Borrower and Guarantor waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and Agent shall not be required to send such termination statements to Borrowers or Guarantors, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds.

13.2 Interpretative Provisions.

(a) All terms used herein which are defined in Article 1, Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

(b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(c) All references to any Borrower, Guarantor, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

(d) The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(e) The word “including” when used in this Agreement shall mean “including, without limitation” and the word “will” when used in this Agreement shall be construed to have the same meaning and effect as the word “shall”.

(f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured as determined by Agent.

(g) All references to the term “good faith” used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned.  Borrowers and Guarantors shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by any Borrower or Guarantor at any time.

(h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Parent most recently received by Agent prior to the date hereof.  Notwithstanding anything to the contrary contained in GAAP or any interpretations or other pronouncements by the Financial Accounting Standards Board or otherwise, the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is not only unqualified but also does not include any explanation, supplemental comment or other comment concerning the ability of the applicable person to continue as a going concern or the scope of the audit.

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(i) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties.  Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent’s or any Lender’s involvement in their preparation.

(n) With respect to real or tangible personal property located in the Province of Quebec, (a) the terms “real property”, “personal property” and “real and personal property” and words of similar import shall be deemed to also refer to “immovable property”, “movable property” and “immovable and movable property”. The terms “tangible” and “intangible” and words of similar import shall be deemed to also refer to “corporeal” and “incorporeal”.

13.3 Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made:  if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.  All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

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If to any Borrower or Guarantor:	c/o Handy & Harman 1133 Westchester Avenue, Suite N222 White Plains, New York 10604 Attention: Chief Financial Officer Telephone No.: (914) 461-1264 Telecopy No.: (914) 696-8684

with a copy to:	Olshan Grundman Frome Rosenzweig & Wolosky LLP Park Avenue Tower 65 East 55th Street New York, New York 10022 Attention: Adam Finerman, Esq. Telephone No.: (212) 451-2300 Telecopy No.: (212) 451-2222

If to Agent:	Wells Fargo Bank, National Association 12 E. 49th Street New York, New York 10017 Attention: Relationship Manager - Handy & Harman Telephone No. (212) 840-2000 Telecopy No.: (212) 545-4283

13.4 Partial Invalidity.  If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

13.5 Confidentiality.

(a) Agent and each Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by any Borrower pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by such Borrower to Agent or such Lender, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants,  in connection with any litigation to which Agent or such Lender is a party, (iii) to any Lender or Participant (or prospective Lender or Participant) or to any Affiliate of any Lender so long as such Lender or Participant (or prospective Lender or Participant) or Affiliate shall have been instructed to treat such information as confidential in accordance with this Section 13.5, or (iv) to counsel for Agent or any Lender or Participant (or prospective Lender or Participant).

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(b) In the event that Agent or any Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Agent or such Lender, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender, Agent or such Lender will promptly notify Administrative Borrower of such request so that Administrative Borrower may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrowers of Agent’s or such Lender’s expenses, cooperate with Administrative Borrower in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Administrative Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender.

(c) In no event shall this Section 13.5 or any other provision of this Agreement, any of the other Financing Agreements or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Borrower, Guarantor or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Agent or any Lender (or any Affiliate of any Lender) on a non-confidential basis from a person other than a Borrower or Guarantor, (iii) to require Agent or any Lender to return any materials furnished by a Borrower or Guarantor to Agent or a Lender or  prevent Agent or a Lender from responding to routine informational requests  in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information.  The obligations of Agent and Lenders under this Section 13.5 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter signed prior to the date hereof.

(d) Notwithstanding anything to the contrary set forth herein or in any of the other Financing Agreements or any other written or oral understanding or agreement, (i) any obligations of confidentiality contained herein, in any of the other Financing Agreements or any such other understanding or agreement do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated herein (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all persons the tax treatment and tax structuring of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulation Section 1.6011-4; provided, that, each party recognizes that the privilege that it may, in its discretion, maintain with respect to the confidentiality of a communication relating to the transactions contemplated herein, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Code, is not intended to be affected by the foregoing.  Borrowers and Guarantors do not intend to treat the Loans and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).  In the event Borrowers or Guarantors determine to take any action inconsistent with such intention, it will promptly notify Agent thereof.  Each Borrower and Guarantor acknowledges that one or more of Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 1.6011-4 or Section 301.6112-1, and the Agent and such Lender or Lenders, as applicable, may file such IRS forms or maintain such lists and other records as they may determine is required by such Treasury Regulations.

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(e) Anything in this Agreement to the contrary notwithstanding, (i) Agent may disclose information relating to the Credit Facility to loan syndication and price reporting services, including Gold Sheets and other publications, with such information to consist of terms and conditions and other information customarily found in such publications and services and (ii) Agent may otherwise use the corporate names, logos and insignias of Borrowers and Guarantors and such information in “tombstones” or other advertisements, public statements or other marketing materials (including on it website).

13.6 Successors.  This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, Borrowers, Guarantors and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders.  Any such purported assignment without such express prior written consent shall be void.  No Lender may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in Section 13.7 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrowers, Guarantors, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

13.7 Assignments; Participations.

(a) Each Lender may, with the prior written consent of Agent, assign all or, if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender, of such rights and obligations under this Agreement to one or more Eligible Transferees (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, (i) such transfer or assignment will not be effective until recorded by Agent on the Register and (ii) Agent shall have received for its sole account payment of a processing fee from the assigning Lender or the assignee in the amount of $5,000; provided, that, such processing fee shall not be applicable to any assignments made to Affiliates of the assigning Lender or Approved Funds.

(b) Agent shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their Loans (the “Register”).  Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance.  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and any Borrowers, Obligors, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

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(c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance,  the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letter of Credit Accommodations) of a Lender hereunder and thereunder and  the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

(d) By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto,  (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, Obligor or any of their Subsidiaries or the performance or observance by any Borrower or Obligor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender.  Agent and Lenders may furnish any information concerning any Borrower or Obligor in the possession of Agent or any Lender from time to time to assignees and Participants.

(e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and the Loans owing to it and its participation in the Letter of Credit Accommodations, without the consent of Agent or the other Lenders); provided, that, (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrowers, Guarantors, the other Lenders and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Financing Agreements, and (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by any Borrower or Obligor hereunder shall be determined as if such Lender had not sold such participation.

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(f) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank; provided, that, no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.

(g) Borrowers and Guarantors shall assist Agent or any Lender permitted to sell assignments or participations under this Section 13.7 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants. Borrowers shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of Borrowers and Guarantors and their affairs provided, prepared or reviewed by any Borrower or Guarantor that are contained in any selling materials and all other information provided by it and included in such materials.

13.8 Entire Agreement.  This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.  In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

13.9 Counterparts, Etc.  This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile or other electronic means of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements.  Any party delivering an executed counterpart of any such agreement by telefacsimile or other electronic means of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

13.10 Acknowledgment and Restatement

(a) Acknowledgment of Security Interests.

(i) Borrowers and Guarantors hereby acknowledge, confirm and agree that Agent has and shall continue to have a security interest in and lien upon the Collateral heretofore granted to Agent by Existing Borrowers and Existing Guarantors pursuant to the Existing Handy Loan Agreement to secure the Obligations, as well as any Collateral granted under this Agreement or under any of the other Financing Agreements or otherwise granted to or held by Agent.

(ii) The liens and security interests of Agent in the Collateral of Existing Borrowers and Existing Guarantors shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests, whether under the Existing Handy Loan Agreement, this Agreement or any other Financing Agreements.

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(b) Existing Financing Agreements.  Borrowers and Guarantors hereby acknowledge, confirm and agree that: (a) the Existing Handy Financing Agreements are in full force and effect as of the date hereof and (b) the agreements and obligations of Existing Borrowers and Existing Guarantors contained in the Existing Handy Financing Agreements constitute the legal, valid and binding obligations of those Existing Borrowers and Existing Guarantors party thereto against them in accordance with their respective terms, and Borrowers and Guarantors have no valid defense to the enforcement of such obligations, and (c) Agent and Lenders are entitled to all of the rights and remedies provided for in the Existing Handy Financing Agreements.

(c) Restatement.

(i) Except as otherwise stated in this Section 13.10, as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Handy Loan Agreement are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement and the other Financing Agreements,  except that nothing herein or in the other Financing Agreements shall impair or adversely affect the continuation of the liability of Existing Borrowers and Existing Guarantors for the Obligations heretofore granted, pledged and/or assigned to Agent and Lenders.  The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Indebtedness and other obligations and liabilities of Borrowers evidenced by or arising under the Existing Handy Financing Agreements, and the liens and security interests securing such Indebtedness and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released.

(ii)  The principal amount of the Loans and Letter of Credit Accommodations outstanding as of the date hereof under and as defined in the Existing Handy Loan Agreement shall be allocated to the Loans and Letter of Credit Accommodations hereunder in such manner and in such amounts as Agent shall determine.

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IN WITNESS WHEREOF, Agent, Lenders, Borrowers and Guarantors have caused these presents to be duly executed as of the day and year first above written.

AGENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:	/s/ Sang Kim
Name:	Sang Kim
Title:	Vice President

LENDERS

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Sang Kim
Name:	Sang Kim
Title:	Vice President

BANK OF AMERICA, N.A.

By:	/s/
Name:
Title:

[SIGNATURE PAGES CONTINUE ON NEXT PAGE]

[Amended and Restated Loan and Security Agreement]

SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

BORROWERS

HANDY & HARMAN GROUP LTD.
HANDY & HARMAN
OMG, INC.
CAMDEL METALS CORPORATION
CANFIELD METAL COATING CORPORATION
CONTINENTAL INDUSTRIES, INC.
INDIANA TUBE CORPORATION
LUCAS-MILHAUPT, INC.
MICRO-TUBE FABRICATORS, INC.
MARYLAND SPECIALTY WIRE, INC.
HANDY & HARMAN TUBE COMPANY, INC.
HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION
SUMCO INC.
OMG ROOFING, INC.
OMNI TECHNOLOGIES CORPORATION OF DANVILLE
BAIRNCO CORPORATION
ARLON, INC.
ARLON VISCOR LTD.
ARLON SIGNTECH, LTD.
KASCO CORPORATION
SOUTHERN SAW ACQUISITION CORPORATION

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Senior Vice President

[SIGNATURE PAGES CONTINUE ON NEXT PAGE]

[Amended and Restated Loan and Security Agreement]

[SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

GUARANTORS

HANDY & HARMAN OF CANADA, LIMITED
HANDY & HARMAN INTERNATIONAL, LTD.
ELE CORPORATION
ALLOY RING SERVICE, INC.
DANIEL RADIATOR CORPORATION
H&H PRODUCTIONS, INC.
HANDY & HARMAN AUTOMOTIVE GROUP, INC.
HANDY & HARMAN PERU, INC.
KJ-VMI REALTY, INC.
PAL-RATH REALTY, INC.
PLATINA LABORATORIES, INC.
SHEFFIELD STREET CORPORATION
SWM, INC.
WILLING B WIRE CORPORATION
ARLON PARTNERS, INC.
ARLON MED INTERNATIONAL LLC
ARLON ADHESIVES & FILMS, INC.
KASCO MEXICO LLC

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Senior Vice President

THE 7 ORNE STREET NOMINEE TRUST THE 28 GRANT STREET NOMINEE TRUST 20 GRANT STREET NOMINEE TRUST

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Trustee

[SIGNATURE PAGES CONTINUE ON NEXT PAGE]

[Amended and Restated Loan and Security Agreement]

[SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

ATLANTIC SERVICE COMPANY, LIMITED

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Treasurer

INDIANA TUBE SOLUTIONS DE MEXICO S. DE R.L. DE CV

By:	/s/ Gustavo Henrique Libanio
Name:	Gustavo Henrique Libanio
Title:	Designated Manager

KASCO ENSAMBLY S.A. DE C.V.

By:	/s/ Tom Robert Orelup
Name:	Tom Robert Orelup
Title:	Secretary and Treasurer

[Amended and Restated Loan and Security Agreement]

EXHIBIT A
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Form of Assignment and Acceptance Agreement

ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of _____________, 200_  is made between ________________________ (the “Assignor”) and ____________________ (the “Assignee”).

W I T N E S S E T H:

WHEREAS, Wells Fargo Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Agent”), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Handy & Harman, a New York corporation, Bairnco Corporation, a Delaware corporation, and certain of their subsidiaries (collectively, “Borrowers”) as set forth in the Amended and Restated Loan and Security Agreement, dated October 15, 2010, by and among Borrowers, certain of their affiliates, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, as provided under the Loan Agreement, Assignor committed to making Loans (the “Committed Loans”) to Borrowers in an aggregate amount not to exceed $___________ (the “Commitment”);

WHEREAS, Assignor wishes to assign to Assignee [part of the] [all] rights and obligations of Assignor under the Loan Agreement in respect of its Commitment in an amount equal to $______________ (the “Assigned Commitment Amount”) on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1. Assignment and Acceptance.

(a)  Subject to the terms and conditions of this Assignment and Acceptance,  Assignor hereby sells, transfers and assigns to Assignee, and  Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) an interest in (i) the Commitment and each of the Committed Loans of Assignor and (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the other Financing Agreements, so that after giving effect thereto, the Commitment of Assignee shall be as set forth below and the Pro Rata Share of Assignee shall be _______ (__%) percent.

(b)  With effect on and after the Effective Date (as defined in Section 5 hereof), Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Commitment Amount.  Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender.  It is the intent of the parties hereto that the Commitment of Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Commitment Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee; provided, that, Assignor shall not relinquish its rights under Sections 2.2, 6.4, 6.8, 11.5 and 12.5 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.

(c)  After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee’s Commitment will be $_____________.

(d)    After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignor’s Commitment will be $______________ (as such amount may be further reduced by any other assignments by Assignor on or after the date hereof).

2. Payments.

(a)  As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to $____________, representing Assignee’s Pro Rata Share of the principal amount of all Committed Loans.

(b) Assignee shall pay to Agent the processing fee in the amount specified in Section 13.7(a) of the Loan Agreement.

3. Reallocation of Payments.  Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, Committed Loans and outstanding Letter of Credit Accommodations shall be for the account of Assignor.  Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Commitment Amount shall be for the account of Assignee.  Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

4. Independent Credit Decision.  Assignee  acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of Parent and its Subsidiaries, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance and  agrees that it will, independently and without reliance upon Assignor, Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

5. Effective Date; Notices.

(a)  As between Assignor and Assignee, the effective date for this Assignment and Acceptance shall be _______________, 200_ (the “Effective Date”); provided, that, the following conditions precedent have been satisfied on or before the Effective Date:

(i)   this Assignment and Acceptance shall be executed and delivered by Assignor and Assignee;

(ii)  the consent of Agent as required for an effective assignment of the Assigned Commitment Amount by Assignor to Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

(iii)  written notice of such assignment, together with payment instructions, addresses and related information with respect to Assignee, shall have been given to Administrative Borrower and Agent;

(iv)  Assignee shall pay to Assignor all amounts due to Assignor under this Assignment and Acceptance; and

(v)    the processing fee referred to in Section 2(b) hereof shall have been paid to Agent.

(b)  Promptly following the execution of this Assignment and Acceptance, Assignor shall deliver to Administrative Borrower and Agent for acknowledgment by Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

6. Agent.  [INCLUDE ONLY IF ASSIGNOR IS AN AGENT]

(a)  Assignee hereby appoints and authorizes Assignor in its capacity as Agent to take such action as agent on its behalf to exercise such powers under the Loan Agreement as are delegated to Agent by Lenders pursuant to the terms of the Loan Agreement.

(b)  Assignee shall assume no duties or obligations held by Assignor in its capacity as Agent under the Loan Agreement.]

7. Withholding Tax.  Assignee (a) represents and warrants to Assignor, Agent and Borrowers that under applicable law and treaties no tax will be required to be withheld by Assignee, Agent or Borrowers with respect to any payments to be made to Assignee hereunder or under any of the Financing Agreements,  (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to Agent and Borrowers prior to the time that Agent or Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8BEN or W-8ECI, as applicable (wherein Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new such forms upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

8. Representations and Warranties.

(a)  Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any security interest, lien, encumbrance or other adverse claim, (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(b)  Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Financing Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto.  Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrowers, Guarantors or any of their respective Affiliates, or the performance or observance by Borrowers, Guarantors or any other Person, of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

(c)  Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder, (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights to general equitable principles.

9. Further Assurances.  Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Borrowers or Agent, which may be required in connection with the assignment and assumption contemplated hereby.

10. Miscellaneous

(a)  Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto.  No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other for further breach thereof.

(b)  All payments made hereunder shall be made without any set-off or counterclaim.

(c)  Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d)  This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e)  THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.  Assignor and Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in New York County, New York over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court.  Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

(f)  ASSIGNOR AND ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY OF THE OTHER FINANCING AGREEMENTS OR ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

SCHEDULE 1
NOTICE OF ASSIGNMENT AND ACCEPTANCE

___, 20__

Wells Fargo Bank, National Association
12 E. 49th Street
New York, New York 10017
Attention:  Relationship Manager - Handy & Harman

Re:  Handy & Harman, et al.

Ladies and Gentlemen:

Wells Fargo Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Agent”), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Handy & Harman, a New York corporation, Bairnco Corporation, a Delaware corporation, and certain of their subsidiaries (collectively, “Borrowers”) as set forth in the Amended and Restated Loan and Security Agreement, dated October 15, 2010, by and among Borrowers, certain of their affiliates, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”).  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

1.   We hereby give you notice of, and request your consent to, the assignment by __________________________ (the “Assignor”) to ___________________________ (the “Assignee”) such that after giving effect to the assignment Assignee shall have an interest equal to ________ (__%) percent of the total Commitments pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”).  We understand that the Assignor’s Commitment shall be reduced by $_____________, as the same may be further reduced by other assignments on or after the date hereof.

2.   Assignee agrees that, upon receiving the consent of Agent to such assignment, Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest under the Loan Agreement.

3. The following administrative details apply to Assignee:

(A) Notice address:
Assignee name: ______________________________
Address: ___________________________________
Attention: __________________________________
Telephone: __________________________________
Telecopier: __________________________________
(B) Payment instructions:
Account No.: _____________________________________
At: _____________________________________________
Reference: _______________________________________
Attention: _______________________________________

4. You are entitled to rely upon the representations, warranties and covenants of each of Assignor and Assignee contained in the Assignment and Acceptance.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

ACKNOWLEDGED AND ASSIGNMENT CONSENTED TO:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

EXHIBIT B
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Information Certificate

See attached

INFORMATION CERTIFICATE
OF
HANDY & HARMAN GROUP LTD. AND ITS SUBSIDIARIES

Dated: October 15, 2010

Wells Fargo Bank, National Association,
  as Agent and Lender
12 E. 49th Street
New York, New York 10017

In connection with certain financing provided or to be provided by you, and the other Lenders (as hereinafter defined), each of the undersigned (individually, a “Company” and, collectively, the “Companies”) jointly and severally represents and warrants to you and the other Lenders the following information about it, its organizational structure and other matters of interest to you and the other Lenders in connection with the financing arrangements contemplated by the Amended and Restated Loan and Security Agreement, dated of even date herewith (the “Loan Agreement”), by and among the financial institutions party thereto as lenders (collectively, Lenders”), you, in capacity agent for and on behalf of Lenders (in such capacity, “Agent”) and each of the undersigned:

1.
The full and exact name of each Company as set forth in its certificate of incorporation (or its certificate of formation or other organizational document filed with the applicable state governmental authority, as the case may be) is as follows:

Please see Exhibit A.

2.	Each Company uses and owns the following trade name(s) in the operation of its business (e.g. billing, advertising, etc.; note: do not include names which are product names only):

Please see Exhibit B.

3.	Each Company is a registered organization of the following type (for example, corporation, limited partnership, limited liability company, etc.):

Please see Exhibit C.

4.
Each Company was organized on the date indicated for such company below, under the laws of the State indicated below for such Company, and each Company is in good standing under the laws of such State.

Please see Exhibit C.

5.	The organizational identification number of each Company issued by its jurisdiction of organization is as set forth below (or if none is issued by the jurisdiction of organization indicate “none”):

Please see Exhibit D.

6.	The Federal Employer Identification Number of each Company is as follows:

Please see Exhibit E.

7.	Each Company is duly qualified and authorized to transact business as a foreign organization in the following states and is in good standing in such states:

Please see Exhibit F.

8.	Since 2004, the name of each Company as set forth in its organizational documentation as filed of record with the applicable state authority has been changed as follows:

Please see Exhibit G.

9.	Since the date of its acquisition by WHX Corporation, each Company has made or entered into the following mergers or acquisitions:

Please see Exhibit H.

10.	The chief executive office and mailing address of each Company is located at the address indicated for such Company on Schedule 8.2 hereto.

11.	The books and records of each Company pertaining to accounts, contract rights, inventory, and other assets are located at the addresses indicated for such Company on Schedule 8.2 hereto.

12.
Each Company has other places of business and/or maintains inventory or other assets only at the addresses (indicate whether locations are owned, leased or operated by third parties and if leased or operated by third parties, their name and address) indicated for such Company on Schedule 8.2 hereto.

13.	The places of business or other locations of any assets used by each Company during the last four (4) months other than those listed above are as indicated for such Company on Schedule 8.2 hereto.

NONE.

14.	Each Company’s assets are owned and held free and clear of liens, mortgages, pledges, security interests, encumbrances or charges except as set forth on Schedule 8.4 hereto.

15.	There are no judgments or litigation pending by or against any Company, its subsidiaries and/or affiliates or any of its officers/principals, except as set forth on Schedule 8.6 hereto.

16.	Each Company is in compliance with all environmental laws applicable to its business or operations except as set forth on Schedule 8.8 hereto.

17.
No Company has any deposit accounts, investment accounts, securities account or similar accounts with any bank, savings and loan or other financial institution, except as set forth on Schedule 8.10 hereto for the purposes and of the types indicated therein.

18.
No Company owns or licenses any trademarks, patents, copyrights or other intellectual property, except as set forth on Schedule 8.11 hereto (indicate type of intellectual property and whether owned or licensed, registration number, date of registration, and, if licensed, the name and address of the licensor).

19.	Each Company is affiliated with, or has ownership in, the corporations (including subsidiaries) and other organizations set forth on Schedule 8.12 hereto.

20.
The names of the stockholders (or members or partners, including general partners and limited partners) of each Company and their holdings are as set forth on Schedule 8.12 hereto (if stock or other interests are widely held indicate only holders owning 10% or more of the voting stock or other interests).

21.
No Company is a party to or bound by an collective bargaining or similar agreement with any union, labor organization or other bargaining agent except as set forth on Schedule 8.13 hereto (indicate date of agreement, parties to agreement, description of employees covered, and date of termination).

22.
No Company is a party to or bound by any “Material Contract” except as set forth on Schedule 8.15 hereto.  For this purpose, the term “Material Contract” has the meaning given to such term in the Loan Agreement.

23.
No Company has any “Indebtedness” except as set forth in Section 9.9 of the Loan Agreement and on Schedule 9.9 hereto.  For this purpose, the term “Indebtedness” has the meaning given to such term in the Loan Agreement.

24.	No Company has made any loans or advances or guaranteed or otherwise become liable for the obligations of any others, except as set forth on Schedule 9.10 hereto.

25.	No Company has any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as follows:

NONE.

26.	No Company has any commercial tort claims, except as follows:

NONE.

27.
There is no provision in the certificate of incorporation, certificate of formation,  articles of organization, by-laws or operating agreement of any Company (as applicable) or the other organizational documents of such Company, or in the laws of the State of its organization, requiring any vote or consent of it shareholders, members or other holders of the equity interests therein to borrow or to authorize the mortgage or pledge of or creation of a security interest in any assets of such Company or any subsidiary.  Such power is vested exclusively in its Board of Directors (or in the case of a limited partnership, the general partner that is the signatory hereto, or in the case of a limited liability company, the manager that is the signatory hereto).

NONE.

28.	The officers of each Company and their respective titles are as follows:

Please see Exhibit I.

The following will have signatory powers as to all transactions of each Company with Agent and Lenders:

Please see Exhibit J.

29.	The members of the Board of Directors of each Company (or, if the Company is a limited partnership, the general partner or, if the Company is a limited liability company, the managers) are:

Please see Exhibit K.

30.	At the present time, there are no delinquent taxes due (including, but not limited to, all payroll taxes, personal property taxes, real estate taxes or income taxes) except as follows:

Please see Exhibit L.

31.	Certified Public Accountants for each Company is the firm of:

Name	Grant Thornton LLP
Address	399 Thornall Street, 4th Floor, Edison, NJ 08837
Partner Handling Relationship	Muhammad Bhayat
Were statements uncertified for any fiscal year?	No

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Agent and Lenders shall be entitled to rely upon the foregoing in all respects and each of the undersigned is duly authorized to execute and deliver this Information Certificate on behalf of the Company for which he or she is signing.

Very truly yours,

HANDY & HARMAN GROUP LTD.
HANDY & HARMAN
OMG, INC.
CAMDEL METALS CORPORATION
CANFIELD METAL COATING CORPORATION
CONTINENTAL INDUSTRIES, INC.
INDIANA TUBE CORPORATION
LUCAS-MILHAUPT, INC.
MICRO-TUBE FABRICATORS, INC.
MARYLAND SPECIALTY WIRE, INC.
HANDY & HARMAN TUBE COMPANY, INC.
HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION
SUMCO INC.
OMG ROOFING, INC.
OMNI TECHNOLOGIES CORPORATION OF DANVILLE
BAIRNCO CORPORATION
ARLON, INC.
ARLON VISCOR LTD.
ARLON SIGNTECH, LTD.
KASCO CORPORATION
SOUTHERN SAW ACQUISITION CORPORATION
HANDY & HARMAN OF CANADA, LIMITED
HANDY & HARMAN INTERNATIONAL, LTD.
ELE CORPORATION
ALLOY RING SERVICE, INC.
DANIEL RADIATOR CORPORATION
H&H PRODUCTIONS, INC.
HANDY & HARMAN AUTOMOTIVE GROUP, INC.
HANDY & HARMAN PERU, INC.
KJ-VMI REALTY, INC.
PAL-RATH REALTY, INC.
PLATINA LABORATORIES, INC.
SHEFFIELD STREET CORPORATION
SWM, INC.
WILLING B WIRE CORPORATION
ARLON PARTNERS, INC.
ARLON MED INTERNATIONAL LLC
ARLON ADHESIVES & FILMS, INC.
KASCO MEXICO LLC

By:
Name:	James F. McCabe, Jr.
Title:	Senior Vice President

THE 7 ORNE STREET NOMINEE TRUST
THE 28 GRANT STREET NOMINEE TRUST
20 GRANT STREET NOMINEE TRUST

By:
Name:	James F. McCabe, Jr.
Title:	Trustee

ATLANTIC SERVICE COMPANY, LIMITED

By:
Name:	James F. McCabe, Jr.
Title:	Treasurer

INDIANA TUBE SOLUTIONS DE MEXICO S. DE R.L. DE CV

By:
Name:
Title:

KASCO ENSAMBLY S.A. DE C.V.

By:
Name:
Title:

Schedule 8.2

Addresses
Company	Chief Executive Office Mailing Address	Location of Books and Records	Location of Inventory, Equipment and Other Assets	Inventory Value
Handy & Harman	1133 Westchester Avenue, Suite N222	same	same
	White Plains, NY 10604

Camdel Metals Corporation	12244 Willow Grove Road	same	1) M&D Precision Grinding (processor)	$10,000.00
	Camden, DE 19934		120 Kossuth Street
			Riverside, NJ 08075

			2) Micro Tube Fabricators, I (processor)	$21,000.00
			250 Lackland Drive
			Middlesex, NJ 08846

			3) Solar Atmospheres (processor)	$4,000.00
			1969 Clearview Road
			Soulderton, PA 18964-4476

			4) C.R.P. Inc. (processor)	$12,000.00
			P.O. Box 42
			Pottstown, PA 19464

			5) Michael J. Licwinko (processor)	$9,000.00
			71 Sprintown Road
			Washington, NJ 07882

			6) Metal Cutting Corp. (processor)	$1,000.00
			89 Commerce Road
			Cedar Grove, NJ 07009

			7) Laboratory Testing (processor)	$164,000.00
			2331 Topaz Drive
			Hatfield, PA 19440

			8) West Pro Lab (processor)	$10,000.00
			3460 Brady Court Northeast
			Salem, OR 97301-7565

			9) TAC Technical Instrument (processor)	$82,000.00
			152 Mercer County Airport
			Trenton, NJ 08628-1392

			10) O'Brien (consignment)	$185,000.00
			1900 Crystal Industrial Ct.
			St. Louis, MO 63114

			11) 12244 Willow Grove Road (owned)
			Camden, DE 19934

Canfield Metal Coating Corporation	460 W. Main Street	same	1) Samuel Stamping Technologies LLC (processor)	$438,062.22
	Canfield, OH 44406		1760 Broadway
			Hermitage, PA 16148

			2) Colonial Metal Products (processor)	$644,674.00
			2350 Quality Lane
			Hermitage, PA 16148

			3) Feroleto Steel Inc. (processor)	$38,452.00
			Half Moon Industrial Park
			Weirton, WV 26062

			4) 460 W. Main Street (owned)
			Canfield, OH 44406

Schedule 8.2

Addresses
Company	Chief Executive Office Mailing Address	Location of Books and Records	Location of Inventory, Equipment and Other Assets	Inventory Value
Continental Industries, Inc.	4102 South 74th E. Avenue	same	1) 21808 East, Highway 51 (owned)
	Tulsa, OK 74145		Broken Arrow, OK 74014

			2) Bell & McCoy - Dallas (Third Party - Consignee)	$5,000.00
			1132 Valwood Pkwy., Suite 100
			Carrollton, TX 75006

			3) Bell & McCoy - Houston (Third Party - Consignee)	$4,700.00
			7601 North Loop East
			Houston, TX 77028

			4) Bell & McCoy - San Antonio (Third Party - Consignee)	$5,000.00
			4940 Eisenhauer #102
			San Antonio, TX 78218

			5) Corpro (Third Party - Consignee)	$8,750.00
			11616 West 59th Street
			Sand Springs, OK 74063

			6) David Role (Third Party - Consignee)	$3,700.00
			216 New Boston Street
			Woburn, MA 01801

			7) Electric Sales Professionals (Third Party - Consignee)	$4,800.00
			320 E. 10th Drive, Suite F
			Mesa, AZ 85210

			8) Electric Products Group (Third Party - Consignee)	$5,100.00
			119 S. Walnut Circle
			Greensboro, NC 27419

			9) P & C Sales (Third Party - Consignee)	$3,600.00
			8180 Bourbon Street
			Oklahoma City, OK 73128

			10) Summit Sales & Marketing (Third Party - Consignee)	$4,000.00
			629 Bergman Street
			Louisville, KY 40203

			11) Unistrut St. Louis (Third Party - Consignee)	$2,200.00
			11811 Westline Industrial Drive
			St. Louis, MO 63146

			12) 4102 South 74th E. Avenue (owned)
			Tulsa, OK 74145

ele Corporation	1133 Westchester Avenue, Suite N222	same	None
	White Plains, NY 10604

Schedule 8.2

Addresses
Company	Chief Executive Office Mailing Address	Location of Books and Records	Location of Inventory, Equipment and Other Assets	Inventory Value
Handy & Harman Electronic Materials Corporation	1133 Westchester Avenue, Suite N222	same	None
	White Plains, NY 10604

Handy & Harman Tube Company, Inc.	1133 Westchester Avenue, Suite N222	same	same
	White Plains, NY 10604

Indiana Tube Corporation	2100 Lexington Avenue	same	1) Indiana Tube Corporation (owned)	$1,100,000.00
	Evansville, IN 47730		2100 Lexington Road
			Evansville, IN 47720

			2) Indiana Tube De Mexico (leased)	$700,000.00
			Boulevard Industria de la Transformacion #3095
			Parque Industrial Satillo-Ramos Arizpe
			Ramos Arizpe, CH 25900
			Mexico

			3) Whirlpool Corporation (consignment)	$150,000.00
			Plant 5
			Fort Smith, AR 72903

			4) Industrias Acros - Supsa (consignment)	$250,000.00
			Antigua Carretera A Roma, KM 9 8/N
			Apodaca, NL 66600
			Mexico

			5) Industrias Acros - CELAYA (consignment)	$35,000.00
			Carr. Panamericana KM 280
			Celaya, 38020
			Mexico

			6) Rochester Tube Products (processor)	$10,000
			6455 23 Mile Road
			Shelby TWP, MI 48316

			7) TI Automotive (processor)	$10,000
			184 Gratiot Blvd.
			Marysville, MI 48040

			8) Precision Strip (processor)	$500,000
			446 N Hardison Road
			Woodburn, KY 42170

			9) Tubesource (processor)	$10,000
			1600 East 9 Mile Road
			Ferndale, MI 48220

			10) Tube Fab Roman Engineering (processor)	$10,000
			1715 M-68 East
			Afton, MI 49705

			11) Metokote De Mexico (processor)	$10,000
			Carr. Saltillo-P Negras KM 10.8 Parque
			Industrial Finsa Ramos Arizpe
			Saltillo, CH 25900
			Mexico

Schedule 8.2

Addresses
Company	Chief Executive Office Mailing Address	Location of Books and Records	Location of Inventory, Equipment and Other Assets	Inventory Value
Indiana Tube Solutions de Mexico, S. de R. L. de C. V.	Calle Industria de la Transformacion	same	Indiana Tube Solutions de Mexico, S. de R. L. de C. V.	$50,000
	3095 Parque Industrial		Boulevard Industria de la Transformacion #3095
	Saltillo Ramos Arizpe, Coahuila 25900		Parque Industrial Satillo-Ramos Arizpe
			Ramos Arizpe, CH 25900
			Mexico

Lucas-Milhaupt, Inc.	5656 S. Pennsylvania Avenue	same	1) Alex Jewelry Supply (warehouse)	$135,000.00
	Cudahy, WI 53110		P.O. Box 20696
			Staten Island, NY 10302

			2) Connecticut Engineering (warehouse)	$126,000.00
			P.O. Box 656
			Sandy Hook, CT 06482

			3) GSM Metals (warehouse)	$126,000.00
			40 Kenney Drive.
			Cranston, RI 02920

			4) Morvillo & Sons Inc. (warehouse)	$144,000.00
			160 Niantic Avenue
			Providence, RI 02907

			5) Torrey Crane Company (warehouse)	$126,000.00
			492 Summer Street, P.O. Box 374
			Plantsville, CT 06479

			6) Umicore Technical Materials (warehouse)	$90,000.00
			9 Pruyn’s Island
			Glens Falls, NY 12801

			7) Wolverine Joining Technology (warehouse)	$270,000.00
			As Agent for Exeon Inc.
			235 Kilvert Street
			Warwick, RI 02886

			8) Cor-met Inc. (warehouse)	$50,000.00
			12500 Grand River
			Brighton, MI 48116

			10) 5656 S. Pennsylvania Avenue (owned)
			Cudahy, WI 53110

Maryland Speciality Wire, Inc.	1133 Westchester Avenue, Suite N222	same	None
	White Plains, NY 10604

Schedule 8.2

Addresses
Company	Chief Executive Office Mailing Address	Location of Books and Records	Location of Inventory, Equipment and Other Assets	Inventory Value
Micro-Tube Fabricators, Inc.	250 Lackland Drive	same	1) AMA Centerless Grinding (processor)	$1,000.00
	Middlesex, NJ 08846		88C Cannonball Road
			Pompton Lakes, NJ 07442

			2) Accerelon (processor)	$5,208.00
			9 Lordship Road East
			East Granby, CT 06026

			3) B&M Finishing (processor)	$3,442.00
			201 So. 31st Street
			Kenilworth, NJ 07033

			4) CRP Inc. (processor)	$29,462.00
			191 S. Kein Street
			Pottstown, PA 19464

			5) J&J Precision Eyelet (processor)	$1,000.00
			118 Waterbury Road
			Thomaston, CT 06787

			6) Northeast Coating (processor)	$26,368.00
			105 York Street
			Kennebunk, ME 04043

			7) Northeast Laser (processor)	$1,548.00
			246 C Main Street
			Monroe, CT 06468

			8) Norking (processor)	$1,000.00
			53 County Street
			Attleboro, MA 02703

			9) Olympic Waterjet (processor)	$1,000.00
			20 Kiel Avenue
			Butler, NJ 07405

			10) Point Technology (processor)	$1,000.00
			1966 13th Street
			Boulder, CO 80302

			11) Precision Finishing (processor)	$1,314.00
			708 Lawn Avenue
			Sellersville, PA 18960

			12) Rev Zero (processor)	$1,941.00
			2431 Galpin Court, Suite 150
			Chanhassen, MN 55317

			13) Seaboard Metal Finishing (processor)	$1,438.00
			50 Fresh Meadow Road
			West Haven, CT 06516

			14) Solar Atmospheres Manufacturing (processor)	$726.00
			1983 Clearview Road
			Souderton, PA 18964

			15) T&E Industries (processor)	$1,852.00
			215 Watchung Avenue
			Orange, NJ 07050

			16) Ackley Metal Products (processor)	$2,643.00
			1311 East Saint Gertrude Unit B
			Santa Ana, CA 92705

Schedule 8.2

Addresses
Company	Chief Executive Office Mailing Address	Location of Books and Records	Location of Inventory, Equipment and Other Assets	Inventory Value
OMG, Inc.	153 Bowles Road	same	1) OMG, Inc. (owned)	$6,625,509.00
	Agawam, MA 01001-0508		153 Bowles Road
			Agawam, MA 01001

			2) OMG, Inc. (owned)	$292,350.00
			95-97 Bowles Road
			Agawam, MA 01001

			3) OMG - Fastenmaster - Whse. (leased)	$840,455.00
			604 Silver Street
			Agawam, MA 01001

			4) OMG Midwest - Bloomingdale, IL (leased)	$2,030,980.00
			280 Madsen Drive, Suite 101
			Bloomingdale, IL 60108

			5) OMG Midwest - Itasca, IL (leased)	$305,512.00
			1500 Bryn Mawr Avenue
			Itasca, IL 60143

			6) Boulevard Machine & Gear Inc.	$8,237.00
			785 Page Boulevard
			Springfield, MA 01104

			7) Bender Warehouse Group (warehouse)	$301,413.00
			205 Parr Blvd.
			Reno, NV 89512

			8) Bonded Logistics (warehouse)	$562,241.00
			7320 Statesville Road
			Charlotte, NC 28269

			9) J.D. Smith & Son (warehouse)	$72,636.00
			180 Basaltic Road
			Concord, Ontario L4K 1G8

			10) ER Systems (processor)	$4,761.00
			6900 Bleck Drive
			Rockford, MN 55373

			11) Bodycote - Waterbury (heat treat) (processor)	$348,246.00
			130 Huntingdon Avenue
			Waterbury, CT 06708

			12) Bodycote - Berlin (heat treat) (processor)	$0.00
			675 Christian Lane
			Berlin, CT 06037

			13) Bodycote - Worcester (heat treat) (processor)	$50,825.00
			284 Grove Street
			Worcester, MA 01605

			14) Pennsylvania Metallurgical Inc. (heat treat)	$15,777.00
			315 Columbia Street
			Bethlehem, PA 18015

Schedule 8.2

Addresses
Company	Chief Executive Office Mailing Address	Location of Books and Records	Location of Inventory, Equipment and Other Assets	Inventory Value
15) Reifel Industries, Inc. (E-Coat)	$27,450.00
201 Ohio Avenue
Pioneer, OH 43554

16) Barron Finishing Tech (E-Coat)	$0.00
1616 Elmwood Road
Rockford, IL 61103

17) American Nickeloid (processor)	$38,559.00
2900 West Main Street
Peru, IL 61354-3703

18) Metal Koting (processor)	$79,236.00
1430 Martin Grove Road
Rexdale, Ontario M9W 4Y1

19) Metallon (processor)	$129,851.00
1415 Waterbury Road
Thomaston, CT 06787

20) Depor Industries (processor)	$0.00
1902 Northwood
Troy, MI 48084-5523

21) Specialty - (Heat Treat)	$91,658.00
2 Kaipes Road
East Granby, CT 06026

22) Cavallaro Inc. - (plastic plates)	$16,771.00
1250 North Street
Pittsfield, MA 01201

23) Goodwill Industries, Inc. - (packing)	$223,680.00
1125 Page Blvd.
Springfield, MA 01104

24) Custom Pack - (packing)	$178,319.00
1 Allen Street
Springfield, MA 01108

25) Accu Tech	$27,111.00
157 Green Street
Foxoboro, MA 02035

26) Apremont	$0.00
138 Apremont Way
Westfield, MA 01085

27) Jerhan - (sorting)	$16,883.00
5052 - 28th Avenue
Rockford, IL 61109

Schedule 8.2

Addresses
Company	Chief Executive Office Mailing Address	Location of Books and Records	Location of Inventory, Equipment and Other Assets	Inventory Value
28) Donhamcraft	$119,560.00
E. Waterbury Road
Naugatuck, CT 06770

29) Rockwell	$0.00
33 Stafford Avenue
Forestville, CT 06010

30) Valentine Plating	$33,180.00
155 Allston Avenue
West Springfield, MA 01089

31) Amber Industries - Stamp and Pack	$244,314.00
2400 Brickvale Drive
Elk Grove Village, IL 60007

32) FPM - (heat treat) - Overflow from Cherry Valley	$0.00
1349 W. Bryn Mawr
Itasca, IL 60143

33) BL Downey (ECOAT)	$295,428.00
2125 Gardner Road
Broadview, IL 60155

34) DLP - (Painter)	$158,709.00
2301 Eastern Avenue
Elk Grove Village, IL 60007

35) Reliable Metal Stamping Co., Inc.	$0.00
9244 Parklane Avenue
Franklin Park, IL 60131

36) Salem - (uflow)	$20,538.00
21 Lonergan Road
Middleton, MA 01949

37) Valley Opportunity - (packing)	$9,190.00
317 Meadow Street
Chiocpee, MA 01013

38) Valley Opportunity - (packing)	$40,485.00
140 Carando Drive
Springfield, MA 01101

39) Paranzino Brothers	$68,999.00
11505 South Avenue Ext
North Lima, OH 44452

40) IAP, Inc.	$0.00
2763 Culver Avenue
Dayton, OH 45429

41) FPM - (heat treat)	$4,101.00
1501 S. Lively Blvd.
Elk Grove Village, IL 60007

42) FPM - (heat treat) - Main Facility	$250,391.00
648 US Route 20
Cherry Valley, IL 61016

Schedule 8.2

Addresses
Company	Chief Executive Office Mailing Address	Location of Books and Records	Location of Inventory, Equipment and Other Assets	Inventory Value
OMG Roofing, Inc.	153 Bowles Road	same	None
Agawam, MA 01001

OMNI Technologies Corporation of Danville	5656 S. Pennsylvania Ave	same	same (leased)
Cudahy, WI 53110

Sumco Inc.	1133 Westchester Avenue, Suite N222	same	same
White Plains, NY 10604

Handy & Harman of Canada, Limited	290 Carlingview Drive	same	1) same
Rexdale, Ontario, Canada
	M9W 5G1		2) Metalor Technologies USA (warehouse)	$400,000.00
255 John L. Dietsch Blvd.
North Attleboro, MA 02761

			3) Sipi Metals Corp. (warehouse)	$200,000.00
1720 N. Elston Avenue
Chicago, IL 60622

			4) Ohio Precious Metals (warehouse)	$85,000.00
16064 Beaver Pike
Jackson, OH 45640

			5) Sabin Metal Corporation (warehouse)	$300,000.00
1647 Wheatland Center Road
Scottsville, NY 14546

			6) Material Sampling Technologies (warehouse)	$300,000.00
800 Central Street
North Smithfield, RI 02896

ele Corporation	1133 Westchester Avenue, Suite N222	same	None
White Plains, NY 10604

Alloy Ring Service Inc.	1133 Westchester Avenue, Suite N222	same	None
White Plains, NY 10604

Daniel Radiator Corporation	1133 Westchester Avenue, Suite N222	same	None
White Plains, NY 10604

H&H Productions, Inc.	1133 Westchester Avenue, Suite N222	same	None
White Plains, NY 10604

Handy & Harman Automotive Group, Inc.	1133 Westchester Avenue, Suite N222	same	None
White Plains, NY 10604

Handy & Harman International, Ltd.	1133 Westchester Avenue, Suite N222	same	None
White Plains, NY 10604

Handy & Harman Peru, Inc.	1133 Westchester Avenue, Suite N222	same	None
White Plains, NY 10604

Schedule 8.2

Addresses
Company	Chief Executive Office Mailing Address	Location of Books and Records	Location of Inventory, Equipment and Other Assets	Inventory Value
KJ-VMI Realty, Inc.	1133 Westchester Avenue, Suite N222	same	None
White Plains, NY 10604

Pal-Rath Realty, Inc.	1133 Westchester Avenue, Suite N222	same	None
White Plains, NY 10604

Platina Laboratories, Inc.	1133 Westchester Avenue, Suite N222	same	None
White Plains, NY 10604

Sheffield Street Corporation	1133 Westchester Avenue, Suite N222	same	None
White Plains, NY 10604

SWM, Inc.	1133 Westchester Avenue, Suite N222	same	None
White Plains, NY 10604

Willing B Wire Corporation	1133 Westchester Avenue, Suite N222	same	None
White Plains, NY 10604

The 7 Orne Street Nominee Trust	c/o Handy & Harman	same	1) 7 Orne Street Extension (owned)
	Electronic Materials Corporation		North Attleborough, MA 02760
1133 Westchester Avenue, Suite N222
	White Plains, New York 10604		2) $10 (“Ten Dollars”) is held by J.F. McCabe (Trustee)
c/o Handy & Harman
1133 Westchester Avenue, Suite N222
White Plains, NY 10604

The 28 Grant Street Nominee Trust	c/o Handy & Harman	same	1) 28 Grant Street (owned)
	Electronic Materials Corporation		North Attleborough, MA 02760
1133 Westchester Avenue, Suite N222
	White Plains, New York 10604		2) $10 (“Ten Dollars”) is held by J.F. McCabe (Trustee)
c/o Handy & Harman
1133 Westchester Avenue, Suite N222
White Plains, NY 10604

20 Grant Street Nominee Trust	c/o Handy & Harman	same	$10 (“Ten Dollars”) is held by J.F. McCabe (Trustee)
	Electronic Materials Corporation		c/o Handy & Harman
	1133 Westchester Avenue, Suite N222		1133 Westchester Avenue, Suite N222
	White Plains, New York 10604		White Plains, NY 10604

Bairnco Corporation	1133 Westchester Avenue, Suite N222	same	None
White Plains, NY 10604

Arlon, Inc.	1133 Westchester Avenue, Suite N222	same	1) 2811 S. Harbor Blvd. (leased - main facility)	$5,500,000.00
	White Plains, NY 10604		Santa Ana, CA 92704

			2) Foldex II Ltd. (warehouse)	$50,000.00
161 E. 11th Avenue
Roselle, NJ 07203

Schedule 8.2

Addresses
Company	Chief Executive Office Mailing Address	Location of Books and Records	Location of Inventory, Equipment and Other Assets	Inventory Value
3) Ceva Logistics (warehouse)	$260,000.00
Bijsterhuizen 2007-2023, DR 12
6604 LH Wijchen, Netherlands

4) Flowtech Fulfilment, Pty. Ltd. (warehouse)	$260,000.00
Unit 2 1A Bessemer Street
Blacktown, NSW 2148, Australia

5) Herman Services, Inc. (warehouse)	$250,000.00
83 Stults Road
Dayton, NJ 08810

6) Zonamerica Local 701, 703, 704 (warehouse)	$100,000.00
Camino Maldonado KM 17.500
91600 Montevideo, Uruguay

7) Güneydogu Sirketler Grubune (warehouse)	$70,000.00
Hastahane Mah Turgut Özal CD#5
Hadimköy - Istanbul / Türkiye, Turkey

8) Agility Logistics Pvt. Ltd. (warehouse)	$100,000.00
144/155 Indian WHSE Corp.
Village Dapode, Bhiwandi, India

9) P6 Parklands (warehouse)	$75,000.00
Heywood Distribution Park
Heywood Lancashire OL10 2TT, United Kingdom

10) Air-Sea (warehouse)	$20,000.00
5220 W. 102nd Street
Los Angeles, CA 90045

11) PC Specialties (consignment)	$97,051.00
3723 Conflans Road
Irving, TX, 75061, USA

12) Holaday Circuits (consignment)	$21,307.00
11126 West Bren Road
Minnetonka, MN, 55343, USA

13) Rockwell Collins (consignment)	$191.00
460 Collins Road
Cedar Rapids, IA, 52498, USA

14) Pioneer Circuits	$25,402.00
2811 S. Harbor Blvd.
Santa Ana, CA 92704

15) 9433 Hyssop Drive (owned)
Rancho Cucamonga, CA 91730

16) 1100 Governor Lea Road (owned)
Bear, DE 19701

Schedule 8.2

Addresses
Company	Chief Executive Office Mailing Address	Location of Books and Records	Location of Inventory, Equipment and Other Assets	Inventory Value
Arlon Viscor Ltd.	6110 Rittiman Road	same	1) same (leased - main facility)	$3,125,000.00
	San Antonio, TX 78218
			2) 1260 Profit Dr. (leased - facility being phased out)	$20,000.00
			Dallas, TX 75247

			3) Fabrico Kennesaw (customer location - consignment inventory)	$20,000.00
			4175 Royal Dr., Suite 800
			Kennesaw, GA 30144

			4) Fabrico Wisconsin (customer location - consignment inventory)	$35,000.00
			10436 N. Port Washington
			Mequon, WI 53092

Arlon Signtech, Ltd.	6110 Rittiman Road	same	1) same (leased)	$1,600,000.00
	San Antonio, TX 78218
			2) 30 Essex Street (leased)	$300,000.00
			San Antonio,TX 78213

Kasco Corporation	1569 Tower Grove Ave.	1133 Westchester Avenue, Suite N222	1) A Storage Place - Denver	$11,478.45
	St. Louis, MO 63110	White Plains, NY 10604	1286 S. Valentia Street
			Denver, CO 80247

			2) A-1 Self Storage (warehouse)	$17,459.91
			8409 New Lagrange Road
			Louisville, KY 40242

			3) Additional Self Storage (warehouse)	$36,189.02
			505 S.E. Hearthwood Blvd.
			Vancouver, WA 98684

			4) All Aboard Storage (warehouse)	$28,183.07
			4061 S. Nova Road
			Port Orange, FL 32127

			5) Alpha Omega Stor All (warehouse)	$10,677.61
			4905 Oglesby Road
			Powder Springs, GA 30127

			6) American Mini Storage I - Phoenix (warehouse)	$50,505.44
			9404 North 19th Avenue
			Phoenix, AZ 85021

			7) American Self Storage (warehouse)	$56,783.48
			1880 W Charter Way
			Stockton, CA 95206

			8) Armor Storage @ Twin City (warehouse)	$20,331.78
			2700 Twin City Drive
			Council Bluffs, IA 51501

Schedule 8.2

Addresses
Company	Chief Executive Office Mailing Address	Location of Books and Records	Location of Inventory, Equipment and Other Assets	Inventory Value
9) Arrow Boat & Mini Storage II (warehouse)	$36,810.98
1809 N Broadway
Mail payment to: P.O. Box 415
Heber Springs, AR 72543

10) Atlantic Self Storage - Craig (warehouse)	$26,754.63
10918 Atlantic Blvd.
Jacksonville, FL 32225

11) Attic SelfStor, LLC (warehouse)	$8,748.65
4586 S. Co. Road 600 East
Plainfield, IN 46168

12) Bossier Self Storage (warehouse)	$32,837.74
4901 E Texas Street
Bossier City, LA 71111

13) Brown Properties, LLC / Mitchell Const. (warehouse)	$22,538.57
1807-D Hampton Street
Walterboro, SC 29488

14) Carefree Self Storage (warehouse)	$30,205.73
13355 George Weber Drive
Rogers, MN 55374

15) Caro Moving & Storage (warehouse)	$15,426.60
466 Ellington Street
Caro, MI 48723

16) Cedar Bluff / Middlebrook Mini Warehouses (warehouse)	$31,092.73
1040 N. Cedar Bluff Road
Knoxville, TN 37923

17) Cheshire Self Storage (warehouse)	$15,545.87
201 Cheshire Drive
Knoxville, TN 37919

18) Clinton Keith Self Storage (warehouse)	$55,177.38
24781 Clinton Keith Road
Wildomar, CA 92595

19) Cranberry Self Storage, Inc. (warehouse)	$26,824.48
121 McElroy Road
Cranberry Twp, PA 16066

20) Derrel's Mini Storage, Inc.	$11,037.03
5645 W. Shaw Avenue
Fresno, CA 93722

21) Ensign Storage (warehouse)	$22,866.85
399 N. 130th Street
Bonner Springs, KS 66012

22) Extra Space Storage - Covina (warehouse)	$41,722.59
318 N Vincent Avenue
Covina, CA 91722

Schedule 8.2

Addresses
Company	Chief Executive Office Mailing Address	Location of Books and Records	Location of Inventory, Equipment and Other Assets	Inventory Value
23) Extra Space Storage - Lodi (warehouse)	$23,845.90
140 State Route 17 S
Lodi, NJ 07644

24) Extra Space Storage - Manchester (warehouse)	$31,609.02
195 McGregor Street
Manchester, NH 03102

25) Extra Space Storage - Miami (warehouse)	$40,734.95
5601 SW 135th Avenue
Miami, FL 33183

26) Extra Space Storage - Morrisville (warehouse)	$37,585.08
915 Lincoln Highway
Morrisville, PA 19067

27) Extra Space Storage - Morrisville (warehouse)	$18,583.08
915 Lincoln Highway
Morrisville, PA 19067

28) Extra Space Storage - Newark (warehouse)	$28,934.37
121 Ruthar Drive
Newark, DE 19711

29) Extra Space Storage - Old Tesson Road (warehouse)	$29,408.73
12334 Old Tesson Road
St. Louis, MO 63128

30) Extra Space Storage - Tracy (warehouse)	$39,242.23
780 E. 11th Street
Tracy, CA 95304

31) EZ Storage (warehouse)	$38,113.41
920 Memorial Avenue
West Springfield, MA 01089

32) Gardendale Self Storage (warehouse)	$47,727.01
2535 Decatur Highway
Gardendale, AL 35071

33) Golden State Storage (warehouse)	$23,991.61
21530 Golden Triangle Road
Santa Clarita, CA 91350

34) Handy Lock Self Storage (warehouse)	$12,367.73
4051 Gautier-Vancleave Road
Gautier, MS 39553

35) Hebron Self Storage (warehouse)	$21,579.74
2020 North Side Drive
Hebron, KY 41048

36) Hwy. 20 Mini-Storage (warehouse)	$42,409.99
33758 N Santiam Highway
Lebanon, OR 97355

Schedule 8.2

Addresses
Company	Chief Executive Office Mailing Address	Location of Books and Records	Location of Inventory, Equipment and Other Assets	Inventory Value
37) Idaho Self Storage (warehouse)	$48,234.54
10908 West Fairview Avenue
Boise, ID 83713

38) Kingsland Blvd. Self Storage (warehouse)	$27,950.96
20333 Kingsland Blvd.
Katy, TX 77450

39) Livingston Storage (warehouse)	$95.18
3835 W. Grand River Avenue
Howell, MI 48855

40) Morningstar Mini-Storage (warehouse)	$25,064.96
1900 Clement Boulevard, NW
Hickory, NC 28601

41) MS Gober Stor-All (warehouse)	$24,600.59
1017 Old Harris Road
Dallas, GA 30132

42) MS Gober Stor-All (warehouse)	$20,066.68
1017 Old Harris Road
Dallas, GA 30132

43) Nickey Mini Storage (warehouse)	$27,495.68
7911 Hacks Cross Road
Olive Branch, MS 38654

44) Northside Storage (warehouse)	$30,986.63
1509 North 11th Street
Moorhead, MN 56560

45) One Stop Storage (warehouse)	$51,408.25
1432 Barranca Avenue
Covina, CA 91722

46) Outtasite Storage (Mina Raines) (warehouse)	$28,959.38
1758 US 70A Highway
Mail payment to: PO Box 70
Pine Level, NC 27568

47) Public Storage - Greenville (warehouse)	$30,924.83
1749 Whitehorse Road
Greenville, SC 29605

48) Public Storage - Lacey (warehouse)	$56,994.13
8200 Martin Way
Lacey, WA 98516

49) Public Storage - Sandy (warehouse)	$4,589.52
9101 S. State Street
Sandy, UT 84070

Schedule 8.2

Addresses
Company	Chief Executive Office Mailing Address	Location of Books and Records	Location of Inventory, Equipment and Other Assets	Inventory Value
50) Riverway Storage (warehouse)	$22,262.66
16065 FM 463
Lytle, TX 78052

51) Safeland Storage (warehouse)	$37,103.41
1310 39th Ave SE
Puyallup, WA 98374

52) Self Storage Properties (warehouse)	$17,512.92
101 Matterhorn Drive
Old Hickory, TN 37138

53) Simply Self Storage (warehouse)	$26,373.89
4480 Riverside Road
Macon, GA 31210

54) Storage Master, LLC (warehouse)	$44,524.62
2601 South Moorland Road
New Berlin, WI 53151

55) Storage Solutions (warehouse)	$31,609.30
3701 FM 2181
Corinth, TX 76210

56) Storage West - Eastern (warehouse)	$59,243.78
7485 South Eastern Avenue
Las Vegas, NV 89123

57) Storage West - Rancho Cucamonga (warehouse)	$33,099.52
7723 Milliken Avenue
Rancho Cucamonga, CA 91730

58) Stor-Mor Self Storage (warehouse)	$33,521.56
1903 W. Rt 66
Moriatrty, NM 87035

59) Storquest - Kapolei (warehouse)	$11,684.81
2009 Lauwiliwili Street
Kapolei, HI 96707

60) Stor-Rite Self Storage (warehouse)	$7,457.47
2555 Pine Island Road
Cape Coral, FL 33909

61) The Storage Center - Old Hammond (warehouse)	$29,910.55
10555 Old Hammond Highway
Baton Rouge, LA 70816

62) The Storage Center - Pearl (warehouse)	$21,167.99
4235 Highway 80 E
Pearl, MS 39208

63) The Storage Center - Siegen (warehouse)	$28,497.44
8566 Siegen Lane
Baton Rouge, LA 70810

Schedule 8.2

Addresses
Company	Chief Executive Office Mailing Address	Location of Books and Records	Location of Inventory, Equipment and Other Assets	Inventory Value
64) Thompson Rental (warehouse)	$25,013.55
1556 South Broad Street
Monroe, GA 30655

65) Tiger Self Storage (warehouse)	$57,507.36
2718 Q. Street
N. Highlands, CA 95660

66) U-Haul Center - Garner (warehouse)	$25,177.85
1702 Mechanical Blvd.
Garner, NC 27529

67) U-Haul Center - Jeffersonville (warehouse)	$13,545.36
365 Eastern Blvd.
Jeffersonville, IN 47129

68) Uncle Bob's Self Storage (warehouse)	$23,583.95
1270 Jefferson Road
Rochester, NY 14623

69) Uncle Bob's Self Storage (warehouse)	$54,163.01
1210 Bentley Street
Richmond, VA 23227

70) Uncle Bob's Self Storage - Tallahassee (warehouse)	$38,957.38
942 Capital Circle SW
Tallahassee, FL 32304

71) United Self Storage of Bloomingdale (warehouse)	$33,803.49
1035 Starwood Avenue
Valrico, FL 33594

72) United Storage - Bolingbrook (warehouse)	$16,962.42
565 W. Boughton Road
Boilingbrook, IL 60440

73) U-Store All # 1 (warehouse)	$30,661.98
120 W Almar Drive
Chickasha, OK 73018

74) U-Store-It - Lake Worth / Lantana Road (warehouse)	$18,951.05
6788 Lantana Road
Lake Worth, FL 33467

75) Warren Big Valley (warehouse)	$64,499.49
3920-H Valley Blvd.
Walnut, CA 91789

76) Weldon Springs, Inc. (warehouse)	$32,438.34
5176-A Hiram Lithia Springs
Powder Springs, GA 30127

77) 1569 Tower Grove Ave. (owned)
St. Louis, MO 63110

Schedule 8.2

Addresses
Company	Chief Executive Office Mailing Address	Location of Books and Records	Location of Inventory, Equipment and Other Assets	Inventory Value
Southern Saw Acquisition Corporation	1569 Tower Grove Ave. St. Louis, MO 63110	1133 Westchester Avenue, Suite N222 White Plains, NY 10604	1594 Evans Drive S.W. (owned) Atlanta, GA 30310

Arlon Partners, Inc.	1133 Westchester Avenue, Suite N222	same	None
	White Plains, NY 10604

Arlon Med International LLC	1100 Governor Lea Blvd	same	None
	Bear, DE 19701-1927

Arlon Adhesives & Films, Inc.	P.O. Box 5260	same	None
	Santa Ana, CA 92704

Kasco Mexico LLC	1569 Tower Grove Ave.	same	None
	St. Louis, MO 63110

Kasco Ensambly S.A. de C.V.	Juan Zavala Ruiz y Ave.	same	None
	Postal sin, Colonial Las Fuentes,
	CP 87317 Matamoros, Tamaulipas
	Mexico 87317

Atlantic Service Company, Limited	8620 Boul Pie IX	same	1) A.S.H. Management Group (Remco Realty)	$82,501.00
	Montreal, Quebec, Canada H1Z 4G2		1130 Sandford Street
			Winnipeg, Manitoba, Canada R3E 2Z9

			2) Alberta Ltd. #852092	$71,360.00
			4296 RD ST NW
			Edmonton, Alberta, Canada T6E 5P5

			3) Bentall Real Estate Services	$93,746.00
			3176 Ridgeway Drive
			Mississauga, Ontario, Canada L5L 5S6

			4) Entreposage Station Spatiale	$28,158.00
			2855 Boul Matte
			Brossard, PQ, Canda J4Y 2P4

			5) FPI Cominar	$69,582.00
			1990 Rue Cyrille-Duquet
			Quebec, QC, Canada G1N 4K8

			6) FPI Cominar Reit	$622,331.00
			8620 Boul, Pie IX
			Montreal, PQ, Canada H1Z 4G2

			7) Les Entrepots JCM	$44,967.00
			464 Rue Bourque
			Le Gardeur, PQ, Canada J5Z 5A2

Schedule 8.2

Addresses
Company	Chief Executive Office Mailing Address	Location of Books and Records	Location of Inventory, Equipment and Other Assets	Inventory Value
			8) Public Storage	$46,858.00
			17555 - 64th Avenue
			Surrey, British Columbia, Canada V3S 1Y8

			9) Sentinel Self-Storage	$28,109.00
			5950 12th Street SE
			Calgary, Alberta, Canada T2H 2X2

			10) U-Haul Storage St Leonard	$42,907.00
			4949 Metropolitan Est.
			Saint Leonard, PQ, Canada H1R 1Z6

Handy & Harman Group Ltd.	1133 Westchester Avenue, Suite N222	same	same
	White Plains, NY 10604

SCHEDULE 8.4 INFORMATION CERTIFICATE

EXISTING LIENS*

* DOES NOT INCLUDE LIENS HELD BY EXISTING LENDERS THAT WILL BE REPAID WITH THE INITIAL DISBURSEMENT FROM THE CONGRESS FACILITY

Debtor	State	Jurisdiction	Services	Thru Date	Original File Date and Number	Secured Party	Related Filings	Collateral Description
ALLOY RING SERVICE INC.	DE	Secretary of State	UCC/FTL Searches	7/15/2010	2/15/2008 0579100	Ableco Finance LLC, as Administrative Agent		All assets of the Debtor now owned or hereafter acquired
ALLOY RING SERVICE INC.	DE	Secretary of State	UCC/FTL Searches	7/15/2010	1/5/2010 0023071	Steel Partners II Liquidating Series Trust - Series E		All assets and property of the Debtor
ARLON ADHESIVES & FILMS, INC.	TX	Secretary of State	UCC/FTL Searches - Central - Direct Access	7/22/2010	4/25/2007 07-0013769003	Steel Partners II, L.P.		See Exhibit A, attached thereto
ARLON ADHESIVES & FILMS, INC.	TX	Secretary of State	UCC/FTL Searches - Central - Direct Access	7/22/2010	07/18/2007 07-0024317731	Ableco Finance LLC, as Administrative Agent		All assets of the Debtor now owned or hereafter acquired
ARLON ADHESIVES & FILMS, INC.	TX	Secretary of State	UCC/FTL Searches - Central - Direct Access	7/22/2010	7/25/2007 07-0025095492	Steel Partners II, L.P (Assigned to Steel Partners II Liquidating Series Trust - Series A.)	UCC-3 Assignment filed 01/04/2010 10-00001133	All assets of the Debtor now owned or hereafter acquired
ARLON MED INTERNATIONAL LLC	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	4/24/2007 1538320	Steel Partners II, L.P		See Exhibit A, attached thereto
ARLON MED INTERNATIONAL LLC	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	7/18/2007 72709821	Ableco Finance LLC, as Administrative Agent		All assets of the Bebtor now owned or hereafter acquired
ARLON MED INTERNATIONAL LLC	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	7/25/2007 2799764	Steel Partners II, L.P. (Assigned to Steel Partners II Liquidating Series Trust - Series A)	UCC-3 Assignment filed 01/04/2010 0009369	All assets of the Bebtor now owned or hereafter acquired

Debtor	State	Jurisdiction	Services	Thru Date	Original File Date and Number	Secured Party	Related Filings	Collateral Description
ARLON PARTNERS, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	4/24/2007 1538593	Steel Partners II, L.P.		See Exhibit A, attached thereto
ARLON PARTNERS, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	7/18/2007 2709870	Ableco Finance LLC, as Administrative Agent		All assets of the Bebtor now owned or hereafter acquired
ARLON PARTNERS, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	7/25/2007 2797925	Steel Partners II, L.P (Assigned to Steel Partners II Liquidating Series Trust - Series A)	UCC-3 Assignment filed 01/04/2010 0009385	All assets of the Bebtor now owned or hereafter acquired
ARLON SIGNTECH, LTD	TX	Secretary of State	UCC/FTL Searches - Central - Direct Access	7/22/2010	4/25/2007 07-0013768860	Steel Partners II, L.P.		See Exhibit A, attached thereto
ARLON SIGNTECH, LTD	TX	Secretary of State	UCC/FTL Searches - Central - Direct Access	7/22/2010	7/18/2007 07-0024317842	Ableco Finance LLC, as Administrative Agent		All assets of the Debtor now owned or hereafter acquired
ARLON SIGNTECH, LTD	TX	Secretary of State	UCC/FTL Searches - Central - Direct Access	7/22/2010	7/25/2007 07-0025095381	Steel Partners II, L.P (Assigned to Steel Partners II Liquidating Series Trust - Series A.)	UCC-3 Assignment filed 01/04/2010 10-00001131	All assets of the Debtor now owned or hereafter acquired
ARLON VISCOR LTD	TX	Secretary of State	UCC/FTL Searches - Central - Direct Access	7/22/2010	4/25/2007 07-0013768759	Steel Partners II, L.P.		See Exhibit A, attached thereto
ARLON VISCOR LTD	TX	Secretary of State	UCC/FTL Searches - Central - Direct Access	7/22/2010	7/18/2007 07-0024317620	Ableco Finance LLC, as Administrative Agent		All assets of the Debtor now owned or hereafter acquired
ARLON VISCOR LTD	TX	Secretary of State	UCC/FTL Searches - Central - Direct Access	7/22/2010	7/25/2007 07-0025095270	Steel Partners II, L.P. (Assigned to Steel Partners II Liquidating Series Trust - Series A.)	UCC-3 Assignment filed 01/04/2010 10-00001141	All assets of the Debtor now owned or hereafter acquired
ARLON VISCOR LTD	TX	Secretary of State	UCC/FTL Searches - Central - Direct Access	7/22/2010	6/15/2009 09-0016822109	The Huntington National Bank		Certain Equipment referenced in the Collateral Description

Debtor	State	Jurisdiction	Services	Thru Date	Original File Date and Number	Secured Party	Related Filings	Collateral Description
ARLON INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	2/10/2005 50472333	Air Liquide Industrial U.S. LP		Certain Equipment referenced in the Collateral Description
ARLON INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	8/29/2005 5268537	Mitsui & Co. (U.S.A.), Inc.		Certain Equipment referenced in the Collateral Description
ARLON, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	4/24/2007 1538676	Steel Partners II, L.P.		See Exhibit A, attached thereto
ARLON INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	7/18/2007 2709961	Ableco Finance LLC, as Administrative Agent		All assets of the Bebtor now owned or hereafter acquired
ARLON INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	7/25/2007 2797792	Steel Partners II, L.P. (Assigned to Steel Partners II Liquidating Series Trust - Series A)	UCC-3 Assignment filed 01/04/2010 0009401	All assets of the Bebtor now owned or hereafter acquired
ARLON INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	10/19/2007 3958955	CIT Communications Finance Corporation		Certain Equipment referenced in the Collateral Description
ARLON INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	2/18/2010 0537914	Air Liquide Industrial U.S. LP		Certain Equipment referenced in the Collateral Description
BAIRNCO CORPORATION	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	12/29/20066458142	IBM Credit LLC		Certain Equipment referenced in the Collateral Description

Debtor	State	Jurisdiction	Services	Thru Date	Original File Date and Number	Secured Party	Related Filings	Collateral Description
BAIRNCO CORPORATION	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	4/24/2007 1538460	Steel Partners II, L.P.		See Exhibit A, attached thereto
BAIRNCO CORPORATION	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	7/18/2007 2710043	Ableco Finance LLC, as Administrative Agent		All assets of the Bebtor now owned or hereafter acquired
BAIRNCO CORPORATION	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	7/25/2007 2797743	Steel Partners II, L.P. (Assigned to Steel Partners II Liquidating Series Trust - Series A)	UCC-3 Assignment filed 01/04/2010 0009450	All assets of the Bebtor now owned or hereafter acquired
CAMDEL METALS CORPORATION	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	2/20/2008 0608420	Ableco Finance LLC, as Administrative Agent		All assets of the Bebtor now owned or hereafter acquired
CAMDEL METALS CORPORATION	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	1/5/2010 0024194	Steel Partners II Liquidating Series Trust - Series E		See Schedule A, attached thereto (Property Description)
CAMDEL METALS CORPORATION	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	1/5/2010 0024715	Steel Partners II Liquidating Series Trust - Series E		All assets of the Bebtor now owned or hereafter acquired
CANFIELD METAL COATING CORPORATION	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	12/19/2007 4801188	CoilPlus - Ohio, Inc.		Certain Equipment referenced in the Collateral Description
CANFIELD METAL COATING CORPORATION	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	2/14/2008 0560795	Ableco Finance LLC, as Administrative Agent		All assets of the Bebtor now owned or hereafter acquired

Debtor	State	Jurisdiction	Services	Thru Date	Original File Date and Number	Secured Party	Related Filings	Collateral Description
CANFIELD METAL COATING CORPORATION	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	4/17/2009 1223459	MacSteel Service Centers USA & Wells Fargo Bank, N.A.		Certain Equipment referenced in the Collateral Description
CANFIELD METAL COATING CORPORATION	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	01/05/2010 0024426	Steel Partners II Liquidating Series Trust - Series E		See Schedule A, attached thereto (Property Description)
CANFIELD METAL COATING CORPORATION	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	01/05/2010 0024657	Steel Partners II Liquidating Series Trust - Series E		All assets of the Bebtor now owned or hereafter acquired
CONTINENTAL INDUSTRIES, INC.	OK	Oklahoma County (Central filing Office), OK	UCC/FTL Searches - Central	7/20/2010	1/6/2010 2010 10502015150	Steel Partners II Liquidating Series Trust - Series E		See Exhibit A, attached thereto
CONTINENTAL INDUSTRIES, INC.	OK	Oklahoma County (Central filing Office), OK	UCC/FTL Searches - Central	7/20/2010	1/6/2010 2010 10502015200	Steel Partners II Liquidating Series Trust - Series E		All assets of Debtor now owned or hereafter acquired
CONTINENTAL INDUSTRIES, INC.	OK	Oklahoma County (Central filing Office), OK	UCC/FTL Searches - Central	7/20/2010	1/6/2010 2010 10502015160	Steel Partners II Liquidating Series Trust - Series E		See Exhibit A, attached thereto
CONTINENTAL INDUSTRIES, INC.	OK	Oklahoma County (Central filing Office), OK	UCC/FTL Searches - Central	7/20/2010	2/15/2008 2008 001760024	Ableco Finance LLC, as Administrative Agent		All assets of Debtor now owned or hereafter acquired
CONTINENTAL INDUSTRIES, INC.	OK	Oklahoma County (Central filing Office), OK	UCC/FTL Searches - Central	7/20/2010	10/30/2006 2006013097740	Manchester Tool Company		Certain Equipment referenced in the Collateral Description
DANIEL RADIATOR CORPORATION	TX	Secretary of State	UCC/FTL Searches - Central - Direct Access	7/22/2010	12/20/2004 04-0092065228	Ableco Finance LLC	UCC-3 Assignment to Steel Partners II, L.P. filed 9/16/2005 05-00289986	See Exhibit A, attached thereto

Debtor	State	Jurisdiction	Services	Thru Date	Original File Date and Number	Secured Party	Related Filings	Collateral Description
DANIEL RADIATOR CORPORATION	TX	Secretary of State	UCC/FTL Searches - Central - Direct Access	7/22/2010	2/15/2008 08-0005647252	Ableco Finance LLC, as Administrative Agent		All assets of the Debtor now owned or hereafter acquired
DANIEL RADIATOR CORPORATION	TX	Secretary of State	UCC/FTL Searches - Central - Direct Access	7/22/2010	1/5/2010 10-0000281002	Steel Partners II Liquidating Series Trust - Series E		See Schedule A, attached thereto (Property Description)
DANIEL RADIATOR CORPORATION	TX	Secretary of State	UCC/FTL Searches - Central - Direct Access	7/22/2010	1/5/2010 10-0000281123	Steel Partners II Liquidating Series Trust - Series E		See Schedule A, attached thereto (Property Description)
DANIEL RADIATOR CORPORATION	TX	Secretary of State	UCC/FTL Searches - Central - Direct Access	7/22/2010	1/5/2010 10-0000281244	Steel Partners II Liquidating Series Trust - Series E		See Schedule A, attached thereto (Property Description)
ELE CORPORATION	CA	Secretary of State	UCC / FTL / STL / Judgment Searches - Central - Direct Access	7/18/2010	3/29/2004 0409760306	Ableco Finance LLC, as Agent (assigned to Canpartners Investments IV, LLC then assigned to Steel Partners II, L.P.	UCC 3 Assignment filed 9/16/2005 05-70422905	All assets
ELE CORPORATION	CA	Secretary of State	UCC / FTL / STL / Judgment Searches - Central - Direct Access	7/18/2010	2/15/2008 08-7147655922	Ableco Finance LLC, as Administrative Agent		All assets of Debtor now owned or hereafter acquired
ELE CORPORATION	CA	Secretary of State	UCC / FTL / STL / Judgment Searches - Central - Direct Access	7/18/2010	1/5/2010 10-7219002032	Steel Partners II Liquidating Series Trust - Series E		All assets of Debtor now owned or hereafter acquired
H&H PRODUCTIONS, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	2/15/2008 0578953	Ableco Finance LLC, as Administrative Agent		All assets of the Debtor now owned or hereafter acquired
H&H PRODUCTIONS, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	1/5/2010 0023857	Steel Partners II Liquidating Series Trust - Series E		All assets of the Debtor now owned or hereafter acquired

Debtor	State	Jurisdiction	Services	Thru Date	Original File Date and Number	Secured Party	Related Filings	Collateral Description
HANDY & HARMAN AUTOMOTIVE GROUP, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	2/14/2008 0560753	Ableco Finance LLC, as Administrative Agent		All assets of the Debtor now owned or hereafter acquired
HANDY & HARMAN AUTOMOTIVE GROUP, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	1/5/2010 0023932	Steel Partners II Liquidating Series Trust - Series E		All assets of the Debtor now owned or hereafter acquired
HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION	FL	Secured Transaction Registry, FL	UCC Search - Central - Direct Access	7/16/2010	2/18/2008 2008 07677793	Ableco Finance LLC, as Administrative Agent		All assets of the Debtor now owned or hereafter acquired
HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION	FL	Secured Transaction Registry, FL	UCC Search - Central - Direct Access	7/16/2010	1/5/2010 2010 01791159	Steel Partners II Liquidating Series Trust - Series E		All assets of the Debtor now owned or hereafter acquired
HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION	RI	East Providence City, RI	FTL/STL/Judgment Searches	7/27/2010	10/20/2009 Doc:00006493Bk:3111;Pg:54	Federal Tax Lien		Tax Period Ending 12/31/2006 $15,898.26
HANDY & HARMAN INTERNATIONAL, LTD.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	2/14/2008 0560696	Ableco Finance LLC, as Administrative Agent		All assets of the Debtor now owned or hereafter acquired
HANDY & HARMAN INTERNATIONAL, LTD.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	1/5/2010 0023956	Steel Partners II Liquidating Series Trust - Series E		All assets of the Debtor now owned or hereafter acquired
HANDY & HARMAN OF CANADA LIMITED	Canada	Ontario, CA	PPSA Search (CAN)	7/27/2010	1/5/2010 658529703	Steel Partners II Liquidating Series Trust - Series E		All assets of the Debtor now owned or hereafter acquired
HANDY & HARMAN PERU, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	2/14/2008 0560662	Ableco Finance LLC, as Administrative Agent		All assets of the Debtor now owned or hereafter acquired
HANDY & HARMAN PERU, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	1/5/2010 0024012	Steel Partners II Liquidating Series Trust - Series E		All assets of the Debtor now owned or hereafter acquired

Debtor	State	Jurisdiction	Services	Thru Date	Original File Date and Number	Secured Party	Related Filings	Collateral Description
HANDY & HARMAN TUBE COMPANY, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	2/14/2008 0560761	Ableco Finance LLC, as Administrative Agent		All assets of the Debtor now owned or hereafter acquired
HANDY & HARMAN TUBE COMPANY, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	5/27/2009 1662961	Toyota Tsusho America, Inc.		Certain Equipment referenced in the Collateral Description
HANDY & HARMAN TUBE COMPANY, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	1/5/2010 0024558	Steel Partners II Liquidating Series Trust - Series E		See Schedule A, attached thereto (Property Description)
HANDY & HARMAN TUBE COMPANY, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	1/5/2010 0024848	Steel Partners II Liquidating Series Trust - Series E		All assets of the Debtor now owned or hereafter acquired
HANDY & HARMAN TUBE COMPANY, INC.	PA	Montgomery County, PA	FTL/STL/Judgment Searches	7/12/2010	5/12/2009 09-15486	Judgment for East Norriton Township-($61.92)		Street Light Lien
HANDY & HARMAN TUBE COMPANY, INC.	PA	Montgomery County, PA	FTL/STL/Judgment Searches	7/12/2010	5/12/2009 09-15487	Judgment for East Norriton Township ($74.72)		Street Light Lien
HANDY & HARMAN TUBE COMPANY, INC.	PA	Montgomery County, PA	FTL/STL/Judgment Searches	7/12/2010	5/12/2009 09-15488	Judgment for East Norriton Township ($69.56)		Street Light Lien
HANDY & HARMAN TUBE COMPANY, INC.	PA	Montgomery County, PA	FTL/STL/Judgment Searches	7/12/2010	5/12/2009 09-15489	Judgment for East Norriton Township ($132.89)		Street Light Lien
HANDY & HARMAN TUBE COMPANY, INC.	PA	Montgomery County, PA	FTL/STL/Judgment Searches	7/12/2010	12/2/2009 2009 -40870	Judgment for Waste System Authority of Eastern Montgomery		Municipal Lien
HANDY & HARMAN TUBE COMPANY, INC.	PA	Montgomery County, PA	FTL/STL/Judgment Searches	7/12/2010	12/2/2009 2009 -40880	Judgment for Waste System Authority of Eastern Montgomery		Municipal Lien

Debtor	State	Jurisdiction	Services	Thru Date	Original File Date and Number	Secured Party	Related Filings	Collateral Description
HANDY & HARMAN	NY	Secretary of State	UCC/FTL Searches - Central	7/23/2010	2/15/2008 2008 02150128914	Ableco Finance LLC, as Administrative Agent		All assets of the Debtor now owned or hereafter acquired
HANDY & HARMAN	NY	Secretary of State	UCC/FTL Searches - Central	7/23/2010	1/5/2001 02010 01055009286	Steel Partners II Liquidating Series Trust - Series E		All assets of the Debtor now owned or hereafter acquired
INDIANA TUBE CORPORATION	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	8/2/2005 5237467	Toyota Motor Credit Corporation		Vehicle Lease (Toyota Forklift)
INDIANA TUBE CORPORATION	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	2/14/2008 0560944	Ableco Finance LLC, as Administrative Agent		All assets of the Debtor now owned or hereafter acquired
INDIANA TUBE CORPORATION	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	5/7/2008 1588993	Toyota Motor Credit Corporation		Vehicle Lease (Two Toyota Forklifts)
INDIANA TUBE CORPORATION	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	5/6/2008 1597903	Toyota Motor Credit Corporation		Vehicle Lease (One Used Toyota Forklift)
INDIANA TUBE CORPORATION	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	1/5/2010 0024590	Steel Partners II Liquidating Series Trust - Series E		All assets of the Debtor now owned or hereafter acquired
INDIANA TUBE CORPORATION	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	1/5/2010 0024624	Steel Partners II Liquidating Series Trust - Series E		See Schedule A, attached thereto (Property Description)
KASCO CORPORATION	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	4/24/2007 1538437	Steel Partners II, L.P.		See Exhibit A, attached thereto

Debtor	State	Jurisdiction	Services	Thru Date	Original File Date and Number	Secured Party	Related Filings	Collateral Description
KASCO CORPORATION	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	7/18/2007 2710100	Ableco Finance LLC, as Administrative Agent		All assets of the Debtor now owned or hereafter acquired
KASCO CORPORATION	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	7/25/2007 2797818	Steel Partners II Liquidating Series Trust - Series A	UCC-3 Assignment filed 1/4/2010 0009468	All assets of the Debtor now owned or hereafter acquired
KASCO MEXICO LLC	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	4/24/2007 1538312	Steel Partners II, L.P.		See Exhibit A, attached thereto
KASCO MEXICO LLC	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	7/18/2007 2710290	Ableco Finance LLC, as Administrative Agent		All assets of Debtor now owned or hereafter acquired
KASCO MEXICO LLC	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	7/25/2007 2797941	Steel Partners II Liquidating Series Trust - Series E	UCC-3 Assignment filed 1/4/2010 0009484	All assets of Debtor now owned or hereafter acquired
KJ-VMI REALTY, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	2/14/2008 0560894	Ableco Finance LLC, as Administrative Agent		All assets of Debtor now owned or hereafter acquired
KJ-VMI REALTY, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	1/5/2010 0024087	Steel Partners II Liquidating Series Trust - Series E		All assets of Debtor now owned or hereafter acquired
LUCAS MILHAUPT, INC.	WI	Department of Financial Institutions, WI	UCC/FTL Searches - Central	7/23/2010	1/5/2010 100000155213	Steel Partners II Liquidating Series Trust -Series E		All assets of Debtor now owned or hereafter acquired
LUCAS MILHAUPT, INC.	WI	Department of Financial Institutions, WI	UCC/FTL Searches - Central	7/23/2010	2/15/2008 080002313918	Ableco Finance LLC, as Administrative Agent		All assets of Debtor now owned or hereafter acquired
LUCAS MILHAUPT, INC.	WI	Department of Financial Institutions, WI	UCC/FTL Searches - Central	7/23/2010	12/17/2007 070017200212	Solarcom Capital, LLC & Wells Fargo Financial Leasing, Inc.		Certain Equipment referenced in the Collateral Description

Debtor	State	Jurisdiction	Services	Thru Date	Original File Date and Number	Secured Party	Related Filings	Collateral Description
LUCAS MILHAUPT, INC.	WI	Department of Financial Institutions, WI	UCC/FTL Searches - Central	7/23/2010	4/24/2007 070005846225	GFC Leasing		Certain Equipment referenced in the Collateral Description
LUCAS MILHAUPT, INC.	WI	Department of Financial Institutions, WI	UCC/FTL Searches - Central	7/23/2010	7/26/2010 100008997336	GFC Leasing, a Division of Gordon Flesch Co., Inc.		Certain Equipment referenced in the Collateral Description
MARYLAND SPECIALTY WIRE, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	8/12/2005 5250820	Air Liquide Industrial U.S. LP		Certain Equipment referenced in the Collateral Description
MARYLAND SPECIALTY WIRE, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	2/14/2008 0560852	Ableco Finance LLC, as Administrative Agent		All assets of Debtor now owned or hereafter acquired
MARYLAND SPECIALTY WIRE, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	1/5/2010 0024145	Steel Partners II Liquidating Series Trust - Series E		All assets of Debtor now owned or hereafter acquired
MICRO-TUBE FABRICATORS, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	2/14/2008 0560787	Ableco Finance LLC, as Administrative Agent		All assets of Debtor now owned or hereafter acquired
MICRO-TUBE FABRICATORS, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	1/5/2010 0024186	Steel Partners II Liquidating Series Trust - Series E		All assets of Debtor now owned or hereafter acquired
MICRO-TUBE FABRICATORS, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	12/2/2009 3839740	Makino Inc.		Certain Equipment referenced in the Collateral Description
OMG ROOFING, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	2/15/2008 0579035	Ableco Finance LLC, as Administrative Agent		All assets of Debtor now owned or hereafter acquired
OMG, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	10/12/2005 5322278	Westbank	UCC-3 Amendment filed 12/2/2005 5380463	Certain Equipment referenced in the Collateral Description and on the attached Schedule thereto

Debtor	State	Jurisdiction	Services	Thru Date	Original File Date and Number	Secured Party	Related Filings	Collateral Description
OMG, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	7/27/2007 2841699	Crown Credit Company		Certain Equipment referenced in the Collateral Description
OMG, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	7/27/2007 2841723	Crown Credit Company		Certain Equipment referenced in the Collateral Description
OMG, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	8/21/2007 3185930	Crown Credit Company		Certain Equipment referenced in the Collateral Description
OMG, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	2/14/2008 0560589	Ableco Finance LLC, as Administrative Agent		All assets of Debtor now owned or hereafter acquired
OMG, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	2/22/2008 0649796	Crown Credit Company		Certain Equipment referenced in the Collateral Description
OMG, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	10/23/2008 3580337	Crown Credit Company		Certain Equipment referenced in the Collateral Description
OMG, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	1/5/2010 0024228	Steel Partners II Liquidating Series Trust - Series E		All assets of Debtor now owned or hereafter acquired
OMNI TECHNOLOGIES CORPORATION OF DANVILLE	NH	Secretary of State	UCC/FTL/STL Judgment Searches - Central - Direct Access	7/23/2010	2/22/2006 20060004342B	US BANCORP		See Exhibit A, attached thereto
OMNI TECHNOLOGIES CORPORATION OF DANVILLE	NH	Secretary of State	UCC/FTL/STL Judgment Searches - Central - Direct Access	7/23/2010	9/12/2007 2007 0021222K	US BANCORP MANIFEST FUNDING SERVICES		Certain Equipment referenced in the Collateral Description
OMNI TECHNOLOGIES CORPORATION OF DANVILLE	NH	Secretary of State	UCC/FTL/STL Judgment Searches - Central - Direct Access	7/23/2010	2/15/2008 2008 0003580H	Ableco Finance LLC, as Administrative Agent		All assets of Debtor now owned or hereafter acquired
PAL-RATH REALTY, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	2/14/2008 0560639	Ableco Finance LLC, as Administrative Agent		All assets of Debtor now owned or hereafter acquired

Debtor	State	Jurisdiction	Services	Thru Date	Original File Date and Number	Secured Party	Related Filings	Collateral Description
PAL-RATH REALTY, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	1/5/2010 0024376	Steel Partners II Liquidating Series Trust - Series E		All assets of Debtor now owned or hereafter acquired
PAL-RATH REALTY, INC.	NY	Secretary of State	Federal Tax Lien Search - Central	7/23/2010	9/26/2006 200609260777241	Pension Benefit Guaranty Corporation		$19,214,533.00
PLANTINA LABORATORIES, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	2/14/2008 0560670	Ableco Finance LLC, as Administrative Agent		All assets of Debtor now owned or hereafter acquired
PLANTINA LABORATORIES, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	1/5/2010 0024277	Steel Partners II Liquidating Series Trust - Series E		All assets of Debtor now owned or hereafter acquired
SHEFFIELD STREET CORPORATION	CT	Secretary of State	UCC/FTL/STL Judgment Searches - Central - Direct Access	7/20/2010	2/15/2008 0002618756	Ableco Finance LLC, as Administrative Agent		All assets of Debtor now owned or hereafter acquired
SHEFFIELD STREET CORPORATION	CT	Secretary of State	UCC/FTL/STL Judgment Searches - Central - Direct Access	7/20/2010	1/6/2010 0002730844	Steel Partners II Liquidating Series Trust - Series E		All assets of Debtor now owned or hereafter acquired
SUMCO, INC.	IN	Secretary of State	UCC Search Central	7/21/2010	6/22/2006200600006062557	Olin Corporation		Certain Equipment referenced in the Collateral Description
SUMCO, INC.	IN	Secretary of State	UCC Search Central	7/21/2010	9/28/2006200600009147140	Toyota Motor Credit Corporation		Certain Equipment referenced in the Collateral Description
SUMCO, INC.	IN	Secretary of State	UCC Search Central	7/21/2010	12/05/2006200600011287704	Olin Corporation (GBC Metals, LLC)	UCC-3 Amendment filed 9/22/2008 20080008489332	Certain Equipment referenced in the Collateral Description
SUMCO, INC.	IN	Secretary of State	UCC Search Central	7/21/2010	5/30/2007 2007 00005217882	Toyota Motor Credit Corporation		Certain Equipment referenced in the Collateral Description

Debtor	State	Jurisdiction	Services	Thru Date	Original File Date and Number	Secured Party	Related Filings	Collateral Description
SUMCO, INC.	IN	Secretary of State	UCC Search Central	7/21/2010	2/15/2008 2008 0001500329	Ableco Finance LLC, as Administrative Agent		All assets of Debtor now owned or hereafter acquired
SUMCO, INC.	IN	Secretary of State	UCC Search Central	7/21/2010	2/2/2009 2009 00000896852	GBC Metals, LLC	UCC-3 Amendment filed 6/29/2009 200900005364615	Certain Equipment referenced in the Collateral Description
SUMCO, INC.	IN	Secretary of State	UCC Search Central	7/21/2010	1/7/2010 2010 00000189899	Steel Partners II Liquidating Series Trust - Series E		See Exhibit A, attached thereto
SUMCO, INC.	IN	Secretary of State	UCC Search Central	7/21/2010	1/7/2010 2010 00000190710	Steel Partners II Liquidating Series Trust - Series E		All assets of Debtor now owned or hereafter acquired
SWM, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	2/14/2008 0560712	Ableco Finance LLC, as Administrative Agent		All assets of Debtor now owned or hereafter acquired
SWM, INC.	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	1/5/2010 0024434	Steel Partners II Liquidating Series Trust - Series E		All assets of Debtor now owned or hereafter acquired
THE 28 GRANT STREET NOMINEE TRUST	MA	Secretary of the Commonwealth	UCC Search - Central	7/26/2010	8/19/2009 2009 74963800	Ableco Finance LLC, as Administrative Agents		All assets of Debtor now owned or hereafter acquired
THE 7 ORNE STREET NOMINEE TRUST	MA	Secretary of the Commonwealth	UCC Search - Central	7/26/2010	8/19/2009 2009 74963620	Ableco Finance LLC, as Administrative Agents		All assets of Debtor now owned or hereafter acquired
WILLING B WIRE CORPORATION	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	2/14/2008 0560746	Ableco Finance LLC, as Administrative Agents		All assets of Debtor now owned or hereafter acquired
WILLING B WIRE CORPORATION	DE	Secretary of State	UCC/FTL Searches - Central	7/15/2010	1/5/2010 0024491	Steel Partners II Liquidating Series Trust - Series E		All assets of Debtor now owned or hereafter acquired

SCHEDULE 8.6
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INFORMATION CERTIFICATE

Pending Litigation

1.	Kelly v. Handy & Harman et al.
United States District Court for the Southern District of New York

In January 2008, Mr. Kelly, a former officer of Handy & Harman (“H&H”), filed a lawsuit against WHX, H&H and various benefit plans (the “Defendants”) seeking payments allegedly due under an employment contract and allegedly arising from his termination, and seeking recovery of benefits under what he alleges was the H&H Supplemental Executive Retirement Plan (“H&H SERP”).  Mr. Kelly’s complaint seeks approximately $4.0 million in money damages plus unspecified punitive damages.  In an Opinion filed February 11, 2010, the district court granted Defendants’ motion for summary judgment, dismissed with prejudice Mr. Kelly’s claims under the H&H SERP and dismissed without prejudice Mr. Kelly’s state law breach of contract claim.  The district court also denied Mr. Kelly’s cross motion for summary judgment.  On June 7, 2010, Mr. Kelly filed his appellate brief with the United States Circuit Court of Appeals for the Second Circuit appealing the dismissal of his claims related to the H&H SERP.  The Defendants filed their opposition brief on August 10, 2010.

2.	Arista Development LLC v. Handy & Harman Electronic Materials Corporation (“”HHEM)”
Bristol County Superior Court of Massachusetts

In 2004, HHEM, a subsidiary of H&H, entered into an agreement to sell a commercial/industrial property in Massachusetts (the “MA Property”).  Disputes between the parties resulted in the purchaser (plaintiff) initiating litigation in Bristol Superior Court in Massachusetts.  The plaintiff alleges that HHEM is liable for breach of contract relating to HHEM’s alleged breach of the agreement, unfair and deceptive acts and practices, and certain consequential and treble damages as a result of HHEM’s termination of the agreement in 2005, although HHEM subsequently revoked its notice of termination.  HHEM has denied liability and has been vigorously defending the case.  The court entered a preliminary injunction enjoining HHEM from conveying the property to anyone other than the plaintiff during the pendency of the case.  Discovery on liability and damages has been stayed while the parties are actively engaged in settlement discussions.

3.	Electroplating Technologies, Ltd. v. Sumco, Inc.
Lehigh, Pennsylvania County Court of Common Pleas

ETL contended that Sumco misappropriated trade secrets and breached contractual obligations with respect to certain allegedly proprietary and confidential ETL information.  ETL sought damages in excess of $4.55 million.  In its pretrial filings, ETL also asserted a claim for $9.0 million in punitive damages.  The trial court granted defendant’s motion for a judgment notwithstanding the verdict and overturned the jury’s May 2009 award of $250,000 against defendant.  Plaintiff ETL appealed.  On September 23,  2010, the appellate court reinstated the $250,000 jury verdict against Sumco.  On October 7, 2010, the parties entered into a settlement agreement pursuant to which the parties gave each other a complete release of claims in exchange for the payment by Sumco to ETL of $210,000.  Sumco will make the payment on October 21, 2010.

4.	Sandra Hannan and Cheryl Corbett v. Texas Instruments et al.
United States District Court for the District of Massachusetts

The plaintiffs are two sisters who allege that they contracted thyroid cancer as a result of being exposed to environmental contamination at the Shpack, MA Landfill Superfund site.  H&H is one of many Potentially Responsible Parties (PRPs) with respect to the Shpack site.  WHX Corporation is one of eleven named defendants in a complaint that was filed in March 2008. WHX has never been served with the Complaint.  If and when WHX is served, H&H will take WHX's place as the appropriate defendant.

5.	Ames Electronic Materials Corp v. Hyland Equipment Co. and Handy & Harman
645 Realty Associates LLC v. Hyland Equipment Company, Inc. and Handy & Harman
Rhode Island State Court, Providence, Rhode Island

In June 2002, H&H sold the assets of its “Contact Tape Segment”, which was located in East Providence, RI, to Ames.  Those assets included a power washer manufactured by Hyland.  Ames alleges that prior to the June 2002 asset sale, H&H replaced the power washer's steel water tank with a plastic tank.  In June 2005, a fire destroyed Ames' factory in RI.  Ames alleges that the plastic tank overheated and caused the fire. 645 Realty Associates is the owner of the factory building leased to Ames that was destroyed in the fire and it filed a litigation that was consolidated with the Ames case.  H&H has exhausted the $100,000 retention and counsel for its insurance carrier is defending the case.  On August 20, 2010, the parties agreed to settle the matter for $1,500,000 which sum wasl be paid by insurance.

6.	Richard Hawks and Donald McCormack v. Southern California Gas Company, Continental Industries, Inc. et al.
California State Court

The Complaint alleges that on May 15, 2007, a gas line ignited while employees and contractors of the Southern California Gas Company (“SCGC”) were working on it, causing plaintiffs Hawks and McCormack to suffer serious personal injuries.  The Complaint alleges that employees of SCGC were negligent while working on the gas line and also alleges that Continental and 25 other unnamed defendants “negligently provided a defective product” to SCGC.  Defendants believe that the accident was caused by the negligence of SCGC employees working at the site -- they forgot to turn off the gas. This lawsuit is based on the same events as the Hobbs lawsuit that was settled in October 2009.  Hawks and McCormack claim to have been injured during the same accident.  H&H has exhausted the $100,000 retention and counsel for its insurance carrier is defending the case.  At a mediation on February 24, 2010, Hawks settled for $600,000 (with our insurance company being responsible for $325,000).  Subsequently, McCormack settled for $200,000 with our insurance carrier being responsible for $100,000.

7.	Thomas Publishing v. Arlon, Inc.
Texas State Court

Thomas Publishing Company (“TPC”) sued Arlon in Texas state court on a book account.  TPC is alleging that Arlon owes it $17,167.69 ($13,734.15 + $3,433.54 for cost of collection).  The $13,734.15 is based on a service contract for website tracking for the February 2009 to January 2010 time period.  Arlon is investigating the factual background and will seek to negotiate a settlement.  The parties have agreed to settle the matter with Arlon paying Thomas Publishing $13,734.15.

8.	Angeles Chemical Corporation v. OPOG et al.
United States District Court for the Central District of California (Los Angeles)

Arlon Adhesives & Films, Inc. is part of a group of PRPs, known as the “OPOG,” for the Omega Chemical site in Whittier, California.  The Angeles Chemical Corporation is also a PRP, but is not a member of the OPOG.  Angeles filed this lawsuit against the OPOG and numerous others seeking to establish each party’s responsibility for the regional groundwater contamination.  The court ordered that the entire lawsuit be stayed pending the EPA's investigation.

9.	Chan v. Lucas Milhaupt, Inc. et al.
California State Court (Los Angeles)

Plaintiff Tak Chan claims that he is suffering from chronic hepatitis and “other medical conditions” as a result of the “chemicals” that he was exposed to when working for BAE Systems Aircraft in Los Angeles from 1983 through 2007.  The forty defendants appear to be every company, including GE, Dow, 3M and Northrop Grumman who allegedly supplied chemical or other products to BAE.  The Complaint alleges that the “Handy & Harman Company” and Lucas-Milhaupt supplied BAE with “silver-copper brazing alloys.”  On August 30, 2010 the parties agreed to settle the case in exchange for a payment of $4,999.  As of October 13, 2010, we are still waiting for the settlement papers.

10.	Suncoast Roofers Supply, Inc. v. OMG, Inc.
United States District Court for the Middle District of Florida
This is a complaint to avoid and recover alleged preference payments. The debtor is attempting to recover $84,688.52 from OMG. The parties are in settlement negotiations.

11.	Josh Carpenter v. OMG

Carpenter was hired by OMG as a Packer in September 2006.  His employment was terminated in August 2007 because a Company doctor determined that Carpenter was unable to perform his job due to a knee condition.  Carpenter claims that the termination violated the Americans with Disabilities Act because he was terminated for having a disability.   The Massachusetts Commission Against Discrimination issued a Probable Cause determination in February 2009.  The conciliation / settlement conference originally scheduled for May 2009 was postponed and has not been re-scheduled as of October 13, 2010.

12.	Benoit v. Handy & Harman, et. al.
Jefferson County District Court, State of Texas, Case #A-168572
Class action against 43 corporations claiming harm from the use of welding products. Case has been inactive since filing of Complaint in 2002.

13.	David Arnaud, et al. v. Air Liquid America Corp., et al.
5th Judicial District, Cass County District Court, Texas,
Case # 03-C-814
Class action against 110 defendants (75 asbestos and 35 welding rod defendants.  H&H filed an Answer in January 2004 and the case has been inactive since September 2004.

14.	Capweld Claims

Approximately 70 separate cases have been filed in various Mississippi State courts against Capweld, Inc. claiming harm from the use of welding products.  Handy & Harman of Canada Limited supplied Capweld, Inc. with its welding products.  Capweld, Inc. has attempted to tender their defense to Handy & Harman.  Handy & Harman has not accepted tender of their defenses.  Cases have been inactive for past five years.

SCHEDULE 8.8
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INFORMATION CERTIFICATE

Environmental Compliance

1.	Handy & Harman
H&H has been working with the Connecticut Department of Environmental Protection (“CTDEP”) with respect to its obligations under a 1989 consent order that applies to a property in Connecticut that H&H sold in 2003 (“Sold Parcel”) and an adjacent parcel (“Adjacent Parcel”) that together with the Sold Parcel comprises the site of a former H&H manufacturing facility.  Remediation of all soil conditions on the Sold Parcel was completed on April 6, 2007, although H&H performed limited additional work on that site, solely in furtherance of now concluded settlement discussions between H&H and the purchaser of the Sold Parcel.  Although no groundwater remediation is required, there will be monitoring of the Sold Parcel site for several years.  On September 11, 2008, the CTDEP advised H&H that it had approved H&H’s Soil Action Remediation Action Report, dated December 28, 2007 as amended by an addendum letter dated July 15, 2008, thereby concluding the active remediation of the Sold Parcel. Approximately $29.0 million was expended through December 31, 2009, and the remaining remediation and monitoring costs for the Sold Parcel are expected to approximate $0.3 million.  H&H previously received reimbursement of $2.0 million from an insurance company under a cost-cap insurance policy and in January 2010, net of attorney’s fees, H&H received $1.034 million as the final settlement of H&H’s claim for additional insurance coverage relating to the Sold Parcel.  H&H also has been conducting an environmental investigation of the Adjacent Parcel, and is continuing the process of evaluating various options for its remediation of the Adjacent Parcel.

2.	Handy & Harman Electronic Materials Corporation
HHEM entered into an administrative consent order (the “ACO”) in 1986 with the New Jersey Department of Environmental Protection (“NJDEP”) with regard to certain property that it purchased in 1984 in New Jersey.  The ACO involves investigation and remediation activities to be performed with regard to soil and groundwater contamination.  HHEM and H&H settled a case brought by the local municipality in regard to this site in 1998 and also settled with certain of its insurance carriers.  HHEM is actively remediating the property and continuing to investigate effective methods for achieving compliance with the ACO.  A remedial investigation report was filed with the NJDEP in December 2007.  By letter dated December 12, 2008, NJDEP issued its approval with respect to additional investigation and remediation activities discussed in the December 2007 remedial investigation report.  HHEM anticipates entering into discussions with NJDEP to address that agency’s natural resource damage claims, the ultimate scope and cost of which cannot be estimated at this time.Pursuant to a settlement agreement with the former owner/operator of the site, the responsibility for site investigation and remediation costs, as well as any other costs, as defined in the settlement agreement, related to or arising from environmental contamination on the property (collectively, “Costs”) are contractually allocated 75% to the former owner/operator (with separate guaranties by the two joint venture partners of the former owner/operator for 37.5% each) and 25% jointly to HHEM and H&H after the first $1.0 million.  The $1.0 million was paid solely by the former owner/operator.  As of June 30, 2010, over and above the $1.0 million, total investigation and remediation costs of approximately $1,500,561 and $500,525 have been expended by the former owner/operator and HHEM, respectively, in accordance with the settlement agreement.  Additionally, HHEM indirectly is currently being reimbursed through insurance coverage for a portion of the Costs for which HHEM is responsible.  HHEM believes that there is additional excess insurance coverage, which it intends to pursue as necessary. HHEM anticipates that there will be additional remediation expenses to be incurred once a remediation plan is agreed upon with NJDEP.

3.	Handy & Harman
H&H received a notice letter from the United States Environmental Protection Agency (“EPA”) in August 2006 formally naming H&H as a PRP at a superfund site in Massachusetts (the “Superfund site”).  H&H is part of a group of thirteen (13) other PRPs (the “PRP Group”) to work cooperatively regarding remediation of the Superfund site.  H&H executed a participation agreement, consent decree and settlement trust on June 13, 2008 and all of the other PRP’s have signed as well.  On December 9, 2008, the EPA lodged the consent decree with the United States District Court for the District of Massachusetts and the consent decree was entered, after no comments were received during the thirty-day comment period on January 27, 2009.  With the entry and filing of the consent decree, H&H was required to make two payments in 2009: one payment of  $182,053 relating to the “true-up” of monies previously expended for remediation and a payment of $308,380 for H&H’s share of the early action items for the remediation project. In addition, on March 11, 2009, WHX executed a financial guaranty of H&H’s obligations in connection with the Superfund site. The PRP Group has both chemical and radiological PRPs.  H&H is a chemical PRP; not a radiological PRP.  The remediation of radiological contamination at the site, under the direction of the Department of Energy (“DOE”), has begun but is not expected to be completed until the Fall of 2011 at the earliest, and it may be delayed even further due to inadequate funding in the federal program financing the DOE work.  Additional financial contributions will be required by the PRP Group when it starts its work upon completion of the DOE’s radiological remediation work.   H&H has recorded a significant liability in connection with this matter.

4.	Handy & Harman Electronic Materials Corporation
HHEM is continuing to comply with a 1987 consent order from the Massachusetts Department of Environmental Protection (“MADEP”) to investigate and remediate the soil and groundwater conditions at the MA Property that is the subject of the Arista Development litigation.  On January 20, 2009, HHEM filed with MADEP a partial Class A-3 Response Action Outcome Statement (“RAO-P”) and an Activity & Use Limitation (“AUL”) for the MA Property.  By letter dated March 24, 2009, MADEP advised HHEM that the RAO-P did not require a comprehensive audit.  By letter dated April 16, 2009, the MADEP advised HHEM that a MADEP AUL Audit Inspection conducted on March 18, 2009 did not identify any violations of the requirements applicable to the AUL.  Together, the March 24 and April 16 MADEP letters, combined with HHEM’s Licensed Site Professional’s partial RAO opinion constitute confirmation of the adequacy of HHEM’s investigation of the MA Property as well as its remediation and post closure monitoring plans.   The Massachusetts Attorney General, executed a covenant not to sue (CNTS) to cover the MA Property on March 31, 2010.  Following the execution of the CNTS, HHEM filed a Remedy Operation Status (ROS) on April 1, 2010.  On June 30, 2010, HHEM filed a Class A-3 RAO to close the site since HHEM’s Licensed Site Professional concluded that groundwater monitoring demonstrated that the remediation has stabilized the conditions at the site.  In addition, HHEM has concluded settlement discussions with abutters of the MA Property and entered into settlement agreements with each of them.  Therefore, HHEM does not expect that any claims from any additional abutters will be asserted.

5.	Handy & Harman Electronic Materials Corporation
HHEM through a real estate trust owns property adjacent to its former 72 Elm Street facility located at 7 Orne Street, North Attleboro, MA.  The following metals have been observed on this property above MCP default residential Method 1 S-1 standards and this was reported to the MassDEP on January 29, 2009 and Release Tracking Number 4-0021777 was assigned: Cadmium (Cd), Nickel (Ni), and Lead (Pb).   These metals could be background levels, related to fill material that was deposited many years ago or from the adjacent industrial facility.  HHEM has retained a consultant to investigate the site, implement a remedial action, if needed, and “close” the matter in accordance with the Massachusetts Contingency Plan (MCP) regulations.

6.	OMNI Technologies Corporation of Danville
Reference is made to that certain Site Investigation Report by Exeter Environmental Associates, Inc. dated April 17, 2007 for Omni Technologies Corporation, included as Schedule 2.19 of the Company Disclosure Schedule of Stock Purchase Agreement dated October 31, 2007 by and between Handy & Harman and Omni Technologies Corporation of Danville (“Omni”).  The New Hampshire Department of Environmental Services directed Omni to obtain a five year groundwater monitoring permit be obtained and  to conduct monitoring to determine the long term trend of TCE in the groundwater before deciding whether remediation activities will be necessary.  It is expected that several years of biannual sampling in nineteen wells will be required before a final trend determination is made. If the contaminant trend is not stable or downward, a different remedial approach may be required to achieve the regulatory levels and or additional monitoring could be required beyond the five year permit.

7.	Handy & Harman Tube
Handy & Harman Tube (“HH Tube”) ceased operations at a plant in Norristown, PA in December 2006. The ground water below the site is primarily contaminated with Trichloroethylene (TCE) and was reported to PADEP in 1979.  Since 1982, a pump and treat system has been in continuous operation extracting TCE from two water wells located on the property.  The TCE levels have demonstrated a declining trend and are reported monthly through the NPDES permit.

TCE was found in soil and water samples from core borings taken beneath the concrete in the Commercial Mill Degreaser pit during the site characterization study that was conducted in 2007.  A two-phase vacuum extraction (TPVE) system was installed in the degreaser area in September of 2007. The system was designed to accelerate the TCE removal from the groundwater and soils and has extracted more than 1,100 pounds (about 90 gallons) of TCE to date. The TPVE system and continuing pump & treat operation will be integrated into the final remediation proposal for the State.

In 2008, ground water in the area between the plant parking lot and the unnamed tributary that crosses the Site was fully characterized and was identified as having elevated concentrations of site related contaminants.  HH Tube anticipates that the overburden soils at the apparent hot spot of shallow ground water impact will be excavated to the bedrock surface.  In coordination with that excavation, a permeable reactive barrier (PRB) would be installed to intercept and treat the impacted shallow ground water. The excavation and installation of the PRB system has not yet taken place because of an inability to get access to adjacent property owned by third parties in order to complete required data collection.  In June 2010, access was finally achieved and HH Tube will complete the necessary investigation and development of a final remediation plan.

8.	Handy & Harman
In 1987, H&H closed a manufacturing facility located at Eddy Street, Providence, RI. H&H sold the property in 2004.  There are chlorinated volatile organic compounds (VOCs) contamination in site soils and groundwater that were discovered in 1987 and the H&H retained the associated remediation liability.  A Supplemental Remedial Investigation Report was prepared in accordance with a Rhode Island Department of Environmental Management (“RIDEM”) approved work plan in 1996. A subsequent Limited Remedial Action Work Plan was prepared in 1997 to address the identified soil and groundwater impacts.  A soil vapor extraction system (SVES) was installed in 1999 to address elevated VOCs, primarily trichloroethene (TCE) concentrations at depth.  The SVES operated from January 2000 through September 28, 2001 and removed an estimated 900 pounds of TCE.  As required by RIDEM, a Remedial Action Work Plan (RAWP) was submitted on February 16, 2007.  The RAWP proposed excavation and off-Site disposal of the deep impacted soils, capping of the site, and the implementation of an Environmental Land Usage Restriction (ELUR). The ELUR will restrict residential use of the property and require sub-slab ventilation systems beneath any buildings developed on the property.  Per the request of RIDEM, a Revised RAWP (RRAWP) was submitted in February 2008.  RIDEM approved the RRAWP in April 2008 and the approved deep soil excavation work was completed in the Second Quarter of 2008.  The soil excavation remediation was very successful and resulted in acceptable groundwater monitoring results which completed the groundwater requirements for the site. The only remaining remediation activity is the installation of an asphalt cap. H&H has an informal agreement with the property owner to pay $150,000 towards the cap and the work is expected to be completed before the end of 2010.

9.	Daniel Radiator Corporation
In 1992 Daniel Radiator took ownership of a property located at 267 Huntingdon Avenue, Waterbury, CT that had been the site of manufacturing operations conducted by a different subsidiary of H&H from 1964 to 1979.  The property is contaminated with chlorinated solvents and petroleum hydrocarbons.  Daniel Radiator sold the property to a third party in June 2010 but remains liable to complete the investigation and remediation of the property.  Daniel Radiator has commenced the investigation and remediation work at the site.

10.	Handy & Harman Automotive Group
Handy & Harman Automotive Group (HHAG) conducted manufacturing operations for a number of years prior to1987 at a property it owned at 1359 Thomaston Avenue, Waterbury, Connecticut. In March of 1987, the property was sold to Industrial Development Group (IDG). Because of chlorinated solvent contamination found in the soil and groundwater at that time, HHAG agreed to install and maintain for one year a “pump and treat” system required by a Consent Agreement with the Connecticut Department of Environmental Protection (CTDEP).  HHAG also agreed to be responsible for all testing required by the Consent Agreement for one year after the closing.  HHAG complied with those obligations.

The agreement between HHAG and IDG stated that HHAG would not be responsible for any environmental conditions relating to the Property not caused by HHAG.  However, the agreement also stated that HHAG would remain responsible for groundwater contamination at the Property until the DEP determined that no further remedial action was necessary.  The DEP still has not issued such a determination.  An escrow account in the amount of $150,000 was created at the time of sale to pay for environmental remediation costs of which $50,000 remains.  Under the terms of the Escrow Agreement, the money cannot be released to HHAG until the CTDEP determines that the groundwater remediation is complete.  As of August 25, 2010, HHAG and IDG have agreed to jointly hire a consultant to complete the steps necessary to obtain closure of the site.

11.	Arlon Adhesives & Films, Inc.
AAF, a wholly owned subsidiary of Bairnco is a PRP at the Omega Chemical Superfund site.  In 1995, the EPA issued a “Notice Letter” to over 170 PRPs including AAF.  Many of the PRPs formed a working group known as OPOG which AAF joined.  OPOG commenced remediation activities in the immediate area surrounding the Omega recycling facility pursuant to a 1995 Unilateral Administrative Order.  Later, in 2001, a partial Consent Decree required OPOG to install a local pump & treat groundwater remediation system which started operating in 2009.  An Administrative Order on Consent was executed in 2009 to govern remediation of indoor air contamination in nearby buildings, and a second Consent Decree is being negotiated to cover remediation of On Site Soils, although construction of a soil vapor extraction system is not expected to commence before 2011.  The EPA has issued a preliminary version of a Remediation Investigation (RI) report  for alleged regional groundwater contamination, but the Feasibility Study and ultimate Record of Decision (ROD) are not expected for a couple of years. AAF has agreed to a 0.52% share in the OPOG assessments.

12.	Handy & Harman Tube
HH Tube is a PRP at the Chemclene Superfund site located in Malverne, PA. A “pump and treat” system has been in operation for several years at the site. The PRP Group proposed a less expensive bio-treatment alternative which was approved by the EPA. The bio-treatment system is currently under construction and is expected to be completed by the end of the 2nd quarter of 2010. Both systems are expected to be operational for the next 5 to 10 years in order to achieve remediation.  H&H’s Tube share is currently estimated at 1.88%.

13.	Camdel Metals
Chem-Solv is a solvent recycling facility located in Cheswold, DE that operated during the 1980’s.  A fire and explosion at the facility resulted in a releases of solvents to soil and groundwater. Soils were remediated by the State.  H&H, along with approximately 30 other PRPs have been actively remediating the groundwater through a pump and treat system. Remediation is nearing completion as most contaminants have declined below regulatory levels. However, recently the USEPA indicated that it wants reimbursement for past response costs totaling $316,202 for a 10 year period between 1997 and 2007. The PRP Group objected to this request but initiated discussion towards a settlement. USEPA has rejected the Group’s initial low offer.  Camdel Metals has a 5.37% share.

14.	Camdel Metals/Handy & Harman Tube
Spectron, Maryland is a former manufacturing and solvent recycling facility that dates back to the 1800s. Reportedly, the solvent recycling operations were used by H&H’s subsidiaries Camdel Metals and H&H Tube. The site has been undergoing cleanup for more than 15 years and several hundred companies were identified as PRPs including the two H&H subsidiaries.  A number of PRP settlements and agreements have been reached with the EPA. The Company is currently awaiting final legal notification of no further involvement at this site.

SCHEDULE 8.10
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INFORMATION CERTIFICATE

Deposit Accounts; Investment Accounts

A.      Part 1 - Deposit Accounts

Name of Company	Name and Address of Bank	Account No.	Purpose*
Arlon, Inc. (account name: Wells Fargo Capital Finance for Arlon, Inc.)	Wells Fargo 800 N. Magnolia Avenue, Suite 800 Orlando, FL 32803; P.O. Box 1000, MAC Z0244-084, FL 2770, Orlando, FL 32802-1000	4121615595 Lockbox #’s 202369 (MEDCA); 202370 (STD); 202371 (MED DE); 202373 (AFD); 202375 (Viscor); 202374	Collection Account
Arlon, Inc. (account name: Wells Fargo Foothill, Inc. for Arlon Inc.)	Same as above	4945154508	Lockbox Deposits
Arlon, Inc. (account name: Wells Fargo Foothill, Inc. for Arlon Inc.)	Same as above	4945154516	Lockbox Deposits
Arlon, Inc. (account name: Wells Fargo Foothill, Inc. for Arlon Inc.)	Same as above	4945154524	Lockbox Deposits
Arlon, Inc. (account name: Wells Fargo Foothill, Inc. for Arlon Inc.)	Same as above	4945154532	Lockbox Deposits
Kasco Corporation (account name: Wells Fargo Foothill, Inc. for Kasco Corporation)	Wells Fargo 1569 Tower Grove Avenue St. Louis, Missouri 63110	4121615603	Collection Account

*For the “purpose” indicate either: (a) “collection account” if proceeds of receivables or other assets are deposited in it, and note “lockbox” if it is subject to lockbox servicing arrangements with the applicable bank or “disbursement account” if it is a checking account or (b) account used for transferring funds to third parties, and in addition, indicate if it is used for a specific purpose, e.g., ““payroll”, “medical”, etc.

Canfield Metal Coating Corporation	Lockbox Address: JP Morgan Chase 22836 Network Place Chicago, IL 60673	01096452	Lockbox - Cash Receipts
Canfield Metal Coating Corporation	Wachovia Bank, A Wells Fargo Company 12 E 49th St. 44th Floor, New York, NY 10017	2079951075058	Controlled Disbursement
Continental Industries	Bank of Oklahoma P.O. Box 2300 Tulsa, OK 74102	206506821	Depository Account
Continental Industries	Wachovia Bank, a Wells Fargo Company 12 E 49th St. 44th Floor, New York, NY 10017	2079951075278	Disbursements Account
Handy & Harman Electronic Materials Corporation	Wachovia Bank, a Wells Fargo Company 12 E 49th St. 44th Floor, New York, NY 10017	2079951075304	Controlled Disbursement
Handy & Harman Tube Company, Inc.	Wachovia Bank, a Wells Fargo Company 12 E 49th St. 44th Floor, New York, NY 10017	2079951074842	Accounts Payable Checking
Handy & Harman Tube Company, Inc.	PNC 1600 Market Street, 19th Floor Philadelphia, PA 19103	86-0179-1908	Lockbox for HHT, Camdel and MTF
Indiana Tube Corporation	Old National Bank One Main Street Evansville, IN 47708	397002290	Customer collections that are wired to Wachovia Bank daily
Indiana Tube Corporation	Wachovia Bank, a Wells Fargo Company 12 E 49th St. 44th Floor, N ew York, NY 10017	2079951075265	Controlled Disbursement
Lucas-Milhaupt, Inc.	Johnson Bank 555 Main Street Racine, WI 53403	1000427383	Lockbox for receiving customer payments

OMNI Technologies Corporation of Danville	Wachovia Bank, a Wells Fargo Company 12 E 49th St. 44th Floor, New York, NY 10017	2000037947875	Lockbox
Lucas-Milhaupt, Inc.	Same as Above	2079951075236	Controlled Disbursement
Micro-Tube Fabricators, Inc.	Bank of America P.O. Box 25118 Tampa, FL 33622-5118	0009 3970 3122	Petty Cash - minor emergency checks
Micro-Tube Fabricators, Inc.	Wachovia Bank, a Wells Fargo Company 12 E 49th St. 44th Floor, New York, NY 10017	2079951075993	Controlled Disbursements
OMG, Inc.	Bank of America 600 Peachtree St., NE 10th Fl. Atlanta, GA 30308	3756511840	Blocked Account
OMG, Inc.	Same as Above	3756511853	Operating Account
OMG, Inc.	Royal Bank of Canada 20 King Street West, Main Floor Toronto, Ontario M5H 1C4	102-711-9	Operating Account
OMG, Inc.	Wachovia Bank, a Wells Fargo Company 12 E 49th St. 44th Floor, New York, NY 10017	2079951074910	Zero Balance Account
OMG, Inc.	Sovereign Bank 1350 Main Street Springfield, MA 011032	52800085087	Cash Collateral Account
Handy & Harman of Canada, Limited	Scotiabank Scotia Plaza Commercial Banking, 40 King Street West, 2nd Mezzanine Toronto, Ontario M5H-1H1	85761-14	Checking Only (U.S. Bank Account)
Handy & Harman of Canada, Limited	Same as Above	01151-18	Checking Only (Canadian Bank Account)
Handy & Harman International, Ltd.	Wachovia Bank, a Wells Fargo Company 12 E 49th St. 44th Floor, New York, NY 10017	2000039485607	Operating Account
SUMCO Inc.	JPMorgan Chase Bank NY1-A174 One Chase Manhattan Plaza, 8th Fl. New York, NY 10005-1401	000700016622065 Lockbox #66983	Lockbox Deposits

Bairnco Corporation	Wells Fargo 800 N. Magnolia Avenue, Suite 800 Orlando, FL 32803; P.O. Box 1000, MAC Z0244-084, FL 2770, Orlando, FL 32802-1000	4121954648	BZ Payroll Account
Bairnco Corporation	Same as Above	4121615611	BZ Operating Account
Bairnco Corporation	Same as Above	4121615629	Medical Claims and Benefits paid from this account
Bairnco Corporation	Same as Above	9600098031	BZ Controlled Disbursements
Bairnco Corporation	Same as Above	9600098046	FSA Disbursement Account administered by UMR)

Arlon, Inc.	Wells Fargo 800 N. Magnolia Avenue, Suite 800 Orlando, FL 32803; P.O. Box 1000, MAC Z0244-084, FL 2770, Orlando, FL 32802-1000	9600098012	Controlled Disbursement
Arlon, Inc.	Bank of America 1655 Grant Street Concord, CA 94520	1233124230	Payroll Account
Arlon, Inc.	Wilmington Trust P.O. Box 8894 Wilmington, DE 19899	2392-4625	Manual P.R. Checks
Kasco Corporation	Same as Above	9600098008	Controlled Disbursement
Arlon, Inc.	Bank of America, N.A. 1655 Grant Street, Bldg A-10th Floor Concord, CA 94520-2445	1233924231	Business Account (Payroll Manual checking)

Kasco Ensambly S.A. de C.V.	Banco Mercantil del Norte, S.A. Sexta esq. Morelos No. 600, Centro Matamoros, Tamps 87300	00179488526	Payments - Pesos
Kasco Ensambly S.A. de C.V.	Same as Above	00182544598	Payments - US $
Atlantic Service Company, Limited (Canada)	Toronto Dominion Bank 55 King Street West 3rd Floor Toronto, Ontario	1992-0620-0322780	Concentration Account (CND)
Atlantic Service Company, Limited (Canada)	Toronto Dominion Bank 55 King Street West 3rd Floor Toronto, Ontario	1992-0620-7305909	Payments - USD
Atlantic Service Company, Limited (Canada)	Toronto Dominion Bank 55 King Street West 3rd Floor Toronto, Ontario	1992-9322780	Line of Credit

B.      Part 2 -  Investment Accounts

None

SCHEDULE 8.11
to
INFORMATION CERTIFICATE

Intellectual Property

I. TRADEMARKS

    A. Company:   HANDY & HARMAN

1.  Owned

Trademark	Registration Number	Registration Date	Renewal/Expiration Date	Trademark Application	Application/Serial Number	Application Date
HH (Stylized) – U.S.	728,125	03/06/62	03/06/11		120,094	05/16/61
HH (Stylized) – U.S.	728,175	03/06/62	03/06/11		120,095	05/16/61
HH (Stylized) – U.S.	974,520	12/11/13	12/11/12		438,471	10/16/72
HH & Design – Canada	147,589	10/21/66	10/21/11		290,446	07/02/65
HH (design) - CTM	6110514	5/9/08	1/18/17		3074920	7/18/07
HH (Stylized) – European Community	142,265	01/20/99	04/01/06			04/01/96
HH (Stylized) – France	1,596,426	06/08/90	07/06/10
HH (Stylized) – Germany	820,017	6/23/65	06/30/05
HH(with halo)Handy& Harman-U.S.	2,421,895	01/16/01	01/16/11 (Affidavit of Use due between 1/16/06 and 1/16/07)		75/548,589	09/08/98
Handy & Harman (Trademark/Service Mark)	2,169,376	06/30/98	06/30/17		75/284,308	04/30/97
Alumaweld – Canada	TMA509,325	3/15/99	3/15/14		864,321	12/16/97
Classic – Canada	TMA479,042	7/25/97	7/25/12		779,071	03/29/95
Hercules - Canada	TMA494,590	5/14/98	5/14/13		779,070	03/29/95
Quickflow - Canada	TMA540,243	1/24/01	1/24/16		868,329	02/05/98
Retrodrain- Canada	TMA352,589	3/3/89	3/3/19		595,613	11/18/87
Retroweld- Canada	TMA486,120	11/14/97	11/24/12		775,663	02/16/95
U-Flow- Canada	TMA292,009	6/15/84	6/15/14		505,114	06/10/83
Handy & Harman – European Community .	142,257	12/07/98	04/01/06			04/01/96
Handy & Harman – Venezuela	25967	12/19/51	6/19/16
Handy & Harman – CTM	6110472	7/18/07	1/18/17		3074919	7/18/07
Handy-Brite – USA	3304339	10/2/07	10/2/12		78803430	1/31/06
BIMET	1594845	5/8/90	5/8/19		73698828	12/3/87

2.  Licensed :   None

Company:               HANDY & HARMAN (Former Products Division)

1.  Owned

Trademark	Registration Number	Registration Date	Renewal/Expiration Date	Trademark Application	Application/Serial Number	Application Date
Precium – U.S.	1,006,898	03/18/75			73/018,358	04/09/74
Precium – Canada	217,864	12/17/76	12/17/2021		387,530	07/07/75
Satin	142,399	10/22/65	10/22/10		288,145	03/17/65
Silver Saver – Canada	173,310	12/18/70	12/18/15

 2. Licensed    None

B.	Company:	CAMDEL METALS CORPORATION -	NONE

C.	Company:	CANFIELD METAL COATING CORPORATION -	NONE

D.	Company:	CONTINENTAL INDUSTRIES, INC.

1.  Owned

Trademark	Registration Number	Registration Date	Renewal/Expiration Date	Trademark Application	Application/Serial Number	Application Date
Coind – USA	912,284	06/08/71	06/08/11		72/367,948	08/13/70
Continental – Canada	155,566	02/16/68	02/16/13		305012	05/17/67
Continental – USA	798,288	11/02/65	11/02/05		72/197,676	07/13/64
Domexweld	Pending	Pending	Pending		77/912,950	01/15/10
EZ Lite Remote – Brazil	Pending	Pending	Pending		Pending	07/9/10
EZ Lite Remote – Chile	Pending	Pending	Pending		Pending	07/7/10
EZ Lite Remote – Europe (CTM)	Pending	Pending	Pending		009233925	07/8/10
EZ Lite Remote – Mexico	Pending	Pending	Pending		Pending	07/6/10
EZ Lite Remote – Poland	Pending	Pending	Pending		Pending	07/08/10
EZ Lite Remote – Saudi Arabia	Pending	Pending	Pending		Pending	07/8/10
EZ Lite Remote – South Africa	Pending	Pending	Pending		Pending	07/09/10
EZ Lite Remote – Thailand	Pending	Pending	Pending		Pending	07/08/10
EZ Lite Remote – Venezuela	Pending	Pending	Pending		Pending	07/08/10
EZ Lite Remote – USA	Pending	Pending	Pending		77/908,534	01/10/10
EZThermoweld EZ Lite Mold & Design – USA	2,944,944	04/26/05	Affadavit of Use due 4/26/11		78/220,250	02/28/03
Fasttap – USA	822,670	01/24/67	01/24/17		72/234,390	12/13/65
Geo-Stab - USA	Pending	Pending	Pending		77/861,733	10/30/09
Geo-Stab – Canada	Pending	Pending	Pending		1,478,667	04/27/10
ID Seal – USA	2,025,708	12/24/96	12/24/16		75/061,715	01/31/96
I.D. Steel – USA	2,803,571	01/06/04	01/16/14		78/100,927	01/04/02

Scope – USA	2,438,889	03/27/01	03/27/11	75/479,519	05/05/98
SDS and Design - USA	3,763,970	03/23/10	3/23/20	77/437,600	04/02/08
Tectoweld - USA	Pending	Pending	Pending	77/913,038	01/15/10
The Eliminator – USA	898,571	09/15/70	09/15/10	72/332,763	07/16/69
Thermocap - USA	3,517,824	10/14/08	10/14/18	77/312,029	10/24/07
Thermoweld – Canada	155,565	02/16/68	02/16/13	305011	05/17/67
Thermoweld – USA	673,389	02/03/59	02/03/19	48828	04/01/58
Thermoweld-China	Pending	Pending	Pending	7302378	04/03/09
Thermoweld – Mexico	Pending	Pending	Pending	1064098	01/29/10
Thermoweld – Saudi Arabia	Pending	Pending	Pending	156011	06/14/10
Thermoweld Contact GM Group Endhancement Material & Design	3,266,151	07/17/07	02/03/19	78/696,180	08/19/05

2. Licensed                      None

E.	Company:	ELE CORPORATION -	NONE

F.	Company:	HANDY & HARMAN ELECTRONIC MATERIALS

1.  Owned

Trademark	Registration Number	Registration Date	Renewal/Expiration Date	Trademark Application	Application/Serial Number	Application Date
HH (with halo)Handy & Harman Electronic Materials Group – U.S.	2,287,948	10/19/99	10/19/09 (Affidavit of Use due between 10/19/04 and 10/19/05)		75/562304	10/01/98

2.  Licensed                      None

G.	Company:	HANDY & HARMAN TUBE COMPANY, INC.

1.  Owned

Trademark	Registration Number	Registration Date	Renewal/Expiration Date	Trademark Application	Application/Serial Number	Application Date
Chromat I.D. – U.S.	931,378	03/28/72	03/28/11		72/396,755	07/08/71
LI – Chroma I.D. – U.S.	1,032,851	02/10/76	02/10/06		73/046,218	03/10/75

2.  Licensed                      None

H.	Company:	INDIANA TUBE CORPORATION -	NONE

I.	Company:	LUCAS-MILHAUPT, INC.

1.  Owned

Trademark	Registration Number	Registration Date	Renewal/Expiration Date	Trademark Application	Application/Serial Number	Application Date
Easy-Flo & Design – U.S.	518,763	12/13/49	12/13/09		559,099	06/12/48
Easy-Flo – U.S.	2,440,590	04/03/01	04/03/20		75/880,905	12/27/99
Easy Flo – Germany	399 04 823	04/08/99	01/31/09			01/29/99
Easy-Flo – Ireland	215539	06/25/99	06/25/09		99/2166
Easy-Flo – Japan	622,118	07/29/63	7/29/13
Easy-Flo – Venezuela	25,581	10/08/81	04/08/16
Fos Flo – U.S.	1,128,149	12/25/79	12/25/18		164,473	03/31/78
Fos Flo – France	99,773,062	02/04/99	08/04/18		99773062
Fos-Flo – Germany	399 01 348	02/25/99	07/31/18		39901348.2/06	01/13/99
Fos-Flo – Ireland	211652	06/20/00	07/19/18		99/0142	01/19/99
Fos Flo - Italy	871509	07/04/02	7/25/18		T0999C000152	01/25/99
Fos-Flo - Switzerland	463561	07/29/99	07/17/18		429/1999	01/19/99
HH Alloy Ring Service (Stylized) – U.S.	2,395,357	10/17/00	10/17/10 (Affidavit of Use due between 10/17/05 and 10/17/06)		75/733,318	06/21/99

Handy – U.S.	748,286	04/23/63	04/26/11	143,128	04/26/62
Handy Alumibraze – U.S.	696,648	04/26/60	04/26/19	78,870	08/03/59
Handy – Flo – CTM	2,761,393	10/31/03	6/26/12 and every 10th year thereafter
Handy Flo Brazing Paste – U.S.	1,631,229	01/15/91	01/15/20	74/017,228	01/08/90
Handy Flo Soldering Paste – U.S.	1,632,065	01/22/91	01/22/20	74/017,229	01/08/90
Handy Hi-Temp (Stylized) – U.S.	666,734	09/09/58	09/09/08	72/024,439	02/14/57
Handy Hi-Temp – U.S.	671,082	12/16/58	12/16/17	24,438	02/14/57
Handy One – U.S.	2,694,029	03/04/03	03/04/12	76/293,045	07/31/01
Handy 1- U.S.	2,733,022	07/01/03	07/01/12	76/293,046	07/31/01
Lucanex – U.S.	1,397,262	06/17/86	06/17/15	536,516	05/08/85
Lucas – Milhauptbraze – France	99 787 857	04/21/99	04/21/09
Lucas Milhaupt Braze – Germany	399 01 349	02/25/99	01/31/09		01/13/99
Lucas-Milhauptbraze/Lucas- Milhaupbraze – Ireland	211401	06/19/00	01/27/09	99/0284	01/28/99
Lucas-Milhauptbraze – Italy				T099C000200	01/27/99
Lucas-Milhauptbraze –Switzerland	462,805	07/12/99	02/15/09	1303/1999	02/15/99
Lucas-Milhauptbraze – U.K.	2185870	07/16/99	01/08/09		01/08/99
Premabraze – U.S.	900,043	10/06/70	10/06/19	72/351,936	02/20/70
Sil-Fos (Stylized) – U.S.	290,363	01/05/32	01/05/11	71/317,636	08/04/31
Sil-Fos – Ireland	211,651	06/20/00	07/19/18	99/0141	01/19/99
Sil-Fos – Japan	622,117	07/29/63	07/29/13
Sil-Fos – Mexico	299597	06/30/83	06/30/13
Sil-Fos – Venezuela	25,587	10/08/81	04/08/16
Trimet – U.S.	1,146,389	01/27/81	01/27/20	206,405	03/07/79
Sil-Fos - China	Pending	Pending	Pending	6129745	6/25/07
Handy & Harman – China	6129743	2/20/10		6129743	6/25/07
Handy – China	6129742	2/20/10		6129742	6/25/07
Lucas-Milhaupt - China	Pending	Pending	Pending	6129741	6/25/07
Lucas Milhaupt – USA	3627569	5/26/09		77/126,049	3/8/07
Handy & Harman – China	6129744	6/25/07		6129744	12/20/09
Global Brazing Solutions – USA	Pending	Pending		77/672,864	2/18/09
OMNI – USA	2,648,448	11/12/02		76/211,396	2/14/01

2.  Licensed                      None

J.	Company:	MARYLAND SPECIALTY WIRE, INC.

1.  Owned

Trademark	Registration Number	Registration Date	Renewal/Expiration Date	Trademark Application	Application/Serial Number	Application Date
Biowire – U.S.	1,335,351	05/14/85	05/14/05		493,793	08/07/84
Knitcote – U.K.	2115882	11/15/96	11/15/06
Rima – U.K.	1182700		10/20/13
Rimal – U.K.	1214130		03/2005
Rimaflux – U.K.	1214128		03/2005
Rimaglide – U.K.	2115151		11/2006
Rimalloy – U.K.	1214131		03/2005
Rimanox – U.K.	1214129		03/2005
Rimatox – U.K.	1254401		11/2006
Superlash – U.S.	1,331,663	04/23/85	04/23/05		493,797	08/07/84
Superline Mo – U.S.	2,503,363	11/06/01	11/06/11 (Affidavit of Use due between 11/06/06 and 11/06/07)		75/356,940	09/15/97

2.  Licensed                      None

K.	Company:	MICRO-TUBE FABRICATORS, INC. -	NONE

L.	Company:	OMG, INC.

1.  Owned

Trademark	Registration Number	Registration Date	Renewal/Expiration Date	Trademark Application	Application/Serial Number	Application Date
OMG in Class 6 – Australia	969,745	5/17/04	8/29/13		969745	8/29/03
Timberlok –
Fastenmaster in Class 6 – Australia	967864	5/10/04	8/29/13		967864	8/29/03
Fastenmaster - Benelux	871061	1/11/10	9/28/2019		1189075	9/28/2009
Timberlok in Class 6 – Benelux	0661076	7/3/00	8/31/19		0945256	08/31/99
Rhinobond In Class 6, 9 – Benelux	0678746	6/1/01	2/1/20		0956025	02/01/00
Rhinobond – European Community	1485549	4/12/01	2/1/20		001485549	02/01/00
Rhinobond in Class 6, 9 – Denmark	VR200001800	4/7/00	4/7/20		VA 2000 00475	02/03/00
Rhinobond in Class 6, 9 – France	3004877	2/2/00	2/1/20		3004877	02/02/00
Rhinobond in Class 6, 9 – Germany	30007065	3/23/00	2/28/10		300 07 065.9/06	02/03/00
Fastenmaster – UK	2525033	12/11/09	9/1/2019		2525033	9/1/09
Timberlok I Class 6 – Great Britain	2207348	1/19/01	8/31/09		2207348	08/31/99
Rhinobond in Class 6, 9 – Great Britain	2220862	07/14/00	2/1/20		2220862	02/01/00
Retrodrain in Class 19 – Great Britain	1575428	07/28/95	6/14/11		1575428	07/28/95
U-Flow in class 19 – Great Britain	1575427	12/22/95	6/14/11		1575427	06/14/94
Rhinobond in Class 6, 9 – Hungary	165994	7/13/01	2/11/20		M0000691	02/11/00
Fastenmaster – Ireland	242231	8/31/09	8/31/19	242231	8/31/09
Timberlok in Class 6 – Ireland	223710	12/13/02	8/31/2019	99/3033	08/31/99
Retrodrain in Class 19 – Ireland	160997	6/17/94	6/17/11	94/3716	06/17/94
U-Flow in Class 19 – Ireland	161329	6/17/94	6/17/11
Rhinobond in Class 6, 9 – Italy	908251	9/22/03	2/2/10	T02000C000247	02/02/00

Rhinobond in Class 6, 9 – Japan	4,456,013	3/2/01	3/2/11	2000-10870	02/10/00
Rhinobond in class 6, 9 – Portugal	343240	2/15/01	2/15/11	343.240	02/03/00
Rhinobond in Class 6, 9 - Switzerland	482133	2/18/01	2/2/20	1092/2000	02/02/00
Ruff-Nex in Class 6 – USA	1,709,699	8/25/92	8/25/12	74/152,439	03/29/91
Olyfast in Class 1, 6, 7, 19 - USA					10/12/04
Olylog in Class 6 – USA	1,854,458	9/20/94	9/20/2014	74/445,801	10/12/93
Timberlok in Class 6 – USA	2,179,829	8/11/98	8/11/18	75/059,054	02/16/96
Trusslok (Stylized) in Class 6 - USA	2994012	2/13/05	9/13/2015	76/602,882	07/16/04
Olybond in Class 1 – USA	2,544,511	3/5/02	3/5/12	76/160,721	11/07/00
Olykap and Design in Class 6 – USA	2,634,927	10/15/02	10/15/12	76/334,704	11/06/01
Fastkap (Stylized) in Class 7 – USA	2,830,497	4/6/04	4/6/14	76/347,644	12/11/01
Trapease in Class 6 – USA	2,719,186	5/17/03	5/27/13	76/432,267	07/19/02
Olybond500 in Class 1 – USA	2,815,617	2/17/04	2/17/14	76/444,278	08/28/02
Olyflow and Design In Class 6 – USA	2,832,910	4/13/04	4/13/14	76/479,327	12/31/02
Olyflow – USA	3,708,186	11/10/09	11/10/19	77/703,559	3/31/09
Metaltite in Class 6 – USA	1,787,819	8/17/93	8/17/13	328,771	11/06/92
Fastenmaster –USA	3,235,686	05/01/07	05/01/17	76/662,452	6/30/06
Fastenmaster and Design– USA	3,235,684	05/01/07	05/01/17	76/662,412	6/30/06
Rhinobond in Class 6, 7 – USA	2,466,257	7/3/01	7/3/11	75/632,769	02/02/99
Mastering the Tough Fastening Jobs in Class 6 – USA	2,320,772	2/22/00	2/22/10	75/559,826	09/28/98
ASAP in Class 6 – USA	2,097,700	9/16/97	9/16/17	75/175,178	09/17/96
OMG in Class 6 – USA	2,206,137	11/24/98	11/24/18	75/235,564	01/31/97
Qualitag I Class 6 – USA	2,322,270	2/22/00	2/22/10	75/414,915	01/07/98
Short Boy in Class 7 – USA	2,002,987	9/24/96	9/24/16	74/736,403	09/14/95
Superdome in Class 6 – USA	2,321,544	2/22/00	2/22/20	75/650,326	02/26/99
Tall Boy In Class 7 – USA	2,002,986	9/24/96	9/24/16	74/736,402	09/14/95
XHD in Class 6 – USA	2,176,529	7/28/98	7/28/18	75/285,808	04/14/97

Copperite in Class 2 – USA	3,288,473	9/4/2007	9/4/2017	76/531,105	07/11/03
Guarddog in Class 6 – USA	2,911,550	12/14/04	12/14/2014	76/531,104	07/11/03
Ledgerlok in Class 6 – USA	2,929,445	3/1/05	3/1/15	76/531,103	07/11/03
Alumaweld in Class 6 – USA	2,043,530	3/11/97	3/11/17	75/086,521	04/10/96
Classic in Class 6 – USA	2,290,333	11/1/99	11/2/09	74/650,310	03/22/95
Hercules in Class 6 – USA	2,058,019	4/29/97	4/29/17	74/650,311	03/22/95
Quickflow in Class 6 – USA	2,493,755	10/2/01	10/2/11	75/433,230	2/12/98
Retrodrain in Class 19 – USA	1,547,391	7/11/89	7/11/19	73/727,580	05/10/88
Retroweld in Class 19 – USA	2,016,372	11/12/96	11/12/16	74/634,580	02/15/95
U-Flow in Class 19 – USA	1,743,168	12/29/92	12/29/12	74/272,192	05/04/92
Spotshot – USA				76/578,219	2/26/04
Color Green – USA	3,641,400	6/16/09	6/16/19	77/38237	1/28/08
Cortex –USA	3,644,322	6/23/09	6/23/19	77/321,240	11/5/07
Gyptec – USA	3,663,403	08/04/09	8/4/19	77/656788	1/26/09
Headlok – USA	3,232,246	4/24/07	4/24/17	76/661913	6/21/06
Loftlok – UK	2423841	12/1/06	6/7/16	2423841	6/7/06
Loghog - USA	3471044	7/22/08	7/22/18	77/316,094	10/29/07
Nightshot – USA	3724869	12/15/09	12/15/19	77/702,981	3/31/09
Olyflow Pipeguard – USA	3,163,243	10/24/06	10/24/16	76/628,999	1/24/05
OMG Everseal – USA	Pending	Pending	Pending	77/744,718	5/26/09
Pacecart 2 – USA	3,611,874	4/228/09	4/28/19	77/571,132	09/16/08
Reel-Fast – USA	3,733,697	1/5/10	1/5/20	77/720,084	4/22/09
Trusslok-Z – Custom Border Registration			10/17/16	TMK 07-00383	4/9/07
Trusslok Z – USA	3,155,855	10/17/06	10/17/16	76/649,858	11/7/05
Accudrive – USA	1205953	8/24/82	8/24/12	73/252,472	3/3/80
Accutrac – USA	3404084	4/1/08	4/1/18	76/680,124	7/31/07
Eye Hook – USA	3027259	12/13/05	12/13/15	78/428,929	6/2/04
Roofgrip - USA	1169864	2/22/81	2/22/11	75/252,473	3/3/80
Roofgrip – USA	2038694	2/18/97	2/18/17	75/060/733	2/22/96

2.  Licensed                      NONE

M.	Company:	SUMCO INC. -	NONE

N.	Company:	HANDY & HARMAN OF CANADA, LIMITED

1.  Owned

Trademark	Registration Number	Registration Date	Renewal/Expiration Date	Trademark Application	Application/Serial Number	Application Date
Fos-Flo – Canada	132,227	09/08/63	2/9/23		274,036	02/18/63

2.  Licensed                      None

O.	Company:	BAIRNCO CORPORATION AND SUBSIDIARIES

1.  Owned

Trademark & Owner	Registration Number	Registration Date	Renewal/Expiration Date	Trademark Application	Application/Serial Number	Application Date
CALON-- US Arlon, Inc.	1,162,639	07/28/1981	07/28/2011		73/198,496
CAST FLEX-- US Arlon, Inc.	3,851,870	09/21/2010	09/21/2020		77/930,760	02/08/2010
CUCLAD-- US Arlon, Inc.	778,004	10/6/1694	12/06/2014		72/181,382	12/6/2014
DICLAD-- US Arlon, Inc.	2,414,138	12/19/2000	12/19/2010		75/912,459	12/19/2010

Trademark & Owner	Registration Number	Registration Date	Renewal/Expiration Date	Trademark Application	Application/Serial Number	Application Date
DICLAD-- US Arlon, Inc.	676,169	03/31/1959	03/31/2019	72/050776	05/01/1958
FOAMCLAD R/F (Stylized)-- US Arlon, Inc.	2,829,520	04/06/2004	04/6/2010	76/494,293	03/03/2003
FOAMCLAD-- US Arlon, Inc.	3,705,110	11/03/2009	11/03/2015	77/714,178	4/15/2009
ISOCLAD-- US Arlon, Inc.	1,729,344	11/03/1992	11/3/2012	73/805,889
K-THERM-- US Arlon, Inc.	1,627,116	12/11/1990	12/11/2010	73/805,889
LEVEL-WRAP-- US Arlon, Inc.	98059	02/14/1961	2/14/2011	72/098059
THERMABOND-- US Arlon, Inc.	1,526,331	02/28/1989	2/28/2019	73/727742
THERMAPAD-- US Arlon, Inc.	1,417,454	11/18/1986	10/19/2016	581,689
US Arlon, Inc.	2,702,029	4/1/2003	4/1/2013	76/351,374

Trademark & Owner	Registration Number	Registration Date	Renewal/Expiration Date	Trademark Application	Application/Serial Number	Application Date
FLEXFACE-- US Arlon Signtech, Ltd.	1,298,368 73/397,742	10/02/1984	10/02/2014	73/397,742
PLASTIPRINT-- US Arlon Signtech, Ltd.	1,290,623	08/21/1984	08/21/2014	73/397,740
SIGNTECH-- US Arlon Signtech, Ltd.	1,941,018	12/12/1995	12/12/2015	74/613,440
SIGNTECH-- US Arlon Signtech, Ltd.	2,128,080	01/13/1998	01/14/2018	75/033,309
SIGNTECH-- US Arlon Signtech, Ltd.	2,126,484	01/06/1998	02/05/2018	74/613,439
TAKING TECHNOLOGY TO THE VERY EDGE-- U.S. Kasco Corporation	2,249,885	06/01/1999	06/01/2019	75024199	11/27/1995
(DESIGN ONLY)-- U.S. Kasco Corporation	2,239,135	04/13/1999	04/13/2019	75024198	04/13/1999
ATLANTA SHARPTECH-- U.S. Kasco Corporation	2,157,207	05/12/1998	05/12/2018	75010032	10/23/1995

Trademark & Owner	Registration Number	Registration Date	Renewal/Expiration Date	Trademark Application	Application/Serial Number	Application Date
BONEX-- US Kasco Corporation	1,734,353	11/24/1992	11/24/ 2012	74216028	10/28/1991
SWIFT TOOTH-- U.S. Kasco Corporation	1,517,027	12/20/1988	12/20/2018	73721185	04/08/1988
CRITERIA-- U.S. Kasco Corporation	1,308,669	12/11/1984	12/11/2014	73455990	12/7/1983
DOUBLE CUT-- U.S. Kasco Corporation	1,307,683	12/04/1984	12/04/2014	73451407	11/4/1983
KAM-LOK-- U.S. Kasco Corporation	1,273,162	04/03/1984	04/03/2014	73324050	08/17/1981
POWERMATE-- U.S. Kasco Corporation	1,086,820	03/07/1978	03/07/2018	73103777	10/19/1976
U.S. Kasco Corporation	1,086,816	03/07/1978	March 7, 2018	73061775	09/2/1975
BONUS BAND-- U.S. Kasco Corporation	929,510	02/22, 1972	02/22/2012	72360918	05/25/1970

Trademark & Owner	Registration Number	Registration Date	Renewal/Expiration Date	Trademark Application	Application/Serial Number	Application Date
NEEDLE-TIP-- U.S. Kasco Corporation	845,872	03/12/1968	03/12/2018	72266366	3/9/1967
HARVEY'S-- U.S. Kasco Corporation	2,134,503	02/03/1998	01/21/2018	75/257,291	03/14/1997
HOOK-EYE (Stylized) -- U.S. Kasco Corporation	2,921,180	01/25/2005	01/25/2015	76/455,204	09/30/2002
HOOK-EYE-- U.S. Kasco Corporation	530,978	09/19/1950	9/19/2020	71/578,187	05/04/1949
HOOK-EYE and Design-- U.S. Kasco Corporation	565,388	10/14/1952	10/14/2012	71/578,188	05/04/1949
KASCO-- U.S. Kasco Corporation	1,479,339	03/08/1988	02/05/2018	73/645,705	02/20/1987
K-SHARP-- U.S. Kasco Corporation				77/936,986	02/16/2010
CALON-- Australia Arlon, Inc.	A337,311	08/31/1979	08/31/2010
CALON-- Brazil Arlon, Inc.				824349172	1/31/2002

Trademark & Owner	Registration Number	Registration Date	Renewal/Expiration Date	Trademark Application	Application/Serial Number	Application Date
CALON-- Canada Arlon, Inc.	489461	02/06/1998	06/02/2013	840416
CALON-- Chile Arlon, Inc.	642689	09/23/2002	09/23/2012	560967
CALON-- Colombia Arlon, Inc.	254339	10/17/2002	10/17/2012	02014408
CUCLAD-- Demark Arlon, Inc.	VR02 201/77	6/24/1977	6/24/2017
CALON-- Europe Arlon, Inc.	529271	02/25/2000	4/29/2017
CALON-- Mexico Arlon, Inc.	553538	7/28/1997	4/4/2017	291449
CALON-- Peru Arlon, Inc.	81137	06/14/2002	06/14/2012	147469
CALON-- Uruguay Arlon, Inc.	337866	07/05/2002	07/05/2012
CALON-- Venezuela Arlon, Inc.	P-246583	8/22/2003	8/22/2013	2002-004097

Trademark & Owner	Registration Number	Registration Date	Renewal/Expiration Date	Trademark Application	Application/Serial Number	Application Date
FLEXFACE-- Mexico Arlon Signtech. Ltd.	513322	11/24/1995	11/24/2015
FLEXFACE-- United Kingdom Arlon Signtech. Ltd.	1192601	3/22/1994	3/22/2014
FLEXFACE-- United Kingdom Arlon Signtech. Ltd.	1192602	3/22/1994	3/22/2014
GLASSKOTE-- Canada Arlon Signtech, Ltd.	TMA358850 607417	7/28/1989	07/28/2019
IMAGEBURST-- Canada Arlon, Inc.	531229	08/15/2000	08/15/2015	838970
MII and Design-- Europe Arlon, Inc.	002572147	06/06/2003	02/11/2012
PLASTIPRINT-- Mexico Arlon Signtech, Ltd.	513321	11/24/1995	11/24/2015
SIGNTECH-- Canada Arlon Signtech, Ltd.	367395	03/30/1990	03/30/2020	627597
SIGNTECH-- Colombia Signtech USA, Ltd.	217794	04/20/1999	04/20/2019

Trademark & Owner	Registration Number	Registration Date	Renewal/Expiration Date	Trademark Application	Application/Serial Number	Application Date
SIGNTECH-- Colombia Signtech USA, Ltd.	218112	04/26/1999	04/26/2019
SIGNTECH-- Colombia Signtech USA, Ltd.	218771	07/22/1999	07/22/2019
SIGNTECH-- Mexico Arlon Signtech, Ltd.	513323	11/24/1995	11/24/2015
SIGNTECH-- Mexico Arlon Signtech, Ltd.	513324	11/24/1995	11/24/2015
SIGNTECH-- Mexico Arlon Signtech, Ltd.	528506	11/24/1995	11/24/2015
SUPER GLASSKOTE-- Mexico Arlon Signtech, Ltd.	513319	11/24/1995	11/24/2015
SUPER GLASSKOTE-- Mexico Arlon Signtech, Ltd.	513320	11/24/1995	11/24/2015
HOOK-EYE-- Canada Atlantic Service Company, Limited	TMDA38290	8/12/1925	8/12/2020

Trademark & Owner	Registration Number	Registration Date	Renewal/Expiration Date	Trademark Application	Application/Serial Number	Application Date
MEAT MASTER ONE WAY & DEVICE-- New Zealand Kasco Corporation	NZ B119659	09/28/1979	06/01/2012
MEAT MASTER ONE WAY & DEVICE-- New Zealand Kasco Corporation	NZ B119660	09/28/1979	06/01/2012
MEAT MASTER ONE WAY & DEVICE-- New Zealand Kasco Corporation	NZ B119661	09/28/1979	06/01/2012
NEEDLE-TIP-- South Africa Kasco Corporation	68/1626	04/22/2018
HOOK-EYE-- United Kingdom Kasco Corporation	B993358	06/08/1972	06//08/2017

P.	ABANDONED TRADEMARKS*

Company	Trademark	Registration Number	Registration Date	Renewal/Expiration Date	Trademark Application	Application/Serial Number	Application Date
Handy & Harman	Handy & Harman – Mexico	488,893	01/18/95	01/18/05
Handy & Harman	Handy & Harman - Mexico	498,622	01/18/95	01/18/05
Handy & Harman	Handy & Harman – Mexico	499,883	01/18/95	01/18/05

Handy & Harman	Handy & Harman (Commercial Name) – Peru	56	06/24/93	06/24/03
Handy & Harman	Handy & Harman (Commercial Name) – Peru	57	06/24/93	06/24/03
Handy & Harman Electronic Materials	Lubritin – U.S.	2,179,003	08/04/98	08/04/08 (Affidavit of Use due between 08/04/03 and 08/04/04)		75/085,618
Maryland Specialty Wire, Inc.	Knitcote – U.S.	2,182,810	08/18/98	08/18/08 (Affidavit of Use between 8/18/03 and 8/18/04)		75/172,738
Maryland Specialty Wire, Inc.	Permalash – U.S.	1,834,321	05/03/94	05/03/04		74/322,436
Olympic Manufacturing Group, Inc.	Quikit and Design in Class 6 – USA		2,197,765	10/20/98	10/20/08		75/330,295
OMNIBRAZE – USA						76/345,104	12/5/01

* The trademarks listed above have been abandoned either because of potential conflict with an existing trademark or because the trademark was of no significant value.

ALL NON-OPERATING SUBSIDIARIES (GUARANTORS, AS SUCH TERM IS DEFINED IN THE LOAN AGREEMENT) DO NOT HAVE TRADEMARKS.

SCHEDULE 8.11

to

INFORMATION CERTIFICATE

Intellectual Property

II. PATENTS

A.	Company:	HANDY & HARMAN

1.  Owned

Patent Description	Patent Number	Registration Date	Expiration Date	Patent Application	Application/Serial Number	Application Date
Elongated Metal Tape for Forming Electrical Contacts – USA					08/896327	07/17/97
S/A/A (Corresponds to/Application. Serial No.08/896327) – Brazil
Elongated Metal Tape for Forming Electrical Contacts- PCT					PCT/US98/01263
S/A/A (Corresponds to PCT/US98/01263) – European Patent Appln. Countries: Austria Belgium Denmark Finland France Germany Greece Ireland Italy Luxembourg Monaco Netherlands Portugal Spain Sweden Switzerland/ Liechtenstein UK					98904650.3	01/20/98

S/A/A (corresponds to PCT/US98/01263) – Korea			99-7000511	01/20/98
Nichel – Free White Gold Alloys – USA	5372779	12/13/94	08/060601	05/12/93
Hidden Deck Clip and Hidden Deck System	2,558,328	9/1/06
Replacement Roof Drain Insert Coupling - Canada	2,070,241	01/06/04	06/02/12	2,070,241	06/02/92
Vented Roof Drain Insert - Canada	2,257,777	11/5/02	1/6/19	2,257,777	1/6/99
Adhesive Dispenser System - Canada	Pending	Pending	Pending	2591502	6/15/07
Plug Finishing System and Tool Therefor - Canada	Pending	Pending	Pending	2685166	4/28/08

2.  Licensed                      None

B.	Company:	CAMDEL METALS CORPORATION -	NONE

C.	Company:	CANFIELD METAL COATING CORPORATION -	NONE

D.	Company:	CONTINENTAL INDUSTRIES, INC.

1.  Owned

Patent Description	Patent Number	Registration Date	Expiration Date	Patent Application	Application/Serial Number	Application Date
Alternative Ignition System for Exothermic Reaction Mold Device – USA	Pending	Pending			12/632,417	12/07/09
Alternative Ignition System for Exothermic Reaction Mold Device – International (PCT)	Pending	Pending			2010/039895	06/25/10
Battery, Switch and Voltage Indicator Device-USA	Pending	Pending			29/355,519	02/09/10

Combined Plastic Pipe Coupler and End Plug	6,050,613	04/18/00	09/122,235	07/24/98
Dome Shaped Cover for Protecting Cathodic Connections	D580,859	11/18/08	29/305,331	03/18/08
Multiple Ignition Source Exothermic Reaction Mold Device	7,240,717	07/10/07	11/164,306	11/17/05
Plastic Pipe End Forming Tool – USA	5,853,272	12/29/98	08/857,692	05/16/97
Pipe Coupler Device – USA	5,524,940	06/11/96	08/408,489	03/22/95
Plastic Pipe Coupler – USA	5,366,260	11/22/94	08/408,419	04/14/93
Plastic Pipe Coupler with Internal Sealer – USA	5,692,785	12/02/97	08/626,024	04/01/96
Plastic Pipe Coupler with I nternal Sealer (Cip of 08/626024)- USA	5,791,698	08/11/98	08/784,499	01/17/97
Combined Plastic Pipe Coupler and End Plug (Cip of 08/626024) – USA	6,050,613	04/18/00	09/122,235	07/24/98
Plastic Pipe Repair Fitting and Connection Apparatus (Cip of 08/784,499) – USA	5,975,587	11/02/99	09/087,072	05/29/98
Transition Joint Between Metal a nd Plastic Piping Systems – USA	6,746,055	06/08/04	10/209,543	07/31/02
Insertion Sleeve for Pipe Coupler – USA	6,877,777	04/12/05	10/404,833	04/01/03
Lid for Exothermic Welding Mold – USA	6,776,386	08/17/04	10/103,332	03/21/02

2.  Licensed                      None

E.	Company:	ELE CORPORATION

1.  Owned

Patent Description	Patent Number	Registration Date	Expiration Date	Patent Application	Application/Serial Number	Application Date
Method and System for Manufacturing Electronic Packaging Units – USA	6612890	09/02/03			09/714,992	11/20/00
Method and System for Manufacturing Lamp Tiles – USA	6087195	07/11/00			09/172760	10/09/98
Method and System for Manufacturing Lamp Tiles – PCT Int’l Appln.					PCT/US99/23907	10/15/99

Method and System for Manufacturing Lamp Tiles (Corresponds to PCT/US99/23907) – European Patent Appln. Countries: Austria Belgium Denmark Finland France Germany Greece Ireland Italy Luxembourg Monaco Netherlands Portugal Spain Sweden Switzerland/Liechtenstein UK			99956549.2
Method and System for Manufacturing Lamp Tiles (Corresponds to PCT/US99/23907) – Singapore			200102103-9	10/15/01
Method for Manufacturing Lamp Tiles (Divisional appln. of U.S. Patent Appln. Serial No. 09/172760 – Patent No. 6,087,195) – USA	6220915 B1	04/24/01	09/559,545	04/28/00
Method and System for Manufacturing a Molded Body (Continuation Application of U.S. Patent No. 6,087,195)	6287164	09/11/01	09/672,098	09/29/00

2.  Licensed                      None

F.           Company:                      HANDY & HARMAN ELECTRONIC MATERIALS GROUP

1.  Owned

Patent Description	Patent Number	Registration Date	Expiration Date	Patent Application	Application/Serial Number	Application Date
Barrier Layer for Electrical Connectors and Methods of Applying the Layer – USA	6755958	06/29/04	12/11/21 + 11 days		10/015,500	12/11/01
Low Friction, Ductile, Multilayer Electrodepositis (CIP of 08/627,542 – Patent No. 5,667,659) – USA	5853557	12/29/98	4/4/17		08/833009	04/04/97
Low Friction, Ductile, Multilayer
Electrodeposits (PCT application corresponds to U.S. 08/627542 – Patent No. 5667659 and additional material contained in U.S. 08833009 – Patent No. 5853557, which is a CIP of U.S. 08/627542 – Patent No. 5667659) – PCT Int’l Appln.
					PCT/US97/05559 ABANDONED	04/04/97
S/A/A (Corresponds to PCT/US97/05559) – Japan	4083805	2/22/08	4/4/17		9-536328	04/04/97
Low Friction Solder Electrodeposits – USA	5667659	09/16/97	4/4/16		08/627542	04/04/97

2.           Licensed                      None

G.	Company:	HANDY & HARMAN TUBE COMPANY, INC. -	NONE

H.	Company:	INDIANA TUBE CORPORATION -	NONE

I.	Company:	LUCAS-MILHAUPT, INC.

1.  Owned

Patent Description	Patent Number	Registration Date	Expiration Date	Patent Application	Application/Serial Number	Application Date
Copper-Zinc-Manganese-Nickel Alloys – USA	4631171	12/23/86	05/16/05		06/734944	05/16/86
Method of Brazing Carbide Using Copper – Zinc – Manganese – Nickel Alloys – USA	4684052	08/04/87			06/909647	09/22/86
Method and Composition for Metallizing a Refractory Material by Coating the Refractory Material – USA	6840429	1/11/05	9/24/22		10/253,382 (Utility Application)	09/24/02
S/A/A – European (Austria France and Germany)	1295858	1/24/07	9/25/22		02256658.2	09/25/02
S/A/A – H.K.					03106993.1	09/26/03
Flux Cored Preforms for Brazing (formerly Seam Arrangement for Metal Alloy Fillers used in Brazing)– USA	6830632	12/14/04	7/24/22		10/202,148	07/24/02
Titanium Hydride Coated Brazing Product - USA	5186380	02/16/93	08/15/11		07/746266	08/15/91
Titanium Hydride Coated Brazing Product – USA	5340012	08/23/94	04/15/13		08/039309	04/15/93
Low and Non-Silver Filler Metals and Alloys and Corresponding Joinder S ystems and Methods	Pending	Pending	Pending		07/025309	12/11/07
Flux Cored Preforms for Brazing – USA					11/639,356	12/14/06
Sprayable Liquid Flux for Joining High Chromium Steels by High Speed Welding - USA	Expired	Expired	Expired		60/941,884	6/4/07
Brazing Material - PCT	Pending	Pending	Pending		08/064871	5/27/08
Brazing Material Containing a Flux – USA	Pending	Pending	Pending		12/324,410	11/26/08
Brazing Material with Flux - USA	Pending	Pending	Awaiting notice of Abandonment		11/558,400	11/9/06
Low Silver, Low Nickel Brazing Material – USA	Pending	Pending	Pending		61/254,864	10/26/09
Brazing Material with Flux – China	Pending	Pending	Pending		06/80050260.3	7/2/08

Brazing Material with Flux – Mexico	Pending	Pending	Pending	MX/a/2008.006132	5/9/08
Brazing Material with Flux – India	Pending	Pending	Pending	2285/KOLNP/8	6/9/08
Brazing Material with Flux – EPO	Pending	Pending	Pending	06837365.3	5/13/08
Flux Cored Preforms for Brazing – USA	Pending	Pending	Pending	12/834,506	7/12/10
Brazing Material with Continuous Length Layer of Elastomer Containing a Flux - HK	Pending	Pending	Pending	09100360.3
Low and Non-Silver Filler Metals and Alloys and Corresponding Joinder Systems and Methods – EPO		Pending	Pending	07862760.1	6/11/09
Low and Non-Silver Filler Metals and Alloys and Corresponding Joinder Systems and Methods – China	Pending	Pending	Pending	07/80050787.0	7/31/09
A System and Method of Brazing Using Non-Silver Metals – USA	Pending	Pending	Pending	12/523,112	7/14/09
Low and Non-Silver Metals and Alloys and Corresponding Joinder Systems and Methods – Korea	Pending	Pending	Pending	08/7013946
Brazing Material – USA	Pending	Pending	Pending	12/602,053	11/25/09
Brazing Material – Canada	Pending	Pending	Pending	2,688,325	11/25/09
Flux Cored Brazing Composition – USA	5781846	7/14/98	2/25/13	08/511,790	8/7/95
Silver Brazing Flux - USA				60/141,164	6/25/93
Silver Brazing Flux - USA	6277210	8/21/01	6/24/20	09/603,317	6/24/00
Silver Brazing Flux and Method of Making – PCT	Pending	Pending	Pending	01/000366
Method of Making a Flux, A Brazing Wire, and a Brazing Paste – USA	6395223	5/28/02	6/24/20	09/934,100	8/21/01
Silver Brazing Flux and Method of Making – EPO	1210204	2/15/06	6/24/20	00946855.4	6/24/00
Silver Brazing Flux and Method of Making – France	1210204	2/15/06	6/24/20	00946855.4	6/24/00
Silver Brazing Flux and Method of Making – UK	1210204	2/15/06	6/24/20	00946855.4	6/24/00

2.  Licensed                      None

J.           Company:                      MARYLAND SPECIALTY WIRE, INC.

1.  Owned

Patent Description	Patent Number	Registration Date	Expiration Date	Patent Application	Application/Serial Number	Application Date
Wire Coiling Apparatus and Method – USA					10/234,752	09/04/02
Wire Coiling Apparatus and Method (Division of 10/234,752) – USA					10/448,334	05/29/03

2.  Licensed                      None

K.           Company:                      MICRO-TUBE FABRICTORS, INC. -                                                                                                NONE

L.           Company:                      OMG, INC.

1.  Owned

Patent Description	Patent Number	Registration Date	Expiration Date	Patent Application	Application/Serial Number	Application Date
Base Sheet Fastener – Plate Assembly – USA	5,163,798	11/17/92	2/11/12		834,001	2/11/92
Corrosion Resistant Coating System for Fasteners and Process of Coating Therefor – USA					60/578,024	06/08/04
Panel Fastener – USA	5,540,531	7/30/96	7/30/13		081376,069	1/20/95
Technique for Fastening Logs and Fastener Therefor – USA	5,400,845	3/28/95	3/28/12		994,134	12/21/92
Fastener for Logs and Fastening Technique Therefor – USA	6,050,765	6,050,765	8/21/18		09/138,278	08/21/98
Self-Drilling, Self-Tapping Screw for Concrete Blocks – USA	6,250,866	6/26/01	2/11/20		09/502,276	02/11/20
Hardwood Fastener – USA						09/11/00
Screw for Plastic Composite Lumber	6,616,391	9/9/03	4/16/21		09/835,499	4/16/01
Fastener for Metal Structures – USA						01/30/01
Deck Screws Suitable for Use with Composite Lumber – USA	6,966,737	11/22/05	8/6/21		09/923,288	08/06/01

Deck Screws Suitable for Use with Composite Lumber – USA (Corresponds to U.S. Appln. S/N 09/923,288)	7,189,045	3/13/07	8/11/21	10/830,196	04/21/04
Deck Screws Suitable for Use with Composite Lumber – Canada				2,457,398	08/05/02
Deck Screws Suitable for Use with Composite Lumber – China				02815442.8	08/05/02
Deck Screws Suitable for Use with Composite Lumber – EPC				02756953.0	08/05/02
Deck Screws Suitable for Use with Composite Lumber – Mexico	247879	08/06/07	8/5/22	PA/A/2004/001106	02/04/04
Deck Screws Suitable for Use with Composite Lumber – Taiwan				91117585	08/05/02
Drain Guard – USA	5,051,175	9/24/91	12/20/09	07/453,508	12/20/89
Replacement Roof Drain Insert Coupling – U.S.	5,141,633	08/25/92	06/04/11	07/710,693	06/04/91
Washer and Assembly of Same Employing a Securing Member – U.S.	6,565,303	05/20/03	07/16/21	09,906,567	07/16/01
Copperite Coating Process – USA					8/12/03
Roof Drain Coupling – USA	4,799,713	1/24/89	2/18/08	07/156,988	2/18/88
Vented Roof Drain Insert – USA	5,966,884	10/19/99	1/9/18	09/005,223	1/9/98
Steel Truss Fasteners for Multi–Positional Installation - USA				10/843,853	05/12/04
Wood Truss Fastener – USA				60/537,681	1/20/04
Hidden Deck Fastener – USA					12/01/03
Metal Panel Fastener – USA	5304023	4/19/94	4/19/11	07/965238	10/23/92
Truss Fastener and Truss Assembly – USA	5746039	5/5/98	5/31/16	08/658845	5/31/96
Deck Screws Suitable for Use with Composite Lumber – Hong Kong	Pending	Pending	Pending	05103853.5	5/7/05
Deck Screws Suitable for Use with Composite Lumber – Belgium	1461537	11/29/06	8/5/22	0275653.2	08/5/02
Deck Screws Suitable for Use with Composite Lumber - - Switzerland	1461537	11/29/06	8/5/22	02756953.2	8/5/02

Deck Screws Suitable for Use with Composite Lumber – UK	1461537	11/29/06	8/5/22	02756953.2	8/5/02
Deck Screws Suitable for Use with Composite Lumber – Ireland	1461537	11/29/06	8/5/22	02756953.2	8/5/02
Deck Screws Suitable for Use with Composite Lumber – Germany	60216511.2-08	11/29/06	8/5/22	02756953.2	8/5/02
Deck Screws Suitable for Use with Composite Lumber - - Switzerland	1461537	11/29/06	8/5/22	02756953.2	8/5/02
Wood Truss Fastener – USA	7686566	3/30/10	6/23/27	11036031	1/14/05
Hidden Deck Fastener System – USA	7516586	4/14/09	12/19/26	11506684	8/18/06
Adhesive Dispenser System – USA	Pending	Pending	Pending	11818451	6/14/07
Finished Plug and Groove Securing Technique – USA	Pending	Pending	Pending	Pending	Pending
Deck Screw and Installation Method for Composite Lumber – USA	7367768	5/6/08	8/6/21	11707487	2/16/07
Deck Screw – USA	Pending	Pending	Pending	11973906	10/11/07
Plug Finishing System and Tool Therefor – European Patent Convention	Pending	Pending	Pending	08767441.2	4/28/08
Plug Finishing System and Tool Therefor – Taiwan	Pending	Pending	Pending	97123567	6/24/08
Plug Finishing System and Tool Therefor – USA	Pending	Pending	Pending	12/150135	4/25/08
Induction Activated Deck System – USA	Pending	Pending	Pending	Pending	Pending
Roofing Plate, Installation and Method Therfor – USA	Pending	Pending	Pending	12221957	8/8/08
Screw for Composite Plastic Materials	Pending	Pending	Pending	12384269	4/2/09
Interlocking Panel for Light Weight Insulating Concrete – USA	Pending	Pending	Pending	12387991	5/11/09
Compression Pin Fastener – Patent Cooperation Treaty	Pending	Pending	Pending	09/005681	10/19/09
Compression Pin Fastener – USA	Pending	Pending	Pending	12587907	10/15/09
Engineered Lumber Panel Fastener - USA	Pending	Pending	Pending	61278295	10/5/10
Roofing Insulation Fastening System – USA	Pending	Pending	Pending	11187815	7/25/05
Universal Insulation Plate for Use with Different Insulation Substrates and Different Fasteners – USA	Pending	Pending	Pending	11387003	3/23/06
Threaded Screw Fastener Characterized by High Pull-Out Resistance, Reduced Installation Torque, and Unique Head Structure and Drive Socket Implementation or Tool Therefor – USA	Pending	Pending	Pending	11487384	8/2/06
Self-Drilling Bolt and Nut Assembly – USA	Pending	Pending	Pending	61279870	10/27/09
Induction Plate Tube System – USA	Pending	Pending	Pending	61366006	7/20/10

Method and Apparatus for Structural Attachment – USA	Pending	Pending	Pending	Pending	Pending
Roofing Fastener, Improved Screw Therefor, and Improved Washer Therefor - USA	5139379	08/18/92	10/29/10	07604459	10/29/90
Roofing Washer – USA	5082412	1/21/92	12/3/10	07621314	12/3/90
Package of Stacked Roofing Washers and Related Methods – USA	5163580	11/17/92	3/6/11	07665157	3/6/91
Roofing Fastener and Impoved Screw Therefor – USA	5100274	5/31/92	10/29/10	07739308	8/1/91
Method of Making Roofing Battens – USA	5419867	5/30/95	5/30/12	07885587	5/19/92
Seamless Tube Useful to Make Roofing Battens for Incorporation Within a Building Structure System – USA	5319908	6/14/94	6/14/11	08045153	4/12/93
Roofing Washer – Dispensing and Fastener – Driving Machine – USA	5347707	9/20/94	4/21/13	08051056	4/21/93
Method of Forming a Building Structure Incorporating a Seamless Tube Useful to Make Roofing Battens and Related Method – USA	5349804	9/27/94	9/27/11	08133423	10/8/93
Roofing Washer-Dispenser – USA	5445297	8/29/95	4/21/13	08281358	6/27/94
Barbed Light Weight Concrete Fastener and Plate – USA	5509769	4/23/96	10/12/14	08321553	10/12/94
Roofing Washer Magazine for Barbed Roofing Washers – USA	5673816	10/7/97	4/4/15	08416298	4/4/95
Roofing Washer – Dispensing and Fastener – Driving Machine– USA	5555780	9/17/96	9/17/13	08446286	5/22/95
Roofing Washer – Dispensing and Fastener – Driving Machine– USA	5584415	9/8/95	4/21/13	08526056	12/17/96
Box for Roof Fasteners – USA	5570834	11/5/96	2/2/16	08596436	2/2/96
Roofing Washer-Dispensing and Fastener-Driving Machine – USA	5921454	7/13/99	5/5/18	09074011	5/5/98
Roofing Washer-Dispensing and Fastener-Driving Machine - USA	6142352	11/7/00	5/5/18	09262885	5/8/99
Seam Plate for Retaining Roof Decking Membrane – USA	6722095	4/20/04	8/20/21	10027055	12/20/01
Seam Plate for Retaining Roof Decking Membrane – USA	6665991	12/23/03	8/20/21	10449619	6/2/03
Seam Plate for Retaining Roof Decking Membrane – Australia	2004214536	5/17/07	9/21/24	2004214536	9/21/04

Threaded Screw Fastener Characterized by High Pull-Out Resistance,, Reduced Installation Torque, and Unique Head Structure and Drive Socket Implement or Tool Therefor – USA	7207248	4/24/07	12/5/23	10681193	10/9/03
Substrate with Membrane Seam Plates Fixed Thereon for Precise Placement of Seam Plates on Roof Decking Assemblies – USA	Pending	Pending	Pending	10775171	2/11/04
Roof Perimeter Composite Securing Element and Method of Installing – USA	5309685	5/10/94	2/5/12	07831412	2/5/92
Protective Seam Plate - USA	5562380	10/8/96	9/28/14	08314465	9/28/94
Easy Drive Concrete Fastener System - Australia	Pending	Pending	Pending	7654496	12/31/96
Gripping Plate for Attaching Roofing Membrane – USA	5797232	8/25/98	8/15/16	08689851	8/15/96
Stress Plate with Angled Hole - USA	5707191	1/13/98	12/13/16	08766799	2/13/96
Stress Plate with Depending Sleeve - USA	5908278	6/1/99	8/7/17	08908225	8/7/97
Roofing Plate for Securing Roofing Membrane – USA	6205730	3/27/01	1/13/19	09229925	1/13/99
Seam Plate, for Retaining Roof Decking Membranes, Having Means for Preventing Interlocking of Adjacent Plates – USA	7631468	12/15/09	4/5/27	11064024	2/23/05
Integral Roofing Membrane, or Flashing Member, and Batten or Reinforcement Strip Assembly – USA	Pending	Pending	Pending	10874443	6/22/04

2.  Licensed                      None

M.	Company:	SUMCO INC. -	NONE

N.	Company:	HANDY & HARMAN OF CANADA, LIMITED -	NONE

O.	Company:	OMG ROOFING, INC.

Seam Plate for Retaining Roof Decking Membrane – Canada	2393997	7/17/02	7/17/22	2393997	7/17/02
Improvements in Roofing Washer-Dispensing Machine – Canada	2029066	10/27/98	10/31/10	2029066-8	10/31/90

Roofing Fastener and Improved Screw Therefor – Canada	2053589	1/16/96	10/16/11	2053589-0	10/16/91
Package of Stacked Roofing Washers and Related Methods – Canada	2062103	2/20/96	2/28/12	2062103	2/28/92
Seamless Tube Useful to Make Roofing Battens and Related Method – Canada	2070017	8/22/95	5/29/12	2070017	5/29/92
Roofing Washer – Dispensing and Fastener – Driving Machine – Canada	2121094	11/24/98	4/12/14	2121094	4/12/94
Roofing Washer Magazine for Barbed Roofing Washers – Canada	2169405	1/4/00	2/13/16	2169405	2/13/96
Roofing Washe-Dispensing and Fastener – Driving Machine – Canada	2268615	1/11/05	4/12/19	2268615	4/12/99
Seam Plate for Retaining Roof Decking Membrane – Canada	2412965	7/4/06	11/27/22	2412965	11/27/02
Roof Decking Membrane Welding System and Method – Canada	2414581	9/30/08	12/17/22	2414581	12/17/02
Substrate with Membrane Seam Plates Fixed Thereon for Precise Placement of Seam Plates on Roof Decking Assemblies – Canada	Pending	Pending	Pending	2461479	3/22/04
Easy Drive Concrete Fastener System - Canada	2194104	6/15/99	12/30/16	2194104	12/30/96
Gripping Plate for Attaching Roofing Membrane – Canada	2208918	12/25/01	6/27/17	2208918	6/27/97
Stress Plate with Angled Hole – Canada	2222820	8/7/01	11/28/17	2222820	11/28/97
Stress Plate with Depending Sleeve – Canada	2243342	10/7/03	7/16/18	2243342	7/16/98
Seam Plate, for Retaining Roof Decking Membranes, Having Means for Preventing Interlocking of Adjacent Plates – Canada	2517749	2/9/10	8/31/25	2517749	8/31/05

P.	Company:	BAIRNCO & SUBSIDIARIES

Patent	Federal Registration Number	Registration Date	Owner of Patent
Laminate structures, methods for production thereof and uses therefore	6,703,114	3/9/2004	Arlon, Inc.
Multi-dielectric laminates	5,604,017	2/18/1997	Arlon, Inc.
Method of making multi-dielectric laminates	5,569,488	10/29/1996	Arlon, Inc.
Saw blade for cutting bread and process of using the same	5,095,790	3/17/1992	Southern Saw Acquisition Corporation

PATENT APPLICATIONS

Patent Application	Federal Serial Number	Application Date	Owner of Patent
Low loss prepregs, compositions useful for the preparation thereof and uses therefore	20060118766/11006211	6/8/2006	Arlon, Inc.

Q.	ABANDONED PATENTS*

Company	Patent Description	Patent Number	Registration Date	Expiration Date	Patent Application	Application/Serial Number	Application Date
Continental Industries, Inc.	Mold for Exothermic Welding and Method for Using Same – USA					10/063,318	04/10/02
Handy & Harman Electronic Materials	Laminar Heatsink Fabrication Method – USA					60/399,449	07/29/02
Handy & Harman Electronic Materials	S/A/A (Correpsonds to PCT/US97/05559) – European Appln.					EPC 97917849.8	04/04/97
Handy & Harman Electronic Materials
Low Friction, Ductile, Multilayer Electrodeposits (PCT application corresponds to U.S. 08/627542 – Patent No. 5667659 and additional material contained in U.S. 08833009 – Patent No. 5853557, which is a CIP of U.S. 08/627542 – Patent No. 5667659) – PCT Int’l Appln.
					12/29/10	PCT/US97/05559	04/04/97
Flux Core Brazing Composition – USA						08/022,365	2/25/93

* The patents listed above have been abandoned either because of potential conflict with an existing patent or because the patent was of no significant value.

ALL NON-OPERATING SUBSIDIARIES (GUARANTORS, AS SUCH TERM IS DEFINED IN THE LOAN AGREEMENT) DO NOT HAVE PATENTS.

SCHEDULE 8.11

to

INFORMATION CERTIFICATE

Intellectual Property

III. COPYRIGHTS

HANDY & HARMAN AND ALL ITS SUBSIDIARIES DO NOT OWN ANY COPYRIGHTS.

SCHEDULE 8.11

to

INFORMATION CERTIFICATE

Intellectual Property

IV. LICENSED AGREEMENTS

HANDY & HARMAN AND ALL ITS SUBSIDIARIES DO NOT HAVE ANY LICENSED AGREEMENTS.

SCHEDULE 8.12 TO INFORMATION CERTIFICATE

A. Subsidiaries; Affiliates; Investments (more than 50%)

Percentage Owned

Handy & Harman	100% by Handy & Harman Group Ltd.

WHX CS Corp.	100% by WHX Corporation

Wheeling-Pittsburgh Capital Corp.	100% by WHX Corporation

WHX Aviation Corporation	100% by WHX Corporation

WHX Metals Corporation	100% by WHX Corporation

Camdel Metals Corporation	100% by Handy & Harman

Canfield Metal Coating Corporation	100% by Handy & Harman

Continental Industries, Inc.	100% by Handy & Harman

H&H Ltd.	100% by Handy & Harman

Handy & Harman (Asia) S.A.	100% by Handy & Harman

Handy & Harman ELE (Asia) SND. BHD.	100% by Handy & Harman

Handy & Harman Electronic Materials Corporation	100% by Handy & Harman

Handy & Harman (Europe) Limited	100% by Handy & Harman UK Holdings Limited

Handy & Harman Management Holdings (HK) Ltd.	100% by Handy & Harman Netherlands, BV

Handy & Harman Manufacturing (Singapore) PTE LTD.	100% by Handy & Harman

Handy & Harman Netherlands, B.V.	100% by Handy & Harman International, Ltd.

Handy & Harman Tube Company, Inc.	100% by Handy & Harman

Handy & Harman UK Holdings Limited	100% by Handy & Harman International, Ltd.

Indiana Tube Corporation	100% by Handy & Harman

Indiana Tube Danmark A/S	100% by Handy & Harman International, Ltd.

Indiana Tube Solutions de Mexico, S De RL de CV	99% by Indiana Tube Corporation, 1% by Handy & Harman

Lucas-Milhaupt, Inc.	100% by Handy & Harman

Lucas Milhaupt Brazing Materials (Suzhou) Co., Ltd.	100% by Lucas Milhaupt Hong Kong, Ltd.

Lucas Milhaupt Hong Kong, Ltd.	100% by Handy & Harman Management Holdings (HK) Ltd.

Lucas Milhaupt Riberac SA	100% by Handy & Harman Netherlands, BV

Maryland Specialty Wire, Inc.	100% by Handy & Harman

Micro-Tube Fabricators, Inc.	100% by Handy & Harman

OMG, Inc.	100% by Handy & Harman

OMG Roofing, Inc.	100% by OMG, Inc.

OMNI Technologies Corporation of Danville	100% by Handy & Harman

SUMCO Inc.	100% by Handy & Harman

Handy & Harman of Canada, Limited	100% by Handy & Harman

ele Corporation	100% by Handy & Harman Electronic Materials Corporation

Alloy Ring Service Inc.	100% by Handy & Harman

Daniel Radiator Corporation	100% by Handy & Harman

H&H Productions, Inc.	100% by Handy & Harman

Handy & Harman Automotive Group, Inc.	100% by Handy & Harman

Handy & Harman International, Ltd.	100% by Handy & Harman

Handy & Harman Peru, Inc.	100% by Handy & Harman Electronic Materials Corporation

KJ-VMI Realty, Inc.	100% by Handy & Harman

Pal-Rath Realty, Inc.	100% by Handy & Harman

Platina Laboratories, Inc.	100% by Handy & Harman

Ribby-Maryland (Stainless) Limited	100% by Handy & Harman UK Holdings Limited

Sheffield Street Corporation	100% by Handy & Harman

SCHEDULE 8.12 TO INFORMATION CERTIFICATE

SWM, Inc.	100% by Handy & Harman

Willing B Wire Corporation	100% by Handy & Harman

The 7 Orne Street Nominee Trust	100% by Handy & Harman Electronic Materials Corporation (Beneficiary)

The 28 Grant Street Nominee Trust	100% by Handy & Harman Electronic Materials Corporation (Beneficiary)

20 Grant Street Nominee Trust	100% by Handy & Harman Electronic Materials Corporation (Beneficiary)

Bairnco Corporation	100% by Handy & Harman Group Ltd.

Arlon, Inc.	100% by Bairnco Corporation

Arlon Viscor Ltd.	1% by Arlon Adhesives & Films, Inc., 99% by Arlon Partners, Inc.

Arlon Signtech, Ltd.	1% by Arlon Adhesives & Films, Inc., 99% by Arlon Partners, Inc.

Kasco Corporation	100% by Bairnco Corporation

Southern Saw Acquisition Corporation	100% by Kasco Corporation

Arlon Partners, Inc.	100% by Arlon, Inc.

Arlon Med International LLC	100% by Arlon, Inc.

Arlon Adhesives & Films, Inc.	100% by Arlon, Inc.

Arlon Materials for Electronics Co., Ltd.	100% by Arlon MED Interntional, LLC

Arlon Material Technologies Co., Ltd.	100% by Arlon MED Interntional, LLC

Atlantic Service Company, Limited (Canadian Company)	100% by Kasco Corporation

Atlantic Service Company, Ltd. (UK Company)	100% by Kasco Corporation

Kasco Mexico LLC	100% by Kasco Corporation

Kasco Ensambly S.A. de C.V.	100% by Kasco Mexico LLC

EuroKasco S.A.	100% by Kasco Corporation

Bertram & Graf G.m.b.H.	100% by Kasco Corporation

Handy & Harman Group Ltd.	100% by WHX Corporation

Arlon India Private Limited	100% by Arlon Inc.

EXHIBIT A - Question 1

Full and Exact Name of Each Company

Handy & Harman

Camdel Metals Corporation

Canfield Metal Coating Corporation

Continental Industries, Inc.

Handy & Harman Electronic Materials Corporation

Handy & Harman Tube Company, Inc.

Indiana Tube Corporation

Indiana Tube Solutions de Mexico, S De RL de CV

Lucas-Milhaupt, Inc.

Maryland Specialty Wire, Inc.

Micro-Tube Fabricators, Inc.

OMG, Inc.

OMG Roofing, Inc.

OMNI Technologies Corporation of Danville

SUMCO Inc.

Handy & Harman of Canada, Limited

ele Corporation

Alloy Ring Service Inc.

Daniel Radiator Corporation

H&H Productions, Inc.

Handy & Harman Automotive Group, Inc.

Handy & Harman International, Ltd.

Handy & Harman Peru, Inc.

KJ-VMI Realty, Inc.

EXHIBIT A - Question 1

Full and Exact Name of Each Company

Pal-Rath Realty, Inc.

Platina Laboratories, Inc.

Sheffield Street Corporation

SWM, Inc.

Willing B Wire Corporation

The 7 Orne Street Nominee Trust

The 28 Grant Street Nominee Trust

20 Grant Street Nominee Trust

Bairnco Corporation

Arlon, Inc.

Arlon Viscor Ltd.

Arlon Signtech, Ltd.

Kasco Corporation

Southern Saw Acquisition Corporation

Arlon Partners, Inc.

Arlon Med International LLC

Arlon Adhesives & Films, Inc.

Atlantic Service Company, Limited

Kasco Mexico LLC

Handy & Harman Group Ltd.

Kasco Ensambly S.A. de C.V.

EXHIBIT B - Question 2

Trade Names

Company	Trades Names, if any

Handy & Harman	None

Camdel Metals Corporation	Handy Tube (Trade)

Canfield Metal Coating Corporation	None

Continental Industries, Inc.	None

Handy & Harman Electronic Materials Corporation	None

Handy & Harman Tube Company, Inc.	None

Indiana Tube Corporation	ITC-USA, Ft. Smith (assumed name)

Indiana Tube Solutions de Mexico, S De RL de CV	None

Lucas-Milhaupt, Inc.	None

Maryland Specialty Wire, Inc.	None

Micro-Tube Fabricators, Inc.	MTF (Trade)

OMG, Inc.	None

OMG Roofing, Inc.	None

OMNI Technologies Corporation of Danville	None

SUMCO Inc.	None

Handy & Harman of Canada, Limited	Lucas-Milahupt Toronto (DBA)

ele Corporation	None

Alloy Ring Service Inc.	None

Daniel Radiator Corporation	None

H&H Productions, Inc.	None

Handy & Harman Automotive Group, Inc.	None

EXHIBIT B - Question 2

Trade Names

Company	Trades Names, if any

Handy & Harman International, Ltd.	None

Handy & Harman Peru, Inc.	None

KJ-VMI Realty, Inc.	None

Pal-Rath Realty, Inc.	None

Platina Laboratories, Inc.	None

Sheffield Street Corporation	None

SWM, Inc.	None

Willing B Wire Corporation	None

The 7 Orne Street Nominee Trust	None

The 28 Grant Street Nominee Trust	None

20 Grant Street Nominee Trust	None

Bairnco Corporation	None

Arlon, Inc.	None

Arlon Viscor Ltd.	None

Arlon Signtech, Ltd.	None

Kasco Corporation	Kasco Service Corporation (assumed name)

Southern Saw Acquisition Corporation	None

Arlon Partners, Inc.	None

Arlon Med International LLC	None

Arlon Adhesives & Films, Inc.	None

Atlantic Service Company, Limited	None

Kasco Mexico LLC	None

Handy & Harman Group Ltd.	None

Kasco Ensambly S.A. de C.V.	None

EXHIBIT C - Question 4

Date and Jurisdiction of Each Company

Company	Date of Organization	Jurisdiction of Organization	Type of Organization

Handy & Harman	4/29/1905	New York	Corporation

Camdel Metals Corporation	11/26/1980	Delaware	Corporation

Canfield Metal Coating Corporation	5/24/2001	Delaware	Corporation

Continental Industries, Inc.	4/26/1973	Oklahoma	Corporation

Handy & Harman Electronic Materials Corporation	11/13/1968	Florida	Corporation

Handy & Harman Tube Company, Inc.	3/20/1958	Delaware	Corporation

Indiana Tube Corporation	7/9/1979	Delaware	Corporation

Indiana Tube Solutions de Mexico, S De RL de CV	6/1/2010	Mexico	Variable Capital Limited Liability Company

Lucas-Milhaupt, Inc.	10/6/1945	Wisconsin	Corporation

Maryland Specialty Wire, Inc.	8/3/1967	Delaware	Corporation

Micro-Tube Fabricators, Inc.	7/13/1992	Delaware	Corporation

OMG, Inc.	4/18/1994	Delaware	Corporation

OMG Roofing, Inc.	11/21/2006	Delaware	Corporation

OMNI Technologies Corporation of Danville	10/31/1985	New Hampshire	Corporation

SUMCO Inc.	7/16/1990	Indiana	Corporation

Handy & Harman of Canada, Limited	7/15/1935	Ontario, Canada	Corporation

ele Corporation	7/18/1973	California	Corporation

Alloy Ring Service Inc.	8/8/1985	Delaware	Corporation

Daniel Radiator Corporation	2/26/1959	Texas	Corporation

H&H Productions, Inc.	12/3/1969	Delaware	Corporation

Handy & Harman Automotive Group, Inc.	5/22/1990	Delaware	Corporation

Handy & Harman International, Ltd.	4/21/1987	Delaware	Corporation

Handy & Harman Peru, Inc.	1/19/1993	Delaware	Corporation

KJ-VMI Realty, Inc.	4/8/1985	Delaware	Corporation

Pal-Rath Realty, Inc.	2/24/1970	Delaware	Corporation

Platina Laboratories, Inc.	7/27/1984	Delaware	Corporation

Sheffield Street Corporation	8/26/1948	Connecticut	Corporation

SWM, Inc.	12/17/1984	Delaware	Corporation

Willing B Wire Corporation	9/26/1988	Delaware	Corporation

The 7 Orne Street Nominee Trust	9/23/2008	Massachusetts	Trust

The 28 Grant Street Nominee Trust	12/23/2008	Massachusetts	Trust

20 Grant Street Nominee Trust	6/1/2007	Massachusetts	Trust

EXHIBIT C - Question 4

Date and Jurisdiction of Each Company

Company	Date of Organization	Jurisdiction of Organization	Type of Organization

Bairnco Corporation	4/8/1991	Delaware	Corporation

Arlon, Inc.	8/11/1988	Delaware	Corporation

Arlon Viscor Ltd.	1/3/2001	Texas	Limited Partnership

Arlon Signtech, Ltd.	2/3/2000	Texas	Limited Partnership

Kasco Corporation	5/1/1986	Delaware	Corporation

Southern Saw Acquisition Corporation	9/22/2006	Delaware	Corporation

Arlon Partners, Inc.	2/3/2000	Delaware	Corporation

Arlon Med International LLC	10/16/2003	Delaware	Limited Liability Company

Arlon Adhesives & Films, Inc.	2/3/2000	Texas	Corporation

Atlantic Service Company, Limited		Ontario, Canada	Corporation

Kasco Mexico LLC	2/23/2005	Delaware	Limited Liability Company

Kasco Ensambly S.A. de C.V.		Mexico	Variable Capital Company

Handy & Harman Group Ltd.	9/16/2010	Delaware	Corporation

EXHIBIT D - Question 5

Jurisdiction Organizational Identification Number

Company	Organizational Identification Number

Handy & Harman	Not Applicable

Camdel Metals Corporation	0903618

Canfield Metal Coating Corporation	3395969

Continental Industries, Inc.	1900257231

Handy & Harman Electronic Materials Corporation	337611

Handy & Harman Tube Company, Inc.	0521828

Indiana Tube Corporation	0875612

Indiana Tube Solutions de Mexico, S De RL de CV	N/A

Lucas-Milhaupt, Inc.	1L03191

Maryland Specialty Wire, Inc.	0661011

Micro-Tube Fabricators, Inc.	2303365

OMG, Inc.	2384246

OMG Roofing, Inc.	4255507

OMNI Technologies Corporation of Danville	87917

SUMCO Inc.	1990070572

Handy & Harman of Canada, Limited	40826

ele Corporation	C0685342

Alloy Ring Service Inc.	2068423

Daniel Radiator Corporation	15333500

H&H Productions, Inc.	0735212

Handy & Harman Automotive Group, Inc.	2231216

Handy & Harman International, Ltd.	2123957

EXHIBIT D - Question 5

Jurisdiction Organizational Identification Number

Company	Organizational Identification Number
Handy & Harman Peru, Inc.	2322852

KJ-VMI Realty, Inc.	2058752

Pal-Rath Realty, Inc.	0744018

Platina Laboratories, Inc.	2040891

Sheffield Street Corporation	0087427

SWM, Inc.	2050722

Willing B Wire Corporation	2173561

The 7 Orne Street Nominee Trust	None

The 28 Grant Street Nominee Trust	None

20 Grant Street Nominee Trust	None

Bairnco Corporation	2259436

Arlon, Inc.	2169213

Arlon Viscor Ltd.	14497410

Arlon Signtech, Ltd.	13082310

Kasco Corporation	2089888

Southern Saw Acquisition Corporation	4223882

Arlon Partners, Inc.	3170275

Arlon Med International LLC	3716218

Arlon Adhesives & Films, Inc.	156865500

Atlantic Service Company, Limited	N/A

Kasco Mexico LLC	3929977

Handy & Harman Group Ltd.	4819540

Kasco Ensambly S.A. de C.V.	N/A

EXHIBIT E - Question 6

Federal Employer Identification Number

Company	Federal Employee Identification Number

Handy & Harman	13-5129420

Camdel Metals Corporation	51-0257340

Canfield Metal Coating Corporation	13-4177238

Continental Industries, Inc.	73-0948538

Handy & Harman Electronic Materials Corporation	59-1223979

Handy & Harman Tube Company, Inc.	23-1525229

Indiana Tube Corporation	35-1464049

Indiana Tube Solutions de Mexico, S De RL de CV	N/A

Lucas-Milhaupt, Inc.	39-0745778

Maryland Specialty Wire, Inc.	52-0552975

Micro-Tube Fabricators, Inc.	23-3182284

OMG, Inc.	04-3228936

OMG Roofing, Inc.	20-5989931

OMNI Technologies Corporation of Danville	06-1095219

SUMCO Inc.	35-1804869

Handy & Harman of Canada, Limited	102263480RC000

ele Corporation	95-2828286

Alloy Ring Service Inc.	51-0285941

Daniel Radiator Corporation	74-1326466

H&H Productions, Inc.	62-0815666

Handy & Harman Automotive Group, Inc.	13-3569575

EXHIBIT E - Question 6

Federal Employer Identification Number

Company	Federal Employee Identification Number
Handy & Harman International, Ltd.	13-3402552

Handy & Harman Peru, Inc.	13-3697753

KJ-VMI Realty, Inc.	22-2598729

Pal-Rath Realty, Inc.	04-2463996

Platina Laboratories, Inc.	13-3234323

Sheffield Street Corporation	06-0630917

SWM, Inc.	13-3245627

Willing B Wire Corporation	22-2930839

The 7 Orne Street Nominee Trust	59-1223979

The 28 Grant Street Nominee Trust	59-1223979

20 Grant Street Nominee Trust	59-1223979

Bairnco Corporation	13-3057520

Arlon, Inc.	33-0311000

Arlon Viscor Ltd.	36-4410000

Arlon Signtech, Ltd.	74-2943898

Kasco Corporation	13-3341885

Southern Saw Acquisition Corporation	30-0384384

Arlon Partners, Inc.	74-2943902

Arlon Med International LLC	20-5535692

Arlon Adhesives & Films, Inc.	74-2943897

Atlantic Service Company, Limited	Not Applicable

Kasco Mexico LLC	20-5218038

Kasco Ensambly S.A. de C.V.	Not Applicable

Handy & Harman Group Ltd.	27-3472518

EXHIBIT F - Question 7

Jurisdiction Qualified and Authorized to Transact Business as a Foreign Organization

Company	Jurisdiction

Handy & Harman	New York (Domestic)
California
Connecticut
Illinois
Massachussetts
Michigan
New Jersey
Ohio
Rhode Island

Camdel Metals Corporation	Delaware (Domestic)

Canfield Metal Coating Corporation	Delaware (Domestic)
Ohio

Continental Industries, Inc.	Oklahoma (Domestic)

Handy & Harman Electronic Materials Corporation	Florida (Domestic) Massachussetts New Jersey Rhode Island

Handy & Harman Tube Company, Inc.	Delaware (Domestic)
New Jersey
Pennsylvania

Indiana Tube Corporation	Delaware (Domestic) Arkansas Indiana Texas

Indiana Tube Solutions de Mexico, S De RL de CV	Not Applicable

Lucas-Milhaupt, Inc.	Wisconsin (Domestic)

Maryland Specialty Wire, Inc.	Delaware (Domestic)

Micro-Tube Fabricators, Inc.	Delaware (Domestic) New Jersey Pennsylvania

OMG, Inc.	Delaware (Domestic) Massachussetts Nevada

OMG Roofing, Inc.	Delaware (Domestic) Illinois Massachusetts

OMNI Technologies Corporation of Danville	New Hampshire (Domestic)

SUMCO Inc.	Indiana (Domestic)

Handy & Harman of Canada, Limited	Not applicable

ele Corporation	California

Alloy Ring Service Inc.	Delaware (Domestic)

EXHIBIT F - Question 7

Jurisdiction Qualified and Authorized to Transact Business as a Foreign Organization

Company	Jurisdiction

Daniel Radiator Corporation	Texas (Domestic) Connecticut Ohio

H&H Productions, Inc.	Delaware (Domestic)

Handy & Harman Automotive Group, Inc.	Delaware (Domestic)

Handy & Harman International, Ltd.	Delaware (Domestic)

Handy & Harman Peru, Inc.	Delaware (Domestic)

KJ-VMI Realty, Inc.	Delaware (Domestic)

Pal-Rath Realty, Inc.	Delaware (Domestic)

Platina Laboratories, Inc.	Delaware (Domestic)

Sheffield Street Corporation	Connecticut (Domestic)

SWM, Inc.	Delaware (Domestic)

Willing B Wire Corporation	Delaware (Domestic)

The 7 Orne Street Nominee Trust	Not applicable

The 28 Grant Street Nominee Trust	Not applicable

20 Grant Street Nominee Trust	Not applicable

Bairnco Corporation	Delaware (Domestic), New Jersey, New York, Florida and Ohio

Arlon, Inc.	Delaware (Domestic), California, Florida, Illinois,
Michigan, Minnesota, New Hampshire, New Jersey, Ohio, Rhode Island and Texas, Washington

Arlon Viscor Ltd.	Texas (Domestic)

Arlon Signtech, Ltd.	Texas (Domestic)

Kasco Corporation
Delaware (Domestic), Alabama, Arkansas, Arizona, California
Colorado, Connecticut, Washington DC,
Florida, Georgia, Hawaii, Idaho, Illinois,
Indiana, Iowa, Kansas, Kentucky, Louisiana,
Maine, Maryland, Massachusetts, Michigan,
Minnesota, Mississippi, Missouri, Montana,
Nebraska, New Hampshire, New Jersey,
New Mexico, New York, North Carolina,
North Dakota, Ohio, Oklahoma, Oregon,
Pennsylvania, Rhode Island, South Carolina,
South Dakota, Tennessee, Texas, Utah,
Vermont, Virginia, West Virginia, Washington, Wisconsin
and Wyoming

Southern Saw Acquisition Corporation	Delaware
Georgia

Arlon Partners, Inc.	Delaware (Domestic)
North Carolina

EXHIBIT F - Question 7

Jurisdiction Qualified and Authorized to Transact Business as a Foreign Organization

Company	Jurisdiction

Arlon Med International LLC	Delaware (Domestic)

Arlon Adhesives & Films, Inc.	Texas (domestic)

Kasco Mexico LLC	Delaware

Kasco Ensambly S.A. de C.V.	Not Applicable

Handy & Harman Group Ltd.	Delaware (Domestic)

Atlantic Service Company, Limited	Not Applicable

EXHIBIT G - Question 8

Name Changes

Company	Date of Change	Prior Name

Handy & Harman		None

Camdel Metals Corporation		None

Canfield Metal Coating Corporation	5/7/2003	Pittsburgh-Canfield Corporation
	8/2/2001	PCC Acquisition Co., Inc.

Continental Industries, Inc.	5/8/73	H&H Industries, Inc.

Handy & Harman Electronic Materials Corporation	12/29/94	H&H Power Metals, Inc.
	11/12/93	New Industrial Technologies, Inc.

Handy & Harman Tube Company, Inc.	3/1/63	Posen Kline Tube Company, Inc.

Indiana Tube Corporation		None

Indiana Tube Solutions de Mexico, S De RL de CV		None

Lucas-Milhaupt, Inc.	1/4/68	Lucas-Milhaupt Manufacturing Company
	10/25/62	Lucas-Milhaupt Engineering Company

Maryland Specialty Wire, Inc.		None

Micro-Tube Fabricators, Inc.		None

OMG, Inc.	12/9/2004	Olympic Manufacturing Group, Inc.

OMG Roofing, Inc.	12/28/2006	Illinois Tool Works, Inc.

OMNI Technologies Corporation of Danville		None

SUMCO Inc.		None

Handy & Harman of Canada, Limited		None

ele Corporation		None

Alloy Ring Service Inc.		None

Daniel Radiator Corporation		None

H&H Productions, Inc.		None

Handy & Harman Automotive Group, Inc.		None

Handy & Harman International, Ltd.		None

Handy & Harman Peru, Inc.		None

KJ-VMI Realty, Inc.		None

EXHIBIT G - Question 8

Name Changes

Company	Date of Change	Prior Name

Pal-Rath Realty, Inc.		None

Platina Laboratories, Inc.		None

Sheffield Street Corporation		None

SWM, Inc.		None

Willing B Wire Corporation		None

The 7 Orne Street Nominee Trust		None

The 28 Grant Street Nominee Trust		None

20 Grant Street Nominee Trust		None

Bairnco Corporation		None

Arlon, Inc.		None

Arlon Viscor Ltd.		None

Arlon Signtech, Ltd.		None

Kasco Corporation		None

Southern Saw Acquisition Corporation		None

Arlon Partners, Inc.		None

Arlon Med International LLC		None

Arlon Adhesives & Films, Inc.		None

Kasco Mexico LLC		None

Kasco Ensambly S.A. de C.V.		None

Handy & Harman Group Ltd.		None

Atlantic Service Company, Limited		None

EXHIBIT H - Question 9

Mergers or Acquisitions

Company	Date of Event	Merger/Acquisition

Handy & Harman	4/14/98	HN Acquisition Corp. into Handy & Harman

Camdel Metals Corporation		None

Canfield Metal Coating Corporation		None

Continental Industries, Inc.		None

Handy & Harman Electronic Materials Corporation		None

Handy & Harman Tube Company, Inc.		None

Indiana Tube Corporation		None

Indiana Tube Solutions de Mexico, S De RL de CV		None

Lucas-Milhaupt, Inc.	5/27/70	Ladek Metal Products Inc. and Penn-Grade Inc. into Lucas-Milhaupt, Inc.

Maryland Specialty Wire, Inc.		None

Micro-Tube Fabricators, Inc.		None

OMG, Inc.	12/28/2006	Illinois Tool Works, Inc.

OMG Roofing, Inc.		None

OMNI Technologies Corporation of Danville	9/19/2007	Omni Techologies Corporation of Danville by Handy & Harman

SUMCO Inc.		None

Handy & Harman of Canada, Limited		None

ele Corporation		None

Alloy Ring Service Inc.		None

Daniel Radiator Corporation		None

H&H Productions, Inc.		None

Handy & Harman Automotive Group, Inc.		None

Handy & Harman International, Ltd.		None

Handy & Harman Peru, Inc.		None

KJ-VMI Realty, Inc.		None

EXHIBIT H - Question 9

Mergers or Acquisitions

Company	Date of Event	Merger/Acquisition

Pal-Rath Realty, Inc.		None

Platina Laboratories, Inc.		None

Sheffield Street Corporation		None

SWM, Inc.		None

Willing B Wire Corporation		None

The 7 Orne Street Nominee Trust		None

The 28 Grant Street Nominee Trust		None

20 Grant Street Nominee Trust		None

Bairnco Corporation	2/23/2007	Bairnco and all subsidiaries into WHX Corporation
	2/23/2007	BZ Acquisition Corp. merged into Bairnco Corporation.

Arlon, Inc.		See Bairnco Corp.

Arlon Viscor Ltd.		See Bairnco Corp.

Arlon Signtech, Ltd.		See Bairnco Corp.

Kasco Corporation		See Bairnco Corp.

Southern Saw Acquisition Corporation		See Bairnco Corp.

Arlon Partners, Inc.		See Bairnco Corp.

Arlon Med International LLC		See Bairnco Corp.

Arlon Adhesives & Films, Inc.		See Bairnco Corp.

Kasco Mexico LLC		See Bairnco Corp.

Kasco Ensambly S.A. de C.V.		See Bairnco Corp.

EXHIBIT I - Question 28

Officers

Company	Title	Name

Handy & Harman	President & CEO	J.A. Svoboda
	Sr. VP & CFO	J.F. McCabe, Jr.
General Counsel, Secretary & Corp.
	Compliance Officer	P.T. Gelfman
	VP & Treasurer	Ted Yerdon
	VP Human Resources	P.J. Marciniak
	VP International Business	Charles Toye
	VP	J.J. Quicke
	VP	G.M. Kassan
	Assistant Secretary	Michael Macmanus
	Controller	Lawrence Yellin
	Assistant Controller	Susan Handler
Compliance Officer to oversee
	Patriot Act	Gerry Maturi
	VP of International Business	C. Toye

Camdel Metals Corporation	Chairman	J.A. Svoboda
	President	John Coates
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	Secretary	P.T. Gelfman
	Assistant Treasurer	Ted Yerdon
	Assistant Secretary	Michael Macmanus

Canfield Metal Coating Corporation	Chairman	J.A. Svoboda
	President	R.W. Jandrokovic
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	Secretary	P.T. Gelfman
	Assistant Treasurer	Ted Yerdon
	Assistant Secretary	Michael Macmanus

Continental Industries, Inc.	Chairman	J.A. Svoboda
	President	Timothy Hoagland
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	Secretary	P.T. Gelfman
	Assistant Treasurer	Ted Yerdon
	Assistant Secretary	Michael Macmanus

Handy & Harman Electronic Materials Corporation	President & CEO	J.A. Svoboda
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	Secretary	P.T. Gelfman
	Assistant Treasurer	Ted Yerdon
	Assistant Secretary	Michael Macmanus

Handy & Harman Tube Company, Inc.	Chairman	J.A. Svoboda
	President	John Coates
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	Secretary	P.T. Gelfman
	Assistant Treasurer	Ted Yerdon
	Assistant Secretary	Michael Macmanus

Indiana Tube Corporation	Chairman	J.A. Svoboda
	President & CEO	John Whitenack
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	Secretary	P.T. Gelfman
	Assistant Treasurer	Ted Yerdon
	Assistant Secretary	Michael Macmanus

EXHIBIT I - Question 28

Officers

Company	Title	Name

Indiana Tube Solutions de Mexico, S De RL de CV	Designated Manager	Gustavo Henrique Libanio

Lucas-Milhaupt, Inc.	Chairman	J.A. Svoboda
	President & CEO	P.L. Malliet
	President of PMG	P.L. Malliet
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	Secretary	P.T. Gelfman
	Assistant Treasurer	Ted Yerdon
	Assistant Secretary	Michael Macmanus

Maryland Specialty Wire, Inc.	President	J.A. Svoboda
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	Secretary	P.T. Gelfman
	Assistant Treasurer	Ted Yerdon
	Assistant Secretary	Michael Macmanus

Micro-Tube Fabricators, Inc.	Chairman	J.A. Svoboda
	President	John Coates
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	Secretary	P.T. Gelfman
	Assistant Treasurer	Ted Yerdon
	Assistant Secretary	Michael Macmanus

OMG, Inc.	Chairman	J.A. Svoboda
	President & CEO	H.T. McGovern
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	VP	T.P. Wagner
	Secretary	P.T. Gelfman
	Assistant Treasurer	Ted Yerdon
	Assistant Secretary	Michael Macmanus

OMG Roofing, Inc.	Chairman	J.A. Svoboda
	President & CEO	H.T. McGovern
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	VP	T.P. Wagner
	Secretary	P.T. Gelfman
	Assistant Treasurer	Lawrence Yellin

OMNI Technologies Corporation of Danville	Chairman	J.A. Svoboda
	President	P.L. Malliet
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	Executive VP	J.L. Jossick
	Secretary	P.T. Gelfman
	Assistant Treasurer	Ted Yerdon
	Assistant Secretary	Michael Macmanus

SUMCO Inc.	Chairman	J.A. Svoboda
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	Secretary	P.T. Gelfman
	Asst. Treasurer	Ted Yerdon

EXHIBIT I - Question 28

Officers

Company	Title	Name

Handy & Harman of Canada, Limited	Chairman	J.A. Svoboda
	President	P.L. Malliet
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	Secretary	P.T. Gelfman
	Assistant Treasurer	Ted Yerdon

ele Corporation	President	J.A. Svoboda
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	Secretary	P.T. Gelfman
	Assistant Treasurer	Lawrence Yellin
	Assistant Secretary	Michael Macmanus

Alloy Ring Service Inc.	President	J.A. Svoboda
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	Secretary	P.T. Gelfman
	Assistant Secretary	Michael Macmanus
	Assistant Treasurer	Ted Yerdon

Daniel Radiator Corporation	President	J.A. Svoboda
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	Secretary	P.T. Gelfman
	Assistant Treasurer	Ted Yerdon
	Assistant Secretary	Michael Macmanus

H&H Productions, Inc.	President	J.A. Svoboda
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	Secretary	P.T. Gelfman
	Assistant Treasurer	Ted Yerdon
	Assistant Secretary	Michael Macmanus

Handy & Harman Automotive Group, Inc.	President	J.A. Svoboda
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	Secretary	P.T. Gelfman
	Assistant Treasurer	Ted Yerdon
	Assistant Secretary	Michael Macmanus

Handy & Harman International, Ltd.	President	J.A. Svoboda
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	Secretary	P.T. Gelfman
	Assistant Treasurer	Ted Yerdon
	Assistant Secretary	Michael Macmanus

Handy & Harman Peru, Inc.	President	J.A. Svoboda
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	Secretary	P.T. Gelfman
	Assistant Treasurer	Ted Yerdon
	Assistant Secretary	Michael Macmanus

KJ-VMI Realty, Inc.	President	J.A. Svoboda
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	Secretary	P.T. Gelfman
	Assistant Treasurer	Lawrence Yellin

Pal-Rath Realty, Inc.	President	J.A. Svoboda
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	Secretary	P.T. Gelfman
	Assistant Treasurer	Ted Yerdon
	Assistant Secretary	Michael Macmanus

EXHIBIT I - Question 28

Officers

Company	Title	Name

Platina Laboratories, Inc.	President	J.A. Svoboda
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	Secretary	P.T. Gelfman
	Assistant Treasurer	Ted Yerdon
	Assistant Secretary	Michael Macmanus

Sheffield Street Corporation	President	J.A. Svoboda
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	Secretary	P.T. Gelfman
	Assistant Treasurer	Ted Yerdon

EXHIBIT I - Question 28

Officers

Company	Title	Name

SWM, Inc.	President	J.A. Svoboda
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	Secretary	P.T. Gelfman
	Assistant Treasurer	Ted Yerdon

Willing B Wire Corporation	President	J.A. Svoboda
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	Secretary	P.T. Gelfman
	Assistant Treasurer	Ted yerdon

The 7 Orne Street Nominee Trust	Trustee	J.F. McCabe, Jr.

The 28 Grant Street Nominee Trust	Trustee	J.F. McCabe, Jr.

20 Grant Street Nominee Trust	Trustee	J.F. McCabe, Jr.

Bairnco Corporation	Chairman	G.M. Kassan
	President & CEO	J.A. Svoboda
	Sr. VP, VP Finance & CFO	J.F. McCabe, Jr.
	VP & Secretary	P.T. Gelfman
	VP Operational Excellence	Richard Dever
	VP	J.L. Howard
	Treasurer	Ted Yerdon
	Assistant Secretary	Michael Macmanus
	Assistant Treasurer	Elizabeth Seeds

Arlon, Inc.	Chairman	G.M. Kassan
	President & CEO	J.A. Svoboda
	Sr. VP Finance & CFO	J.F. McCabe, Jr.
	VP & Secretary	P.T. Gelfman
	VP	J.L. Howard
	VP	R.M. Carini
	VP	R.C. Hopkins
	Treasurer	Ted Yerdon
	Assistant Secretary	Michael Macmanus
	Assistant Treasurer	Richard Trombino

Arlon Viscor Ltd.	Chairman	G.M. Kassan
	CEO	J.A. Svoboda
	President	R.M. Carini
	Sr. V.P. & CFO	J.F. McCabe, Jr.
	VP & Secretary	P.T. Gelfman
	VP	J.L. Howard
	Treasurer	Ted Yerdon
	Assistant Secretary	Michael Macmanus
	Assistant Treasurer	Richard Trombino

Arlon Signtech, Ltd.	Chairman	G.M. Kassan
	CEO	J.A. Svoboda
	President	R.C. Hopkins
	Sr. V.P. & CFO	J.F. McCabe, Jr.
	VP & Secretary	P.T. Gelfman
	VP	J.L. Howard
	Treasurer	Ted Yerdon
	Assistant Secretary	Michael Macmanus
	Assistant Treasurer	Richard Trombino

EXHIBIT I - Question 28

Officers

Company	Title	Name

Kasco Corporation	Chairman	G.M. Kassan
	CEO	J.A. Svoboda
	President	B.E. Turner
VP Finance, CFO, Asst.Treasurer
	& Asst. Secretary	T.R. Orelup
	Sr. VP & Treasurer	J.F. McCabe, Jr.
	VP & Secretary	P.T. Gelfman
	VP	J.L. Howard

Southern Saw Acquisition Corporation	President	B.E. Turner
	Sr. V.P. & CFO	J.F. McCabe, Jr.
	Treasurer	T.R. Orelup
	Secretary	P.T. Gelfman

Arlon Partners, Inc.	Chairman	G.M. Kassan
	CEO	J.A. Svoboda
	President	R.M. Carini
	Sr. VP & CFO	J.F. McCabe, Jr.
	VP & Secretary	P.T. Gelfman
	VP	J.L. Howard
	Treasurer	Ted Yerdon
	Assistant Secretary	Michael Macmanus
	Assistant Treasurer	Richard Trombino

Arlon Med International LLC	Chairman	G.M. Kassan
	CEO	J.A. Svoboda
	President	R.M. Carini
	Sr. V.P. & CFO	J.F. McCabe, Jr.
	VP & Secretary	P.T. Gelfman
	VP	J.L. Howard
	Treasurer	Ted Yerdon
	Asst. Treasurer	Larry Yellin
	Assistant Secretary	Michael Macmanus

Arlon Adhesives & Films, Inc.	Chairman	G.M. Kassan
	CEO	J.A. Svoboda
	President	R.C. Hopkins
	Sr. V.P. & CFO	J.F. McCabe, Jr.
	VP & Secretary	P.T. Gelfman
	VP	J.L. Howard
	Treasurer	Ted Yerdon
	Assistant Secretary	Michael Macmanus
	Assistant Treasurer	Richard Trombino

Kasco Mexico LLC	Chairman	G.M. Kassan
	CEO	J.A. Svoboda
	President	B.E. Turner
	Sr. V.P. & CFO	J.F. McCabe, Jr.
	VP & Secretary	P.T. Gelfman
	VP	J.L. Howard
	Treasurer	Ted Yerdon
	Asst. Treasurer & Asst. Secretary	T.R. Orelup

EXHIBIT I - Question 28

Officers

Company	Title	Name

Kasco Ensambly S.A. de C.V.	President	B.E. Turner
	Secretary & Treasurer	T.R. Orelup

Handy & Harman Group Ltd.	Chairman	Warren Lichtenstein
	Vice Chairman & CEO	G.M. Kassan
	Sr. V.P. & CFO	J.F. McCabe, Jr.
	VP & Treasurer	Ted Yerdon
	Secretary	P.T. Gelfman

Atlantic Service Company, Limited	President	Brian E. Turner
	Treasurer	J.F. McCabe, Jr.
	Secretary	P.T. Gelfman
	Controller, Assistant Secretary, Assistant Treasurer	T.R. Orelup

EXHIBIT J - Question 28

Signatories

Company	Name

Handy & Harman	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Camdel Metals Corporation	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Canfield Metal Coating Corporation	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Continental Industries, Inc.	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Handy & Harman Electronic Materials Corporation	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Handy & Harman Tube Company, Inc.	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Indiana Tube Corporation	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Indiana Tube Solutions de Mexico, S De RL de CV	J.F. McCabe, Jr.
G.M. Kassan
Gustavo Henrique Libanio

Lucas-Milhaupt, Inc.	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Maryland Specialty Wire, Inc.	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Micro-Tube Fabricators, Inc.	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

OMG, Inc.	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

OMG Roofing, Inc.	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

OMNI Technologies Corporation of Danville	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

SUMCO Inc.	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Handy & Harman of Canada, Limited	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

EXHIBIT J - Question 28

Signatories

Company	Name

ele Corporation	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Alloy Ring Service Inc.	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Daniel Radiator Corporation	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

H&H Productions, Inc.	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Handy & Harman Automotive Group, Inc.	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Handy & Harman International, Ltd.	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

EXHIBIT J - Question 28

Signatories

Company	Name

Handy & Harman Peru, Inc.	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

KJ-VMI Realty, Inc.	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Pal-Rath Realty, Inc.	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Platina Laboratories, Inc.	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Sheffield Street Corporation	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

SWM, Inc.	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Willing B Wire Corporation	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

The 7 Orne Street Nominee Trust	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

The 28 Grant Street Nominee Trust	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

20 Grant Street Nominee Trust	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Bairnco Corporation	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Arlon, Inc.	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Arlon Viscor Ltd.	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Arlon Signtech, Ltd.	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Kasco Corporation	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Southern Saw Acquisition Corporation	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Arlon Partners, Inc.	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

EXHIBIT J - Question 28

Signatories

Company	Name

Arlon Med International LLC	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Arlon Adhesives & Films, Inc.	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Atlantic Service Company, Limited	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Kasco Mexico LLC	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

Kasco Ensambly S.A. de C.V.	J.F. McCabe, Jr.
G.M. Kassan
Tom R. Orelup

Handy & Harman Group Ltd.	J.F. McCabe, Jr.
G.M. Kassan
T. Yerdon

EXHIBIT K - Question 29

Directors

Company	Directors

Handy & Harman	G.M. Kassan
J.A. Svoboda
Warren Lichtenstein
Louis Klein, Jr.
Garen W. Smith
Robert Frankfurt

Camdel Metals Corporation	G.M. Kassan
J.A. Svoboda
J.F. McCabe, Jr.

Canfield Metal Coating Corporation	G.M. Kassan
J.A. Svoboda
J.F. McCabe, Jr.

Continental Industries, Inc.	G.M. Kassan
J.A. Svoboda
J.F. McCabe, Jr.

Handy & Harman Electronic Materials Corporation	G.M. Kassan
J.A. Svoboda
J.F. McCabe, Jr.

Handy & Harman Tube Company, Inc.	G.M. Kassan
J.A. Svoboda
J.F. McCabe, Jr.

Indiana Tube Corporation	G.M. Kassan
J.A. Svoboda
J.F. McCabe, Jr.

Indiana Tube Solutions de Mexico, S De RL de CV	N/A

Lucas-Milhaupt, Inc.	G.M. Kassan
J.A. Svoboda
J.F. McCabe, Jr.

Maryland Specialty Wire, Inc.	G.M. Kassan
J.A. Svoboda
J.F. McCabe, Jr.

Micro-Tube Fabricators, Inc.	G.M. Kassan
J.A. Svoboda
J.F. McCabe, Jr.

OMG, Inc.	G.M. Kassan
J.A. Svoboda
J.F. McCabe, Jr.

OMG Roofing, Inc.	G.M. Kassan
J.A. Svoboda
J.F. McCabe, Jr.

OMNI Technologies Corporation of Danville	G.M. Kassan
J.A. Svoboda
J.F. McCabe, Jr.

SUMCO Inc.	G.M. Kassan
J.A. Svoboda
J.F. McCabe, Jr.

Handy & Harman of Canada, Limited	Keith McTaggert
P.L. Malliet

EXHIBIT K - Question 29

Directors

Company	Directors

ele Corporation	G.M. Kassan
J.A. Svoboda
J.F. McCabe, Jr.

Alloy Ring Service Inc.	G.M. Kassan
J.A. Svoboda
J.F. McCabe, Jr.

Daniel Radiator Corporation	G.M. Kassan
J.A. Svoboda
J.F. McCabe, Jr.

H&H Productions, Inc.	G.M. Kassan
J.A. Svoboda
J.F. McCabe, Jr.

Handy & Harman Automotive Group, Inc.	G.M. Kassan
J.A. Svoboda
J.F. McCabe, Jr.

Handy & Harman International, Ltd.	G.M. Kassan
J.A. Svoboda
J.F. McCabe, Jr.

Handy & Harman Peru, Inc.	G.M. Kassan
J.A. Svoboda
J.F. McCabe, Jr.

KJ-VMI Realty, Inc.	G.M. Kassan
J.A. Svoboda
J.F. McCabe, Jr.

Pal-Rath Realty, Inc.	G.M. Kassan
J.A. Svoboda
J.F. McCabe, Jr.

Platina Laboratories, Inc.	G.M. Kassan
J.A. Svoboda
J.F. McCabe, Jr.

Sheffield Street Corporation	G.M. Kassan
J.A. Svoboda
J.F. McCabe, Jr.

EXHIBIT K - Question 29

Directors

Company	Directors

SWM, Inc.	G.M. Kassan
J.A. Svoboda
J.F. McCabe, Jr.

Willing B Wire Corporation	G.M. Kassan
J.A. Svoboda
J.F. McCabe, Jr.

The 7 Orne Street Nominee Trust	N/A

The 28 Grant Street Nominee Trust	N/A

20 Grant Street Nominee Trust	N/A

Bairnco Corporation	Louis Klein, Jr.
Garen W. Smith
Glen M. Kassan
Jack L. Howard
Jeffrey A. Svoboda
Robert Frankfurt

Arlon, Inc.	G.M. Kassan
J.L. Howard
J.A. Svoboda

Arlon Viscor Ltd.	Arlon Adhesives &
Films, Inc. (General Partner)
Arlon Partners, Inc. (Limited
Partner)

Arlon Signtech, Ltd.	Arlon Adhesives &
Films, Inc. (General Partner)
Arlon Partners, Inc. (Limited
Partner)

Kasco Corporation	G.M. Kassan
J.L. Howard
J.A. Svoboda

Southern Saw Acquisition Corporation	Jeffrey A. Svoboda
Brian E. Turner

Arlon Partners, Inc.	G.M. Kassan
J.L. Howard
J.A. Svoboda

Arlon Med International LLC	G.M. Kassan
J.L. Howard
J.A. Svoboda

Arlon Adhesives & Films, Inc.	G.M. Kassan
J.L. Howard
J.A. Svoboda

Kasco Mexico LLC	G.M. Kassan
J.L. Howard
J.A. Svoboda

Kasco Ensambly S.A. de C.V.	Brian E. Turner
Jeffrey Svoboda
James F. McCabe, Jr.

Handy & Harman Group Ltd.	Warren Lichtenstein
G.M. Kassan
J.L. Howard

Atlantic Service Company, Limited	Christian Bergeron
Jeffrey A. Svoboda
André Ouellette

EXHIBIT L - Question 30

Taxes

Company	Deliquent Taxes Due

Handy & Harman	None

Camdel Metals Corporation	None

Canfield Metal Coating Corporation	None

Continental Industries, Inc.	None

Handy & Harman Electronic Materials Corporation	None

Handy & Harman Tube Company, Inc.	None

Indiana Tube Corporation	None

Indiana Tube Solutions de Mexico, S De RL de CV	None

Lucas-Milhaupt, Inc.	None

Maryland Specialty Wire, Inc.	None

Micro-Tube Fabricators, Inc.	None

OMG, Inc.	None

OMG Roofing, Inc.	None

OMNI Technologies Corporation of Danville	None

SUMCO Inc.	None

Handy & Harman of Canada, Limited	None

ele Corporation	None

Alloy Ring Service Inc.	None

Daniel Radiator Corporation	None

H&H Productions, Inc.	None

Handy & Harman Automotive Group, Inc.	None

Handy & Harman International, Ltd.	None

Handy & Harman Peru, Inc.	None

EXHIBIT L - Question 30

Taxes

Company	Deliquent Taxes Due

KJ-VMI Realty, Inc.	None

Pal-Rath Realty, Inc.	None

Platina Laboratories, Inc.	None

Sheffield Street Corporation	None

SWM, Inc.	None

Willing B Wire Corporation	None

The 7 Orne Street Nominee Trust	None

The 28 Grant Street Nominee Trust	None

20 Grant Street Nominee Trust	None

Bairnco Corporation	None

Arlon, Inc.	None

Arlon Viscor Ltd.	None

Arlon Signtech, Ltd.	None

Kasco Corporation	None

Southern Saw Acquisition Corporation	None

Arlon Partners, Inc.	None

Arlon Med International LLC	None

Arlon Adhesives & Films, Inc.	None

Kasco Mexico LLC	None

Kasco Ensambly S.A. de C.V.	None

Handy & Harman Group Ltd.	None

Atlantic Service Company, Limited	None

SCHEDULE 8.13

To

INFORMATION CERTIFICATE

Labor Matters

Company	Name of Agreement	Date of Agreement	Parties to Agreement	Date of Expiration/Termination

Indiana Tube Corporation	Union Contract	19-Oct-07	I.B.T. 215	19-Oct-10
Canfield Metal Coating Corporation	Union Contract	17-Mar-07	U.S.W.A.	17-Mar-11
Arlon MED and STD (Bear)	Union Contract	17-Oct-09	United Food and Commercial Workers	28-Sep-12

SCHEDULE 8.15
to
INFORMATION CERTIFICATE

Material Contracts

Company	Name of Agreement	Effective Date of Agreement	Parties to Agreement	Date of Expiration/Termination

1. MicroTube Fabricators	Purchase Order Customer	9/16/2010	THE MEDTECH GROUP INC.	11/16/10
2. MicroTube Fabricators	Purchase Order Customer	11/9/2009	Triumph Thermal Systems	5/25/11
3. MicroTube Fabricators	Purchase Order	1/8/10	Covidien-USSC PR Inc	12/29/10
4. Camdel Metals Corporation	Raw Material Suppliers Purchase Order	3/18/10	Okaya (U.S.A.), Inc.	1/15/11
5. Camdel Metals Corporation	Customer Purchase Order	7/30/10	O’Brien Corp.	11/19/10
6. Camdel Metals Corporation	Purchase Order	6/8/10	Mid-South Control Line, Inc. .	12/17/10
7. Camdel Metals Corporation	Purchase Order	11/23/09	T.W. Metals	12/10/10
8. Camdel Metals Corporation	Purchase Order	8/6/10	Parker Hannifin Corporation	10/29/10
9. Camdel Metals Corporation	Purchase Order	11/1/08	Dekoron/ Unitherm	10/29/10
10. Indiana Tube Corporation	Chemicals & Coatings Contract	11/1/08	ITC & PPG Industries	10/31/13
11. Indiana Tube Corporation	Nitrogen Contract	9/5/04	Air Products	9/4/14

12. Indiana Tube Corporation	Guarantee of Lease – Indiana Tube de Mexico, S. de R.L. de C.V.	6/1/05	Parques Industriales Amistad, S.A. de C.V.	6/1/13
13. OMG, Inc.	Supply Agreement	3/1/10	Carlisle Construction Materials Incorporated	2/28/13
14. OMG, Inc.	Warranty Agreement	1/02/07	Sika-Sika-Sarnafil, Inc.
15. OMG, Inc.	Purchase Contract for Roofing Fasteners	12/06/07	Firestone Building Products Company, LLC & GenFlex Roofing Systems, LLC.	12/31/10
16. OMG, Inc.	Master Goods Agreement	1/1/09	Building Materials Corporation of America d/b/a GAF Materials Corporation	12/31/11
17. OMG, Inc.	Supply Agreement	1/30/09	Johns Manville (a Berkshire Hathaway Company)	1/30/14
18. OMG, Inc.	Worldwide Exclusive Marketing, Sales and Distribution Agreement	9/30/08	Elastomeric Roofing Systems, Inc.	6/30/18
19. OMG, Inc.	Heat Treating Services Agreement	1/1/07	FPM, LLC
20. OMG, Inc.	Pre-Audit/Payment Services Agreement	1/1/03	Goodman-Reichwald-Dodge, Inc.	Automatically renews yearly basis – may be cancelled by either party with 90 days written notice

21. OMG, Inc.	Long Term Sales Agreement	12/21/08	PPG Industries, Inc.	Until total purchases of products, net of returns have reached $10,000,000
22. Arlon, Inc. (CM Graphics)	Product Exclusivity Agmt	01/01/10	Burlington Graphic Systems, Inc.	12/31/10
23. Lucas-Milhaupt, Inc.	Supply Agreement	5/1/10	Eaton Corporation	4/30/13
24. Lucas-Milhaupt, Inc.	Product Supply Agreement	8/1/09	Praxair Distribution, Inc.	8/1/12 (Term is 36 months from effective date of contract; can be renewed yearly after that initial term in writing)

SCHEDULE 9.9
to
INFORMATION CERTIFICATE

Existing Indebtedness

1.	Direct Debt

Company	Name/Address of Payee	Principal Balance as of 10/15/2010	Nature of Debt	Term
Lucas Milhaupt Brazing Materials (Suzhou) Co., Ltd. (Hong Kong)	Agriculture Bank of China, Suzhou Industrial Park Sub-branch No152 Cuiyuan Road,Suzhou Industrial Park, China	1,700,000 RMB	Secured by Letter of Credit at Wachovia 555,555	5/17/2011
Atlantic Service Co. Ltd	Toronto Dominion 55 King St. W. 3rd Floor Toronto, ON M5K 1A2	$CND$ 50,000	Unsecured Revolving	7/6/2011
EuroKasco	HSBC - Agence Chessy Val d'Europe 10, Rue de la Fontaine Rouge 77700 Chessy France	0 EUR	Unsecured Revolving	1/22/2011
EuroKasco	SNVB – Centre d’Affaires Entreprises 3, Rue des Coutures 77200 Torcy France	16,000 EUR	Unsecured	1/22/2011

Arlon Material Technologies (Suzhou) Co., Ltd.	Agricultural Bank of China, Suzhou H-N Industrial Development Zone Branch 65 SHISHAN ROAD ,SUZHOU NEW DISTRICT 215011	1,900,000	Secured by Mortgage	7/27/2012
AFD	GE Capital PO Box 31001-0271 Pasadena, CA 91110-0271	$21,195.00	Copier Lease	22 months remaining
Camdel	Key Equipment Finance 11030 Circle Point Rd, 2nd Floor Westminster, CO 80020	$399.17	Copier Lease	2 months remaining
Indiana Tube	Air Products and Chemicals, Inc. 7201 Hamilton Boulevard Allentown PA 18195	$110,062.00	EQUIPMENT	48 months remaining
Indiana Tube	CIT Technology Financing Service Inc. 21146 Network Place Chicago IL 60673	$4,048	EQUIPMENT	29 months remaining
Indiana Tube	IKON Financial Services 1738 Bass Rd, Macon GA 31210	$6,262	EQUIPMENT	30 months remaining
Indiana Tube	IKON Financial Services, 1738 Bass Rd, Macon GA 31210	$11,848	EQUIPMENT	30 months remaining
Lucas-Milhaupt	Gordon Flesch Leasing PO Box 2290 Madison WI 53701	$10,100	Cannon Copier	18 months remaining

Micro-Tube	Konica Minolta Business Solutions 21146 Network Place Chicago, IL 60673	$4,041.87	Copier Lease	8 months remaining
OMG	Hitachi Capital America Corp 800 Connecticut Ave Norwalk, CT 06850	$9,611.28	Cap Lease	17 months remaining
OMG	New Alliance Bank Westbank 225 Park Ave West Springfield, MA 01089	$8,026.15	Cap Lease	11 months remaining
OMG	Greater Bay Capital 300 Tri-State International, Site 400 Lincolnshire, IL 60069	$126.78	Cap Lease	2 months remaining
OMG	Crown Credit Co PO Box 640352 Cincinnati, OH 45264-0352	$8,929.62	Cap Lease	22 months remaining
OMG	Marlin Leasing PO Box 13604 Philadelphia, PA 19101-3604	$7,681.44	Cap Lease	25 months remaining
OMG	Hitachi Capital America Corp 800 Connecticut Ave Norwalk, CT 06850	$1,677.00	Cap Lease	12 months remaining
OMG	Greater Bay Capital 300 Tri-State International, Suite 400 Lincolnshire, IL 60069	$2,963.56	Cap Lease	17 months remaining

OMG	Greater Bay Capital 300 Tri-State International, Suite 400 Lincolnshire, IL 60069	$3,441.00	Cap Lease	17 months remaining
OMG	Greater Bay Capital 300 Tri-State International, Suite 400 Lincolnshire, IL 60069	$3,046.20	Cap Lease	10 months remaining
OMG	General Electric Capital Corporation 1961 Hirst Drive Moberly, MO 65270	$1,648.50	Cap Lease	4 months remaining
OMG	Cannon Financial Services, Inc. 14904 Collections Center Drive Chicago, IL 60693	$12,792.50	Cap Lease	35 months remaining
OMG	Cannon Financial Services, Inc. 14904 Collections Center Drive Chicago, IL 60693	$9,418.00	Cap Lease	35 months remaining
OMG	Cannon Financial Services, Inc. 14904 Collections Center Drive Chicago, IL 60693	$9,418.00	Cap Lease	35 months remaining
Omni	Manifest Funding Services/1450 Channel Parkway, Marshall, MN 56258	$3,680.08	Equipment Lease - Four Slide	4 months remaining
Omni	Manifest Funding Services/1450 Channel Parkway, Marshall, MN 56258	$4,434.41	Equipment Lease - File Server & Coring Line Equipment	10 months remaining

2.	Guarantees

None (other than as permitted in Section 9.9 of the Loan Agreement)

SCHEDULE 9.10
to
INFORMATION CERTIFICATE

Loans and Advances

Company	Name/Address of Debtor	Outstanding Balance of Loan as of 10.2.2010	Secured/Unsecured	Due Date
Handy & Harman	Handy & Harman Electronic Materials Corp.1133 Westchester Ave. Suite N222 White Plains, NY 10604	$795,887	Unsecured	None
Protechno	Handy & Harman 1133 Westchester Ave. Suite N222 White Plains, NY 10604	$1,083,625	Unsecured	None
Handy & Harman	Handy & Harman International 1133 Westchester Ave. Suite N222 White Plains, NY 10604	$910,000	Unsecured	None
Handy & Harman	Indiana Tube Danmark Kokbjerg 25 6000 Kolding, Denmark	$0	Unsecured	None

EXHIBIT C
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Compliance Certificate

To:	Wells Fargo Bank, National Association, as Agent 12 E. 49th Street New York, New York 10017

Ladies and Gentlemen:

I hereby certify to you pursuant to Section 9.6 of the Loan Agreement (as defined below) as follows:

1.  I am the duly elected Chief Financial Officer of Handy & Harman Group Ltd. a Delaware corporation (“Parent”).  Capitalized terms used herein without definition shall have the meanings given to such terms in the Amended and Restated Loan and Security Agreement, dated October 15, 2010, by and among Wells Fargo Bank, National Association, as agent for the financial institutions party thereto as lenders (in such capacity, “Agent”) and the financial institutions party thereto as lenders (collectively, “Lenders”), Parent and certain of its subsidiaries (as amended, modified or supplemented, from time to time, the “Loan Agreement”).

2.  I have reviewed the terms of the Loan Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the financial condition of Parent and its Subsidiaries, during the immediately preceding fiscal month.

3.  The review described in Section 2 above did not disclose the existence during or at the end of such fiscal month, and I have no knowledge of the existence and continuance on the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as set forth on Schedule I attached hereto.  Described on Schedule I attached hereto are the exceptions, if any, to this Section 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which any Borrower or Guarantor has taken, is taking, or proposes to take with respect to such condition or event.

4.  I further certify that, based on the review described in Section 2 above, no Borrower or Guarantor has not at any time during or at the end of such fiscal month, except as specifically described on Schedule II attached hereto or as permitted by the Loan Agreement, done any of the following:

(a)	Changed its respective corporate name, or transacted business under any trade name, style, or fictitious name, other than those previously described to you and set forth in the Financing Agreements.

(b)
Changed the location of its chief executive office, changed its jurisdiction of incorporation or formation, changed its type of organization or changed the location of or disposed of any of its properties or assets (other than pursuant to the sale of Inventory in the ordinary course of its business or as otherwise permitted by Section 9.7 of the Loan Agreement), or established any new asset locations.

C-1

(c)
Materially changed the terms upon which it sells goods (including sales on consignment) or provides services, nor has any vendor or trade supplier to any Borrower or Guarantor during or at the end of such period materially adversely changed the terms upon which it supplies goods to any Borrower or Guarantor.

(d)	Permitted or suffered to exist any security interest in or liens on any of its properties, whether real or personal, other than as specifically permitted in the Financing Agreements.

(e)
Received any notice of, or obtained knowledge of any of the following not previously disclosed to Agent:  (i) the occurrence of any event involving the release, spill or discharge of any Hazardous Material in violation of applicable Environmental Law in a material respect or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any applicable Environmental Law by any Borrower or Guarantor in any material respect or (B) the release, spill or discharge of any Hazardous Material in violation of applicable Environmental Law in a material respect or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials in violation of applicable Environmental Laws in a material respect or (D) any other environmental, health or safety matter, which has a material adverse effect on any Borrower or Guarantor or its business, operations or assets or any properties at which such Borrower or Guarantor transported, stored or disposed of any Hazardous Materials.

(f)
Become aware of, obtained knowledge of, or received notification of, any breach or violation of any material covenant contained in any instrument or agreement in respect of Indebtedness for money borrowed by any Borrower or Guarantor.

5. Attached hereto as Schedule III are the calculations used in determining, as of the end of such fiscal month whether Parent and its Subsidiaries are in compliance with the covenants set forth in Section 9.17 of the Loan Agreement for such fiscal month.

The foregoing certifications are made and delivered this day of ___________, 20__.

Very truly yours,

HANDY & HARMAN GROUP LTD.

By:
Name:
Title:

C-2

SCHEDULE 1
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Commitments

Lender	Commitment
Wells Fargo Bank, National Association	$71,500,000
Bank of America, N.A.	$38,500,000
Total…	$110,000,000

SCHEDULE 1.44
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Eligible Consigned Precious Metals Inventory Locations

1.	Lucas Milhaupt, Inc. 5656 S. Pennsylvania Avenue Cudahy, Wisconsin 53110

2.	Handy & Harman of Canada, Limited 290 Carlingview Drive Rexdale, Ontario M9W5G1

SCHEDULE 1.61
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Exempt Subsidiaries

1.	Canfield Metal Coating Corporation
2.	Continental Industries, Inc.
3.	Micro-Tube Fabricators, Inc.
4.	EuroKasco S.A.
5.	Arlon, Inc.
6.	Arlon Viscor, Ltd.
7.	Arlon Signtech, Ltd.
8.	Arlon Partners, Inc.
9.	Arlon MED International LLC
10.	Arlon Adhesives & Films, Inc.
11.	Arlon Materials for Electronics Co., Ltd. (China)
12.	Arlon Material Technologies Co., Ltd. (China)
13.	Arlon India Private Limited (India)
14.	Any Subsidiary of any Exempt Subsidiary formed after the date of the Loan Agreement formed solely for purposes of consummation of a sale permitted by Section 9.7(b)(ix) of the Loan Agreement

SCHEDULE 1.68
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Existing Letters of Credit

LC #	Expiration Date	Amount
SM208067W	7/26/2011	$1,425,000
SM208068W	5/31/2011	$878,000
SM208085W	3/31/2011	$135,000
SM234767W	6/15/2011	$555,555
SM237828W	6/30/2011	$88,527
SM237831W	9/22/2011	$1,350,000
TOTAL:		$4,432,082.00